     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             THE MAXIM GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          5713                  58-2060334
 (State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                               210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144
                                 (770) 590-9369
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            A. J. NASSAR, PRESIDENT
                               210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144
                                 (770) 590-9369
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

       ROBERT T. MOLINET, ESQ.                   G. DONALD JOHNSON, ESQ.
      SMITH, GAMBRELL & RUSSELL           WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
              SUITE 1800                                SUITE 700
      3343 PEACHTREE ROAD, N.E.                1275 PEACHTREE STREET, N.E.
          ATLANTA, GA 30326                       ATLANTA, GEORGIA 30319
            (404) 264-2620                            (404) 872-7000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions precedent to the merger of a wholly-owned subsidiary of the Registrant with and into Image Industries, Inc. have been satisfied or waived as described in the Proxy Statement/ Prospectus.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED
                                                         PROPOSED          MAXIMUM
        TITLE OF EACH CLASS                               MAXIMUM         AGGREGATE        AMOUNT OF
         OF SECURITIES TO             AMOUNT TO BE    OFFERING PRICE   OFFERING PRICE    REGISTRATION
           BE REGISTERED             REGISTERED (1)    PER UNIT (2)          (2)            FEE (3)
Common Stock, par value $.001 per       5,266,285
 share.............................      shares           $12.50         $65,828,562        $22,700

(1) To be issued in the Merger (as defined herein) assuming the conversion of all outstanding shares of Common Stock of Image Industries, Inc. as of the record date ("Image Common Stock") into Common Stock of the Registrant.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) based upon the average of the high and low prices of the Image Common Stock as reported on the Nasdaq National Market for July 23, 1996.

(3) Calculated pursuant to Rule 457(f)(1); a filing fee of $14,414 was paid at the time of filing of the preliminary proxy materials for this transaction on July 3, 1996 and, therefore, pursuant to Securities Exchange Act Rule 0-11(a)(2), an additional $8,286 is being paid with the filing of this Registration Statement.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             THE MAXIM GROUP, INC.
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

   ITEM
  NUMBER                     CAPTION IN FORM S-4                                 CAPTION IN PROSPECTUS
- -----------  ---------------------------------------------------  ---------------------------------------------------
        1.   Forepart of Registration Statement and Outside
              Front Cover Page of Prospectus....................  Cross Reference Sheet; Proxy Statement/ Prospectus
                                                                   Cover Page
        2.   Inside Front and Outside Back Cover Pages of
              Prospectus........................................  Available Information; Incorporation of Certain
                                                                   Documents by Reference; Table of Contents
        3.   Risk Factors, Ratios of Earnings to Fixed Charges
              and Other Information.............................  Summary; Certain Considerations
        4.   Terms of the Transaction...........................  Summary; Introduction; The Meetings; Terms of the
                                                                   Merger; Background of and Reasons for the Merger;
                                                                   Certain Considerations
        5.   Pro Forma Financial Information....................  Unaudited Pro Forma Condensed Combined Financial
                                                                   Information
        6.   Material Contacts with the Company Being
              Acquired..........................................  Not Applicable
        7.   Additional Information Required for Reoffering by
              Persons and Parties Deemed to be Underwriters.....  Not Applicable
        8.   Interests of Named Experts and Counsel.............  Legal Matters
        9.   Disclosure of Commission Position on
              Indemnification for Securities Act Liabilities....  Not Applicable
       10.   Information With Respect to S-3 Registrants........  Not Applicable
       11.   Incorporation of Certain Information by
              Reference.........................................  Not Applicable
       12.   Information With Respect to S-2 or S-3
              Registrants.......................................  Summary; Information Regarding Maxim; Maxim
                                                                   Management's Discussion and Analysis; Maxim
                                                                   Consolidated Financial Statements
       13.   Incorporation of Certain Information by
              Reference.........................................  Incorporation of Certain Documents by Reference
       14.   Information With Respect to Registrants Other Than
              S-3 or S-2 Registrants............................  Not Applicable
       15.   Information With Respect to S-3 Companies..........  Not Applicable
       16.   Information With Respect to S-2 or S-3 Companies...  Incorporation of Certain Documents by Reference;
                                                                   Summary; Information Regarding Image; Image
                                                                   Management's Discussion and Analysis; Image
                                                                   Financial Statements
       17.   Information With Respect to Companies Other Than
              S-2 or S-3 Companies..............................  Not Applicable
       18.   Information if Proxies, Consents or Authorizations
              Are to be Solicited...............................  Incorporation of Certain Documents by Reference;
                                                                   Summary; Introduction; The Meetings; Terms of the
                                                                   Merger; Maxim Annual Meeting Matters
       19.   Information if Proxies, Consents or Authorizations
              are not to be Solicited or in an Exchange Offer...  Not Applicable

                                  [LETTERHEAD]

                                                                   July 29, 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "Maxim Annual Meeting") of The Maxim Group, Inc. ("Maxim") to be held on Thursday, August 29, 1996 at the principal offices of Maxim, located at 210 TownPark Drive, Kennesaw, Georgia 30144, commencing at 10:00 a.m. local time. At this important meeting you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of May 31, 1996 (the "Merger Agreement"), among Maxim, TMG-II Merger, Inc., a wholly-owned subsidiary of Maxim (the "Merger Subsidiary") and Image Industries, Inc. ("Image"), and to approve the merger (the "Merger") of Image and the Merger Subsidiary pursuant to which the Merger Subsidiary will be merged into Image, with Image thereby becoming a wholly-owned subsidiary of Maxim, and in which each issued and outstanding share of Image Common Stock will be converted into the right to receive one share of Maxim Common Stock.

    At the Maxim Annual Meeting, you will also be asked to: (i) approve an amendment to the Certificate of Incorporation of Maxim to (A) increase the number of authorized shares of Common Stock from 15,000,000 shares to 25,000,000 shares, (B) provide for the election and removal of directors and for the classification of the Board of Directors into three classes, (C) prohibit action by written consent of shareholders without a meeting and (D) authorize the Board of Directors to amend the By-Laws without action by shareholders (collectively referred to as the "Maxim Charter Amendments"); (ii) elect directors of Maxim;
(iii) approve an amendment to the 1993 Stock Option Plan of Maxim to increase the number of shares available for grant thereunder from 1,000,000 shares to 2,000,000 shares; and (iv) transact such other business as may properly come before the Maxim Annual Meeting or any adjournments or postponements thereof (the matters referred to in clauses (i) through (iv) above are referred to as the "Maxim Annual Meeting Proposals").

    PLEASE REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. This document contains a detailed description of the Merger Agreement, its terms and conditions and the transactions contemplated by the Merger Agreement, as well as a description of the other matters to be acted upon at the Maxim Annual Meeting.

    MAXIM'S BOARD OF DIRECTORS BELIEVES THE MERGER AND THE MAXIM ANNUAL MEETING PROPOSALS ARE IN THE BEST INTERESTS OF MAXIM'S SHAREHOLDERS, HAS UNANIMOUSLY
APPROVED  THE  MERGER  AND  EACH  OF  THE  MAXIM  ANNUAL  MEETING  PROPOSALS AND
RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE MAXIM ANNUAL MEETING PROPOSALS.

    YOUR VOTE IS IMPORTANT! The affirmative vote of the holders of a majority of the outstanding shares of Maxim Common Stock is necessary to approve the Maxim Charter Amendments, while the affirmative vote of the holders of a majority of the shares of Maxim Common Stock present and voting at the Maxim Annual Meeting is necessary to approve the Merger, elect each of the directors and approve the amendment to the 1993 Stock Option Plan. As of the date hereof, Maxim's directors and executive officers have indicated that they intend to vote their shares for each proposal. These persons beneficially own approximately 39% of Maxim's outstanding shares. Whether or not you plan to attend the Maxim Annual Meeting, please complete, sign and date the enclosed proxy and return it in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt action will be greatly appreciated.

                                          Very truly yours,

                                          A.J. NASSAR
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

210 TOWNPARK DRIVE . KENNESAW, GEORGIA . 30144 . PHONE 770.590.9369 . FASCIMILE 770.590.8141

                                  [LETTERHEAD]

                                                                   July 29, 1996

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders (the "Image Special Meeting") of Image Industries, Inc. ("Image") to be held on Thursday, August 29, 1996 at Image's executive offices located at 1112 Georgia Highway 140, Armuchee, Georgia 30105, commencing at 10:00 a.m. local time. At this important meeting you will be asked to consider and vote upon a proposal to merge with The Maxim Group, Inc. ("Maxim") pursuant to the Agreement and Plan of Reorganization, dated as of May 31, 1996 (the "Merger Agreement"), among Image, TMG-II Merger, Inc., a wholly-owned subsidiary of Maxim (the "Merger Subsidiary") and Maxim, and to approve the merger (the "Merger") of Image and the Merger Subsidiary pursuant to which the Merger Subsidiary will be merged into Image, with Image thereby becoming a wholly-owned subsidiary of Maxim, and in which each issued and outstanding share of Image Common Stock will be converted into the right to receive one share of Maxim Common Stock.

    PLEASE REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. This document contains a detailed description of the Merger Agreement, its terms and conditions and the transactions contemplated by the Merger Agreement, as well as a description of the other matters to be acted upon at the Image Special Meeting.

    IMAGE'S BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF IMAGE'S SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

    YOUR VOTE IS IMPORTANT! The affirmative vote of the holders of a majority of the outstanding shares of Image Common Stock is necessary to approve the Merger. As of the date hereof, Image's directors and executive officers have indicated that they intend to vote their shares for the Merger. These persons beneficially own approximately 8.6% of Image's outstanding shares. Whether or not you plan to attend the Image Special Meeting, please complete, sign and date the enclosed proxy and return it in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt action will be greatly appreciated.

                                           Very truly yours,

                                           LARRY M. MILLER
                                           CHAIRMAN OF THE BOARD OF DIRECTORS
                                           AND SECRETARY

                                           H. STANLEY PADGETT
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             THE MAXIM GROUP, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 29, 1996

                             ---------------------

To the Shareholders of
The Maxim Group, Inc.

    Notice is hereby given that the Annual Meeting of Shareholders (the "Maxim Annual Meeting") of The Maxim Group, Inc. ("Maxim") will be held at the principal office of Maxim, located at 210 TownPark Drive, Kennesaw, Georgia 30144 on Thursday, August 29, 1996, at 10:00 a.m., local time, for the following purposes:

        (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of May 31, 1996 (the "Merger Agreement"), among Maxim, TMG-II Merger, Inc., a wholly-owned subsidiary of Maxim (the "Merger Subsidiary") and Image Industries, Inc. ("Image"), and to approve the merger (the "Merger") of Image and the Merger Subsidiary, pursuant to which the Merger Subsidiary will be merged into Image, with Image thereby becoming a wholly-owned subsidiary of Maxim, and in which each issued and outstanding share of Image Common Stock will be converted into the right to receive one share of Maxim Common Stock;

        (2) To approve an amendment to the Certificate of Incorporation of Maxim to increase the number of authorized shares of Common Stock from 15,000,000 shares to 25,000,000 shares;

        (3) to approve an amendment to the Certificate of Incorporation of Maxim to (A) provide for the election and removal of directors and for the classification of the Board of Directors into three classes, (B) prohibit actions by written consent of shareholders without a meeting and (C) authorize the Board of Directors to amend the By-Laws without action by shareholders (the matters referred to in items 2 and 3 are collectively referred to as the "Maxim Charter Amendments");

        (4) If the Maxim Charter Amendments referred to in item 3, above, are adopted, to elect eight (8) directors to constitute the Board of Directors of Maxim to be divided into three classes and to serve until their successors are duly elected and shall have qualified; otherwise, such directors are to be elected to serve for the ensuing year and until their successors are duly elected and shall have qualified;

        (5) To approve an amendment to the 1993 Stock Option Plan of Maxim to increase the number of shares available for grant thereunder from 1,000,000 shares to 2,000,000 shares; and

        (6) To transact such other business incidental to the conduct of the Maxim Annual Meeting as may properly come before the Maxim Annual Meeting or any adjournments or postponements thereof.

    The Merger Agreement and the other proposals referred to above are more completely described in the accompanying Proxy Statement/Prospectus and a copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

    Only holders of record of Maxim Common Stock, as indicated on the stock transfer books of Maxim at the close of business on July 15, 1996 will be entitled to notice of, and to vote at, the Maxim Annual Meeting or any adjournments or postponements thereof. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF MAXIM COMMON STOCK IS REQUIRED FOR APPROVAL OF THE MAXIM CHARTER AMENDMENTS, WHILE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF MAXIM COMMON STOCK PRESENT AND VOTING AT THE MAXIM ANNUAL MEETING IS NECESSARY TO APPROVE THE MERGER, ELECT DIRECTORS AND APPROVE THE AMENDMENT TO THE 1993 STOCK OPTION PLAN.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MAXIM ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF MAXIM A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING AT THE MAXIM ANNUAL MEETING.

                                          By Order of the Board of Directors

                                          A.J. NASSAR
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
Kennesaw, Georgia
July 29, 1996

             WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD.

                             IMAGE INDUSTRIES, INC.

                               ------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 29, 1996

                             ---------------------

To the Shareholders of
Image Industries, Inc.

    Notice is hereby given that a Special Meeting of Shareholders (the "Image Special Meeting") of Image Industries, Inc. ("Image") will be held at Image's executive offices located at 1112 Georgia Highway 140, Armuchee, Georgia 30105 on Thursday, August 29, 1996, at 10:00 a.m., local time, for the following purposes:

        (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of May 31, 1996 (the "Merger Agreement"), among Image, The Maxim Group, Inc. ("Maxim") and TMG-II Merger, Inc., a wholly-owned subsidiary of Maxim (the "Merger Subsidiary") and to approve the merger (the "Merger") of Image and the Merger Subsidiary, pursuant to which the Merger Subsidiary will be merged into Image, with Image thereby becoming a wholly-owned subsidiary of Maxim, and in which each issued and outstanding share of Image Common Stock will be converted into the right to receive one share of Maxim Common Stock; and

        (2) To transact such other business incidental to the conduct of the Image Special Meeting as may properly come before the Image Special Meeting or any adjournments or postponements thereof.

    The Merger Agreement is more completely described in the accompanying Proxy Statement/Prospectus and a copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/ Prospectus.

    Only holders of record of Image Common Stock, as indicated on the stock transfer books of Image at the close of business on July 19, 1996 will be entitled to notice of, and to vote at, the Image Special Meeting or any adjournments or postponements thereof. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF IMAGE COMMON STOCK IS REQUIRED FOR APPROVAL OF THE MERGER.

    WHETHER OR NOT YOU PLAN TO ATTEND THE IMAGE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF IMAGE A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING AT THE IMAGE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          LARRY M. MILLER
                                          CHAIRMAN OF THE BOARD OF DIRECTORS
                                          AND SECRETARY
Armuchee, Georgia
July 29, 1996

             WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD.

                             JOINT PROXY STATEMENT

        THE MAXIM GROUP, INC.                     IMAGE INDUSTRIES, INC.
          FOR ANNUAL MEETING                       FOR SPECIAL MEETING
           OF SHAREHOLDERS                           OF SHAREHOLDERS
            TO BE HELD ON                             TO BE HELD ON
           AUGUST 29, 1996                           AUGUST 29, 1996

                            ------------------------

                                   PROSPECTUS

                             THE MAXIM GROUP, INC.
                               ------------------

    This Joint Proxy Statement/Prospectus (this "Proxy Statement/Prospectus") is being furnished to shareholders of The Maxim Group, Inc. ("Maxim") and Image Industries, Inc. ("Image") in connection with the solicitation of proxies by the respective Boards of Directors of such corporations for use at the Annual Meeting of Shareholders of Maxim (the "Maxim Annual Meeting") and the Special Meeting of Shareholders of Image (the "Image Special Meeting") (including any adjournments or postponements thereof) each to be held on August 29, 1996. This Proxy Statement/Prospectus relates to a proposal to adopt the Agreement and Plan of Reorganization, dated as of May 31, 1996 (the "Merger Agreement"), among Maxim, TMG-II Merger, Inc., a wholly-owned subsidiary of Maxim (the "Merger Subsidiary") and Image, and to approve the merger (the "Merger") of Image and the Merger Subsidiary, pursuant to which the Merger Subsidiary will be merged into Image, with Image thereby becoming a wholly-owned subsidiary of Maxim, and in which each issued and outstanding share of Image Common Stock will be converted into the right to receive one share of Maxim Common Stock. A copy of the Merger Agreement is attached hereto as Appendix A.

    At the Maxim Annual Meeting, the shareholders of Maxim will also be asked to consider and vote upon proposals to: (i) amend Maxim's Certificate of Incorporation to (A) increase the number of authorized shares of Maxim Common Stock from 15,000,000 shares to 25,000,000 shares, (B) provide for the election and removal of directors and for the classification of the Board of Directors into three classes, (C) prohibit actions by written consent of shareholders without a meeting and (D) authorize the Board of Directors to amend the By-Laws without action by shareholders (collectively referred to as the "Maxim Charter Amendments"); (ii) elect directors of Maxim; (iii) approve an amendment to the 1993 Stock Option Plan of Maxim to increase the number of shares of Common Stock available for grant thereunder from 1,000,000 shares to 2,000,000 shares; and
(iv) such other business as may properly come before the Maxim Annual Meeting or any adjournments or postponements thereof (the matters referred to in clauses
(i) through (iv) above are referred to as the "Maxim Annual Meeting Proposals").

    This Proxy Statement/Prospectus also constitutes the Prospectus of Maxim relating to the shares of Maxim Common Stock issuable to Image shareholders in connection with the Merger.

    FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "CERTAIN CONSIDERATIONS."

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Maxim and Image on or about July 29, 1996.

NEITHER THIS TRANSACTION NOR  THE SECURITIES COVERED  BY THIS PROXY  STATEMENT/
 PROSPECTUS  HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND
     EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY
      OR  ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JULY 26, 1996.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MAXIM OR IMAGE. THIS PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MAXIM OR IMAGE SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

    Each of Maxim and Image is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Maxim and Image can be inspected at the offices of The Nasdaq Stock Market, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

    This Proxy Statement/Prospectus is filed as part of a Registration Statement on Form S-4 (together with any exhibits and amendments thereto, the "Registration Statement") filed by Maxim with the Commission under the Securities Act of 1933, as amended (the "Securities Act") and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Maxim (File No. 0-22232) with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

    (1) Maxim's Transition Report on Form 10-K for the ten months ended January 31, 1996;

    (2) Maxim's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996; and

    (3) Maxim's Current Report on Form 8-K dated May 31, 1996.

    The following documents previously filed by Image (File No. 0-21954) with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

    (1) Image's Annual Report on Form 10-K for the year ended July 1, 1995;

    (2) Image's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

    (3) Image's Quarterly Report on Form 10-Q for the quarter ended December 30, 1995;

    (4) Image's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

    (5) Image's Current Report on Form 8-K dated June 30, 1995;

    (6) Image's Current Report on Form 8-K/A-1 dated September 12, 1995 (amendment to Current Report on Form 8-K dated June 30, 1995); and

    (7) Image's Current Report on Form 8-K dated May 31, 1996.

    Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

    This Proxy Statement/Prospectus incorporates by reference certain documents concerning Maxim and Image that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents that are not specifically incorporated by reference therein, are available without charge to any person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered upon written or oral request, as follows: (i) with respect to Maxim documents, to the Secretary, The Maxim Group, Inc., 210 TownPark Drive, Kennesaw, Georgia 30144; and (ii) with respect to Image documents, to the Assistant Secretary, Image Industries, Inc., 1112 Georgia Highway 140, Armuchee, Georgia 30105. In order to ensure timely delivery of the documents, any request should be made before August 22, 1996.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   iii

SUMMARY...................................................................     1
  The Parties.............................................................     1
  The Meetings............................................................     1
  Terms of the Merger.....................................................     3
  Selected Historical Financial Data of Maxim.............................     7
  Selected Historical Financial Data of Image.............................     9
  Selected Unaudited Pro Forma Combined Financial Data....................    11
  Comparative Per Share Data..............................................    12
  Comparative Per Share Market and Dividend Information...................    13

INTRODUCTION..............................................................    15

THE MEETINGS..............................................................    15
  Date, Time and Place....................................................    15
  Purpose of Meetings.....................................................    15
  Record Date; Shares Entitled to Vote....................................    15
  Quorum; Vote Required...................................................    16
  Voting; Solicitation and Revocation of Proxies..........................    16

BACKGROUND OF AND REASONS FOR THE MERGER..................................    17
  Background of the Merger................................................    17
  Reasons for the Merger; Recommendation of Boards of Directors...........    20
  Opinion of Maxim's Financial Advisor....................................    22
  Opinion of Image's Financial Advisor....................................    26

TERMS OF THE MERGER.......................................................    31
  General.................................................................    31
  Conversion of Image Common Stock in the Merger..........................    31
  Exchange of Certificates in the Merger..................................    32
  Representations and Warranties..........................................    32
  Conduct of Maxim's Business Pending the Merger..........................    32
  Conduct of Image's Business Pending the Merger..........................    33
  Confidentiality; Standstill.............................................    34
  No Solicitation.........................................................    34
  Conditions to the Merger; Waiver of Conditions..........................    35
  Amendment and Termination...............................................    37
  Termination Fee.........................................................    38
  Expenses................................................................    39
  Effective Time of the Merger............................................    39
  Hart-Scott-Rodino Act...................................................    39
  No Appraisal Rights.....................................................    39
  Resale of Maxim Common Stock Issued in the Merger; Affiliates...........    39
  Accounting Treatment....................................................    39
  Certain Federal Income Tax Consequences.................................    40
  Interests of Certain Persons in the Merger..............................    40
  Management and Operations After the Merger..............................    41
  Description of Maxim Capital Stock......................................    42
  Certain Differences in Rights of Shareholders...........................    44

                                                                            PAGE
                                                                            ----
CERTAIN CONSIDERATIONS....................................................    46

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..............    48
  Introduction............................................................    48
  Unaudited Pro Forma Condensed Combined Balance Sheet....................    49
  Unaudited Pro Forma Condensed Combined Statements of Income.............    50
  Notes to Unaudited Pro Forma Condensed Combined Financial Statements....    51
  Unaudited Pro Forma Condensed Combined Statement of Income Adjusted for
   the Purchase of Pharr Yarns by Image...................................    52

INFORMATION REGARDING MAXIM...............................................    53
  General.................................................................    53
  Retail Floorcovering Industry...........................................    53
  History of Maxim........................................................    54
  Business Strategy.......................................................    55
  Growth Strategy.........................................................    55
  Company Operations......................................................    57
  Store and Franchise Operations..........................................    59
  Competition.............................................................    61
  Trademarks, Service Marks, Trade Names and Commercial Symbols...........    61
  Employees...............................................................    62
  Governmental Regulation.................................................    62
  Properties..............................................................    63
  Legal Proceedings.......................................................    63

MAXIM MANAGEMENT'S DISCUSSION AND ANALYSIS................................    64
  General.................................................................    64
  Results of Operations...................................................    65
  Liquidity and Capital Resources.........................................    68

INFORMATION REGARDING IMAGE...............................................    70
  Introduction............................................................    70
  Recycling Operations....................................................    70
  Carpet Operations.......................................................    73
  Backlog.................................................................    74
  Employees...............................................................    75
  Patents.................................................................    75
  Trademarks..............................................................    75
  Environmental Matters...................................................    75
  Properties..............................................................    75
  Legal Proceedings.......................................................    76

IMAGE MANAGEMENT'S DISCUSSION AND ANALYSIS................................    77
  General.................................................................    77
  Results of Operations...................................................    77
  Liquidity and Capital Resources.........................................    85

MAXIM ANNUAL MEETING MATTERS..............................................    86
  Proposal to Approve Common Stock Amendment..............................    86
  Proposal to Approve Other Maxim Charter Amendments......................    87
  Election of Directors...................................................    95
  Compliance with Section 16(a) of the Securities Exchange Act of 1934....    97
  Meetings of the Board of Directors and Committees of the Board..........    97
  Proposal to Amend 1993 Stock Option Plan................................    98

                                                                            PAGE
                                                                            ----
  Maxim Executive Compensation............................................   103
  Employment Agreements...................................................   103
  Compensation of Directors...............................................   104
  Compensation Committee Interlocks and Insider Participation.............   104
  Stock Option Plan.......................................................   104
  Employee Retirement Savings Plan........................................   106
  Report of Compensation and Stock Option Committees on Executive
   Compensation...........................................................   106
  Stockholder Return Performance Graph....................................   108
  Certain Relationships and Related Transactions..........................   109
  Security Ownership of Certain Beneficial Owners and Management of
   Maxim..................................................................   110

TRANSITION REPORT ON FORM 10-K............................................   111

LEGAL MATTERS.............................................................   111

INDEPENDENT PUBLIC ACCOUNTANTS............................................   111

EXPERTS...................................................................   111

PROPOSALS BY MAXIM SHAREHOLDERS...........................................   112

PROPOSALS BY IMAGE SHAREHOLDERS...........................................   112

OTHER MATTERS.............................................................   112

INDEX TO FINANCIAL STATEMENTS.............................................   F-1

APPENDIX A -- Agreement  and Plan of  Reorganization, dated as  of May 31, 1996, among The Maxim Group, Inc., TMG-II Merger, Inc. and Image Industries, Inc.

APPENDIX B -- Opinion of Prudential Securities Incorporated

APPENDIX C -- Opinion of The Robinson-Humphrey Company, Inc.

APPENDIX D -- Maxim Charter Amendments

APPENDIX E -- Maxim By-law Amendments

                                    SUMMARY

    CERTAIN SIGNIFICANT MATTERS DISCUSSED IN THIS PROXY STATEMENT/PROSPECTUS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO AND INCORPORATED BY REFERENCE HEREIN.

                                  THE PARTIES

The Maxim Group, Inc...................  Maxim, through its  60 company-owned retail  stores and  approximately  545 franchise  stores, operates
                                          one of the  largest retail floorcovering  networks
                                          in  North America.  Maxim operates  and franchises
                                          two distinct  retail floorcovering  concepts:  the
                                          CARPETMAX  division's full-service  format and the
                                          Georgia   Carpet    Outlet   ("GCO")    division's
                                          cash-and-carry   discount   format.   The  mailing
                                          address of Maxim's principal executive offices  is
                                          210  TownPark Drive, Kennesaw,  Georgia 30144, and
                                          its  telephone  number  is  (770)  590-9369.   See
                                          "INFORMATION REGARDING MAXIM."

Image Industries, Inc..................  Image produces residential carpet, polyester fiber, pellet  and PET  (polyethylene terephthalate) flake
                                          and pellets made from recycled post consumer  PET.
                                          Image  is vertically integrated  from the purchase
                                          of curbside  collected  bottles  through  complete
                                          manufacturing   of  polyester  fiber,  PET  flake,
                                          pellet and carpet products. The mailing address of
                                          Image's  principal  executive   offices  is   1112
                                          Georgia  Highway 140, Armuchee, Georgia 30105, and
                                          its  telephone  number  is  (706)  235-8444.   See
                                          "INFORMATION REGARDING IMAGE."

TMG-II Merger, Inc.....................  The  Merger Subsidiary is a wholly-owned subsidiary of Maxim  (having  the  same  mailing  address  and
                                          telephone  number as Maxim) formed for the purpose
                                          of effecting the Merger as set forth in the Merger
                                          Agreement.

                                        THE MEETINGS

Date, Time and Place of the Meetings...  MAXIM.  The Annual Meeting of Maxim shareholders is to be held on Thursday,  August 29, 1996 at  10:00
                                          a.m.,  local  time,  at  the  principal  office of
                                          Maxim, located  at 210  TownPark Drive,  Kennesaw,
                                          Georgia  30144 (together with  any adjournments or
                                          postponements   thereof,    the   "Maxim    Annual
                                          Meeting").  See  "THE MEETINGS  -- Date,  Time and
                                          Place."

                                         IMAGE.  The Special  Meeting of Image  shareholders
                                          is  to  be held  on Thursday,  August 29,  1996 at
                                          10:00  a.m.,  local  time,  at  Image's  executive
                                          offices  located  at  1112  Georgia  Highway  140,
                                          Armuchee,  Georgia   30105  (together   with   any
                                          adjournments  or postponements thereof, the "Image
                                          Special Meeting"). See "THE MEETINGS -- Date, Time
                                          and Place."

Purpose of the Meetings................  MAXIM.  The purpose of the Maxim Annual Meeting  is to  consider and vote upon a proposal to adopt the
                                          Merger Agreement and to approve the Merger. At the
                                          Maxim Annual  Meeting, the  shareholders of  Maxim
                                          will  also  be  asked to  consider  and  vote upon
                                          proposals to:  (i)  amend Maxim's  Certificate  of
                                          Incorporation   to  (A)  increase  the  number  of
                                          authorized  shares  of  Maxim  Common  Stock  from
                                          15,000,000   shares  to   25,000,000  shares,  (B)
                                          provide for the election and removal of  directors
                                          and   for  the  classification  of  the  Board  of
                                          Directors into three classes, (C) prohibit actions
                                          by  written  consent  of  shareholders  without  a
                                          meeting  and (D) authorize  the Board of Directors
                                          to   amend   the   By-Laws   without   action   by
                                          shareholders  (collectively  referred  to  as  the
                                          "Maxim Charter Amendments"); (ii) elect  directors
                                          of  Maxim; (iii) approve an  amendment to the 1993
                                          Stock Option Plan of Maxim to increase the  number
                                          of  shares  of  Common Stock  available  for grant
                                          thereunder  from  1,000,000  shares  to  2,000,000
                                          shares;  and (iv) transact  such other business as
                                          may properly come before the Maxim Annual  Meeting
                                          or  any adjournments or postponements thereof (the
                                          matters referred to  in clauses  (i) through  (iv)
                                          above are referred to as the "Maxim Annual Meeting
                                          Proposals").  See  "THE  MEETINGS  --  Purpose  of
                                          Meetings."

                                         IMAGE.  The purpose of the Image Special Meeting is
                                          to consider and vote upon a proposal to adopt  the
                                          Merger  Agreement  and to  approve the  Merger and
                                          such other business  as may  properly come  before
                                          the  Image Special Meeting  or any adjournments or
                                          postponements  thereof.  See   "THE  MEETINGS   --
                                          Purpose of the Meetings."

Record Date............................  MAXIM.   Only holders of  record of shares of Maxim
                                          Common Stock at the close of business on July  15,
                                          1996  (the  "Maxim Record  Date") are  entitled to
                                          notice of and to vote at the Maxim Annual Meeting.
                                          On that  date, 7,205,995  shares of  Maxim  Common
                                          Stock  were outstanding and  entitled to vote. See
                                          "THE MEETINGS -- Shares Entitled to Vote."

                                         IMAGE.  Only holders of  record of shares of  Image
                                          Common  Stock at the close of business on July 19,
                                          1996 (the  "Image Record  Date") are  entitled  to
                                          notice  of  and  to  vote  at  the  Image  Special
                                          Meeting. On that date,  5,266,285 shares of  Image
                                          Common  Stock  were  outstanding  and  entitled to
                                          vote. See  "THE  MEETINGS --  Shares  Entitled  to
                                          Vote."

Votes Required.........................  MAXIM.   The affirmative  vote of the  holders of a
                                          majority of the outstanding shares of Maxim Common
                                          Stock  is  required  for  approval  of  the  Maxim
                                          Charter  Amendments. The  affirmative vote  of the
                                          holders of a

                                          majority of  the  shares  of  Maxim  Common  Stock
                                          present  and voting at the Maxim Annual Meeting is
                                          necessary to approve the Merger, elect each of the
                                          directors and approve  the amendment  to the  1993
                                          Stock   Option   Plan.  Directors   and  executive
                                          officers of Maxim  beneficially owned  as of  July
                                          15,  1996, 2,811,794 shares  of Maxim Common Stock
                                          (approximately   39%    of   the    shares    then
                                          outstanding). All directors and executive officers
                                          of  Maxim have indicated that  they intend to vote
                                          all shares of Maxim  Common Stock over which  they
                                          have  voting power in favor  of the Merger and the
                                          Maxim Annual Meeting Proposals. See "THE  MEETINGS
                                          -- Quorum; Vote Required."

                                         IMAGE.   The affirmative  vote of the  holders of a
                                          majority of the outstanding shares of Image Common
                                          Stock is  required  for  approval  of  the  Merger
                                          Agreement.  Directors  and  executive  officers of
                                          Image beneficially  owned  as of  July  16,  1996,
                                          453,658    shares    of    Image    Common   Stock
                                          (approximately   8.6%   of    the   shares    then
                                          outstanding). All directors and executive officers
                                          of  Image have indicated that  they intend to vote
                                          all shares of Image  Common Stock over which  they
                                          have voting power in favor of the Merger. See "THE
                                          MEETINGS -- Quorum; Vote Required."

                                    TERMS OF THE MERGER

General................................  Upon   consummation  of  the   Merger,  the  Merger
                                          Subsidiary will be merged  into Image, with  Image
                                          thereby  becoming  a  wholly-owned  subsidiary  of
                                          Maxim. Image shareholders will become shareholders
                                          of Maxim,  as each  share  of Image  Common  Stock
                                          issued  and outstanding  immediately prior  to the
                                          effective time  of the  Merger will  be  converted
                                          into  the  right  to receive  one  share  of Maxim
                                          Common Stock. See "TERMS OF THE MERGER."

Recommendations of the Board of
  Directors............................  MAXIM.  The  Board of Directors  of Maxim  believes that  the  Merger  and  the  Maxim  Annual  Meeting
                                          Proposals are in the  best interests of Maxim  and
                                          its  shareholders and has  approved the Merger and
                                          the Maxim Annual Meeting  Proposals. The Board  of
                                          Directors  of  Maxim  unanimously  recommends that
                                          Maxim shareholders  approve  the  Merger  and  the
                                          Maxim  Annual  Meeting  Proposals.  The  Board  of
                                          Directors' recommendation is  based upon a  number
                                          of factors discussed in this Proxy
                                          Statement/Prospectus.   See  "BACKGROUND   OF  AND
                                          REASONS FOR THE MERGER -- Reasons for the  Merger;
                                          Recommendation  of Boards of Directors" and "MAXIM
                                          ANNUAL MEETING MATTERS."

                                         IMAGE.  The  Board of Directors  of Image  believes
                                          that  the Merger is in the best interests of Image
                                          and its shareholders and has approved the  Merger.
                                          The   Board  of  Directors  of  Image  unanimously
                                          recommends  that  Image  shareholders  adopt   the
                                          Merger Agreement and approve the Merger. The Board
                                          of  Directors'  recommendation  is  based  upon  a
                                          number  of   factors  discussed   in  this   Proxy
                                          Statement/Prospectus.   See  "BACKGROUND   OF  AND
                                          REASONS FOR THE MERGER -- Reasons for the  Merger;
                                          Recommendation of Boards of Directors."

Opinions of Financial Advisers.........  MAXIM.       Prudential   Securities   Incorporated
                                          ("Prudential  Securities")   has   delivered   its
                                          opinion  to the Board of  Directors of Maxim that,
                                          as of May  31, 1996,  the financial  terms of  the
                                          Merger  are fair, from a  financial point of view,
                                          to the  shareholders  of  Maxim.  A  copy  of  the
                                          opinion  of  Prudential Securities,  setting forth
                                          the assumptions made,  the matters considered  and
                                          the   limitations  on  the  review  undertaken  in
                                          rendering such opinion, is attached to this  Proxy
                                          Statement/Prospectus  as Appendix B  and should be
                                          read in  its  entirety.  See  "BACKGROUND  OF  AND
                                          REASONS  FOR  THE  MERGER  --  Opinion  of Maxim's
                                          Financial Advisor."

                                         IMAGE.     The  Robinson-Humphrey   Company,   Inc.
                                          ("Robinson-Humphrey") has delivered its opinion to
                                          the  Board of Directors  of Image that,  as of May
                                          31, 1996, the  financial terms of  the Merger  are
                                          fair,  from  a  financial point  of  view,  to the
                                          shareholders of Image.  A copy of  the opinion  of
                                          Robinson-Humphrey,  setting forth  the assumptions
                                          made, the matters  considered and the  limitations
                                          on   the  review  undertaken   in  rendering  such
                                          opinion, is attached to this Proxy
                                          Statement/Prospectus as Appendix  C and should  be
                                          read  in  its  entirety.  See  "BACKGROUND  OF AND
                                          REASONS FOR  THE  MERGER  --  Opinion  of  Image's
                                          Financial Advisor."

Management and Operations after the
  Merger...............................  MANAGEMENT.   Following consummation of the Merger,
                                          the Board of Directors  of Maxim will be  expanded
                                          by  three  members (the  Maxim Board  is currently
                                          comprised of eight  members) to  include Larry  M.
                                          Miller  (the Chairman  of the Board  of Image), H.
                                          Stanley Padgett (the President and Chief Executive
                                          Officer of  Image),  and  one  additional  outside
                                          member  designated by  Messrs. Miller  and Padgett
                                          and reasonably acceptable to Maxim. Messrs. Miller
                                          and Padgett will also be elected Senior  Executive
                                          Vice   Presidents  of   Maxim,  with   Mr.  Miller
                                          continuing to serve as Chairman of the Image Board
                                          and President of its  Image Carpets Division,  and
                                          Mr. Padgett continuing

                                          to  serve as President and Chief Executive Officer
                                          of Image (which will be a wholly-owned  subsidiary
                                          of  Maxim). See "TERMS OF THE MERGER -- Management
                                          and Operations After the Merger."

                                         OPERATIONS.  Following the Merger, Image will be  a
                                          wholly-owned subsidiary of Maxim and will continue
                                          to  operate  its  present  business  as  a  carpet
                                          manufacturer and PET recycler.  See "TERMS OF  THE
                                          MERGER  --  Management  and  Operations  After the
                                          Merger."

Interests of Certain Persons in the
  Merger...............................  Upon consummation  of  the Merger,  the  employment agreements  of  Larry  M.  Miller  and  H. Stanley
                                          Padgett will be  amended and extended  for a  term
                                          expiring  on  July  30, 1998.  See  "TERMS  OF THE
                                          MERGER --  Interests  of Certain  Persons  in  the
                                          Merger"  and "--  Management and  Operations After
                                          the Merger."

Effective Time of the Merger...........  If  the  Merger  Agreement   is  approved  by   the
                                         requisite  vote of shareholders  of Maxim and Image
                                          and  the  other  conditions  to  the  Merger   are
                                          satisfied   or   waived,   the   Merger   will  be
                                          consummated and become effective  on the date  and
                                          at  the  time of  the filing  of a  Certificate of
                                          Merger with the Secretary of State of the State of
                                          Delaware  (the  "Effective  Time").  Assuming  all
                                          other  conditions of  the Merger  are satisfied or
                                          waived, the Merger is expected to become effective
                                          promptly after  approval  of  the  Merger  by  the
                                          shareholders of Maxim and Image. See "TERMS OF THE
                                          MERGER -- Effective Time of the Merger."

Governmental and Regulatory Matters....  The  waiting period applicable  to the Merger under the Hart-Scott-Rodino Antitrust Improvement Act  of
                                          1976, as amended, was terminated on June 24, 1996.
                                          See  "TERMS  OF  THE  MERGER  -- Hart-Scott-Rodino
                                          Act."

Certain Federal Income Tax
  Consequences.........................  It is expected  that the Merger  will constitute  a tax-free  reorganization  for  federal  income  tax
                                          purposes. See  "TERMS  OF THE  MERGER  --  Federal
                                          Income Tax Consequences."

Accounting Treatment...................  It  is intended  that the Merger  will be accounted for as a pooling of interests. It is a condition to
                                          consummation of the  Merger that  Maxim and  Image
                                          determine  to their  satisfaction that  the Merger
                                          will be accounted for  as a pooling of  interests.
                                          See "TERMS OF THE MERGER -- Accounting Treatment."

Conditions of the Merger;
  Termination..........................  The  consummation of the Merger is conditioned upon the fulfillment  or waiver  of certain  conditions
                                          set  forth  in  the  Merger  Agreement, including,
                                          among other things, approval of the Merger by  the
                                          shareholders of Maxim and Image and the absence of
                                          any material

                                          adverse  change in the business of Maxim or Image.
                                          See "TERMS  OF THE  MERGER  -- Conditions  to  the
                                          Merger;   Waiver   of   Conditions."   The  Merger
                                          Agreement may be terminated (i) by either party if
                                          the Merger has not  been consummated on or  before
                                          December  31, 1996, (ii) by  mutual consent of the
                                          parties, or (iii) by one or both of the parties in
                                          certain other situations. See "TERMS OF THE MERGER
                                          -- Amendment and Termination."

No Appraisal Rights....................  Neither the holders of record of Maxim Common Stock nor the holders  of record of  Image Common  Stock
                                          will have any dissenters' or appraisal rights as a
                                          result  of  the matters  to be  voted upon  at the
                                          respective Meetings.

Effect of the Merger on Rights of Image
  Shareholders.........................  The rights of Maxim shareholders differ in  certain respects  from the  rights of  Image shareholders,
                                          including   rights   relating   to   anti-takeover
                                          protection,  the number and election of directors,
                                          notice  of   director  nominations,   removal   of
                                          directors  and  special meetings  of shareholders.
                                          For  a   comparison  of   the  rights   of   Maxim
                                          shareholders and Image shareholders, respectively,
                                          see "TERMS OF THE MERGER -- Certain Differences in
                                          Rights of Shareholders."

Certain Considerations.................  Shareholders  of Image  and Maxim  should carefully consider the  matters  set  forth  under  "CERTAIN
                                          CONSIDERATIONS."  Factors to  be considered, among
                                          other things,  include  the ability  of  Maxim  to
                                          manage its growth, dependence on senior management
                                          and suppliers and the absence of dividends.

                  SELECTED HISTORICAL FINANCIAL DATA OF MAXIM

    The following table sets forth selected consolidated financial data of Maxim for the periods indicated, which data has been derived from the consolidated financial statements of Maxim. The consolidated financial statements of Maxim as of January 31, 1996 and for the ten month period ended January 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants. The consolidated financial statements of Maxim as of March 31, 1995 and for each of the years in the four-year period ended March 31, 1995 have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected financial data for the three month periods ended March 31, 1995 and April 30, 1996 are derived from the unaudited consolidated financial statements of Maxim. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Maxim considers necessary for a fair presentation of the consolidated financial condition and results of operations for these periods. Operating results for the three months ended April 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending January 31, 1997. This selected consolidated financial data should be read in conjunction with the consolidated financial statements, related notes and other financial information included and incorporated by reference herein. Financial data gives retroactive effect to the merger of Maxim and GCO on September 28, 1994, which merger was accounted for as a pooling-of-interests.

                                                                                                               THREE MONTHS ENDED
                                                                                               TEN MONTHS
                                                        FISCAL YEAR ENDED MARCH 31,              ENDED      ------------------------
                                                --------------------------------------------  JANUARY 31,    MARCH 31,    APRIL 30,
                                                  1992       1993       1994        1995        1996 (1)       1995         1996
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Revenues:
  Sales of floorcovering products.............  $   2,782  $   4,199  $   8,493  $  61,089    $  84,526      $  20,812    $  27,129
  Franchise license fees and royalties........      1,767      2,780      4,470      5,586        4,778          1,689        1,452
  Fees from brokering floorcovering
   products...................................        301      1,027      2,016      4,760        4,673          1,291        1,972
  Advertising fees, net of direct costs.......         99      1,306      3,202      3,531        3,980            647        2,488
  Other.......................................         31         59      1,153      1,125        1,333            347          614
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
    Total revenues............................      4,980      9,371     19,334     76,091       99,290         24,786       33,655
Cost of sales.................................      1,549      3,071      7,282     43,109       58,808         14,281       20,011
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
Gross profit..................................      3,431      6,300     12,052     32,982       40,482         10,505       13,644
Selling, general and administrative
 expenses.....................................      2,667      4,621      8,396     28,906(2)    41,967         10,123       11,692
Goodwill impairment charge....................     --         --         --          --          (6,569)(3)     --           --
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
Operating income (loss).......................        764      1,679      3,656      4,076       (8,054)           382        1,952
Other income (expense), net...................         56        112        236         54         (980)          (124)        (274)
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
Earnings (loss) before income taxes...........        820      1,792      3,892      4,130       (9,034)           258        1,678
Income taxes (benefit)........................        288        678      1,426      1,745       (1,760)            34          671
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
Net earnings (loss)...........................  $     532  $   1,114  $   2,465  $   2,385    $  (7,274)     $     224    $   1,007
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
Net earnings (loss) per common and common
 equivalent share.............................  $     .13  $     .28  $     .50  $     .34(2) $   (1.02)     $     .03    $     .14
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
                                                ---------  ---------  ---------  -----------  ------------  -----------  -----------
Weighted average common and common equivalent
 shares outstanding (4).......................      4,096      4,035      4,958      7,092(5)     7,102          7,371        7,406

Revenues attributable to:
  CARPETMAX operations........................  $   1,325  $   3,766  $  10,051  $  63,933    $  85,278      $  19,233    $  28,139
  GCO operations..............................      3,655      5,605      9,283     12,158       14,012          5,553        5,516

                                                                        AT MARCH 31,                      AT            AT
                                                         ------------------------------------------   JANUARY 31,    APRIL 30,
                                                           1992       1993       1994       1995       1996 (1)        1996
                                                         ---------  ---------  ---------  ---------  -------------  -----------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital........................................  $     143  $   1,436  $   7,842  $  18,930    $  19,635     $  20,360
Total assets...........................................      2,440      5,828     18,542     61,923       69,971        67,441
Long-term debt and capital lease obligations, less
 current portion.......................................        115        637      1,228     20,339       30,068        29,302
Short-term debt, including current portion of long-term
 debt and capital lease obligations....................        166        319        309      1,211        1,260         1,170
Shareholders' equity...................................        642      1,731     12,255     26,339       19,661        20,333

- ------------------------------
(1) On January 13, 1996, Maxim changed its fiscal year end from March 31 to January 31.

(2) Includes a non-recurring charge of $500,000 ($.07 per share) recorded for the quarter ended September 30, 1994 related to the merger with GCO.

(3) This represents a permanent impairment of goodwill related to certain of Maxim's acquisitions and resulted in a write-off totaling $6,569,345 for the ten month period ended January 31, 1996. See Note 2 to Consolidated Financial Statements of Maxim.

(4) The weighted average number of common and common equivalent shares outstanding during the period is calculated to give effect to Common Stock equivalents arising from shares issuable upon the exercise of outstanding stock options, using the treasury stock method of computation. At January 31, 1996, the Common Stock equivalents were anti-dilutive and were excluded from weighted average common and common equivalent shares outstanding for the ten months ended January 31, 1996.

(5) The increase in weighted average shares outstanding from fiscal 1994 to fiscal 1995 principally results from the accounting for shares and warrants issued in the October 1993 public offering, the exercise of warrants in fiscal 1995, the issuance of shares in connection with acquisitions and the accounting for options to purchase Common Stock.

                  SELECTED HISTORICAL FINANCIAL DATA OF IMAGE

    The following table sets forth selected historical financial data of Image for the periods indicated, derived from Image's financial statements, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The information for the nine months ended April 1, 1995 and March 30, 1996, has been derived from Image's unaudited financial statements, which in the opinion of management, include all adjustments necessary for a fair statement of financial position and results of operations for the unaudited period. Results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year. The selected financial data should be read in conjunction with, and are qualified in their entirety by, "Image Management's Discussion and Analysis of Financial Condition and Results of Operations" and Image's financial statements and notes thereto included and incorporated by reference herein.

                                                               YEAR ENDED (1)                            NINE MONTHS ENDED
                                        -------------------------------------------------------------  ----------------------
                                         JUNE 29,     JUNE 27,      JULY 3,      JULY 2,     JULY 1,   APRIL 1,    MARCH 30,
                                           1991         1992         1993         1994      1995 (7)     1995        1996
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
                                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.............................  $  65,553    $  81,686    $  95,935    $ 103,889    $ 135,182  $  99,617   $ 117,473
Cost of sales.........................     51,857       62,823       73,994       78,403      102,448     75,605      97,130
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
Gross profit..........................     13,696       18,863       21,941       25,486       32,734     24,012      20,343
Selling, general and administrative
 expenses.............................      9,657       10,992       13,724       15,327       19,765     14,420      14,992
Special charge -- replacement stock
 options..............................      --           --           --          10,388(2)    --         --          --
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
Operating income (loss)...............      4,039        7,871        8,217         (229)      12,969      9,592       5,351
Interest expense......................      5,351        4,301        3,664        1,124        1,600        943       3,083
Other expense (income)................       (112)          48          332           79          (18)       (26)        117
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
Earnings (loss) before income taxes
 and extraordinary items..............     (1,200)       3,522        4,221       (1,432)      11,387      8,675       2,151
Income tax provision (benefit)........      --           1,327        1,620         (530)       4,195      3,158         727
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
Earnings (loss) before extraordinary
 items................................     (1,200)       2,195        2,601         (902)       7,192      5,517       1,424
Extraordinary items...................      5,299(3)     1,251(4)     1,520(4)       190       --         --          --
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
Net earnings (loss)...................  $   4,099    $   3,446    $   4,121    $    (712)   $   7,192  $   5,517   $   1,424
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------

Pro forma per common and common
 equivalent share data (5)(6)(8):
  Earnings (loss) before extraordinary
   items..............................  $   (0.37)   $    0.67    $    0.71    $   (0.16)   $    1.24  $    0.95   $    0.23
  Extraordinary items.................       1.63         0.39         0.41         0.03       --         --          --
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
  Net earnings (loss).................  $    1.26    $    1.06    $    1.12    $   (0.13)   $    1.24  $    0.95   $    0.23
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
                                        -----------  -----------  -----------  -----------  ---------  ---------  -----------
  Weighted average number of common
   and common equivalent shares
   outstanding........................      3,258        3,258        3,671        5,609        5,809      5,807       6,205

                                                            JUNE 29,     JUNE 27,     JULY 3,    JULY 2,    JULY 1,    MARCH 30,
                                                              1991         1992        1993       1994     1995 (7)      1996
                                                           -----------  -----------  ---------  ---------  ---------  -----------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..........................................   $  11,767    $   8,496   $  14,381  $  16,428  $  32,087   $  41,249
Total assets.............................................      52,814       54,915      62,062     81,464    131,483     137,981
Long-term debt and capital lease obligations,
 including current installments..........................      43,134       41,055      36,490     20,940     54,049      61,437
Shareholders' equity.....................................         284        3,730      14,169     39,545     51,156      52,568

- ------------------------------
(1) Image's fiscal year is based on a 52/53 week year which ends on the Saturday in June or July closest to the end of the month of June. The fiscal year ended July 3, 1993 was a 53 week year; the other fiscal years of Image shown in the above table were 52 week years.

(2) Image granted certain non-qualified stock options on August 10, 1993, in replacement of a like number of unvested stock appreciation units and vested and unvested stock options (the "Replacement Stock Options"). As a result of this exchange, Image recognized a noncash, nonrecurring charge of approximately $10.4 million and a related deferred tax benefit of approximately $3.9 million, resulting in a net charge of approximately $6.5 million or $1.16 per share for the year ended July 2, 1994, based on approximately 5.6 million equivalent shares outstanding.

(3) As a result of the restructuring of senior and subordinated debt, Image recorded an extraordinary gain of $5.3 million net of reorganization expenses of $1.0 million and a write-off of deferred loan costs of $0.1 million for the year ended June 29, 1991, all in connection with Image's recapitalization in 1991.

(4) Represents tax benefits resulting from utilization of net operating loss carry forwards.

(5) Because of the significant effect of the issuance of the 1,133,856 fully vested Replacement Stock Options, pro forma earnings per share data are presented for all periods prior to the year ended July 1, 1995. Earnings per share data for the year ended July 1, 1995 are presented on an historical basis.

(6)  No dividends have been paid or declared for any of the periods presented.

(7) On June 30, 1995, Image completed the acquisition of substantially all the operating assets of a carpet yarn spinning mill from Pharr Yarns of Georgia, Inc. The acquisition was financed by internally generated funds, funds borrowed under Image's credit facility, and the issuance by Image of 400,000 shares of its common stock to Pharr Yarns of Georgia, Inc.

(8) The $15.7 million in net proceeds of Image's initial public offering were used to retire debt. If the initial public offering had occurred as of June 28, 1992 and July 4, 1993, net earnings (loss) per share would have been $1.03 and ($0.08) for the years ended June 28, 1992 and July 4, 1993, respectively, based on approximately 5.5 million and 5.8 million weighted average shares outstanding, respectively.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following selected unaudited pro forma combined financial information is presented assuming the Merger will be accounted for as a pooling of interests and reflects the combination of the historical consolidated financial statements of Maxim and Image. The pro forma combined statement of earnings and balance sheet data assume the Merger was consummated at April 1, 1993 and April 30, 1996, respectively. The unaudited pro forma combined financial information does not reflect expenses expected to be incurred by Maxim or Image in connection with the Merger. In addition, the following pro forma financial information does not reflect any anticipated cost savings which may be realized by Maxim after consummation of the Merger.

    The pro forma information does not purport to represent what Maxim's and Image's combined results of operations actually would have been if the Merger had occurred as of the date indicated or will be for any future periods. The selected unaudited pro forma financial information should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the notes thereto, included elsewhere in this Proxy Statement/Prospectus.

    The unaudited pro forma combined financial information for each of the years ended March 31, 1994 and 1995, for the ten months ended January 31, 1996 and each of the three month periods ended March 31, 1995 and April 30, 1996 combine the historical financial statements of Maxim with those of Image for the corresponding periods.

                                                                                                     THREE MONTHS ENDED
                                                                   YEARS ENDED       TEN MONTHS
                                                                    MARCH 31,           ENDED     ------------------------
                                                               --------------------  JANUARY 31,   MARCH 31,    APRIL 30,
                                                                 1994       1995        1996         1995         1996
                                                               ---------  ---------  -----------  -----------  -----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Revenues.....................................................  $ 122,591  $ 203,341   $ 227,550    $  59,275    $  73,242
Cost of sales................................................     85,847    139,522     161,723       40,953       52,958
                                                               ---------  ---------  -----------  -----------  -----------
    Gross profit.............................................     36,744     63,819      65,827       18,322       20,284
Selling, general, and administrative expenses................     34,057     47,370      59,196       15,069       17,125
Goodwill impairment charge...................................     --         --           6,569       --           --
                                                               ---------  ---------  -----------  -----------  -----------
    Operating income.........................................      2,687     16,449          62        3,253        3,159
                                                               ---------  ---------  -----------  -----------  -----------
Other income (expense):
  Interest income............................................        306        397         415          108          133
  Interest expense...........................................     (1,886)    (1,838)     (4,695)        (928)      (1,608)
  Other......................................................       (263)       421          77          251           84
                                                               ---------  ---------  -----------  -----------  -----------
    Total other..............................................     (1,843)    (1,020)     (4,203)        (569)      (1,391)
                                                               ---------  ---------  -----------  -----------  -----------
Earnings (loss) before income taxes and extraordinary
 income......................................................        844     15,429      (4,141)       2,684        1,768
Income tax expense...........................................        375      5,787         104          799          616
                                                               ---------  ---------  -----------  -----------  -----------
Net earnings (loss) before extraordinary income..............        469      9,642      (4,245)       1,885        1,152
Extraordinary income.........................................        190     --          --           --           --
                                                               ---------  ---------  -----------  -----------  -----------
    Net earnings (loss)......................................  $     659  $   9,642   $  (4,245)   $   1,885    $   1,152
                                                               ---------  ---------  -----------  -----------  -----------
                                                               ---------  ---------  -----------  -----------  -----------
Earnings (loss) per common and common equivalent share.......  $     .06  $     .72   $    (.32)   $     .14    $     .08
                                                               ---------  ---------  -----------  -----------  -----------
                                                               ---------  ---------  -----------  -----------  -----------
Weighted average number of common and common
 equivalent shares outstanding...............................     11,161     13,301      13,301       13,580       13,611
                                                               ---------  ---------  -----------  -----------  -----------
                                                               ---------  ---------  -----------  -----------  -----------

                                                                                             JANUARY 31,  APRIL 30,
                                                                                                1996        1996
                                                                                             -----------  ---------
                                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital............................................................................   $  61,457   $  62,035
Total assets...............................................................................     207,821     204,012
Long-term debt.............................................................................      90,147      88,557
Shareholders' equity.......................................................................      72,151      72,976

                           COMPARATIVE PER SHARE DATA

    The following table sets forth (i) certain historical per common share information for Maxim and Image and (ii) certain unaudited pro forma per common share information for Maxim after giving effect to the Merger on a pooling of interests accounting basis, assuming the Merger had been effective during the periods presented. No cash dividends have ever been declared or paid on the Maxim Common Stock or on the Image Common Stock. This data should be read in conjunction with the historical consolidated financial statements and the notes thereto of Maxim and Image and the Unaudited Pro Forma Condensed Combined Financial Statements and the notes thereto included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

                                                                             HISTORICAL         UNAUDITED
                                                                        --------------------    PRO FORMA
                                                                          MAXIM      IMAGE    COMBINED (1)
                                                                        ---------  ---------  -------------
Earnings per common and common equivalent
 share before extraordinary items:
  Fiscal year ended March 31, 1994....................................  $    0.50  $   (0.34)   $    0.06
  Fiscal year ended March 31, 1995....................................       0.34       1.25         0.72
  Ten month period ended January 31, 1996.............................      (1.02)      0.50        (0.32)
  Three month period ended April 30, 1996.............................       0.14       0.02         0.08

Book value per common share as of:
  January 31, 1996....................................................  $    2.76  $    8.59    $    5.83
  April 30, 1996......................................................       2.85       8.62         5.89

- ------------------------
(1) Unaudited pro forma combined per share information is based on the combined average number of common and common equivalent shares of Maxim and Image giving effect to the exchange ratios for Image Common Stock. It reflects Maxim historical results combined with Image historical results. Pre-tax expenses expected to be incurred by Maxim and Image in connection with the Merger are estimated to total approximately $2.5 million. These costs have not been reflected in the pro forma financial information, but will be reflected in the combined statement of income upon consummation of the Merger.

             COMPARATIVE PER SHARE MARKET AND DIVIDEND INFORMATION

    The Maxim Common Stock is listed and traded on The Nasdaq National Market under the symbol MAXM, and the Image Common Stock is listed and traded on The Nasdaq National Market under the symbol IMAG. The information presented in the table below represents the high and low prices per share of Maxim Common Stock and Image Common Stock as reported on The Nasdaq National Market for the periods indicated. Neither Maxim nor Image has paid any cash dividends on its Common Stock. For current price information, shareholders are urged to consult publicly available sources and obtain current market quotations.

                                                                     MAXIM
                                                              --------------------
                                                                HIGH        LOW
                                                              ---------  ---------
Fiscal year ended March 31, 1995
  First Quarter.............................................  $   15.50  $    9.75
  Second Quarter............................................      16.50      10.50
  Third Quarter.............................................      17.13      12.13
  Fourth Quarter............................................      16.00      11.25

Fiscal period ended January 31, 1996
  First Quarter.............................................  $   13.50  $    9.25
  Second Quarter............................................      13.75       9.75
  Third Quarter.............................................      15.25      11.75
  Fourth Quarter (1)........................................      14.00       9.00

Fiscal year ending January 31, 1997
  First Quarter.............................................  $   12.50  $    9.38
  Second Quarter (through July 22, 1996)....................      15.50      11.25

- ------------------------
(1) Includes only the month of January 1996 due to a change in Maxim's fiscal year end from March 31 to January 31.

                                                                     IMAGE
                                                              --------------------
                                                                HIGH        LOW
                                                              ---------  ---------
Fiscal year ended July 1, 1995
  First Quarter.............................................  $   14.25  $    9.00
  Second Quarter............................................      14.75      11.00
  Third Quarter.............................................      16.25      10.88
  Fourth Quarter............................................      15.38       9.38

Fiscal year ended June 29, 1996
  First Quarter.............................................  $   13.37  $   10.25
  Second Quarter............................................      14.37      10.00
  Third Quarter.............................................      12.12       9.50
  Fourth Quarter............................................      15.00      10.87

Fiscal year ending June 28, 1997
  First Quarter (through July 22, 1996).....................  $   14.25  $   12.25

    As of July 15, 1996, there were approximately 133 holders of record of Maxim Common Stock and approximately 114 holders of record of Image Common Stock. Management of Maxim and Image each believe that there are in excess of 300 beneficial holders of its Common Stock.

    Maxim has never declared or paid any dividends on its capital stock. Maxim currently anticipates that all of its earnings will be retained for development of Maxim's business, and does not anticipate paying any cash dividends in the foreseeable future. Future cash dividends, if any, will be at the discretion of Maxim's Board of Directors and will depend upon, among other things, Maxim's future earnings, operations, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

    Because the exchange ratio is fixed and because the market price of Maxim Common Stock is subject to fluctuation, the market value of the shares of Maxim Common Stock that holders of Image Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. Shareholders are urged to obtain current market quotations for the Maxim Common Stock and the Image Common Stock.

    On May 30, 1996, the last full day of trading immediately preceding the public announcement of the signing of the Merger Agreement, the last sale prices of Maxim Common Stock and Image Common Stock were $14.63 and $12.50, respectively. On July 22, 1996, the last sale prices of Maxim Common Stock and Image Common Stock were $12.75 and $13.00, respectively.

                                  INTRODUCTION

    This Proxy Statement/Prospectus is being furnished to holders of Maxim Common Stock in connection with the solicitation of proxies by the Board of Directors of Maxim for use at the Maxim Annual Meeting to consider and vote upon the approval of the Merger and the Maxim Annual Meeting Proposals and to transact such other business as may properly come before the Maxim Annual Meeting or any adjournments or postponements thereof. In addition, this Proxy Statement/Prospectus is being furnished to holders of Image Common Stock in connection with the solicitation of proxies by the Board of Directors of Image for use at the Image Special Meeting to consider and vote upon the approval of the Merger and to transact such other business as may properly come before the Image Special Meeting or any adjournments or postponements thereof. Each copy of this Proxy Statement/ Prospectus mailed to holders of Maxim Common Stock is accompanied by a form of proxy for use at the Maxim Annual Meeting, and each copy of this Proxy Statement/Prospectus mailed to holders of Image Common Stock is accompanied by a form of proxy for use at the Image Special Meeting.

    This Proxy Statement/Prospectus is also furnished by Maxim to Image shareholders as a prospectus in connection with the issuance by Maxim of the shares of Maxim Common Stock upon consummation of the Merger.

    All information contained in this Proxy Statement/Prospectus relating to Image has been furnished by Image, and Maxim is relying upon the accuracy of that information. All information contained in this Proxy Statement/Prospectus relating to Maxim has been furnished by Maxim, and Image is relying upon the accuracy of that information.

                                  THE MEETINGS

DATE, TIME AND PLACE

    MAXIM.   The Maxim Annual Meeting is to be held on Thursday, August 29, 1996 at 10:00 a.m., local time, at the principal office of Maxim, located at 210 TownPark Drive, Kennesaw, Georgia 30144.

    IMAGE. The Image Special Meeting is to be held on Thursday, August 29, 1996 at 10:00 a.m., local time, at Image's executive offices located at 1112 Georgia Highway 140, Armuchee, Georgia 30105.

PURPOSE OF MEETINGS

    MAXIM. The purpose of the Maxim Annual Meeting is to consider and vote upon a proposal to adopt the Merger Agreement and to approve the Merger. At the Maxim Annual Meeting, the shareholders of Maxim will also be asked to consider and vote upon proposals to: (i) amend Maxim's Certificate of Incorporation to (A) increase the number of authorized shares of Maxim Common Stock from 15,000,000 shares to 25,000,000 shares, (B) provide for the election and removal of directors and for the classification of the Board of Directors into three classes, (C) prohibit actions by written consent of shareholders without a meeting and (D) authorize the Board of Directors to amend the By-Laws without action by shareholders (collectively referred to as the "Maxim Charter Amendments"); (ii) elect directors of Maxim; (iii) approve an amendment to the 1993 Stock Option Plan of Maxim to increase the number of shares of Common Stock available for grant thereunder from 1,000,000 shares to 2,000,000 shares; and
(iv) transact such other business as may properly come before the Maxim Annual Meeting or any adjournments or postponements thereof (the matters referred to in clauses (i) through (iv) above are referred to as the "Maxim Annual Meeting Proposals").

    IMAGE. The purpose of the Image Special Meeting is to consider and vote upon a proposal to adopt the Merger Agreement and to approve the Merger and such other business as may properly come before the Image Special Meeting or any adjournments or postponements thereof.

RECORD DATE; SHARES ENTITLED TO VOTE

    MAXIM. Only holders of record of shares of Maxim Common Stock at the close of business on July 15, 1996 (the "Maxim Record Date") are entitled to notice of and to vote at the Maxim Annual

Meeting. On that date, 7,205,995 shares of Maxim Common Stock were outstanding and entitled to vote. The holders of record on the Maxim Record Date of shares of Maxim Common Stock are entitled to one vote per share on each matter submitted to a vote at the Maxim Annual Meeting.

    IMAGE. Only holders of record of shares of Image Common Stock at the close of business on July 19, 1996 (the "Image Record Date") are entitled to notice of and to vote at the Image Special Meeting. On that date, 5,266,285 shares of Image Common Stock were outstanding and entitled to vote. The holders of record on the Image Record Date of shares of Image Common Stock are entitled to one vote per share on each matter submitted to a vote at the Image Special Meeting.

QUORUM; VOTE REQUIRED

    MAXIM. The affirmative vote of the holders of a majority of the outstanding shares of Maxim Common Stock is required for approval of the Maxim Charter Amendments. The affirmative vote of the holders of a majority of the shares of Maxim Common Stock present and voting at the Maxim Annual Meeting is necessary to approve the Merger, elect each of the directors and approve the amendment to the 1993 Stock Option Plan. Directors and executive officers of Maxim beneficially owned as of July 15, 1996, 2,811,794 shares of Maxim Common Stock (approximately 39% of the shares then outstanding). All directors and executive officers of Maxim have indicated that they intend to vote all shares of Maxim Common Stock over which they have voting power in favor of the Merger and the Maxim Annual Meeting Proposals. The presence in person or by proxy of the holders of a majority of the outstanding shares of Maxim Common Stock is necessary to constitute a quorum for the transaction of business at the Maxim Annual Meeting.

    IMAGE. The affirmative vote of the holders of a majority of the outstanding shares of Image Common Stock is required for approval of the Merger. Directors and executive officers of Image beneficially owned as of July 16, 1996, 453,658 shares of Image Common Stock (approximately 8.6% of the shares then outstanding). All directors and executive officers of Image have indicated that they intend to vote all shares of Image Common Stock over which they have voting power in favor of the Merger. The presence in person or by proxy of the holders of a majority of the outstanding shares of Image Common Stock is necessary to constitute a quorum for the transaction of business at the Image Special Meeting.

VOTING; SOLICITATION AND REVOCATION OF PROXIES

    Proxies for use at the Maxim Annual Meeting and the Image Special Meeting (each sometimes referred to herein as a "Meeting") accompany copies of this Proxy Statement/Prospectus delivered to record holders of Maxim Common Stock and Image Common Stock, respectively. A shareholder may use his proxy if he is unable to attend the appropriate Meeting in person or wishes to have his shares voted by proxy even if he does attend the appropriate Meeting. Shares represented by properly executed proxies received at or prior to the appropriate Meeting and which have not been revoked will be voted at such Meeting and will be voted in accordance with the instructions contained in such proxies. All shares of Maxim Common Stock represented by properly executed proxies for which no instruction is given will be voted at the Maxim Annual Meeting in favor of the Merger and each of the Maxim Annual Meeting Proposals. All shares of Image Common Stock represented by properly executed proxies for which no instruction is given will be voted at the Image Special Meeting in favor of the Merger.

    Maxim and Image shareholders are requested to complete, sign, date and return promptly the enclosed proxy in the postage prepaid envelope provided for this purpose, regardless of whether they plan to attend the appropriate Meeting, to ensure that their shares are voted. A shareholder may revoke a proxy by submitting at any time prior to the vote at the appropriate Meeting a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Maxim, for Maxim shareholders, or to the Assistant Secretary of Image, for Image shareholders, at any time prior to such vote or by attending the appropriate Meeting and voting in person. Mere attendance at the appropriate Meeting will not in and of itself revoke a proxy. Abstentions and broker non-votes will not be counted as votes either in favor of or against the Merger or the Maxim Annual

Meeting Proposals. The approval of the Merger by the shareholders of Image and approval of the Maxim Charter Amendments by the shareholders of Maxim each require the affirmative vote of the holders of a majority of shares outstanding. As a result, a shareholder who fails to return a proxy or who abstains from voting on these proposals in his proxy or at the appropriate Meeting will have effectively voted against approval of these proposals.

    If a quorum is not obtained, or if fewer shares of Maxim Common Stock or Image Common Stock are voted in favor of approval of the Merger and/or, with respect to Maxim, the Maxim Annual Meeting Proposals, than the number required for approval, it is expected that the appropriate Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of such Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked), notwithstanding that they might have been effectively voted on the same or any other matter at a previous meeting.

    The Boards of Directors of Maxim and Image do not know of any other matters which are to come before their respective Meetings. If any other matters are properly presented at the Maxim Annual Meeting or the Image Special Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment unless authority therefor is withheld on the enclosed proxy card. Such discretionary matters may include motions to adjourn the meeting for the purpose of further soliciting proxies in favor of the Merger and/or the Maxim Annual Meeting Proposals.

    Each of Maxim and Image will bear the cost of the solicitation of proxies from its respective shareholders. In addition to solicitation by mail, directors, officers and employees of Maxim and Image may solicit proxies by telephone, telegram or otherwise. The directors, officers and employees of Maxim and Image will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Maxim and/or Image may also employ a proxy solicitation firm at customary fees to assist it in the solicitation effort. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Maxim Common Stock or Image Common Stock held by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                    BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND OF THE MERGER

    In January 1996, Maxim's executive management identified the desirability of seeking a strategic combination with a carpet manufacturer which would provide Maxim and its franchisees with one or more of the following: (i) a high-quality, high price-point private label line of carpets for distribution through the CarpetMax network, (ii) a consistent, high-quality line of lower-price point private label products for distribution through GCO stores, (iii) a captive manufacturing partner to stock and support Maxim's new store openings and franchise expansion plans with scheduled production of core carpets, (iv) expansion of Maxim's market share reach into the independent dealer sector, and
(v) expanded operations to enhance Maxim's capital markets access and sponsorship. This new strategy resulted, in part, from the entry into the retail sector of the carpet industry of Shaw Industries, Inc. ("Shaw"), the carpet industry's largest manufacturer and Maxim's largest supplier. In December 1995, Shaw and Maxim entered into a non-binding letter of intent for the merger of Maxim into Shaw, which letter of intent was subsequently terminated by the parties. See "MAXIM MANAGEMENT'S DISCUSSION AND ANALYSIS."

    Maxim's senior management met with representatives of Maxim's investment banking firm, Prudential Securities, several times during the early part of 1996 following the termination of the Shaw negotiations, to evaluate potential strategic partners which might meet Maxim's criteria. On March 29, 1996, Maxim's senior management and representatives of Prudential Securities discussed

Maxim's operating strategy and prospective strategic initiatives. Among other possibilities, the Prudential Securities representatives identified Image as a potentially attractive partner, and suggested that representatives of Maxim meet with Image's senior management about a possible combination. Maxim was familiar with Image and its market niche and strengths, due to Image's long-standing relationship as a supplier to Maxim's GCO network.

    On April 4, 1996, representatives of Image met with Maxim sales and marketing personnel to discuss an expanded supplier-customer relationship with Maxim. After the presentation, representatives of Maxim, Image and Prudential Securities met to discuss each party's vision of the future of the carpet industry. At that meeting, the parties for the first time jointly addressed the possibility and feasibility of a merger between Maxim and Image and discussed the synergies which could result from the combined companies. Following this meeting, Maxim retained Prudential Securities to advise it with respect to a combination with Image. During the ensuing three week period, representatives of Maxim, Image and Prudential Securities continued discussing the possibility of combining the two companies.

    On April 26, 1996, representatives of Image visited Maxim's headquarters for a tour of the facilities and for further discussions concerning a possible business combination. Subsequent to that meeting, and for the next two weeks, the parties continued telephone discussions about a possible business combination. Although none of these discussions was conclusive, they did allow each party to become better informed about the other and to permit each party to discuss in detail the advantages of a business combination.

    On May 8, 1996, the Board of Directors of Image held its regularly scheduled quarterly Board meeting. The Board was advised that Image's senior management had held discussions with representatives of Maxim and Prudential Securities concerning a possible combination of Maxim and Image. Image's senior management reported that increasing sales to buying groups have resulted in increased pressure on margins, and that carpet prices were declining. Senior management further discussed the potential for combinations with other carpet manufacturers, none of which were determined to be feasible in the near term. Image's senior management then discussed the potential synergies which could result from a combination with Maxim, including increased carpet sales volume and a higher margin sales mix merchandised through Maxim's retail network. The Board of Directors of Image authorized senior management to continue to investigate a possible combination with Maxim.

    On May 9, 1996 a regularly scheduled meeting of the Board of Directors of Maxim was held at Maxim's headquarters to discuss a possible business combination with Image. Maxim's senior management advocated the position that an alliance with Image could provide Maxim with an opportunity for integration into a desirable niche market without materially affecting any of its other supply relationships. Management observed that in the event of a merger or similar business combination, Image could develop proprietary products for Maxim's company-owed and franchised stores, in addition to other synergies and efficiencies which could be generated by the combined operations. The Board further discussed Maxim's projected growth plan and capital requirements for the coming eighteen months. A combination with Image could have the added benefits of increased capital availability at a reduced cost to help fund Maxim's growth initiatives.

    At the same Board meeting, Maxim's directors discussed the risks of entering the manufacturing sector of the carpet industry, including among others, the potential reaction of the customers and suppliers of both Image and Maxim and of the investment community to a business combination with Image. See "CERTAIN CONSIDERATIONS." After further discussion, the Board determined that the potential benefits of a combination with Image outweighed potential concerns and authorized Maxim's management to proceed with negotiations to combine with Image.

    On May 10, 1996, senior management of Image met with senior management of Maxim to discuss their respective views on the long-term strategy of consolidation of retail and manufacturing operations in the carpet industry. During the period between May 10, 1996 and May 14, 1996, legal advisors for both parties negotiated confidentiality agreements in anticipation of exchanging confidential information and conducting due diligence. These agreements were executed on May 15, 1996.

    On May 12, 1996, representatives of Image participated in a telephonic conference with representatives of Prudential Securities to discuss potential structures of a business combination with Maxim. As a result of these discussions, a preliminary determination was made by Image management that a one-for-one share exchange could be most advantageous to the Image shareholders, as, among other things, it would allow them to participate in the full appreciation in the value of Maxim's stock which could occur following the announcement of the Merger.

    On May 16, 1996, a special meeting of the Board of Directors of Image was held via conference telephone for the purpose of providing the Board members with a status report on the discussions with Maxim and to determine if the Board was interested in proceeding with due diligence and negotiations. The Board then appointed a special Board committee to interview and hire an investment banker, authorized Image's independent accountants and legal counsel to conduct due diligence of Maxim and authorized senior management to begin negotiation of a definitive merger agreement.

    On May 17, 1996, representatives of Maxim and Image met at Image's offices, where they confirmed their mutual interest in combining the companies, with Maxim as surviving corporation and Image as a wholly owned subsidiary. The general terms, timing, and proposed accounting treatment of the business combination were also discussed. At this meeting, the parties also discussed a number of other synergies that could result from a business combination. See "-- Reasons for the Merger; Recommendation of Boards of Directors" for a discussion of the factors considered by the parties.

    On May 20, 1996, representatives of Image began interviewing financial advisors to assist Image in connection with the proposed Merger. On May 21,
1996, representatives of Image discussed with representatives of Robinson-Humphrey the possible engagement of Robinson-Humphrey as financial advisor to Image in connection with the proposed Merger. Following execution of a confidentiality agreement by Robinson-Humphrey, representatives of Image outlined the material terms of the proposed transaction and the strategic reasons for the combination. Robinson-Humphrey then made a proposal for financial advisory services, and on May 22, 1996 Image engaged Robinson-Humphrey as its financial advisor to evaluate the proposed transaction with Maxim, including the fairness of the transaction, from a financial point of view, to the shareholders of Image.

    From May 17, 1996 through May 23, 1996, senior management of Maxim and Image, assisted by their legal, financial and accounting advisors, conducted a due diligence review and commenced negotiation of a definitive merger agreement. On the afternoon of May 23, 1996, senior management of Maxim and Image and their legal advisors, financial advisors and accountants met to resolve a variety of issues which had arisen in the course of such negotiations. Based upon the parties' successful resolution of a number of these issues, senior management of Maxim and Image instructed their financial and legal advisors and accountants to work as expeditiously as possible to resolve the remaining outstanding issues and to complete the negotiation of a definitive merger agreement. During the ensuing week, the parties completed their due diligence review and worked to finalize the definitive Merger Agreement.

    Maxim's Board held a special meeting on May 30, 1996 to consider the proposed merger with Image. At the meeting, Maxim's counsel discussed the definitive Merger Agreement in detail and representatives of Prudential Securities made a presentation which included delivery of Prudential Securities' oral opinion as to the fairness of the Merger to Maxim's shareholders from a financial point of view. The Prudential Securities presentation also offered a summary of the transaction, including the value of the offer, post-transaction ownership, tax and accounting treatment and the business rationale for a combination of Maxim and Image. See "-- Opinion of Maxim's Financial Advisor." The

Maxim Board discussed the terms of the proposed merger and the matters presented to it and scheduled a meeting for the following afternoon in order to give the members of the Maxim Board additional time for consideration of the materials presented to it and to coincide with the timing of Image's Board meeting, which was scheduled for the following morning.

    On May 31, 1996, a special meeting of the Board of Directors of Image was held. In attendance were representatives of Robinson-Humphrey and Image's legal counsel and independent accountants. Following a general overview of the transaction by senior management of Image, representatives of Robinson-Humphrey presented a detailed analysis of the Merger to the Board of Directors, including an analysis of Image as a stand-alone company and as a subsidiary of Maxim, on both a best-case and base-case scenario. See "-- Opinion of Image's Financial Advisor." Robinson-Humphrey then delivered an oral opinion as to the fairness of the Merger to Image's shareholders from a financial point of view. Representatives of Image's independent accountants then reported to the Board on certain tax and financial due diligence issues, and legal counsel reported on the merger negotiations and legal due diligence. Following discussion, the Board unanimously approved the Merger and the Merger Agreement and the transactions contemplated thereby.

    On May 31, 1996 a special meeting of the Board of Maxim was held by telephone conference. Present by invitation were legal advisors for Maxim and representatives of Prudential Securities. Management of Maxim reported that Image's Board had approved the transaction and was prepared to sign the Merger Agreement in substantially the form presented to the Maxim Board on May 30, 1996. Thereafter, the Board of Directors of Maxim unanimously approved the Merger Agreement and the transactions contemplated thereby. Representatives of Maxim and Image executed the Merger Agreement immediately following the conclusion of Maxim's Board meeting on May 31, 1996.

REASONS FOR THE MERGER; RECOMMENDATION OF BOARDS OF DIRECTORS

    MAXIM. On May 31, 1996, the Board of Directors of Maxim unanimously approved the adoption of the Merger Agreement, and the Board of Directors of Maxim recommends that shareholders vote FOR approval and adoption of the Merger Agreement and consummation of the transactions contemplated thereby. In approving the Merger Agreement and recommending that shareholders approve and adopt the Merger Agreement, the Board of Directors of Maxim considered and based their opinion as to the fairness of the transactions contemplated by the Merger Agreement on the following factors:

        (i) The ability of the combined companies to provide Maxim with a controlled source of low-cost, high-quality polyester carpet and a proprietary source of private label carpet lines for Maxim's multiple distribution channels and expansion plans. Management of Maxim believes that the Merger will not jeopardize Maxim's relationships with other floorcovering suppliers. Because Image fills a relatively small niche in the floorcovering market as a producer primarily of polyester carpet, Maxim believes that it will be able to continue to expand its present relationships with other floorcovering suppliers.

        (ii) The ability to leverage Maxim's merchandising and marketing capabilities to increase the penetration of Image products to other customers.

       (iii) The ability of the combined companies to use the funds resulting from the strong cash flow produced by Image's operations to support the growth of Maxim's retail floorcovering network.

       (iv) The ability of the combined companies to increase Image's profitability through the distribution of a higher margin mix of carpet through Maxim's retail network and the greater utilization of Image's polyester fiber to produce carpet.

        (v) The financial advice of Prudential Securities and the opinion of Prudential Securities that the financial terms of the Merger as provided in the Merger Agreement were fair, from a financial point of view, to Maxim's shareholders. The opinion of Prudential Securities is set forth in Appendix B to this Proxy Statement/Prospectus.

       (vi) The successful experience and favorable reputation of Image's executive management, together with Image's business, operations, earnings and financial condition on a historical and prospective basis.

       (vii) The anticipated positive impact of the Merger on the various constituencies served by Maxim, including its franchisees and customers.

    Each of the above factors support, directly or indirectly, the determination of the Board of Directors of Maxim as to the fairness of the Merger. The Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination; however, the Board of Directors placed a special emphasis on the consideration payable in the Merger and the receipt of a favorable opinion from Prudential Securities. See "-- Opinion of Maxim's Financial Advisor."

    THE BOARD OF DIRECTORS OF MAXIM UNANIMOUSLY RECOMMENDS THAT THE MAXIM SHAREHOLDERS VOTE TO APPROVE THE MERGER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

    IMAGE. On May 31, 1996, the Image Board of Directors unanimously approved the Merger Agreement and determined that, subject to satisfaction of the conditions in the Merger Agreement, the completion of the Merger on the terms set forth in the Merger Agreement is fair and in the best interests of Image and its shareholders. Accordingly, the Image Board of Directors has recommended that the holders of Image Common Stock vote FOR approval of the Merger on and subject to terms and conditions contained in the Merger Agreement.

    Prior to approving the Merger and the Merger Agreement, the Image Board of Directors received information regarding and analyzed and considered the following:

        (i) the rapid consolidations occurring in the carpet industry, including
    the   recent  activity  toward  integration  of  carpet  manufacturers  with retailers;

        (ii)  Image's  business,   operations,  properties,  assets,   financial
    condition and operating results since its initial public offering in 1993;

       (iii) Image's future financial prospects in light of its position in the carpet industry, its dependence on shrinking mid-East export and domestic distributor markets and its limited supplier relationships with the major floorcovering retailers, all of which could have an adverse impact on future sales and earnings;

       (iv) the opportunity by virtue of the Merger for Image to improve its margins by using more of its internally produced polyester fiber in carpet rather than for sale to the home furnishings industry as fiberfill;

        (v) the opportunity for Image to increase its gross margin by merchandising higher margin carpet lines through the Maxim retail floorcovering network and displacing lower margin existing carpet sales produced to help absorb fixed manufacturing costs;

       (vi) the potential that Image's future earnings stream would be more highly valued by the public market as a part of a retail company than as a stand-alone carpet manufacturer;

       (vii) the opportunity for Image's shareholders to participate, as holders of Maxim Common Stock, in the anticipated trend toward consolidation and integration of the carpet manufacturing industry with the retail carpet industry;

      (viii) an analysis of the Merger and the benefits to the Image shareholders conducted by Image's financial advisor, Robinson-Humphrey; and

       (ix)  the  proposed   tax-free  nature  of   the  transaction  to   Image
    shareholders.

    The Image Board of Directors also considered its knowledge of the business, financial condition and prospects of Maxim, based on publicly available information concerning Maxim, Image's due diligence review and discussions with Maxim's President, A.J. Nassar, and other members of management. The Image Board's determination was favorably influenced by its belief, based on the Image Board's consideration and deliberation over the above factors, that the long-term value of the shares of Maxim Common Stock to be received by Image shareholders in the Merger was more favorable to Image shareholders as compared to the value of Image's Common Stock if Image remained as an independent carpet manufacturer and plastics recycler.

    The Board of Directors' determination was also favorably influenced by the terms, provisions and conditions of the Merger Agreement, including the agreement to continue Image's separate operations as a wholly-owned subsidiary of Maxim and the agreement to increase the Maxim Board to include following the Merger, each of (i) H. Stanley Padgett, Image's President and Chief Executive Officer, (ii) Larry M. Miller, Image's Chairman, and (iii) one outside director chosen by Messrs. Padgett and Miller and reasonably acceptable to Maxim. The Merger Agreement also sets forth certain commitments of Maxim concerning the operations of Image after the Merger, the completion of Image's capital expenditures planned through fiscal year 1997 and the composition of the Image Board following the Merger, each of which further favorably influenced the determination of the Image Board.

    In view of the variety of factors considered in connection with its evaluation of the Merger, the Image Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination, or give prominence to any specific factor or group of factors. In addition, individual members of the Board of Directors may have given different weights to different factors.

    THE BOARD OF DIRECTORS OF IMAGE UNANIMOUSLY RECOMMENDS THAT THE IMAGE SHAREHOLDERS VOTE TO APPROVE THE MERGER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

OPINION OF MAXIM'S FINANCIAL ADVISOR

    On May 31, 1996, Prudential Securities delivered its written opinion to the Board of Directors of Maxim (the "Maxim Board") that, as of such date, the consideration to be paid pursuant to the Merger was fair to Maxim from a financial point of view (the "Maxim Opinion"). Prudential Securities made a presentation of the form of the Maxim Opinion and the underlying financial analysis at a meeting of the Maxim Board on May 30, 1996. This analysis, as presented to the Maxim Board is summarized below. Prudential Securities discussed with the Maxim Board the information in the analysis, and the financial data and other factors considered by Prudential Securities, in conducting its analysis, all of which is summarized below.

    In requesting the Maxim Opinion, the Maxim Board did not give any special instructions to Prudential Securities or impose any limitation upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver the Maxim Opinion. A copy of the Maxim Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement/Prospectus as Appendix B and is incorporated herein by reference. The summary of the Maxim Opinion set forth below is qualified in its entirety by reference to the full text of the Maxim Opinion. Maxim shareholders are urged to read the Maxim Opinion in its entirety. Maxim selected Prudential Securities to provide the Maxim Opinion because it is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger.

    In conducting its analysis and arriving at the Maxim Opinion, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed appropriate under the circumstances, including the following: (i) Image's historical financial data and other publicly available information regarding Image for the three year period ended July 1, 1995, and certain financial data for the nine months ended March 30, 1996; (ii) Maxim's historical financial data and other publicly available information regarding Maxim for the three year period ended March 31, 1995, and for the ten month period ended January 31, 1996; (iii) certain information, including financial projections prepared by the management of Image, relating to the net revenues, earnings, cash flow, assets and prospects for Image's business; (iv) certain information, including financial projections prepared by the management of Maxim, relating to the net revenues, earnings, cash flow, assets and prospects for Maxim's business; (v) pro forma operating data, income statements, balance sheets and cash flow data for the fiscal years ended January 1997, 1998 and 1999 prepared by Image and Maxim; (vi) industry data relating to Image's and Maxim's businesses; (vii) the financial terms of the Merger and the financial terms of certain other transactions Prudential Securities deemed relevant; (viii) the trading history of the shares of Image's common stock and Maxim's common stock; (ix) publicly available information concerning certain other companies Prudential Securities deemed to be reasonably similar to Image and to Maxim, and the trading history of the common stock of each such company; and (x) the terms and conditions of the Merger Agreement. Prudential Securities also met with the senior officers of Image and Maxim to discuss the financial condition and prospects of Image and Maxim, respectively, and such other matters as Prudential Securities deemed relevant to the Maxim Opinion. The Maxim Opinion is necessarily based on economic, financial and market conditions as they existed and could be evaluated as of the date of the Maxim Opinion.

    In connection with its review and analysis and in arriving at the Maxim Opinion, Prudential Securities has relied without independent verification upon the accuracy and completeness of the financial data and other information reviewed by Prudential Securities that was provided by Image and Maxim, or was publicly available. With respect to the financial projections and pro forma financial and operating information prepared by the managements of Image and Maxim, Prudential Securities has assumed that they represent the best currently available estimates and judgments of the respective managements of Image and Maxim as to the future financial performance of their respective companies. Prudential Securities neither made nor obtained independent appraisals of the properties, facilities or other assets of Image or of Maxim. In addition, Prudential Securities assumed that all of the transactions contemplated by the Merger Agreement will be consummated on the basis of the terms and provisions of the Merger Agreement.

    SUMMARY OF ANALYSES. The following is a summary of certain analyses performed by Prudential Securities in connection with rendering the Maxim Opinion. At a meeting of the Board of Directors of Maxim on May 30, 1996, Prudential Securities presented its analyses discussed below.

    Analysis  of  Selected  Comparable  Publicly-Traded  Companies.   Prudential
Securities compared certain financial information for Image with the corresponding publicly available financial information of certain other comparable companies.

    Prudential Securities compared Image with a group of two residential carpet manufacturers, Mohawk Industries, Inc. and Shaw Industries, Inc. and one recycled polyester producer, Wellman, Inc. (collectively, the "Comparable Companies"). The information compared included, among other things, (i) stock price, (ii) equity market valuation ("Equity Market Value"), (iii) Equity Market Value plus total debt less cash and cash equivalents ("Enterprise Value"), (iv) latest twelve months earnings from continuing operations ("LTM Net Income"), (v) the ratio of Equity Market Value to LTM Net Income ("LTM Net Income Multiple"),
(vi) book value at March 30, 1996 ("Book Value"), (vii) the ratio of Equity Market Value to Book Value ("Book Value Multiple"), (viii) mean projected calendar 1996 earnings per share as defined by the First Call Corporation database ("Calendar 1996 EPS"), (ix) the ratio of stock price to Calendar 1996 EPS ("Calendar 1996 EPS Multiple"), (x) mean projected calendar 1997 earnings per share as defined by the First Call Corporation database ("Calendar 1997 EPS"), (xi) the ratio of stock price to Calendar 1997 EPS ("Calendar 1997 EPS Multiple"), (xii) latest twelve months sales ("LTM Sales"), (xiii) the ratio of Enterprise Value to LTM Net Sales ("LTM Net

Sales Multiple"), (xiv) latest twelve months earnings before interest, taxes, depreciation and amortization ("LTM Operating Cash Flow"), (xv) the ratio of Enterprise Value to LTM Operating Cash Flow ("LTM Operating Cash Flow Multiple"), (xvi) latest twelve months earnings before interest and taxes ("LTM Operating Income"), (xvi) the ratio of Enterprise Value to LTM Operating Income ("LTM Operating Income Multiple"). Collectively, the LTM Net Income Multiple, Book Value Multiple, Calendar 1996 EPS Multiple, Calendar 1997 EPS Multiple, LTM Net Sales Multiple, LTM Operating Cash Flow Multiple and LTM Operating Income Multiple are referred to collectively as the "Comparable Company Multiples." Based on its Comparable Companies analysis, Prudential Securities derived a range of LTM Net Income multiples from 11.8x to 27.0x, a range of Book Value Multiples from 1.2x to 2.6x, a range of Calendar 1996 EPS Multiples from 14.0x to 19.3x, a range of Calendar 1997 EPS Multiples from 10.8x to 14.3x, a range of LTM Net Sales Multiples from 0.6x to 0.9x, a range of LTM Operating Cash Flow Multiples from 5.7x to 9.5x and a range of LTM Operating Income Multiples from 9.0x to 14.9x.

    Prudential Securities applied the appropriate leveraged Comparable Company Multiples to Image's LTM Net Income, Book Value, Calendar 1996 EPS and Calendar 1997 EPS to derive an implied leveraged equity value. This analysis yielded a range of Image Equity Market Values from $36.5 million to $138.0 million with a mean Image Equity Market Value of $85.2 million. Prudential Securities also applied the appropriate unleveraged Comparable Company Multiples to Image's LTM Net Sales, LTM Operating Cash Flow and LTM Operating Income. Prudential Securities' analysis yielded a range of Image Enterprise Values from $78.8 million to $141.6 million with a mean Image Enterprise Value of $111.8 million, and a corresponding implied range of Equity Market Values of $17.5 million to $80.3 million with a mean Image implied Equity Market Value of $50.5 million. The combined range of Equity Market Values is from $17.5 million to $138.0 million with a mean Image Equity Market Value of $70.3 million.

    Analysis of Selected Comparable Transactions. Prudential Securities reviewed the financial terms of eight carpet industry transactions announced or closed in the last four years. The transactions considered were combinations of (in reverse chronological order): Mohawk Industries, Inc./ Galaxy Carpet Mills, Inc., Interface, Inc./Prince Street Technologies, Inc., Mohawk Industries, Inc/ Aladdin Mills, Inc., Interface, Inc./Bentley Mills, Inc., Mohawk Industries, Inc./Karastan Bigelow, Dixie Yarns, Inc./Carriage Industries, Inc., Mohawk Industries, Inc./Horizon Industries, Inc. and Shaw Industries, Inc./Salem Carpet Mills, Inc. (collectively, the "Comparable Transactions"). Prudential Securities reviewed certain financial information regarding the Comparable Transactions including: (i) equity valuation ("Equity Transaction Value"), (ii) Equity Transaction Value plus total debt less cash and cash Equivalents ("Enterprise Transaction Value"), (iii) LTM Net Income, (iv) the ratio of Equity Transaction Value to LTM Net Income ("LTM Net Income Transaction Multiple"), (v) Book Value,
(vi) the ratio of Equity Transaction Value to Book Value ("Book Value Transaction Multiple"), (vii) LTM Net Sales, (viii) the ratio of Enterprise Transaction Value to LTM Net Sales ("LTM Net Sales Transaction Multiple"), (ix) LTM Operating Cash Flow, (x) the ratio of Enterprise Transaction Value to LTM Operating Cash Flow ("LTM Operating Cash Flow Multiple"), (xi) LTM Operating Income, and (xii) the ratio of Enterprise Transaction Value to LTM Operating Income ("LTM Operating Income Transaction Multiple"). Collectively, the LTM Net Income Transaction Multiples, the Book Value Transaction Multiples, the LTM Net Sales Transaction Multiples, the LTM Operating Cash Flow Transaction Multiples and the LTM Operating Income Transaction Multiples and are referred to as the "Comparable Transaction Multiples." Prudential Securities deemed certain Comparable Transaction information to be not meaningful and excluded such information from its analysis to calculate Comparable Transaction Multiples. Based on its Comparable Transactions analysis, Prudential Securities derived a range of LTM Net Income Transaction Multiples from 12.7x to 28.3x, a range of Book Value Transaction Multiples from 1.0x to 4.9x, a range of LTM Net Sales Transaction Multiples from 0.3x to 1.0x, a range of LTM Operating Cash Flow Transaction Multiples from 5.7x to 8.9x and a range of LTM Operating Income Transaction Multiples from 8.7x to 13.1x.

    Prudential Securities applied the appropriate leveraged Comparable Transaction Multiples to Image's LTM Net Income and Book Value to derive an implied leveraged equity value. This analysis yielded a range of Image Equity Market Values from $39.4 million to $258.0 million with a mean Image Equity Market Value of $92.5 million. Prudential Securities also applied the appropriate unleveraged Comparable Company Multiples to Image's LTM Net Sales, LTM Operating Cash Flow and LTM Operating Income. Prudential Securities' analysis yielded a range of Image Enterprise Values from $44.4 million to $147.7 million with a mean Image Enterprise Value of $95.9 million, and a corresponding implied range of Equity Market Values of $14.6 million to $86.4 million with a mean Image implied Equity Market Value of $39.3 million. The combined range of Equity Market Values is from $14.6 million to $258.0 million with a mean Image Equity Market Value of $61.7 million.

    Discounted Cash Flow Analysis. Prudential Securities calculated a range of Image Enterprise Values by means of a discounted cash flow analysis based upon the discounted present value of Image's projected three-year stream of unleveraged free cash flow and its projected calendar year 1998 terminal value which was based on a range of multiples of Image's projected calendar 1998 earnings before interest and taxes ("Operating Income"). In conducting this analysis, Prudential Securities relied upon certain financial projections provided by Image management and applied discount rates ranging from 12% to 20% and multiples of calendar 1998 Operating Income ranging from 9.0x to 15.0x. Based on this analysis, Prudential Securities derived a range of Image Enterprise Values from $130.2 million to $252.2 million. After deducting net debt (total debt less cash and cash equivalents), the corresponding range of implied Equity Market Values is from $68.9 million to $190.9 million.

    Pro Forma Earnings per Share Analysis. Prudential Securities analyzed certain pro forma effects resulting from the Merger. Based on historical results, this analysis indicated a greater pro forma earnings per share for the combined company than the aggregate historical earnings per share of Maxim. An analysis of anticipated future results based on projections provided by the management of Image and Maxim indicated the Merger resulting in greater pro forma earnings per share for the combined company than the projected earnings per share of Maxim.

    The summary set forth above outlines the principal elements of Prudential Securities' analysis but does not purport to be a complete description of the analyses conducted by Prudential Securities or Prudential Securities' presentation to the Maxim Board. Prudential Securities' analyses must be considered as a whole and selecting portions of its analyses and the factors considered by Prudential Securities, without considering all factors and analyses considered by Prudential Securities, could create an incomplete view of the process underlying the Maxim Opinion. The preparation of a fairness opinion is a complex process that is not purely mathematical and is not necessarily susceptible to partial analysis or summary description; rather, it involves complex considerations and judgments. In performing its analyses, Prudential Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Image and Maxim. Any estimates contained in the analyses performed by Prudential Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by Prudential Securities analyses. In addition, analyses relating to valuation do not purport to be appraisals or to reflect the prices at which such entity may actually be sold. Such estimates are inherently subject to uncertainty.

    TRANSACTION FEE AND OTHER INFORMATION. Maxim has agreed to pay Prudential Securities, in cash upon consummation of the Merger, a transaction fee of $1,250,000. Maxim has previously paid Prudential Securities an advisory retainer fee of $50,000, which will be credited against the transaction fee. In addition, Maxim has agreed to reimburse Prudential Securities for its out-of-pocket expenses in connection with the Merger (including the fees and expenses of its counsel), and to indemnify Prudential Securities against certain claims, liabilities and expenses, including certain liabilities under U.S. federal securities laws.

    Prudential Securities has, in the past, provided financial advisory and financing services to Image, including acting as a managing underwriter in Image's August 1993 initial public offering of 2,500,000 shares of Image Common Stock, and has received customary compensation for the rendering of such services. In addition, Prudential Securities has published equity research regarding Image, and in the future may publish equity research regarding Maxim. Prudential Securities acts as a market maker of both Image and Maxim common stock, and in the ordinary course of business may trade such shares for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such shares. Further, Prudential Securities in the future, may provide various services to Maxim for which Prudential Securities may receive fees customary for such services.

OPINION OF IMAGE'S FINANCIAL ADVISOR

    The Board of Directors of Image retained Robinson-Humphrey to advise it with respect to the fairness to the shareholders of Image, from a financial point of view, of the Merger. Robinson-Humphrey is a nationally recognized investment banking firm and was selected by the Board based on Robinson-Humphrey's experience and expertise. As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    At the May 31, 1996, meeting of the Image Board of Directors, Robinson-Humphrey delivered its oral opinion, subsequently confirmed in writing on June 7, 1996, that, based upon and subject to various considerations set forth in such opinion, as of May 31, 1996, the consideration agreed to be paid by Maxim in the Merger (the "Exchange Ratio") was fair to the holders of Image's Common Stock from a financial point of view. No limitations were imposed by the Image Board of Directors upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion. All references below to Robinson-Humphrey's opinion refer to Robinson-Humphrey's opinion dated June 7, 1996, unless otherwise indicated.

    The full text of the opinion of Robinson-Humphrey which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. Image shareholders are urged to read such opinion carefully in entirety. Robinson-Humphrey's opinion is directed only to the exchange ratio and does not constitute a recommendation to any Image or Maxim shareholder at to how such shareholder should vote. Summary of the opinion of Robinson-Humphrey set forth in the Proxy Statement-Prospectus is qualified in its entirety by reference to the full text of such opinion. In furnishing its opinion, Robinson-Humphrey did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated thereunder.

    In arriving at its opinion, Robinson-Humphrey (i) analyzed certain historical business and financial information relating to Image and Maxim; (ii) reviewed various financial forecasts and other data provided to Robinson-Humphrey by Image and Maxim relating to their respective businesses;
(iii) held discussions with members of the senior managements of Image and Maxim with respect to the business and prospects of Image and Maxim, respectively;
(iv) reviewed public information with respect to certain other companies in lines of businesses Robinson-Humphrey believed to be generally comparable to the businesses of Image and Maxim; (v) reviewed the financial terms of certain business combinations involving companies in lines of business Robinson-Humphrey believed to be generally comparable to those of Image and Maxim, and in other industries generally; (vi) reviewed the historical stock prices and trading volumes of  the  Image  Common Stock  and  the  Maxim Common  Stock;  and  (vii)
conducted such other financial studies, analyses and investigations as Robinson-Humphrey deemed appropriate.

    In connection with its review, Robinson-Humphrey relied upon the accuracy and completeness of the financial and other information provided to it by Image and Maxim, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Image and Maxim, nor was Robinson-Humphrey provided with any such appraisal. With respect to financial forecasts, Robinson-Humphrey assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Image and Maxim as to the future financial performance of Image and Maxim, respectively. Robinson-Humphrey assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

    Robinson-Humphrey's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. The opinion did not address the underlying business decision of Image to effect the Merger. Robinson-Humphrey expressed no opinion as to what the value of the Maxim Common Stock actually will be when issued to the holders of Image Common Stock upon consummation of the Merger. Robinson-Humphrey assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by Image.

    Robinson-Humphrey performed a variety of analyses in connection with its opinion. These analyses were principally divided into (i) analyses used to determine the value of Image Common Stock on a stand-alone basis, and (ii) analyses used to determine the value of the Maxim Common Stock after giving effect to the proposed Merger. These analyses are described below, along with certain other procedures performed by Robinson-Humphrey.

    ANALYSIS OF IMAGE COMMON STOCK (STAND-ALONE)

    Comparable Public Company Analysis. Robinson-Humphrey compared certain publicly available financial, operating and market valuation data for selected public companies in the carpet industry to the corresponding data for Image. The public companies used by Robinson-Humphrey for purposes of this analysis were Interface, Inc., Mohawk Industries, Inc., Shaw Industries, Inc. and Wellman, Inc. Robinson-Humphrey evaluated, among other things, multiples of stock prices as of May 29, 1996 to calendar 1996 estimated earnings (which ranged from 12.0x to 19.3x with a median of 13.8x); and multiples of total firm value (defined as equity market capitalization plus net debt) to latest twelve months' earnings before interest, taxes, depreciation and amortization ("EBITDA") (which ranged from 5.7x to 9.5x with a median of 7.3x). Robinson-Humphrey then applied these and other multiples for the selected companies to corresponding data for Image. This analysis resulted in an equity value reference range for the Image Common Stock of $10.48 to $10.89 per share.

    Analysis of Selected Mergers and Acquisitions. Robinson-Humphrey evaluated the financial terms of selected mergers and acquisitions in the carpet industry from January 1, 1991 through May 29, 1996. This analysis included 22 such transactions, of which seven had financial terms and transaction multiples that Robinson-Humphrey could identify from publicly available information. These acquiror/acquiree transactions were as follows: Mohawk Industries, Inc./Galaxy Carpet Mills, Inc. (1995); Mohawk Industries, Inc./Aladdin Mills (1994); Interface, Inc./Bentley Mills, Inc. (1993); Dixie Yarns, Inc./Masland Carpets, Inc. (1993); Dixie Yarns, Inc./Carriage Industries, Inc. (1993); Mohawk Industries, Inc./Horizon Industries, Inc. (1992); and Shaw Industries, Inc./Salem Carpet Mills, Inc. (1992). The analysis considered, among other things, the multiples of transaction firm value (defined as equity value plus debt assumed minus cash) to latest twelve months' revenues (which ranged from 0.24x to 1.02x with a median of 0.42x), to latest twelve months' EBITDA (which ranged from 3.1x to 9.3x with a median of 6.2x), and to latest twelve months' EBIT (which ranged from 6.6x to 11.5x with a median of 9.6x). This analysis resulted in an equity value reference range for Image Common Stock of $4.26 to $5.22 per share, utilizing median multiples from the carpet industry transactions. Robinson-Humphrey also observed that the transaction multiples in the Mohawk Industries/Aladdin Mills transaction were the highest among the carpet industry transactions that were analyzed. Utilizing the Mohawk Industries/Aladdin Mills multiples, the Robinson-Humphrey analysis resulted in an equity value reference range for Image Common Stock of $11.27 to $11.54 per share.

    Discounted Cash Flow Analysis. Using traditional discounted cash flow ("DCF") valuation methodology, Robinson-Humphrey estimated the present value of future free cash flows available to the debt and equity holders of Image, if Image were to continue to operate on a stand-alone basis in accordance with management forecasts and estimates. Robinson-Humphrey based this analysis on two separate five-year operating forecasts prepared by management. These cases were designated Base Case and Upside Case. Robinson-Humphrey analyzed, for each of these two cases, the sum of the present values of the free cash flows over the forecast period and the range of terminal values described below. The range of terminal values was calculated by applying multiples of 5.0x to 7.0x to Image's projected EBITDA in the year 2000. These terminal values, as well as the interim free cash flows, were discounted using discount rates ranging from 8.9% to 11.4%. The DCF analysis for the Base Case resulted in an equity value reference range for the Image Common Stock of $11.97 to $18.73 per share. The DCF analysis for the Upside Case resulted in an equity value reference range for the Image Common Stock of $15.20 to $22.80 per share. Robinson-Humphrey observed that the Upside Case appeared to be an aggressive forecast in light of prevailing business and industry conditions. Robinson-Humphrey observed further that the DCF analysis should be considered as a more theoretical indication of value than certain of the other methodologies employed. Accordingly, the equity values implied by the DCF analysis may not be attainable.

    Leveraged Buyout Analysis. Robinson-Humphrey performed a leveraged buyout ("LBO") analysis of Image, utilizing the same Base Case and Upside Case management projections used in the DCF analysis and assuming a leveraged capital structure (30.0% equity, 20.0% subordinated debt and 50.0% senior debt). In the Base Case, the supportable LBO purchase price per share of Image Common Stock was $9.00. This analysis resulted in a senior debt to calendar 1996 EBITDA multiple of 2.97x and a calendar 1997 fixed charge coverage ratio of 1.02x. The LBO equity holders in the Base Case would earn an annual return of 31.7%. In the Upside Case, the supportable LBO purchase price per share of Image Common Stock was $11.00. This analysis resulted in a senior debt to calendar 1996 EBITDA multiple of 3.05x and a calendar 1997 fixed charge coverage ratio of 1.10x. LBO equity holders in the Upside Case would earn an annual return of 33.3%.

    Acquisition Premiums Analysis. Robinson-Humphrey analyzed the premiums paid for recent mergers and acquisitions of publicly traded companies with transaction values in the range of $50 - $200 million. Robinson-Humphrey evaluated transactions that were accounted for using the pooling of interests method, and that took place between January 1, 1995 and May 28, 1996. The median premiums paid over the target's stock price four weeks prior to the announcement date, one week prior to the announcement date and one day prior to the announcement date were 34.2%, 29.7% and 17.4%, respectively. This analysis resulted in an equity value reference range for Image Common Stock of $14.97 to $16.10 per share. Robinson-Humphrey observed that the particular circumstances and conditions surrounding any individual transaction are unique. Accordingly, Robinson-Humphrey would tend to view the application of average or median acquisition premiums as a less reliable indicator of value than other methodologies.

    Implied Stock Price Analysis. Robinson-Humphrey performed an implied stock price analysis of the Image Common Stock. This analysis again used management's Base Case and Upside Case forecasts. Under the Base Case, Robinson-Humphrey calculated future stock prices using assumed price/earnings multiples of 12x to 16x. In 1997 these stock prices ranged from $16.22 to $21.63, and in 2000 from $23.56 to $31.41. Under the Upside Case, again using assumed price/earnings multiples of 12x to 16x, in 1997 these stock prices ranged from $20.52 to $27.37, and in 2000 from $30.03 to $40.04.

    ANALYSIS OF MAXIM COMMON STOCK (PRO FORMA FOR THE MERGER)

    Pro Forma Merger Analysis. Robinson-Humphrey reviewed certain pro forma financial effects on Maxim resulting from the merger for the projected calendar years 1996, 1997 and 1998. Again Robinson-Humphrey analyzed two separate scenarios, one incorporating Image's Base Case projections and one incorporating Image's Upside Case projections. The analysis was based upon certain assumptions, including that the projections provided to Robinson-Humphrey by Image and Maxim management were accurate. In both cases, Robinson-Humphrey assumed pre-tax synergies from the Merger of $5.2 million in 1997 and $6.4 million in 1998, which were the amounts jointly developed by the managements of Image and Maxim. Robinson-Humphrey expressed no view on whether these possible benefits could be realized. In addition, Robinson-Humphrey assumed that the Merger would be accounted for under the pooling of interests method of accounting. In the Base Case, the financial analysis indicated that the combined entity would have earnings per share of $0.71 (excluding merger expenses) in 1996, $1.31 in 1997 and $1.66 in 1998. The accretion (dilution) to Maxim's earnings per share would be 19.9% in 1996, 49.6% in 1997 and 39.3% in 1998, while the accretion
(dilution) to Image's earnings per share would be (21.8)% in 1996, (3.2)% in 1997 and 2.2% in 1998. In the Upside Case, the financial analysis indicated that the combined entity would have earnings per share of $0.79 (excluding merger expenses) in 1996, $1.47 in 1997 and $1.86 in 1998. The accretion (dilution) to Maxim's earnings per share would be 31.8% in 1996, 67.9% in 1997 and 56.0% in 1998, while the accretion (dilution) to Image's earnings per share would be (27.0)% in 1996, (14.1)% in 1997 and (10.2)% in 1998.

    Pro Forma Comparable Public Company Analysis. Robinson-Humphrey compared certain publicly available financial, operating and market valuation data for selected public companies in both the carpet industry and the specialty retail industry to the corresponding data for pro forma Maxim. In both comparisons, pro forma Maxim's projections incorporate Image's Base Case projections. The public companies in the carpet industry used by Robinson-Humphrey for this analysis were Interface, Inc., Mohawk Industries, Inc., Shaw Industries, Inc. and Wellman, Inc. Robinson-Humphrey evaluated, among other things, multiples of stock prices as of May 29, 1996 to calendar 1996 estimated earnings (which ranged from 12.0x to 19.3x with a median of 13.8x); and multiples of total levered firm value (defined as equity market capitalization plus net debt) to latest twelve months' EBITDA (which ranged from 5.7x to 9.5x with a median of 7.3x). Robinson-Humphrey then applied these and other multiples for the selected companies to corresponding data for Image. This analysis resulted in an equity value reference range for pro forma Maxim Common Stock of $7.79 to $8.32 per share.

    The public companies in the specialty retail industry used by Robinson-Humphrey for this analysis were Bed Bath & Beyond Inc., Books-A-Million, Inc., Heilig-Meyers Company, The Home Depot, Inc., Office Depot, Inc. and The Sports Authority, Inc. Again Robinson-Humphrey evaluated, among other things, multiples of stock prices as of May 29, 1996 to calendar 1996 estimated earnings (which ranged from 17.3x to 42.0x with a median of 25.8x); and multiples of total levered firm value to latest twelve months' EBITDA (which ranged from 8.lx to 28.lx with a median of 12.3x). Robinson-Humphrey then applied these and other multiples for the selected companies to corresponding data for Maxim on a pro forma basis. This analysis resulted in an equity value reference range for pro forma Maxim Common Stock of $15.44 to $16.17 per share.

    Pro Forma Discounted Cash Flow Analysis. Using traditional DCF valuation methodology, Robinson-Humphrey calculated the present value of the common stock of the combined Maxim/Image entity, giving effect to the Merger and various assumptions provided by the management of Maxim and Image, including the synergies expected by the managements of Image and Maxim to be realized as a result of the Merger. In both the Base Case and the Upside Case,
Robinson-Humphrey analyzed the sum of the free cash flows over the forecast period and the present values of the range of terminal values described below. The range of terminal values was calculated by applying multiples of 6.0x to 8.0x to the combined entity's projected EBITDA in the year 2000. These terminal values, as well as the interim free cash flows, were discounted using discount rates ranging from 9.39% to 11.89%. The DCF analysis for the Base Case resulted in an equity value reference range for the pro forma Maxim Common Stock of $17.59 to $23.55 per share. The DCF analysis for the Upside Case resulted in an equity value reference range for the pro forma Maxim Common Stock of $19.21 to $25.53 per share. Robinson-Humphrey observed that the Upside Case appeared to be an aggressive forecast in light of prevailing business and industry conditions. Robinson-Humphrey observed further that the DCF analysis should be considered as a more theoretical indication of value than certain of the other methodologies employed. Accordingly, the equity values implied by the DCF analysis may not be attainable.

    Pro Forma Leveraged Buyout Analysis. Robinson-Humphrey performed an LBO analysis of pro forma Maxim, utilizing the same Base Case and Upside Case management projections used in the pro forma DCF analysis and assuming a leveraged capital structure (30.0% equity, 20.0% subordinated debt and 50.0% senior debt). In the Base Case, the supportable LBO purchase price per share of pro forma Maxim Common Stock was $12.00. This analysis resulted in a senior debt to calendar 1996 EBITDA multiple of 3.72x and a calendar 1997 fixed charge coverage ratio of 1.07x. The LBO equity holders in the Base Case would earn an annual return of 36.4%. In the Upside Case, the supportable LBO purchase price per share of pro forma Maxim Common Stock was $15.00. This analysis resulted in a senior debt to calendar 1996 EBITDA multiple of 4.21x and a calendar 1997 fixed charge coverage ratio of 0.99x. LBO equity holders in the Upside Case would earn an annual return of 32.6%.

    Pro Forma Implied Stock Price Analysis. Robinson-Humphrey performed an implied stock price analysis of the pro forma Maxim Common Stock. This analysis again used management's Base Case and Upside Case forecasts. Under the Base Case, Robinson-Humphrey calculated future stock prices using assumed price/earnings multiples of 14x to 22x. In 1997 these stock prices ranged from $18.32 to $28.79, and in 2000 from $28.09 to $44.13. Under the Upside Case, again using assumed price/ earnings multiples of 14x to 22x, in 1997 these stock prices ranged from $20.56 to $32.31, and in 2000 from $31.46 to $49.43.

    Robinson-Humphrey utilized the comparable public company, selected merger and acquisition, DCF, LBO, acquisition premiums and implied stock price analyses described above in order to value Image and pro forma Maxim. For the reasons noted above, Robinson-Humphrey did not consider the DCF and acquisition premiums analyses to be as relevant as the implied stock price and the selected mergers and acquisitions analyses. The other methodologies described above were used by Robinson-Humphrey to determine whether the consideration proposed to be paid by Maxim was fair to the holders of Image Common Stock in light of Robinson-Humphrey's valuations of Image and pro forma Maxim.

    In arriving at its opinion, Robinson-Humphrey performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Robinson-Humphrey. In addition, Robinson-Humphrey believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or an incomplete view of the process underlying its analyses set forth in the opinion. Also considered by Robinson-Humphrey to be very important but not readily subject to analysis were various strategic alliances taking place in the carpet industry which would potentially have a material effect on Image.

    The preparation of a business opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With regard to the comparable transaction and the comparable public company analyses summarized above, Robinson-Humphrey selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company utilized as a comparison is identical to Image.

    In performing its analyses, Robinson-Humphrey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Image's or Maxim's control. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Estimates of values of companies or parts of companies do not purport to be appraisals or necessarily to reflect the price at which such companies or parts may actually be sold, and such estimates are inherently subject to uncertainty.

    In the ordinary course of its business, Robinson-Humphrey and its affiliates actively trade in Image Common Stock for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Robinson-Humphrey has in the past provided financial advisory services to Maxim and has received customary fees for such services. In the ordinary course of its business, Robinson-Humphrey and its affiliates actively trade in Maxim Common Stock for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In November 1995 Robinson-Humphrey acted as a managing underwriter in connection with a public offering of Maxim Common Stock by certain selling shareholders of Maxim, for which Robison-Humphrey received customary compensation for the rendering of such services.

    Image has paid Robinson-Humphrey an advisory fee of $175,000 and is obligated to pay Robinson-Humphrey an additional $125,000 upon mailing of this Proxy Statement/Prospectus to the shareholders of Image. Image has also agreed to reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses, including fees and disbursements of legal counsel. Pursuant to the engagement, Image has agreed to indemnify Robinson-Humphrey, its controlling persons, affiliates, and their respective partners, directors, officers, agents, consultants, and employees against certain liabilities, including liabilities under the federal securities laws.

                              TERMS OF THE MERGER

    THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH IN THIS SECTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED BY REFERENCE HEREIN. REFERENCE IS MADE TO THE MERGER AGREEMENT FOR THE DEFINITION OF SUCH CAPITALIZED TERMS USED HEREIN FOR WHICH NO DEFINITION IS PROVIDED. ALL MAXIM AND IMAGE SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

    The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions (including, among other things, approval of the Merger by the shareholders of each of Maxim and Image), the Merger Subsidiary will be merged with and into Image. Upon consummation of the Merger, the separate existence of the Merger Subsidiary will cease. Image will continue as the surviving corporation and the name of Image, as the surviving corporation in the Merger, will by virtue of the Merger remain "Image Industries, Inc." Image will become a wholly-owned subsidiary of Maxim, and Image's shareholders will become shareholders of Maxim.

CONVERSION OF IMAGE COMMON STOCK IN THE MERGER

    At the Effective Time, each share of Image Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into the right to receive one share of Maxim Common Stock. Based on the number of shares of Image Common Stock outstanding on the record date, 5,266,285 shares of Maxim Common Stock will be issued upon conversion of shares of Image Common Stock in the Merger, representing approximately 42% of the outstanding shares of Maxim Common Stock as of July 15, 1996, after giving effect to the Merger.

    Upon consummation of the Merger, the holders of outstanding stock options to purchase shares of Image Common Stock shall have exercised such options, or to the extent not so exercised shall be deemed to have surrendered such options at the Effective Time to Maxim in exchange for options to purchase shares of Maxim Common Stock having the same aggregate exercise price, terms, duration and vesting schedules, and exercisable for a number of shares of Maxim Common Stock equal to the number of shares of Image Common Stock covered by the option. With respect to options issued pursuant to that certain Plan and Agreement of Conversion, dated July 30, 1993, among Image and certain option holders thereof (the "Conversion Agreement"), Maxim will also assume the obligations of Image to the option holders parties to such Conversion Agreement, including the obligation of

Image to maintain an effective registration statement under the Securities Act with respect to resales of shares of common stock issuable upon the exercise of such options. As of July 16, 1996, 978,327 shares of Image Common Stock were reserved for issuance pursuant to outstanding stock options.

EXCHANGE OF CERTIFICATES IN THE MERGER

    Immediately following the Effective Time, Wachovia Bank of North Carolina, N.A. (the "Exchange Agent") will mail or otherwise deliver a transmittal form and instructions to each holder of record of certificates which immediately prior to the Effective Time represented outstanding shares of Image Common Stock (the "Certificates") to be used in forwarding the Certificates for surrender and exchange for certificates representing the number of whole shares of Maxim Common Stock which such holder has the right to receive. No dividends or other distributions that are declared after the Effective Time with respect to Maxim Common Stock and payable to holders of record thereof after the Effective Time shall be paid to Image shareholders entitled to receive certificates representing Maxim Common Stock until such shareholders surrender their Certificates. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such Maxim Common Stock shall be issued any dividends which shall have become payable with respect to such Maxim Common Stock between the Effective Time and the time of such surrender. After such surrender, there shall also be paid to the shareholder in whose name the certificates representing such Maxim Common Stock shall be issued any dividend on such Maxim Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender, and such payment shall be made on the payment date. In no event will the shareholders entitled to receive such dividends be entitled to receive interest on such dividends. All dividends or other distributions declared after the Effective Time with respect to Maxim Common Stock and payable to the holders of record thereof after the Effective Time that are payable to the holders of Certificates not theretofore surrendered and exchanged for certificates representing Maxim Common Stock shall be paid or delivered by Maxim to the Exchange Agent for the benefit of such holders.

    Any dividends or other distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time will be repaid or redelivered by the Exchange Agent to Maxim, after which time any holder of Certificates who has not theretofore surrendered such Certificates to the Exchange Agent, subject to applicable law, will look as a general creditor only to Maxim for payment or delivery of such dividends or distributions, as the case may be. Notwithstanding the foregoing, none of Maxim, the Merger Subsidiary, the Exchange Agent, Image as the surviving corporation or any other party to the Merger Agreement will be liable to a holder of Image Common Stock for any Maxim Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat or unclaimed fund laws.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties relating to, among other things: (i) the due organization, power and good standing of Maxim and Image and similar corporate matters; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement;
(iii) the capital structure of Maxim and Image; (iv) subsidiaries of Maxim and Image; (v) the absence of conflicts under charters or bylaws and violations of any instruments or law, and required consents or approvals; (vi) certain documents filed by each of Maxim and Image with the Commission and the accuracy of information contained therein; (vii) litigation; (viii) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (ix) taxes; (x) retirement and other employee benefit plans of Maxim and Image; (xi) labor matters; (xii) compliance with environmental laws; (xiii) qualification for "pooling of interests" accounting treatment; (xiv) brokers' and finders' fees with respect to the Merger; and (xv) receipt of fairness opinions.

CONDUCT OF MAXIM'S BUSINESS PENDING THE MERGER

    Maxim has agreed that, during the period from the date of the Merger Agreement through the Effective Time, unless Image otherwise consents in writing, Maxim, among other things, shall:

(i) conduct its businesses in the regular and ordinary course and in substantially the same manner as such businesses have been previously conducted;
(ii) use its best efforts to preserve the businesses, rights, properties and assets of Maxim, preserve intact its present business organization, keep available the services of its present officers and employees and maintain its relationships with customers, suppliers and others having business dealings with Maxim; (iii) without the prior consent of Image, not (a) amend its Certificate of Incorporation or Bylaws except as contemplated by the Merger Agreement, (b) terminate or amend any employee benefit plan, fund or arrangement in a manner which would directly or indirectly materially change the benefits under such plan, (c) mortgage, pledge or subject to lien, restriction or other encumbrance of property, business or assets, tangible or intangible, of Maxim or its subsidiaries or sell, transfer or lease or otherwise dispose of assets except in the ordinary course of business or (d) make any change in accounting method or accounting period; (iv) use its best efforts to comply with all federal or state law requirements with respect to the Merger; (v) use its best efforts to obtain any consent, authorization or approval of, or an exemption by, any governmental authority or agency, or other third party required in connection with the Merger; (vi) afford to Image and its representatives full access during normal business hours to all of its properties, books, contracts, commitments and records and furnish to Image a copy of each document filed or received by it pursuant to the requirements of federal and state securities laws and all other information concerning its business, properties and personnel as Image may reasonably request; (vii) advise Image of any change in the business, results of operations, financial condition, assets, liabilities, or prospects of Maxim which is or may be materially adverse to Maxim and its subsidiaries taken as a whole; (viii) advise Image if, at any time before the Registration Statement becomes effective or the Effective Time, the Registration Statement or the Proxy Statement contains an untrue statement of material fact or omits to state a material fact; (ix) not take any action or omit to take any action, except as contemplated by the Merger Agreement, which would cause any of the representations and warranties of Maxim to fail to be true and correct in all respects; (x) timely file all reports required to be filed with the Commission;
(xi) use its best efforts to obtain a commitment from a Lender to extend to Maxim subsequent to the Effective Time a credit facility in principal amount not less than $120 million; (xii) ensure that (except as permitted) there will be no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which Maxim is bound to issue additional shares of capital stock; (xiii) fund any obligations to its employee stock ownership or stock purchase plan, if any, required by ERISA or the terms of such plans; and (xiv) defend and respond to certain actions, suits, proceedings, or investigations which may arise relating to the Merger.

CONDUCT OF IMAGE'S BUSINESS PENDING THE MERGER

    Image has agreed that, during the period from the date of the Merger Agreement through the Effective Time, unless Maxim otherwise consents in writing, Image, among other things, shall: (i) conduct its businesses in the regular and ordinary course and in substantially the same manner as such businesses have been previously conducted; (ii) use its best efforts to preserve the businesses, rights, properties and assets of Image, preserve intact its present business organization, keep available the services of its present officers and employees and maintain its relationships with customers, suppliers and others having business dealings with Image; (iii) without the prior consent of Maxim, not (a) amend its Certificate of Incorporation or Bylaws except as contemplated by the Merger Agreement, (b) terminate or amend any employee benefit plan, fund or arrangement in a manner which would directly or indirectly materially change the benefits under such plan, (c) mortgage, pledge or subject to lien, restriction or other encumbrance property, business or assets, tangible or intangible, of Image or sell, transfer or lease or otherwise dispose of assets except in the ordinary course of business, or (d) make any change in accounting method or accounting period; (iv) use its best efforts to comply with all federal or state law requirements with respect to the Merger; (v) use its best efforts to obtain any consent, authorization or approval of, or an exemption by,  any  governmental  authority  or agency,  or  other  third  party
required   in  connection  with  the  Merger;  (vi)  afford  to  Maxim  and  its representatives full access during normal business hours to all of its properties, books, contracts, commitments and records and furnish to Maxim a copy of each document filed or received by it pursuant to the requirements of federal and state securities laws and all other information concerning its business, properties and personnel as Maxim may reasonably request; (vii) advise Maxim of any change in the business, results of operations, financial condition, assets, liabilities, or prospects of Image which is or may be materially adverse to Image; (viii) advise Maxim if, at any time before the Registration Statement becomes effective or the Effective Time, the Registration Statement or the Proxy Statement contains an untrue statement of material fact or omits to state a material fact; (ix) not take any action or omit to take any action, except as contemplated by the Merger Agreement, which would cause any of the representations and warranties of Image to fail to be true and correct in all respects; (x) timely file all reports required to be filed with the Commission; (xi) ensure that, except as permitted, there will be no outstanding options, warrants, rights, contracts, commitment, understandings or arrangements by which Image is bound to issue additional shares of capital stock; (xii) fund any obligations to its employee stock ownership or stock purchase plan, if any, required by ERISA or the terms of such plans; and (xiii) defend and respond to certain actions, suits, proceedings, or investigations which may arise relating to the Merger.

CONFIDENTIALITY; STANDSTILL

    As a condition to Maxim's and Image's furnishing to the other party or to their respective Representatives confidential financial and other information, the Merger Agreement provides that because of the competitive value and confidential nature of such information and all notes, analyses, compilations, studies, interpretations and other material prepared by them or their
Representatives containing or based on such information (collectively, the "Evaluation Material") and the damage that could result to the other party if the Evaluation Material is disclosed to a third party, neither Maxim nor Image will disclose, except as otherwise provided in the Merger Agreement, any of the Evaluation Material to any third party without the prior written consent of the other party.

    Pursuant to the Merger Agreement, Maxim and Image have each agreed that in the event of termination of the Merger Agreement, for any reason, prior to the Effective Time, then until the expiration of 18 months from the date of such termination, neither Maxim nor Image, their Affiliates or those of their Representatives to whom the Evaluation Material has been disclosed or who have been made aware of the discussions between the parties concerning a possible transaction, shall, without the prior written consent of the Board of Directors of the other party, (i) in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any voting securities of the other party, or any rights or options to acquire such ownership, or to purchase, directly or indirectly, a material portion of the assets of the other party; provided that such a restriction will apply only to Maxim and Image and their respective subsidiaries, executive officers and members of their Board of Directors; (ii) propose to enter into, directly or indirectly, any merger or business combination involving the other party; (iii) make, or in any way participate in, directly or indirectly, any solicitation of "proxies" (as such term is used in Regulation 14A under the Exchange Act) to vote or seek to advise or influence any person with respect to the voting of any voting securities of the other party; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Exchange Act) with respect to any voting securities of the other party; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other party; or (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

NO SOLICITATION

    Pursuant to the Merger Agreement, Image agreed that from and after the date of the Merger Agreement until the Effective Time, Image and its directors, officers and employees will not, and Image will use its best efforts to cause its representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) initiate, solicit or cooperate with submission of any inquiries, proposals or offers by any person, entity or group (other than Maxim, the Merger Subsidiary and their affiliates, agents and representatives) relating to any Acquisition Proposal, (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Image to, or afford any access to the properties, books or records of Image to, or otherwise assist, facilitate or cooperate with, or enter into any agreement or understanding with, any person, entity or group (other than Maxim, the Merger Subsidiary and their affiliates, agents and representatives) in connection with any Acquisition Proposal or (iii) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Maxim and the Merger Subsidiary).

    Under the terms of the Merger Agreement, Maxim also agreed that from and after the date of the Merger Agreement until the Effective Time, Maxim and its subsidiaries and their respective directors, officers and employees will not, and Maxim will use its best efforts to cause their respective representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) initiate, solicit or cooperate with submission of any inquiries, proposals or offers by any person, entity or group (other than Image and its affiliates, agents and representatives) relating to any Acquisition Proposal, (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Maxim or any of its subsidiaries to, or afford any access to the properties, books or records of Maxim or any of its subsidiaries to, or otherwise assist, facilitate or cooperate with, or enter into any agreement or understanding with, any person, entity or group (other than Image and its affiliates, agents and representatives) in connection with any Acquisition Proposal or (iii) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by and person, entity or group (other than Image).

    Notwithstanding the above provisions, the Merger Agreement provides that Maxim or Image, as applicable (such entity hereinafter called "Target") may, to the extent the Board of Directors of Target determines in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and furnish information to any person, entity or group after such person, entity or group shall have delivered to Target in writing a Superior Proposal. As used in the Merger Agreement, a "Superior Proposal" means an unsolicited bona fide Acquisition Proposal which is not subject to any financing contingency and which the Board of Directors of Target in its good faith reasonable judgment determines, after consultation with its principal advisors in connection with the transactions contemplated in the Merger Agreement, would upon consummation thereof result in a transaction more favorable to the shareholders of Target than the transactions contemplated in the Merger Agreement and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of Target, is reasonably capable of being financed by such person, entity or group and which is probable to be consummated (a "Superior Proposal"). A Target must (i) notify the other party to the Merger Agreement (Maxim or Image, as applicable) immediately if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to such other party the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror. Following such notification, a Target may furnish information with respect to a Superior Proposal only if it (i) notifies the other party to the Merger Agreement (Maxim or Image, as applicable) of the information proposed to be disclosed reasonably concurrently with the disclosure thereof, (ii) provides such information pursuant to a confidentiality agreement at least as restrictive as that contained in the Merger Agreement.

    In the event that a Target receives a Superior Proposal, the Board of Directors of such Target may approve such Superior Proposal or recommend such Superior Proposal to its shareholders, if the Board determines reasonably and in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law. In such a case, the Board may amend or withdraw its approval or recommendation of the Merger. See "-- Termination Fee."

CONDITIONS TO THE MERGER; WAIVER OF CONDITIONS

    The obligation of Maxim to consummate the Merger is subject to the satisfaction of a number of conditions, including among others: (i) the representations and warranties made by Image in the

Merger Agreement shall have been true in all material respects as of the date of the Merger Agreement and shall be true in all material respects as of the Effective Time; (ii) Image shall have performed in all material respects every obligation and complied in all material respects with each agreement, covenant and condition required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time; (iii) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Maxim, it is not in the best interests of the shareholders of Maxim to contest; (iv) there shall not have been instituted or be pending any action or proceeding by any U.S. federal or state government or governmental agency or instrumentality, among other things, challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; (v) no material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospects of Image; (vi) the Merger, the Merger Agreement and related documents, including the amendments to the Certificate of Incorporation of Maxim shall have been validly approved by the requisite vote of the shareholders of each of Maxim and Image, as appropriate; (vii) the Registration Statement shall have become effective, and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect; (viii) Maxim shall have received from Image's legal counsel an opinion dated the Effective Time, as to certain matters; (ix) Maxim shall have received from Image's accountants letters as to certain financial information contained in the Registration
Statement; (x) Maxim shall have received copies of all necessary third party consents; (xi) all applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or terminated; (xii) the shares of Maxim Common Stock to be issued pursuant to the Merger shall have been approved for listing on The Nasdaq National Market, subject to official notice of issuance; (xiii) the members of the Board of Directors of Image shall have submitted their written resignations as directors of Image, effective as of the Effective Time; (xiv) Maxim shall have received an opinion from Prudential Securities that the transactions contemplated by the Merger Agreement are fair, from a financial point of view, to the shareholders of Maxim; (xv) Image shall have received an opinion of its tax counsel, in form reasonably acceptable to both Image and Maxim, to the effect that the Merger will be a tax free reorganization for federal income tax purposes; (xvi) Maxim shall have determined to its satisfaction that the Merger will be accounted for as a pooling of interests; (xvii) all employment agreements to which Image is a party at the date of the Merger Agreement (other than the employment agreements between Image and H. Stanley Padgett and Larry M. Miller, respectively), shall have been terminated, or shall have expired in accordance with their terms without renewal, and in either case without liability of the Surviving Corporation for any payment of severance payments or severance benefits under any such agreement, and Image shall not have become a party to any other employment agreements except as consented to by Maxim; (xviii) Maxim shall have received from the affiliates of Image their agreement with respect to restrictions on transfer of the securities of Maxim and Image; and (xix) Maxim shall have received such other certificates, documents and instruments as it shall have reasonably requested.

    The obligation of Image to consummate the Merger is subject to the satisfaction of a number of conditions, including among others: (i) the representations and warranties made by Maxim in the Merger Agreement shall have been true in all material respects as of the date of the Merger Agreement and shall be true in all material respects as of the Effective Time; (ii) Maxim shall have performed in all material respects every obligation and complied in all material respects with each agreement, covenant and condition required by the Merger Agreement to be performed or complied with by it prior to the Effective Time; (iii) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Image, it is not in the best interests of the shareholders of Image to contest; (iv) there shall not have been instituted or be pending any action or proceeding by any U.S. federal or state government or governmental agency or instrumentality, among other things, challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; (v) no material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospects of Maxim; (vi) the Merger and the Merger Agreement shall have been validly approved by the requisite vote of the shareholders of each of Maxim and Image; (vii) the Registration Statement shall have become effective and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect; (viii) Image shall have received an opinion of Maxim's legal counsel as to certain matters; (ix) Image shall have received from Maxim's accountants letters as to certain financial information contained in the Registration Statement; (ix) Image shall have received copies of all necessary third party consents; (x) all applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or terminated; (xi) the shares of Maxim Common Stock to be issued pursuant to the Merger shall have been approved for listing on The Nasdaq National Market, subject to official notice of issuance;
(xii) the Maxim Charter Amendments shall have been approved by the requisite vote of the shareholders of Maxim; (xiii) Image shall have received an opinion from Robinson-Humphrey that the transactions contemplated by the Merger Agreement are fair, from a financial point of view, to the shareholders of Image; (xiv) Image shall have determined to its satisfaction that the Merger will be accounted for as a pooling of interests; (xv) Image shall have entered into employment agreements with Larry M. Miller and H. Stanley Padgett in the forms attached to the Merger Agreement; (xvi) Image shall have terminated each of the Indemnity Agreements to which it is a party as of the date of the Merger Agreement with Image Indemnitees, and shall not have entered into any additional such agreements with present or former executive officers or members of its Board of Directors, except that Image may, immediately prior to the Effective Time, enter into a substitute indemnity agreement with any person who is, as of the date of the Merger Agreement, an Image Indemnitee; (xvii) the Board of Directors of Maxim shall have adopted a resolution authorizing Image, in the discretion of executive management of such corporation, to proceed with completion of implementation of the Capital Expenditure Plan following the Effective Time, on the terms and within the time contemplated by the Capital Expenditure Plan, with such modifications or amendments as shall be agreed to by the chief executive officer of Image; (xviii) Maxim shall have received from the affiliates of Image their agreement with respect to restrictions on transfer of the securities of Maxim and Image; (xix) Maxim shall have received a commitment letter from a lender to extend to Maxim subsequent to the Effective Time a credit facility in principal amount not less than $120 million; (xx) Image shall have received certain consents to the Merger from third parties; and (xxi) Image shall have received such other certificates, documents and instruments as it shall have reasonably requested.

    At any time prior to the Effective Time, Maxim or Image, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements of the other parties or satisfaction of any of the conditions to its obligations contained in the Merger Agreement. Any agreement on the part of a party in the Merger Agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

AMENDMENT AND TERMINATION

    The parties may modify or amend the Merger Agreement by written agreement at any time prior to the Effective Time, to the extent permitted by applicable law.

    The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Image or Maxim: (i) by mutual consent of Maxim and Image; or (ii) by either Maxim or Image if (a) the Merger shall not have been consummated on or before December 31, 1996, (b) the requisite vote of the shareholders of Image or Maxim to approve the Merger Agreement and the transactions contemplated thereby shall not be obtained at the respective meeting of the shareholders of such corporation called for such purpose or any adjournment thereof, or (c) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such terminating party determines in good faith that the pendency of such order, judgment or decree renders the consummation of the Merger impracticable; provided that the right to so terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (iii) by either Maxim or Image if (a) the Board of Directors of the other party to the Merger Agreement shall have withdrawn or modified in a manner adverse to Maxim or Image, as the case may be, its approval or recommendation of the Merger, the Merger Agreement or the transactions contemplated thereby, or shall have resolved to do any of the foregoing, or (b) there has been (x) a material breach of any covenant, or agreement on the part of the other party to the Merger Agreement or failure of a condition in the Merger Agreement which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach, or (y) a breach of a representation or warranty of the other party to the Merger Agreement which by its nature cannot be cured prior to the Termination Date; or (c) if the Board of Directors of either party, pursuant to actions permitted by the Merger Agreement, shall have authorized Maxim or Image, as the case may be, to enter into an agreement with any third party with respect to, or shall have approved or recommended to such corporation's shareholders for approval, a Superior Proposal; or (iv) by either Maxim or Image if, as of any date prior to the Effective Time, the Maxim Market Value is equal to or less than $11.00.

    In the event of termination of the Merger Agreement by either Maxim or Image as provided above, the Merger Agreement shall forthwith become void and there shall be no liability thereunder on the part of Maxim or Image or their respective officers or directors except for willful breach and except that the agreements with respect to confidentiality contained in the Merger Agreement, and the agreements with respect to termination fees, expenses and liquidated damages contained in the Merger Agreement, shall survive the termination thereof.

TERMINATION FEE

    If the Merger Agreement is terminated: (i) by Maxim as a result of the modification or withdrawal by Image's Board of its recommendation of the Merger; or (ii) by Image if it accepts a Superior Proposal; or (iii)(a) by Image (or certain persons acting on behalf of Image) if it commits a breach of the no solicitation provisions of the Merger Agreement or (b) a tender or exchange offer for any shares of capital stock of Image or any business combination of the type described in the no solicitation provisions of the Merger Agreement shall have been made or publicly proposed to be made by any person, entity or group other than Maxim, and either (1) the Board of Directors of Image shall have announced a position in favor of such tender or exchange offer or business combination, or (2) in the case of a tender or exchange offer, the offerer successfully acquires pursuant thereto shares representing more than 51% of the total outstanding voting stock of Image; then Image shall pay to Maxim a termination fee of $3,000,000.

    If the Merger Agreement is terminated: (i) by Image as a result of the modification or withdrawal by Maxim's Board of its recommendation of the Merger; or (ii) by Maxim, if it accepts a Superior Proposal; or (iii)(a) by Maxim (or certain persons acting on behalf of Maxim) if it commits a breach of the no solicitation provisions of the Merger Agreement, or (b) a tender or exchange offer for any shares of capital stock of Maxim or any business combination of the type described in the no solicitation provisions of the Merger Agreement shall have been made or publicly proposed to be made by any person, entity or group other than Image, and either (1) the Board of Directors of Maxim shall have announced a position in favor of such tender or exchange offer or business combination, or (2) in the case of a tender or exchange offer, the offerer successfully acquires pursuant thereto shares representing more than 51% of the total outstanding voting stock of Maxim; then Maxim shall pay to Image a termination fee of $3,000,000.

EXPENSES

    Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

EFFECTIVE TIME OF THE MERGER

    If the Merger is approved by the requisite vote of Maxim and Image shareholders and the other conditions to the Merger are satisfied or waived, the merger will be consummated and become effective at the time at which a Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time"). It is presently contemplated that the Effective Time will occur promptly after the later to occur of (i) the Image Special Meeting or the Maxim Annual Meeting, provided that each of the conditions set forth in the Merger Agreement are fulfilled or waived, or (ii) such other time and place as Maxim and Image shall agree.

HART-SCOTT-RODINO ACT

    Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, Maxim and Image furnished notification of the Merger and provided certain information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. The waiting period under the HSR Act with respect to the Merger was terminated on June 24, 1996.

NO APPRAISAL RIGHTS

    Neither the holders of record of Maxim Common Stock nor the holders of record of Image Common Stock will have any dissenters' or appraisal rights as a result of the matters to be voted upon at the respective Meetings.

RESALE OF MAXIM COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

    The Maxim Common Stock to be issued to shareholders of Image in connection with the Merger will be freely transferable under the Securities Act, except for shares of Maxim Common Stock issued to any person deemed to be an affiliate of Image for purposes of Rule 145 under the Securities Act at the time of the Image Special Meeting ("Affiliates"). Affiliates may not sell their shares of Maxim Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

ACCOUNTING TREATMENT

    Consummation of the Merger is conditioned upon each of Maxim and Image having determined to its satisfaction that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement. Maxim and Image have agreed to use their best efforts to cause the Merger to qualify for pooling-of-interests treatment by Maxim.

    Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Maxim and Image will be combined at the Effective Time and carried forward at their previously recorded amounts, and the shareholders' equity accounts of Maxim and Image will be combined on Maxim's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of Maxim issued after the Merger will be restated retroactively to reflect the consolidated operations of Maxim and Image as if the Merger had taken place prior to the periods covered by such financial statements.

    In order to permit the Merger to qualify for pooling-of-interests accounting treatment, each of the affiliates of Maxim and Image have agreed not to sell, transfer or otherwise dispose of any securities of Image or Maxim, including shares of Maxim Common Stock received by such affiliate in the Merger, until after such time as financial results covering at least thirty (30) days of combined operations of Image and Maxim have been published by Maxim, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations (which publication shall be effected by Maxim at the earliest reasonably practicable opportunity), except for transfers or other dispositions that Maxim determines, taking into account the actions of other affiliates, will not prevent Maxim from accounting for the Merger as a pooling of interests.

    The unaudited pro forma financial information contained in this Proxy Statement/Prospectus has been prepared using the pooling-of-interests accounting method to account for the Merger. See "SUMMARY -- Comparative Per Share Data" and "-- Selected Unaudited Pro Forma Combined Financial Data" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    No ruling from the Internal Revenue Service concerning the tax consequences of the Merger has been requested. It is a condition to the obligation of Maxim to consummate the Merger that Image receive an opinion from tax counsel for Image to the effect that the Merger will be a tax free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

    Assuming that certain representations made by Image and Maxim are true as of the Effective Time, Womble Carlyle Sandridge & Rice, PLLC, counsel to Image, is of the opinion that (i) the Merger will be a tax free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, (ii) an Image shareholder who, pursuant to the Merger, exchanges his or her Image Common Stock, actually owned by him or her solely for Maxim Common Stock will not recognize any gain or loss upon such exchange, (iii) the aggregate tax basis of the Maxim Common Stock received in exchange for the Image Common Stock will be equal to the aggregate tax basis of the respective Image Common Stock surrendered, and (iv) for the purpose of determining long-term or short-term capital gain, the holding period of the Image Common Stock will be added to the holding period of the newly exchanged Maxim Common Stock in making the determination.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PROPOSE TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR IMAGE SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND SHAREHOLDERS WHO ACQUIRED THEIR SHARES AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. IMAGE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Under the terms of the Merger Agreement, the existing employment agreements between Image and each of Larry M. Miller and H. Stanley Padgett will, effective as of the Effective Time, be amended and extended to a term expiring on July 30, 1998. See "-- Management and Operations After the Merger" for a description of these employment agreements.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    MANAGEMENT. Following consummation of the Merger, the Board of Directors of Maxim will be expanded by three members (the Maxim Board is currently comprised of eight members) to include Larry M. Miller (the Chairman of the Board of Image), H. Stanley Padgett (the President and Chief Executive Officer of Image), and one additional outside member, chosen by Messrs. Miller and Padgett and reasonably acceptable to Maxim. Messrs. Miller and Padgett will also be elected Senior Executive Vice Presidents of Maxim, with Mr. Miller continuing to serve as Chairman of the Image Board and President of its Image Carpets Division, and Mr. Padgett continuing to serve as President and Chief Executive Officer of Image (which will be a wholly-owned subsidiary of Maxim).

    Larry M. Miller, age 55, co-founder of Image, has served as a director of Image since its inception in 1976 and currently serves as Chairman of the Board, Secretary and President, Image Carpets division. Mr. Miller was the initial President of Image and has served as an executive officer every year thereafter. Mr. Miller has 32 years of experience in the floorcovering industry.

    H. Stanley Padgett, age 49, President, Chief Executive Officer and a member of the Board of Directors of Image, joined Image in 1976. He served as Vice President of Manufacturing and Vice President of Operations of Image prior to becoming its President and Chief Executive Officer in July 1990. Mr. Padgett and has been a member of the Board of Directors of Image since September 1990. Mr. Padgett has 24 years of experience in the fiber and carpet industries and has a B.S. and an M.S. in Textiles from The Georgia Institute of Technology.

    If the Maxim Charter Amendments are approved at the Maxim Annual Meeting, Messrs. Miller and Padgett will, upon consummation of the Merger, each be elected a Class II director of Maxim to serve for a term expiring at Maxim's 1998 annual meeting of shareholders. See "MAXIM ANNUAL MEETING PROPOSALS -- Proposal to Adopt Maxim Charter Amendments." For information regarding the current directors of Maxim, see "MAXIM ANNUAL MEETING PROPOSALS -- Election of Directors."

    EMPLOYMENT AGREEMENTS. Mr. Padgett will, upon consummation of the Merger, enter into an amendment to his current employment agreement with Image, pursuant to which Mr. Padgett will serve as a Senior Executive Vice President of Maxim and as the President and Chief Executive Officer of Image. Maxim will be added as a party to the amended agreement, which will expire on July 30, 1998. Mr. Padgett will be entitled to receive an annual base salary of $295,000 for serving in such positions which is subject to increase at the discretion of the Compensation Committee, plus certain specified benefits and other benefits generally available to other senior executive officers of Image. The employment agreement provides that the Compensation Committee may also grant an annual bonus to Mr. Padgett. In the event that Mr. Padgett's employment is terminated without "cause," as defined under the agreement, he is entitled to a severance payment equal to the salary which would be owed to him through the remainder of the term of the agreement, but in no event less than one year's then-current salary, as well as a bonus equal to the average of the two prior years' annual bonuses. In addition, certain benefits shall be continued for a period of six months, and all unvested options held by Mr. Padgett which would vest in the year of termination shall vest in full. In the event of termination of Mr. Padgett's employment for any reason other than cause within twelve months after a change in control, Maxim shall pay Mr. Padgett an amount equal to his annual base salary as then in effect, in lieu of any other severance payment, and shall continue certain benefits, including a company automobile and medical, life and disability insurance, for a period of six months. A change in control is defined in the employment agreement as (i) a sale of all or substantially all of the assets of Image or Maxim, (ii) the acquisition by any person of more than 50% of the voting stock of Image or Maxim, (iii) a change in a majority of the Board of Directors of Image or Maxim in any two-year period unless the existing Board of Directors nominated the new directors, (iv) a merger or other business combination unless at least 50% of Image's or Maxim's voting stock remains outstanding immediately thereafter, or (v) liquidation of substantially all of Image's or Maxim's assets. A public offering of Image's or Maxim's shares does not constitute a change in control. If Mr. Padgett's employment is terminated for cause, or if he voluntarily terminates his employment with Image, he shall not be entitled to a severance payment or bonus and shall be subject to a one-year noncompetition covenant. Termination of employment includes death, disability, voluntary termination by the employee or involuntary termination by Image with or without cause, which would include a material change in position or responsibility.

    Mr.  Miller  will  also, upon  consummation  of  the Merger,  enter  into an amendment to his employment agreement with Image which will contain substantially the same terms as described above for Mr. Padgett, except that:
(i) Mr. Miller's annual base salary is $240,000; and (ii) Mr. Miller is entitled to receive an additional severance payment of $175,000 if his employment is voluntarily or involuntarily terminated for any reason, with or without cause, or upon the death or disability of Mr. Miller at any time during the term of his employment agreement.

    OPERATIONS. Following the Merger, Image will be a wholly-owned subsidiary of Maxim and will continue to operate as a carpet manufacturer and PET recycler. Image products will be marketed by Maxim to its retail network with production capacity to be redirected from other lower margin business lines to meet the anticipated demand from Maxim's retail network.

    It is anticipated that Image will incur lower selling costs associated with a captive retail network as compared to the current customer base of a large number of independent retailers. It is also anticipated that Image will reduce the number of stock keeping units (SKU's) allowing for longer, more efficient production runs. Moreover, Image's carpet products will be prominently marketed within Maxim's cash and carry GCO division. GCO is a roll stocking store which will eliminate the need for samples, resulting in improved profitability of the product while lowering the cost to the retailer. Image's production capacity will be expanded as needed to meet the anticipated demand for carpet products within Maxim's retail network. There can be no assurance, however, that Maxim will be able to successfully implement these operational changes. See "CERTAIN CONSIDERATIONS."

DESCRIPTION OF MAXIM CAPITAL STOCK

    GENERAL. Maxim is authorized to issue up to 15,000,000 shares of Common Stock, $.001 par value per share, and up to 1,000,000 shares of preferred stock $.001 par value per share. If the Maxim Charter Amendments are approved at the Maxim Annual Meeting, Maxim will be authorized to issue up to 25,000,000 shares of Common Stock. See "MAXIM ANNUAL MEETING MATTERS -- Proposal to Approve Common Stock Amendment."

    COMMON STOCK. Subject to the rights of any holder of Preferred Stock, each holder of Maxim Common Stock is entitled to one vote per share for the election of directors as well as on other matters, to dividends as and when declared by Maxim's Board of Directors, and upon liquidation to share in the net assets of Maxim pro rata in accordance with his holdings. The Maxim Common Stock has no preemptive, redemption, conversion or subscription rights, and all outstanding shares of Maxim Common Stock are, and the shares of Maxim Common Stock issued in the Merger will be, fully paid and nonassessable.

    PREFERRED STOCK. Maxim is authorized to issue up to 1,000,000 shares of $.001 par value Preferred Stock, none of which is outstanding. The Board of Directors has the power, without further action by the shareholders, to divide any and all shares of Preferred Stock into series and to fix and determine the relative rights and preferences of the Preferred Stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidating and dissolution preferences, conversion or exchange rights and voting rights, if any. Until September 30, 1996, the prior consent of H. J. Meyers & Co., Inc., the underwriter of Maxim's initial public offering, is required for any issuances of Preferred Stock. Issuances of Preferred Stock by the Board of Directors of Maxim may result in such shares having senior dividend and/or liquidation preferences to the holders of shares of Maxim Common Stock and may dilute the voting rights of such holders. Issuances of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting rights of holders of the Maxim Common Stock. In addition, the issuance of Preferred Stock could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the shareholders of Maxim. No shares of Preferred Stock have been issued and Maxim has no present plans to issue any shares of Preferred Stock.

    CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND
BY-LAWS. Requirements for Supermajority Approval of Transactions. Maxim's Certificate of Incorporation contains provisions requiring supermajority shareholder  approval  to  effect certain  extraordinary  corporate transactions
which  are  not  approved  by  the  Board  of  Directors.  The  Certificate   of
Incorporation requires the affirmative vote or consent of the holders of at least 75% of the shares of each class of Common Stock of Maxim entitled to vote in elections of directors to approve any merger, consolidation, disposition of all or a substantial part of the assets of Maxim or a subsidiary of Maxim, exchange of securities requiring shareholder approval or liquidation of Maxim ("Covered Transaction"), if any person who together with his affiliates and associates owns beneficially 5% or more of any voting stock of Maxim ("Interested Person") is a party to the transaction; unless 75% of the entire Board of Directors of Maxim has not approved the transaction. In addition, the Certificate of Incorporation requires the separate approval by the holders of a majority of the shares of each class of stock of Maxim entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by an Interested Person, of any merger, consolidation, disposition of all or a substantial part of the assets of Maxim or a subsidiary of Maxim, or exchange of securities requiring shareholder approval ("Business Combination"), if an Interested Person is a party to such transaction; provided, that such approval is not required if (a) the consideration to be received by the holders of the stock of Maxim meets certain minimal levels determined by a formula under the Certificate of Incorporation (generally the highest price paid by the Interested Person for any shares which he has acquired), (b) there has been no reduction in the average dividend rate from that which was obtained prior to the time the Interested Person became such, and (c) the consideration to be received by shareholders who are not Interested Persons shall be paid in cash or in the same form as the Interested Person previously paid for shares of such class of stock. Finally, the Certificate of Incorporation allows the Board of Directors in evaluating an "Acquisition Proposal" (for example, a tender offer) to consider all relevant factors involved in the proposal and not just the consideration being offered to shareholders in relation to the then current market price of Maxim's stock. This allows the Board to take into consideration its estimation of the future value of Maxim, as well as other factors it deems relevant. These Articles of Maxim's Certificate of Incorporation may be amended, altered, or repealed only by the affirmative vote or consent of the holders of at least 75% of the shares of each class of stock of Maxim entitled to vote in elections of directors. The effect of these provisions is to make it more difficult for a person, entity or group to effect a change in control of Maxim through the acquisition of a large block of Maxim's voting stock.

    Indemnification. The Certificate of Incorporation and By-laws provide that directors and officers of Maxim will be indemnified by Maxim to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Maxim.

    Limitation of Liability. In addition, the Certificate of Incorporation provides that directors of Maxim will not be personally liable for monetary damages to Maxim for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to Maxim or its shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision would have no effect on the availability of equitable remedies or non-monetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of Maxim). Further, liability of a director for violations of the federal securities laws is not limited by this provision.

    TRANSFER AGENT. Wachovia Bank of North Carolina, N.A., Winston-Salem, North Carolina, is the Transfer Agent for the Maxim Common Stock.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

    GENERAL. If the Merger is consummated, holders of Image Common Stock will become holders of Maxim Common Stock, and the rights of such former Image shareholders will be governed by the laws of the State of Delaware and by the Certificate of Incorporation of Maxim (the "Maxim Certificate of Incorporation") and By-laws of Maxim (the "Maxim By-laws"). The rights of Maxim shareholders under the Maxim Certificate of Incorporation and the Maxim By-laws differ in certain respects from the rights of Image shareholders under the Amended and Restated Certificate of Incorporation of Image (the "Image Certificate of Incorporation") and the Amended and Restated By-laws of Image (the "Image By-laws"). Certain of these differences are summarized below. This summary is qualified in its entirety by reference to the full text of such documents. For information as to how such documents may be obtained, see "AVAILABLE INFORMATION." Maxim and Image are each Delaware corporations.

    ANTI-TAKEOVER PROTECTION. Under the Delaware General Corporation Law (the "Delaware Law"), a merger or consolidation generally must be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of each constituent corporation. No shareholder approval, however, is required if the acquiring corporation owns 90% or more of the outstanding shares of the acquired corporation.

    The Maxim Certificate of Incorporation contains provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the board of directors. See "-- Description of Maxim Capital Stock." The effect of these provisions is to make it more difficult for a person, entity or group to effect a change in control through the acquisition of a large block of Maxim's voting stock.

    The Image Certificate of Incorporation does not contain any requirement for supermajority shareholder approval of corporate transactions.

    NUMBER AND ELECTION OF DIRECTORS. Under the Delaware Law, the number of directors shall be fixed or determined in the manner the bylaws provide, unless the corporation's certificate of incorporation fixes the number of directors, in which case the number of directors may only be changed by amending the certificate of incorporation. The Delaware Law permits the certificate of incorporation or by-laws to divide the directors into one, two or three classes, with the term of office of one class of directors to expire each year and the terms of office of no two classes to expire during the same year.

    The Maxim By-laws sets the number of directors at not less than three nor more than ten, with the Maxim Board to fix the exact number. If the Maxim
Charter Amendments are approved at the Maxim Annual Meeting, the Maxim Certificate of Incorporation and the Maxim By-laws will be amended to increase the maximum number of directors to 15. Although Maxim does not have a classified Board of Directors, if the Maxim Charter Amendments are approved at the Maxim Annual Meeting, Maxim will have a classified board of directors, whereby one-third of the directors of Maxim will be elected each year at Maxim's annual meeting of shareholders. Upon such election, each director of Maxim will serve for a term of three years. See "MAXIM ANNUAL MEETING MATTERS -- Proposal to Approve Maxim Charter Amendments."

    The Image By-laws and Image Certificate of Incorporation provide that the number of directors shall be determined from time to time by the Image Board of Directors or its shareholders. In addition, the Image Certificate of Incorporation divides the Image Board into three classes. Each director is elected to serve a three-year term, with the term of office of one class of directors to expire each year.

    NOTICE OF DIRECTOR NOMINATIONS. Under the Image By-laws, a shareholder must give prior written notice to Image's Corporate Secretary if the shareholder wishes to nominate any person for election as an Image Director at an annual or special meeting of shareholders. Such notice must be delivered to or received at Image's principal executive offices (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, whichever occurs first. The notice must contain the following information: with respect to each person the shareholder wishes to nominate, all information relating to the person required to be disclosed in solicitations for proxies for election pursuant to the Commission's proxy rules; with respect to the shareholder giving the notice, the name and address of such shareholder and the class and number of shares which are beneficially owned by such shareholder; and with respect to the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the corporation which are beneficially owned by such person.

    Although the current Maxim Certificate of Incorporation and the Maxim By-laws do not impose comparable conditions on the submission of director nominations by shareholders, if the Maxim Charter Amendments are approved at the Maxim Annual Meeting, Maxim's By-laws will be amended to provide for conditions on the submission of director nominations by shareholders which are similar to those of Image. See "MAXIM ANNUAL MEETING MATTERS -- Proposal to Approve Maxim Charter Amendments."

    REMOVAL OF DIRECTORS. Under the Maxim By-laws, a director may be removed either with or without cause, at any time by a vote of the shareholders holding a majority of the shares then issued and outstanding and who are entitled to vote for the election of directors, present at any special meeting called for that purpose. If any vacancy so created is not filled by the shareholders at such meeting, such vacancy may be filled by the Board of Directors. If the Maxim Charter Amendments are approved at the Maxim Annual Meeting, Maxim's Certificate of Incorporation will be amended to provide that directors may be removed only for cause and only upon the affirmative vote of the holders of 75% of the total number of votes cast by the holders of Maxim voting stock. See "MAXIM ANNUAL MEETING MATTERS -- Proposal to Approve Maxim Charter Amendments."

    The Image Certificate of Incorporation provides that subject to the rights, if any, of any class or series of preferred stock to elect directors and to remove any director who the holders of such stock had the right to elect, any director may be removed from office only with cause and by the affirmative vote of at least two-thirds of (i) the other members of the Board of Directors or
(ii) the total votes which would be eligible to be cast by shareholders in the election of such director at a duly constituted meeting called for such purpose. A director may not be removed from office without cause. The Image Certificate of Incorporation further provides that at least 30 days prior to any meeting of shareholders at which it is proposed that any director be removed from office, written notice must be sent to the director whose removal will be considered at the meeting.

    SPECIAL MEETINGS OF SHAREHOLDERS. Under the Delaware Law, special meetings of shareholders may be called by the board of directors or those persons authorized by the corporations' certificate of incorporation or the by-laws. Maxim's By-laws authorize the Maxim Board, the President or a Vice President of Maxim, or the holders of not less than one-tenth of all shares entitled to vote at the meeting to call a special meeting of shareholders at any time. If the Maxim Charter Amendments are approved at the Maxim Annual Meeting, Maxim's Certificate of Incorporation will be amended to eliminate the right of shareholders to call a special meeting of shareholders. See "MAXIM ANNUAL MEETING MATTERS -- Proposal to Approve Maxim Charter Amendments."

    The   Image  Certificate   of  Incorporation  allows   special  meetings  of
shareholders to be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the members of the Board or by the President or Chairman of the Board of Directors.

                             CERTAIN CONSIDERATIONS

    IN   ADDITION   TO   THE   OTHER  INFORMATION   CONTAINED   IN   THIS  PROXY
STATEMENT/PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY SHAREHOLDERS OF IMAGE AND MAXIM IN EVALUATING THE MERGER.

    MANAGEMENT OF GROWTH. Maxim has experienced significant growth, principally through acquisitions of floorcovering retailers and adding new franchisees. In addition, Maxim has recently commenced the opening of new company-owned stores. Moreover, Maxim's strategy of vertical integration, through the Merger with Image, is untested in the floorcovering industry. Maxim intends to continue to pursue an aggressive growth strategy for the foreseeable future, and its future operating results will depend largely upon its ability to successfully integrate the operations of Image, open and operate new stores, acquire and integrate floorcovering retailers and expand its franchise network. The process of integrating acquired businesses into Maxim's operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management's attention. See e.g. "MAXIM MANAGEMENT'S DISCUSSION AND ANALYSIS" for a discussion of goodwill impairment relating to certain Maxim acquisitions. There can be no assurance that Maxim's strategy of vertical integration will be successful, that Maxim will be able to expand its market presence in its current locations or successfully enter other markets or that any such expansion will be as profitable as existing operations. Furthermore, there can be no assurance that Maxim will be able to increase the number of franchisees and that new franchisees will be as profitable to Maxim as existing franchisees. If Maxim's management is unable to manage growth effectively, Maxim's business, results of operations and financial condition could be materially and adversely affected.

    DEPENDENCE ON SENIOR MANAGEMENT. The success of Maxim has been largely dependent on the skills, experience and efforts of its senior management and especially its President and Chief Executive Officer, A. J. Nassar. In addition, upon the consummation of the Merger, the success of Maxim's manufacturing and recycling operations will be dependent upon the skills, experience and efforts of the senior management of Image and especially of Larry M. Miller (Image's Chairman) and H. Stanley Padgett (Image's President). The loss of the services of Messrs. Nassar, Miller or Padgett or other members of senior management of Maxim or Image could have a material adverse effect on Maxim's business and prospects. Upon consummation of the Merger, the existing employment agreements with Messrs. Miller and Padgett will be amended and extended. Maxim maintains a key man life insurance policy on Mr. Nassar in the amount of $2.0 million. Maxim believes that its future success will also depend in part upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that Maxim will be successful in attracting and retaining such personnel.

    HIGHLY COMPETITIVE BUSINESS. The floorcovering industry is extremely competitive. Certain of Maxim's primary competitors offer substantially similar services as Maxim and some may have greater market recognition and greater financial, technical, marketing and human resources than Maxim. There can be no assurance that Maxim will be able to compete successfully against existing companies or new entrants to the marketplace.

    DEPENDENCE ON SUPPLIERS. Maxim relies primarily on several independent high volume carpet manufacturers for the production of the CARPETMAX Division's floorcoverings, including Shaw Industries, Mohawk Industries, Armstrong World Industries and Bruce Hardwood Floors. Although these manufacturers have been reliable, high-quality producers, there can be no assurance that in the future these manufacturers will be willing or able to meet Maxim's requirements and those of its franchisees on a timely basis or that their pricing and rebate policies will remain competitive. Moreover, there can be no assurance that Maxim's existing supply relationships will not be adversely affected by the Merger. While Maxim believes that there are a number of manufacturers capable of producing floorcovering products, any delays in obtaining such products on a timely basis could have a material adverse effect on Maxim's operations and those of its franchisees.

    ANTI-TAKEOVER PROVISIONS. Maxim's Certificate of Incorporation contains provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. These provisions make it more difficult to effect a merger, sale of control or similar transaction involving Maxim even though a majority of Maxim's shareholders may vote in favor of such a transaction. In addition, Maxim's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock, issuable in series, the relative rights and preferences of which may be designated by the Board of Directors. The effect of these provisions is to make it more difficult to effect a change in control of Maxim through the acquisition of a large block of Maxim's Common Stock.

    INDOOR AIR QUALITY. The effect of carpeting and other floorcovering products on indoor air quality has been the subject of debate in recent years. Although there is some question within the industry as to whether emissions from carpet pose a health hazard, there can be no assurance that researchers will not detect hazardous levels of emissions from carpet. The discovery of adverse health effects resulting from carpeting, or the public perception thereof, could have a material adverse effect on Maxim's operations and those of its franchisees.

    VOLATILITY OF STOCK PRICE. The market price of the Maxim Common Stock could be subject to significant fluctuations in response to Maxim's operating results and other factors, and there can be no assurance that the market price of the Maxim Common Stock will not decline below the current market price. In addition, the stock market has from time to time experienced extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are publicly traded and may adversely affect the market price of the Maxim Common Stock. Moreover, upon consummation of the Merger, Maxim may be unable to maintain its historical price-earnings multiples if the combined entity is viewed by the market as other than a retailer.

    NO ANTICIPATED DIVIDENDS. Maxim has not previously paid any dividends on its Common Stock and for the foreseeable future intends to continue its policy of retaining any earnings to finance the development and expansion of its business.

    LOSS OF SALES TO EXISTING IMAGE CUSTOMERS. Image maintains open accounts with approximately 6,000 floorcovering retailers, some of which may be direct competitors of CarpetMax and GCO retail stores. Although Maxim's CarpetMax Division and GCO stores will increase their purchases of Image carpet products following consummation of the Merger, Image will continue to sell its products to unaffiliated retailers. There can be no assurance that some of these retailers will not discontinue purchasing carpet from Image as a result of the Merger.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION

    The following unaudited pro forma condensed combined financial statements are presented assuming the Merger will be accounted for as a pooling of interests and reflect the combination of the historical consolidated financial statements of Maxim and Image. The pro forma condensed combined statements of income and balance sheet assume the Merger was consummated at April 1, 1993 and April 30, 1996, respectively. The unaudited pro forma condensed combined financial statements do not reflect expenses of approximately $2.5 million expected to be incurred by Maxim and Image in connection with the Merger. In addition, the following financial statements do not reflect any anticipated cost savings which may be realized by Maxim after consummation of the Merger.

    The pro forma information does not purport to represent what Maxim's and Image's combined results of operations actually would have been if the Merger had occurred as of the date indicated or will be for any future periods. The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and the notes thereto of Maxim and Image contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 APRIL 30, 1996
                                     ASSETS

                                                                                                PRO FORMA
                                                                                        --------------------------
                                                                  MAXIM       IMAGE      ADJUSTMENTS    COMBINED
                                                                ---------  -----------  -------------  -----------
                                                                                  (IN THOUSANDS)
Current assets:
  Cash and cash equivalents...................................  $   2,414  $        99    $  --        $     2,513
  Current portion of franchise license fees receivable........      2,235      --            --              2,235
  Trade accounts receivable...................................     13,695       20,331       --             34,026
  Accounts receivable from officers and employees.............        522            6       --                528
  Current portion of notes receivable from franchisees and
   related parties............................................      1,215      --            --              1,215
  Inventories.................................................     14,465       31,796       --             46,261
  Refundable income taxes.....................................      1,325          987       --              2,312
  Deferred income taxes.......................................      1,342          760       --              2,102
  Prepaid expenses............................................        953        1,404       --              2,357
                                                                ---------  -----------       ------    -----------
      Total current assets....................................     38,166       55,383       --             93,549
Property and equipment, net...................................     17,376       75,785       --             93,161
Franchise license fees receivable.............................      1,848      --            --              1,848
Notes receivable from franchisees.............................         74      --            --                 74
Deferred license fee..........................................        131      --            --                131
Deferred income taxes.........................................        612        5,119       --              5,731
Intangible assets.............................................      8,782      --            --              8,782
Other assets..................................................        452          284       --                736
                                                                ---------  -----------       ------    -----------
                                                                $  67,441  $   136,571    $  --        $   204,012
                                                                ---------  -----------       ------    -----------
                                                                ---------  -----------       ------    -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt...........................  $     812  $        13    $  --        $       825
  Current portion of capital lease obligations................        358          192       --                550
  Rebates payable to franchisees..............................      2,414      --            --              2,414
  Accounts payable............................................      6,444        9,402       --             15,846
  Accrued expenses............................................      3,772        4,101       --              7,873
  Deferred revenue............................................      1,578      --            --              1,578
  Deposits....................................................      2,428      --            --              2,428
                                                                ---------  -----------       ------    -----------
      Total current liabilities...............................     17,806       13,708       --             31,514
Long-term debt................................................     27,478       61,080       --             88,558
Capital lease obligations.....................................      1,824          616       --              2,440
Deferred income taxes.........................................     --            8,524       --              8,524
                                                                ---------  -----------       ------    -----------
                                                                   47,108       83,928       --            131,036
                                                                ---------  -----------       ------    -----------
Stockholders equity:
  Common stock................................................          7           52          (47)            12
  Additional paid-in capital..................................     20,593       39,761           47         60,401
  Treasury stock..............................................       (336)     --            --               (336)
  Retained earnings...........................................         69       12,830       --             12,899
                                                                ---------  -----------       ------    -----------
      Total stockholders' equity..............................     20,333       52,643       --             72,976
                                                                ---------  -----------       ------    -----------
                                                                $  67,441  $   136,571    $  --        $   204,012
                                                                ---------  -----------       ------    -----------
                                                                ---------  -----------       ------    -----------

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                                                               TEN MONTHS     THREE MONTHS ENDED
                                                      YEARS ENDED MARCH 31,       ENDED     ----------------------
                                                     ------------------------  JANUARY 31,   MARCH 31,   APRIL 30,
                                                        1994         1995         1996         1995        1996
                                                     -----------  -----------  -----------  -----------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues...........................................  $   122,591  $   203,341  $   227,550   $  59,275   $  73,242
Cost of sales......................................       85,847      139,522      161,723      40,953      52,958
                                                     -----------  -----------  -----------  -----------  ---------
      Gross profit.................................       36,744       63,819       65,827      18,322      20,284
Selling, general, and administrative expenses......       34,057       47,370       59,196      15,069      17,125
Goodwill impairment charge.........................      --           --             6,569      --          --
                                                     -----------  -----------  -----------  -----------  ---------
      Operating income.............................        2,687       16,449           62       3,253       3,159
                                                     -----------  -----------  -----------  -----------  ---------

Other income (expense):
  Interest income..................................          306          397          415         108         133
  Interest expense.................................       (1,886)      (1,838)      (4,695)       (928)     (1,608)
  Other............................................         (263)         421           77         251          84
                                                     -----------  -----------  -----------  -----------  ---------
                                                          (1,843)      (1,020)      (4,203)       (569)     (1,391)
                                                     -----------  -----------  -----------  -----------  ---------
Earnings (loss) before income taxes and
 extraordinary income..............................          844       15,429       (4,141)      2,684       1,768
Income tax expense.................................          375        5,787          104         799         616
                                                     -----------  -----------  -----------  -----------  ---------
Net earnings (loss) before extraordinary income....          469        9,642       (4,245)      1,885       1,152
Extraordinary income...............................          190      --           --           --          --
                                                     -----------  -----------  -----------  -----------  ---------
      Net earnings (loss)..........................  $       659  $     9,642  $    (4,245)  $   1,885   $   1,152
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------
Earnings (loss) per common and common equivalent
 share.............................................  $       .06  $       .72  $      (.32)  $     .14   $     .08
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------
Weighted average number of common and common
 equivalent shares outstanding.....................       11,161       13,301       13,301      13,580      13,611
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

    The unaudited pro forma condensed combined financial information for each of the years ended March 31, 1994 and 1995, the ten months ended January 31, 1996 and each of the quarters ended March 31, 1995 and April 30, 1996 combine the historical financial statements of Maxim with those of Image for the corresponding periods.

    The table below sets forth a detailed breakdown by company of the components of certain unaudited pro forma combined statements of income data for the years ended March 31, 1994 and 1995 and for the ten months ended January 31, 1996 and for the three months ended March 31, 1995 and April 30, 1996. Such information is presented as if the Merger had taken place at April 1, 1993.

                                                                               TEN MONTHS
                                                                                  ENDED       THREE MONTHS ENDED
                                                      YEARS ENDED MARCH 31,    JANUARY 31,  ----------------------
                                                     ------------------------  -----------   MARCH 31,   APRIL 30,
                                                        1994         1995         1996         1995        1996
                                                     -----------  -----------  -----------  -----------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues:
  Maxim............................................  $    19,334  $    76,091  $    99,290   $  24,786   $  33,655
  Image............................................      103,257      127,250      128,260      34,489      39,587
                                                     -----------  -----------  -----------  -----------  ---------
      Pro forma combined...........................  $   122,591  $   203,341  $   227,550   $  59,275   $  73,242
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------

Net earnings (loss):
  Maxim............................................  $     2,465  $     2,385  $    (7,274)  $     224   $   1,007
  Image............................................       (1,806)       7,257        3,029       1,661         145
                                                     -----------  -----------  -----------  -----------  ---------
      Pro forma combined...........................  $       659  $     9,642  $    (4,245)  $   1,885   $   1,152
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------

Earnings (loss) per share:
  Maxim............................................  $       .50  $       .34  $     (1.02)  $     .03   $     .14
  Image............................................         (.35)        1.25          .50         .29         .02
  Pro forma combined...............................          .06          .72         (.32)        .14         .08

Weighted average shares:
  Maxim............................................        4,958        7,092        7,103       7,371       7,407
  Image............................................        5,159        5,804        6,076       5,812       6,203
  Pro forma combined...............................       11,161       13,301       13,301      13,580      13,611

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
               ADJUSTED FOR THE PURCHASE OF PHARR YARNS BY IMAGE
                FOR THE TEN MONTH PERIOD ENDED JANUARY 31, 1996

    The following unaudited pro forma condensed combined statement of income for the ten month period ended January 31, 1996 reflects adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income for such period, included elsewhere in this Proxy Statement/Prospectus, to include actual operating results for Pharr Yarns of Georgia, Inc. ("Pharr Yarns"), which was purchased by Image in June 1995, for the 1995 period during which it was operated by the predecessor owner. Information below should be read in conjunction with the Unaudited Pro Forma Condensed Financial Statements contained in Image's Current Report on Form 8-K dated June 30, 1995, as amended.

    The pro forma information does not purport to represent what Maxim's and Image's combined results of operations actually would have been if the Merger and the purchase of Pharr Yarns had occurred as of April 1, 1995 or will be for any future periods.

                                                                                      ADJUSTMENTS FOR   ADJUSTED
                                                                          PRO FORMA     PURCHASE OF     PRO FORMA
                                                                          COMBINED      PHARR YARNS     COMBINED
                                                                         -----------  ---------------  -----------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues...............................................................  $   227,550     $   5,507     $   233,057
Cost of sales..........................................................      161,723         4,520         166,243
                                                                         -----------       -------     -----------
  Gross profit.........................................................       65,827           987          66,814
Selling, general and administrative expenses...........................       59,196           267          59,463
  Goodwill impairment charge...........................................        6,569        --               6,569
                                                                         -----------       -------     -----------
                                                                                  62           720             782
                                                                         -----------       -------     -----------

Other income (expense):
  Interest income......................................................          415        --                 415
  Interest expense.....................................................       (4,695)       --              (4,695)
  Other................................................................           77        --                  77
                                                                         -----------       -------     -----------
                                                                              (4,203)       --              (4,203)
                                                                         -----------       -------     -----------
Loss before income taxes...............................................       (4,141)          720          (3,421)
  Income tax expense...................................................          104           288             329
                                                                         -----------       -------     -----------
  Net loss.............................................................  $    (4,245)    $     432     $    (3,813)
                                                                         -----------       -------     -----------
                                                                         -----------       -------     -----------
Net loss per share.....................................................  $      (.32)    $  --         $      (.29)
                                                                         -----------       -------     -----------
                                                                         -----------       -------     -----------
Weighted average shares outstanding....................................       13,301        --              13,301
                                                                         -----------       -------     -----------
                                                                         -----------       -------     -----------

                          INFORMATION REGARDING MAXIM

GENERAL

    Maxim, through its company-owned and franchise stores, operates one of the largest retail floorcovering networks in North America. As of June 15, 1996, Maxim had 60 Company-owned stores and 388 franchise dealers operating approximately 545 stores. Maxim operates and franchises two distinct retail floorcovering concepts: full-service floorcovering retailers representing the CARPETMAX Division ("CARPETMAX") and cash-and-carry discount floorcovering retailers representing the Georgia Carpet Outlet Division ("GCO").

    Since fiscal 1992, Maxim has grown from total revenues of $5.0 million to total revenues of $99.3 million in fiscal 1996. Maxim's growth strategy is to continue to increase market share by (i) making additional acquisitions of independent floorcovering dealers (some of which may include CARPETMAX and GCO franchise dealers), (ii) opening new company-owned stores, (iii) securing additional franchisees, (iv) increasing the penetration of the purchasing, merchandising, advertising, training and administrative services offered to its franchise network, and (v) broadening its products and services.

    Maxim was originally organized under the laws of the State of New York on April 21, 1989 and subsequently reincorporated under the laws of the State of Delaware on July 29, 1993. The reincorporation was effected through a merger of the New York corporation with and into the Delaware corporation on September 24, 1993.

    On January 13, 1996, Maxim changed its fiscal year end from March 31 to January 31.

RETAIL FLOORCOVERING INDUSTRY

    The North American retail floorcovering industry is highly fragmented with approximately 15,000 individual floorcovering retail dealers operating 25,000 locations in North America and producing approximately $20 billion in annual retail sales, according to FLOOR COVERING WEEKLY. Maxim believes that no single retailer accounts for more than 5% market share of total annual industry revenues. According to FLOOR COVERING WEEKLY, the industry grew at an annual rate of 6.5% from 1993 to 1994. The industry is characterized by a large number of small local and regional companies and a small number of national chains, including Color Tile, New York Carpet World, The Home Depot and Sears.

    Maxim believes that its two primary competitors in the retail floorcovering franchise business are Carpet One and Abbey Rug. These organizations principally operate as buying groups offering their members economies of scale in the purchasing of floorcovering products. Maxim believes that its franchise competitors subcontract most other services to outside vendors, to the extent that such services are offered at all.

    Maxim believes that most independent floorcovering retailers face distinct competitive disadvantages and challenges, including limited purchasing power for products and services, lack of consumer product knowledge, and ineffective asset management, merchandising, selling and store-management techniques. The typical floorcovering retailer operates one store generating less than $1 million in annual sales. Maxim's operating strategies are designed to capitalize on these competitive disadvantages through industry-leading buying power and the implementation of professional retailing operations.

    An   emerging   niche  of   the   retail  floorcovering   industry   is  the
"cash-and-carry" segment. This segment is devoted to the sale of discount floorcovering products on a cash-and-carry basis to the price-conscious consumer market. While some full-service floorcovering retailers have outlet stores that sell remnants and discontinued items, Maxim believes that GCO is the only national floorcovering retailer devoted solely to the cash-and-carry segment.

HISTORY OF MAXIM

    EARLY DEVELOPMENT. In fiscal 1991, Maxim initiated its present strategy of providing low-cost product sourcing and advanced specialty retailing capabilities to independent floorcovering retailers. Maxim initially focused on establishing relationships with the leading carpet suppliers to negotiate favorable purchasing terms for prospective franchisees. In addition, Maxim hired experienced retailing management personnel and developed product mix, distribution, merchandising, advertising and promotion, sales training and store operations strategies and resources designed to increase store sales volume and profitability.

    FRANCHISE DEVELOPMENT. During fiscal 1991, Maxim awarded 11 CARPETMAX franchises from which Maxim generated revenues of $172,000, principally from the sale of franchises and the brokerage of carpet purchases from the major carpet manufacturers. From the beginning of fiscal 1992 to the end of fiscal 1996, Maxim awarded 281 additional CARPETMAX franchises.

    ACQUISITIONS AND NEW STORES. In May 1994 (fiscal 1995), Maxim commenced its store acquisition strategy with the acquisition of Kinnaird & Francke Interiors, Inc. ("KFI"), a former CARPETMAX franchise. KFI is the leading floorcovering retailer in the Louisville, Kentucky market with annual sales of over $29 million for the year ended April 30, 1994. As of April 1, 1996, Maxim has acquired 10 full-service floorcovering operations currently representing 49 stores operating under the CARPETMAX format in nine markets. Aggregate sales of Company-owned CARPETMAX stores during the ten months ended January 31, 1996 were $70.0 million. In addition, in September 1994, Maxim acquired GCO in order to enter the emerging cash-and-carry discount retail floorcovering segment. At the time, GCO had 11 owned and 56 franchise stores across the country. Maxim's revenue attributable to its GCO operations totaled $14.0 million for the ten months ended January 31, 1996.

    In April 1995 (fiscal 1996), Maxim commenced opening company-owned stores to further expand its market share in acquired and contiguous markets. As of June 15, 1996, Maxim has opened 11 new CARPETMAX stores, which utilize the CARPETMAX store layout, merchandising, advertising and promotion, personnel and store operations strategies, located in Arizona, Kentucky, Florida, Alabama, North Carolina, Nevada and Utah. Also, Maxim has opened two new GCO stores in Birmingham and Decatur, Alabama. Maxim expects to open additional Company-owned stores under the CARPETMAX and GCO formats, with greater emphasis on new CARPETMAX stores.

    Maxim's acquisitions and new store openings by market area and the number of company-owned stores as of June 15, 1996 are summarized in the table below:

                                                        DATE          NUMBER OF        NUMBER OF
MARKETS                                             ACQUIRED (1)    ACQUISITIONS        STORES
- --------------------------------------------------  -------------  ---------------  ---------------
Kentucky, Indiana, Georgia........................      5/94                  1               11
Salt Lake City, Utah..............................      9/94                  1                4
Tampa, Florida....................................      9/94                  1                8
National (GCO)....................................      9/94                  1                8
Phoenix, Arizona..................................      11/94                 1                7
San Antonio, Texas................................   11/94,12/94              2                6
Southern Indiana..................................      1/95                  1                2
Fayetteville, North Carolina......................      2/95                  1                5
Birmingham, Alabama...............................      2/95                  1                2
Des Moines, Iowa..................................      8/95                  1                5
Las Vegas, Nevada.................................      6/96             --                    2
                                                                             --               --
  Total..........................................................            11               60
                                                                             --               --
                                                                             --               --

- ------------------------
(1) This table reflects the closing date of Maxim's acquisitions and, with respect to the Las Vegas stores, the opening date of such stores. For financial reporting purposes, certain of the acquisitions are reflected in periods prior to such closing dates.

BUSINESS STRATEGY

    The principal elements of Maxim's business strategy are as follows:

    FULL-SERVICE AND CASH-AND-CARRY RETAIL FORMATS. A central aspect of Maxim's business strategy is the development of two retail formats that target different segments of the floorcovering market. Maxim's CARPETMAX stores typically offer customers a full range of floorcovering products and services, including ordering, measuring, delivery and installation. Maxim's GCO stores typically offer discount carpeting held in inventory at the store and do not provide delivery or installation. Management believes that the CARPETMAX customer is primarily concerned with product selection, quality and customer service, while the GCO customer is primarily concerned with price.

    ADVANTAGEOUS PURCHASING. Maxim attempts to obtain high quality floorcovering products at the lowest possible prices by leveraging the purchasing power of its retail network and its relationships with major floorcovering manufacturers. As one of the leading purchasers of floorcoverings on a consolidated basis, Maxim is able to obtain competitive pricing, delivery terms and merchandising programs for its franchisees.

    PROFESSIONAL RETAIL MANAGEMENT CAPABILITIES. Maxim has invested substantial financial and management resources in the development of services and infrastructure to support its retail floorcovering network. The Maxim Communications Division maintains on-site, multi-track audio recording studios, a television production facility and a full-service media department. This division is able to provide advertising services to Company stores and franchisees, at a discount from industry rates. Maxim's Humax Division employs a team of training professionals, a new training center and interactive satellite communications to train franchisees and Company store personnel. Maxim is committed to making shopping for floorcovering products a pleasant experience through the employment of well-trained, knowledgeable and courteous sales associates. Maxim will also continue to invest in information systems and use current technology to improve the operating efficiency of its business.

    CENTRALIZED DISTRIBUTION AND LIMITED INVENTORY LEVELS. Maxim attempts to minimize its store-level inventories by utilizing its primary distribution center in Kennesaw, Georgia and the timely delivery from manufacturers to service both its Company-owned stores and franchisees throughout its retail network. Maxim uses regional warehouse facilities on a limited basis to receive shipments and to stock high volume items. As a result, CARPETMAX stores maintain limited amounts of inventory, consisting primarily of product samples, while the GCO stores maintain inventory at the store level to support the cash-and-carry customer. In addition, the new primary distribution center allows Maxim to purchase and inventory "specials," or seasonal overruns, for sale through CARPETMAX and GCO stores. As Maxim continues to expand its retail operations, it intends to further leverage its existing distribution capabilities while closing redundant distribution centers of acquired companies.

    MULTIPLE PRODUCT CATEGORIES. Maxim's CARPETMAX stores offer a full range of floorcovering products, including broadloom carpets, area rugs, hardwood floorings, ceramic tiles and vinyl floorings, available in both private and branded labels. Multiple product categories allow Maxim to respond to changes in consumer demand. Maxim's focus on multiple floorcovering products has resulted in a decrease in carpet sales as a percentage of total CARPETMAX retail sales. Maxim's GCO stores primarily offer broadloom carpet, but also offer a limited selection of hardwood and vinyl flooring.

GROWTH STRATEGY

    Maxim's growth strategy is to develop the leading retail floorcovering network in North America. The principal elements of this growth strategy include
(i) making selective acquisitions, (ii) opening additional company-owned stores,
(iii) expanding its CARPETMAX and GCO franchise dealer base, (iv) increasing the penetration of CARPETMAX services within its franchise network and (v) broadening its products and services.

    ACQUISITIONS. Maxim generally seeks to acquire floorcovering retailers located in markets which offer the potential for significant growth in the sale of floorcovering and related products, thereby providing immediate market share in attractive growth markets and a platform for additional acquisitions and new store openings. In evaluating potential acquisitions, Maxim analyzes a number of factors, including: the target market's general economy, demographics and growth potential; competition; the market share and customer base of the target; the strength of the target's management team; and the opportunity to increase volume and store profitability by utilizing Maxim's operating strategies and resources. Maxim's acquisition prospects include both independent retailers and existing CARPETMAX and GCO franchisees.

    To mitigate the risks of business disruption following an acquisition, upon the execution of a letter-of-intent, Maxim seeks to commence implementation of Maxim's operating strategies prior to closing, while Maxim is engaging in its final due diligence investigation and preparing for closing the acquisition. These store operating strategies focus on increasing customer traffic, improving sales closing performance, increasing the average transaction size, and consolidating inventories, facilities, operations and personnel to increase store profitability and return on investment.

    OPENING OF NEW STORES. Maxim's platform acquisitions provide a base in each market which can be leveraged with new store openings to increase market share. Maxim typically expands within existing markets or into contiguous new markets and attempts to cluster its stores within a market in order to achieve management and operating efficiencies and to enhance its name recognition. However, Maxim believes that it also can establish company-owned stores in new markets due to its effective strategies in generating customer traffic and the increasing recognition of the CARPETMAX brand name.

    Maxim has established an in-house real estate department with responsibility for site selection, lease negotiation and build-out of company-owned stores. Maxim seeks to locate new CARPETMAX stores in Class A strip shopping retail space and has developed a 6,500 square foot standardized store format known as the "CARPETMAX Flooring Center" to accelerate store opening and minimize store opening costs. The interior store design includes pre-determined product mix, fixtures and equipment, signage, and point-of-sale advertising and promotion programs. Once a new store site is identified, Maxim will stage the products, merchandising systems and personnel for the new store in its distribution center and headquarters. Maxim believes that it can open a standard 6,500 square foot CARPETMAX store within 45 days of executing a lease, with expected total capital expenditures, initial inventory investments and pre-opening expenses of approximately $75,000 to $100,000 per store. The CARPETMAX Flooring Center concept is also available to franchisees on a fee basis.

    EXPANSION OF THE CARPETMAX AND GCO FRANCHISE NETWORKS. Although a substantial portion of Maxim's recent revenue growth is attributable to strategic acquisitions, Maxim continues to emphasize expansion of its franchise base. Maxim has CARPETMAX franchise dealers or company-owned stores in 175 of the 259 areas of dominant influence ("ADI") in the United States. In addition, Maxim has GCO franchise dealers and GCO-owned stores in 65 of such U.S. markets. Maxim awards multiple franchises in certain ADIs. Maxim intends to continue pursuing new franchises aggressively, and believes that its increasingly strong supplier relationships and its broadening range of services will strengthen these efforts. Furthermore, Maxim intends to leverage its CARPETMAX and GCO formats to market GCO franchises to CARPETMAX dealers and CARPETMAX franchises to GCO dealers.

    INCREASED PENETRATION OF CARPETMAX FRANCHISE SERVICES. Maxim believes that its programs with major floorcovering suppliers to offer private-label products and special mill purchases, together with its increasing purchasing power, will serve to increase its franchise revenues substantially. In addition, Maxim has continued to expand the scope of services available to CARPETMAX franchisees. Maxim now offers services relating to site selection and merchandising, advertising and promotion, management and sales training, credit, information systems and other store operations. Maxim anticipates increased utilization of these services by CARPETMAX franchisees in the future.

    BROADENING OF PRODUCTS AND SERVICES. Maxim is developing additional services relating to product installation, maintenance and in-store credit, among others. These additional services, if fully developed, will be utilized by Maxim-owned retail operations to increase sales and profitability and will be marketed to Maxim's franchise dealers.

COMPANY OPERATIONS

    Maxim provides its retail floorcovering network with products, services and trained personnel that Maxim believes generally are unavailable to independent floorcovering retailers and would be cost prohibitive for most independent dealers to develop. Maxim's resources include merchandising, purchasing and distribution, advertising and promotion, management and sales training, management information systems and credit, as described below.

    PURCHASING AND DISTRIBUTION. Due to the floorcovering purchasing volume of Maxim's retail network and its relationships with major floorcovering suppliers, management believes that Maxim obtains high-quality products and services at low cost. A substantial portion of the floorcovering products purchased by or through Maxim is shipped directly by the supplier to local warehouses or individual retail stores. CARPETMAX stores generally maintain minimal inventory, which predominantly consists of product samples. In June 1995, Maxim opened a new 110,000 square foot distribution center in Kennesaw, Georgia. This distribution center allows Maxim to make opportunistic purchases from carpet mills at substantially discounted prices. Maxim is also able to offer special purchases to its franchisees, including purchases of mill drops (discontinued lines) and excess mill inventory which are made available to Maxim at substantially discounted prices. Maxim also makes available on an ongoing basis remnant packages and short roll packages which can be as small as 10 and as large as 1,000 remnants at a time. The ability of Maxim to purchase and inventory private-label products and specials creates the opportunity for increased revenues and margins to Maxim and lower pricing to the retailer. Management does not believe that Maxim is dependent upon any one vendor for product purchases and the loss of any single vendor would not have a long-term material adverse effect on Maxim's operating results or financial position. In addition, Maxim uses regional warehouse facilities on a limited basis to receive shipments and to stock high volume items.

    PRODUCT MIX AND MERCHANDISING. Maxim offers a full range of floorcovering products from key suppliers, including Shaw, Mohawk Industries, Beaulieu of America, Queen Carpet and World Carpet for broadloom carpet, DuPont and AlliedSignal for proprietary carpet fiber, Armstrong World Industries and Congoleum for vinyl flooring, Bruce Hardwood Floors (a division of Triangle Pacific) for hardwood flooring and Dal-Tile for ceramic tile. Each of these suppliers is one of the leaders in its respective floorcovering category. Maxim's suppliers also include niche carpet, vinyl, hardwood and ceramic tile producers, as well as leading manufacturers and importers of room-size area rugs.

    In early 1994, Maxim entered into an arrangement with Shaw, the world's largest carpet manufacturer, enabling CARPETMAX franchise dealers to become licensed dealers of Shaw's TrustMark products. Maxim paid an initial fee of $1.0 million, which is being amortized over the life of the agreement. The TrustMark program consists of 1,200 floorcovering dealers nationwide, and allows retailers to market TrustMark products with exclusivity. Shaw also provides various merchandising support including in-store displays, racks, samples and signage to licensed TrustMark dealers. A substantial number of Maxim's CARPETMAX retailers have elected to be included in the TrustMark program. The investment in the TrustMark program provides Maxim with certain benefits including volume rebates, exclusive marketing arrangements to prospective TrustMark franchisees and directed marketing programs to benefit CARPETMAX retailers. Maxim believes that incremental revenues resulting from sales of TrustMark products by its member network will exceed its investment in the TrustMark program.

    Maxim has developed an attractively priced private-label line of CARPETMAX products consisting of approximately 1,700 styles ranging from base grades to designer products produced by approximately 20 leading manufacturers. Franchise dealers using CARPETMAX private-label programs receive the same display racks, national warranty and guarantee programs, sales promotions and in-store point of sale materials utilized by Maxim-owned retail stores. Retailers provide a 15-day unconditional replacement warranty to their customers. Wear warranties are provided directly by the manufacturers.

    Maxim's merchandising strategies address effective store layout, fixtures, signage, product mix, and cross-selling techniques designed to increase sales closing performance, average transaction size, sales per square foot of retail space, and gross margins. Store interiors provide easy-to-locate presentation of floorcovering samples, organized by product line, in an attractive and brightly lit interior.

    ADVERTISING AND PROMOTION. The Maxim Communications Division, with its in-house, state-of-the-art production facilities, develops and offers to Maxim's CARPETMAX retail network high-quality, creative marketing materials, including television, radio, print and direct mail campaigns, sales literature, and point-of-purchase programs and media placement. This division maintains on-site multi-track audio recording studios, a television production facility and a full-service media department, and has produced advertising campaigns in over 200 markets nationwide. Programs are available to franchisees at rates Maxim believes are below those charged by most advertising or production companies. Maxim offers economies of scale in advertising production and media placement which are unavailable to independent retailers. In addition to producing promotional products, Maxim Communications test markets promotional programs and maintains a library of advertising promotions and commercials, each with coordinated merchandising, purchasing and sales training support, which is available to franchisees on a customized basis for purchase at discounted rates.

    MANAGEMENT AND SALES TRAINING. Maxim's Humax Division focuses on developing professional sales and leadership skills and team building concepts by applying state-of-the-art training techniques. Maxim utilizes the Humax Division to train its company-owned store management, sales and operating personnel and offers these services to its franchise dealers on a fee basis. The methodology developed and offered by Humax provides a turnkey training and diagnostics system, and provides retailers with competent and skilled professional personnel for use in training at store locations or at Maxim's training facility.

    All franchisees, as a part of their franchise package, receive an intense training and orientation program which emphasizes Maxim's advertising and marketing support, use of consumer credit, store operations, general business practices and intercompany operations. The goal of the training program is to help franchisees update and professionalize the operation of their stores. Maxim also conducts semi-annual conventions for the benefit of its franchisees, including workshops, seminars and training programs.

    In addition, Maxim has installed a state-of-the-art interactive satellite communications system consisting of digital video, audio and data compilation and analysis, which is used to broadcast training programs to participating franchise dealers, as well as the latest floorcovering information. Broadcasts include information on sales training, new technology, new products, merchandising, available specials and design trends.

    MANAGEMENT INFORMATION SYSTEMS. Company-owned stores are currently operating their businesses with the information systems which were in place at the time of acquisition by Maxim. However, Maxim is developing a custom point-of-sale system for tracking consumer demographics and purchasing patterns, and integrating store operations and financial data into Maxim's central information system. Maxim began installation of this new hardware and software system in its company-owned stores in 1996 and may make it available to its franchise dealers on a license basis. Management believes that there is also an opportunity to link franchisees, company-owned stores and vendors through the integration of Electronic Data Interchange ("EDI") capabilities with Maxim's information systems.

    Maxim's Maxciss Division assists on a consulting basis with respect to the design and implementation of retail floorcovering computer systems. The Maxciss Division recommends appropriate hardware systems and software programs to Maxim's retail network. The Maxciss Division is currently operated as an accommodation service, and no fee is charged for the advice and assistance provided, although Maxim is reimbursed for its out-of-pocket expenses.

    CREDIT. Maxim has a business relationship with Bank One, Youngstown, N.A. and, through its Creditmax Division, makes consumer credit packages available to its retail network. With 60-day, 90-day, six-month and 12-month interest-free programs, plus open- and closed-end revolving credit packages, Maxim's retailers are able to offer a variety of credit plans to their customers. Retailers may also obtain longer term (up to three years) consumer credit financing for their customers. Maxim is not contingently liable for the credit extended.

    In February 1996, Maxim entered into an agreement with Bank One, Dayton, N.A. to underwrite an exclusive private label credit card program. The program is marketed as The CARPETMAX Wall to Wall Credit program and is exclusively for the use of Maxim's CARPETMAX stores and participating franchisees. The card enables participants to create a credit culture which enhances closing sales and encourages the consumer to purchase higher ticket items. Bank One also provides a pre-approved listing service which enables CARPETMAX stores to solicit sales from a 100% credit pre-approved audience in a given geographic area.

STORE AND FRANCHISE OPERATIONS

    CARPETMAX COMPANY-OWNED RETAIL OPERATIONS. Maxim opens and operates CARPETMAX stores in markets that management believes have the potential for above-average growth in floorcovering sales. Maxim generates revenues through these stores from sales of floorcovering products to consumers and other customers. Company-owned CARPETMAX stores carry the full product mix available to Maxim, including CARPETMAX private label floorcoverings, as well as other leading brand names. New stores average 6,000 square feet, are typically located in Class A strip shopping retail space in suburban locations, and are staffed with four personnel. These stores cater primarily to consumers seeking a breadth of high-quality products and customer service. Consumers make purchase selections from floor samples, and the order is delivered from a local warehouse, direct from Maxim's distribution center, or direct from the manufacturer. CARPETMAX stores also either maintain internal installation staffs or subcontract installation services from local contractors. Company-owned stores are supported by the full range of services provided by Maxim, including extensive merchandising and sales promotion programs, high quality advertising, integrated information systems, and professionally trained management and sales personnel. CARPETMAX customers include homeowners, designers, homebuilders and commercial contractors. CARPETMAX stores compete with independent retailers, other industry franchisees and a small number of national chains, including Color Tile, New York Carpet World and The Home Depot.

    Maxim believes that the CARPETMAX Flooring Center concept utilized in its stores is visually appealing and provides an enjoyable shopping experience for its customers. The new standardized layout of CARPETMAX stores is professionally designed to include eye-catching signage, bright lighting, a children's play and rest area and departmentalized product displays. CARPETMAX stores use floor samples to display the breadth of Maxim's available products, with separate areas dedicated to carpet, area rugs, hardwood flooring, vinyl flooring and ceramic tiles. Maxim's acquired CARPETMAX stores range in size from 4,800 to 25,000 square feet. New stores opened under Maxim's new store opening program have ranged in size from 4,800 to 8,500 square feet. These new stores utilize a standardized layout and design with standardized signage and merchandising. As part of Maxim's new standardized store layout, Maxim has also initiated a store remodeling program. Remodeling costs range from approximately $50,000 to $75,000 per store.

    CARPETMAX FRANCHISE OPERATIONS. As of June 15, 1996, Maxim had a total of 295 CARPETMAX franchisees. During fiscal 1996, total revenues attributable to CARPETMAX franchisees were approximately $13 million, representing 13% of
Maxim's total revenues. Maxim's franchisees are generally located in metropolitan areas or populated rural areas. The profile of Maxim's typical franchisee is a one to four store retail chain with annual sales ranging from approximately $1 million to approximately $10 million (on average, annual revenues are approximately $4.5 million), although Maxim does have franchisees with annual revenues of over $50 million. Maxim markets to potential new franchisees almost exclusively through targeted solicitation, although Maxim does make trade show appearances at major floorcovering markets. Typically Maxim targets for solicitation the leading floorcovering retailers in a particular market area.

    Maxim generates revenues from CARPETMAX franchisees through three primary sources: franchise fees, brokerage fees from purchases of floorcovering products, and additional services provided on a fee basis to franchisees. The current basic one-time franchise fee payable by each CARPETMAX member is $35,000 for each franchise operation within an exclusive area. The initial franchise fee may be financed through Maxim over four years at 10% per annum or the franchisee may pay a reduced price of $33,250 in a single lump sum. The initial franchise fee is deemed fully-earned at the time of the execution of the franchise agreement and is not refundable. The franchise agreement requires CARPETMAX franchisees to purchase 50% of their floorcovering products through suppliers designated by Maxim on which Maxim earns a brokerage fee. In addition to having increased and more cost-effective access to standard industry floorcovering products, CARPETMAX franchisees also have access to CARPETMAX private-label products and specials. Additional services, including customized merchandising programs, advertising and promotion, credit, and certain training programs are offered on a fee-for-service basis.

    CARPETMAX franchisees have the exclusive right to use the CARPETMAX business concept and service marks, logos, slogans and other identifying features within a specific geographic area (the "Exclusive Area"). Provided that the member is not in default, Maxim may not grant more than one franchise within an Exclusive Area, nor may Maxim or any affiliate of Maxim operate a company-owned franchise within an Exclusive Area. Major metropolitan market areas, however, may be divided into a number of Exclusive Areas. Thus, Maxim may grant more than one franchise in the metropolitan area. In addition, because of the differing nature of their business, CARPETMAX and GCO franchises may be established in the same territory.

    Maxim believes its two primary competitors for franchisees in the floorcovering franchise business are Carpet One and Abbey Rug. These organizations principally operate as buying groups offering their franchisees economies of scale in the purchasing of floorcovering products. Maxim believes that its franchise competitors subcontract most other services offered by Maxim to outside vendors, to the extent that such services are offered at all.

    GCO DIVISION OPERATIONS. GCO is engaged in the business of operating, and franchising discount floorcovering establishments under the name "GCO Carpet Outlets." GCO is a leader in the sale of discount floorcovering products on a "cash-and-carry" basis to the price-conscious consumer market. The outlets do not offer installation; instead, customers requiring installation services are provided a list of recommended independent installers. The products are sold primarily to individual homeowners, home builders, rental property owners and property managers. GCO Carpet Outlets franchisees compete with numerous other local and national businesses offering discount floorcoverings, and compete to some extent with traditional full-service floorcovering businesses. Maxim conducts GCO's business as a separate division which continues to be headquartered in Montgomery, Alabama.

    GCO stores operate from a retailing format of 10,000 square feet. Unlike a typical CARPETMAX store, GCO stores stock all of their carpet, hardwood and vinyl flooring products. Inventory for GCO stores is provided through Maxim's primary distribution center in Kennesaw, Georgia. GCO stores derive more than 70% of their revenues from the sale of carpet, with the balance consisting of pad, hardwood and vinyl flooring sales.

    GCO generates revenues from sales of floorcovering products through company-owned stores, as well as franchise fees and franchise royalty fees based on franchise store sales. The current basic one-time franchise fee payable by each GCO member is $25,000. In addition, the GCO franchisee pays to GCO a royalty at the rate of 5% of the first $500,000 of all gross sales of the franchisee during any year and 3% on all gross sales over $500,000 during a year. GCO franchisees have the exclusive right to use the GCO business concept and service marks, logos, slogans and other identifying features within a specific geographic area. Maxim does not permit GCO's franchisees to use the CARPETMAX system, Maxim's proprietary marks or to sell CARPETMAX private-label products. However, GCO will continue to expand its outlet concept franchise program throughout the United States. Maxim intends to create additional services and products which will be offered to GCO and possibly GCO's franchisees.

    GCO  stores  compete  with   local  cash-and-carry  retailers  and   certain
full-service carpet dealers who offer a selection of cash-and-carry and remnant products.

COMPETITION

    Maxim, through its retail stores, competes with other floorcovering retailers in their respective local market areas. According to FLOOR COVERING WEEKLY, the North American market consists of approximately 15,000 individual floorcovering retailers, which represent 25,000 locations and produce approximately $20 billion in annual retail sales. The typical floorcovering retailer consists of one store generating less than $1 million in annual sales. Competition in the retail floorcovering market is intense due to the significant number of retailers in operation. In addition, large retailers have entered the market and provide significant competition, including Color Tile, New York Carpet World, The Home Depot, Inc. and Sears.

    Maxim also competes with any business which markets conversion franchises to retail carpet dealers. Maxim believes that there are two primary competitors in its franchise business: Carpet One, a cooperative association; and Abbey Rug, which Maxim believes to be the oldest franchisor in the retail carpet franchise business. Maxim distinguishes itself from its competition by directly offering a full range of services to its members in addition to the traditional services of purchasing and merchandising. Management believes that Maxim's competitors subcontract most services (except floorcovering purchasing) to outside vendors.

    In December 1995 Shaw Industries, Inc., the world's largest carpet manufacturer, announced its decision to move into the retail floorcovering sector. See "BACKGROUND OF AND REASONS FOR THE MERGER." Pursuant to this strategy, Shaw has acquired Carpetland USA Inc. and New York Carpet World, Inc. Although Shaw is in the early stages of developing its retail operations, there can be no assurance that it will not become a major competitor in the future.

TRADEMARKS, SERVICE MARKS, TRADE NAMES AND COMMERCIAL SYMBOLS

    Maxim has registered a number of marks with the U.S. Patent and Trademark Office including: CARPET MAX; Carpetmax -- THE NATIONAL CARPET EXCHANGE; MAKING A WORLD OF DIFFERENCE; Carpetmax -- Making a World of Difference and Design; Carpetmax; Carpetmax -- Making a World of Difference, with an oval globe showing North America in the middle of the mark; and Making a World of Difference. GCO has registered a number of marks with the U.S. Patent and Trademark Office, including: GCO and GCO CARPET OUTLETS. GCO also uses a number of service marks in association with its standard GCO franchise including a word mark consisting of the words "GCO Carpet Outlets"; a design mark consisting of the words "GCO Carpet Outlets" or "Georgia Carpet Outlets" within a triangular design of a cartoon figure unrolling a roll of carpet; the phrase "Bringing Beautiful Carpet Within Reach of Everyone", which frequently appears immediately below the triangular design mark; and a word mark consisting of the words "Georgia Carpet Outlets."

    Maxim licenses its rights in and to these proprietary marks to its respective CARPETMAX and GCO franchisees. With Maxim's prior consent, franchisees may use an assumed name for a corporation or do business under a trade name containing the respective proprietary marks. Maxim reserves the right to modify or to discontinue the use of its proprietary marks or of any other service mark, logo, or slogan associated with the franchise and may acquire rights in and to additional service marks, logos and slogans. By signing a franchise agreement, each franchisee agrees to adopt and utilize whatever service marks, logos and slogans deemed most suitable by Maxim for conducting the franchise business. Upon termination of a franchise agreement, the franchisee must cease the use of any service mark, logo or slogan of Maxim, must promptly return to Maxim all written materials relating to the operation of the franchise and must pay all costs and expenses relating to termination of such use, including, without limitation, removing any franchise related service mark, logo or slogan from each relevant franchise location.

    There are no infringing uses actually known to Maxim which could materially affect franchisees' use of the service marks, logos or slogans in any state in which franchises are or are proposed to be located. There are no patents or copyrights relevant to the franchise, and Maxim is not the owner or licensee of any patent or copyrights relevant to the franchise.

EMPLOYEES

    As of June 15, 1996, Maxim employed approximately 850 persons on a full-time basis, including approximately 740 persons at its retail operations. No employee is a party to any collective bargaining agreement and Maxim believes its relationship with its employees is good.

GOVERNMENTAL REGULATION

    Each company-owned store and franchise location is subject to licensing and regulation by a number of governmental authorities, which may include health, sanitation, safety, fire, building and other agencies in the state or municipality in which the business is located. Difficulties in obtaining or failure to obtain the required licenses or approvals could delay or prevent the procurement of new franchises in a particular area.

    Maxim is subject to federal and state environmental regulations. While these regulations have not had a material adverse effect on Maxim's operations to date, the enactment of new or expanded environmental regulations could adversely affect Maxim's operations.

    Maxim is subject to Federal Trade Commission ("FTC") regulations which regulate the offer and sale of franchises. The FTC's Trade Regulation Rule on Franchising (the "FTC Rule") requires Maxim to furnish to prospective franchisees a franchise offering circular containing information prescribed by the FTC Rule.

    State laws that regulate the offer and sale of franchises and the franchisor-franchisee relationship currently exist in a substantial number of states. Such laws generally require registration of the franchise offering circular with state authorities prior to the offer or sale of franchises and regulate the franchise relationship by, for example, requiring the franchisor to deal with its franchisees in good faith, prohibiting misrepresentations and interference with the right of free association among franchisees, limiting the imposition of standards of performance on a franchisee and regulating discrimination against franchisees in charges, royalties or fees. Although such laws may restrict a franchisor in the termination of a franchise agreement by, for example, requiring "good cause" to exist as a basis for the termination, advance notice to the franchisee of the termination, an opportunity to cure a default and a requirement to repurchase inventory or other compensation, these provisions have not had a significant effect on Maxim's franchise operations.

    Maxim is not aware of any pending franchise legislation which in its view is likely to affect significantly the operations of Maxim. Maxim is aware, however, that various legislative proposals have been or are being debated at both the state and federal levels which could result in new laws regulating the offer and sale of franchises and other aspects of the franchisor-franchisee relationship. It is possible that such legislation, if enacted, could adversely affect Maxim's franchise operations.

    Maxim believes that its operations comply in all material respects with federal and state franchise regulations.

PROPERTIES

    In June 1995, to accommodate a growing distribution and retail business, Maxim relocated its entire corporate staff and distribution center to a 150,000 square foot facility on a 13 acre site in Kennesaw, Georgia. Maxim stores inventory and distributes products to its retail floorcovering network from this facility. Maxim previously occupied a 62,000 square foot building in nearby Marietta, Georgia. The Marietta facility is currently being leased to an unrelated third party.

    Maxim also leases 60 facilities, through which it conducts its retail operations.

LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which Maxim is a party or of which any of its properties are subject; nor are there material proceedings known to Maxim to be contemplated by any governmental authority; nor are there material proceedings known to Maxim, pending or contemplated, in which any director, officer or affiliate or any principal security holder of Maxim, or any associate of any of the foregoing is a party or has an interest adverse to Maxim.

                                     MAXIM
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF MAXIM (INCLUDING THE NOTES THERETO) CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

GENERAL

    From fiscal 1991 through fiscal 1994, Maxim's operations principally consisted of securing franchise dealers and brokering the purchase of floorcovering products (principally carpet) from major suppliers on behalf of its franchisees. The number of CARPETMAX franchisees grew from 11 in fiscal 1991 to 187 in fiscal 1994. During this early phase, Maxim derived the majority of its revenues and operating profits from franchise fees and royalties, as well as fees from the provision of various services to the franchisees. Due to its emphasis on franchise operations, Maxim's operating margin during the fiscal 1992 to 1994 period averaged 18.1%.

    In May 1994, Maxim commenced a strategy of acquiring independent floorcovering retailers, with the goal of building a Company-owned chain of stores in addition to its franchise network. This acquisition program included selected CARPETMAX franchisees and other independent dealers. Through July 1, 1996, Maxim has acquired 11 retail floorcovering companies currently consisting of 58 stores, including GCO stores. Maxim issued 563,511 shares of Common Stock and paid cash of approximately $11.8 million to consummate those acquisitions which were accounted for under the purchase method. As a result of those acquisitions, Maxim has recorded goodwill of $16.3 million, which was adjusted to $8.9 million with the goodwill impairment charge of $6.6 million recorded in fiscal 1996. See "-- Results of Operations." The GCO acquisition, in which Maxim issued 790,603 shares of Common Stock, was accounted for as a pooling-of-interests.

    In April 1995, Maxim commenced opening additional Company-owned stores to further expand its market share in the acquired markets. As of July 1, 1996, Maxim has opened 11 new CARPETMAX stores with total capital expenditures, initial inventory investments and pre-opening expenses ranging from $75,000 to $100,000 per store, and three new GCO stores at a total initial investment of approximately $250,000 per store. Furthermore, in June 1995 Maxim opened its new distribution center and headquarters facility. Accordingly, Maxim's results of operations for the ten months ended January 31, 1996 and for the three months ended April 30, 1996 reflect the costs and expenses associated with the new store openings and the new distribution center and headquarters.

    Maxim's acquisition program led to rapid revenue growth from $19.3 million in fiscal 1994 to $99.3 million in fiscal 1996. Conversely, the operating margin declined from 18.9% in fiscal 1994 to (1.5%) in fiscal 1996 (excluding the one-time goodwill impairment charge of $6.6 million), reflecting the change in business mix resulting from Maxim-owned retail operations and costs associated with the growth of Maxim's retail stores. Operating income decreased from $3.7 million in fiscal 1994 to a loss of $8.1 million in fiscal 1996, as a result of a one-time goodwill impairment charge of $6.6 million, additional reserves placed on receivables and inventory, as well as additional costs associated with the opening of new stores and the closing of certain stores. Company-owned stores produced aggregate revenues of $80.8 million for the ten months ended January 31, 1996. As a result of the acquisitions and new store openings, a substantial portion of Maxim's total revenues is currently derived, and is anticipated to continue to be derived, from the sale of floorcovering products at Maxim-owned retail stores.

    On December 12, 1995 Maxim announced the execution of a letter of intent for the merger of Maxim into Shaw Industries, Inc. ("Shaw"). The transaction was proposed as a one-for-one exchange of the outstanding shares of common stock of Maxim for shares of common stock of Shaw. On January 12, 1996 Maxim terminated its negotiations with Shaw. This aborted transaction affected the fiscal 1996 operating results with nonrecurring merger transaction costs and material interruptions to advertising, brokerage and membership revenue.

    In January 1996, Maxim changed its fiscal year end from March 31 to  January
31. Thus, results for the fiscal period ended January 31, 1996 consisted of only ten months of operations. The following discussion compares results of operations for the ten month period ended January 31, 1996 with results of operations for the year ended March 31, 1995.

RESULTS OF OPERATIONS

    The following table sets forth Maxim's results of operations expressed as a percentage of total revenues for the periods indicated:

                                                      FISCAL YEAR      TEN MONTH      THREE MONTHS ENDED
                                                         ENDED        PERIOD ENDED   ---------------------
                                                    ---------------   JANUARY 31,    MARCH 31,   APRIL 30,
                                                     1994     1995        1996         1995        1996
                                                    ------   ------   ------------   ---------   ---------
Revenues:
  Sales of floorcovering products.................   43.9%    80.3%      85.1%         84.0%       80.6%
  Franchise license fees and royalties............   23.1      7.3        4.8           6.8         4.3
  Fees from franchise services and other..........   33.0     12.4       10.1           9.2        15.1
                                                    ------   ------     -----        ---------   ---------
    Total revenues................................  100.0    100.0      100.0         100.0       100.0
                                                    ------   ------     -----        ---------   ---------
Cost of sales.....................................   37.7     56.7       59.2          57.6        59.5
                                                    ------   ------     -----        ---------   ---------
Gross profit......................................   62.3     43.3       40.8          42.4        40.5
Selling, general and administrative expenses......   43.4     38.0(1)    42.3          40.9        34.7
Goodwill impairment charge........................   --       --          6.6          --          --
                                                    ------   ------     -----        ---------   ---------
Operating income (loss)...........................   18.9      5.4       (8.1)          1.5         5.8
Other income (expense), net.......................    1.2     --         (1.0)         (0.5)       (0.8)
                                                    ------   ------     -----        ---------   ---------
Earnings (loss) before income taxes...............   20.1      5.4       (9.1)          1.0         5.0
Income taxes (benefit)............................    7.4      2.3       (1.8)          0.1         2.0
                                                    ------   ------     -----        ---------   ---------
Net earnings (loss)...............................   12.7%     3.1%(1)    (7.3)%        0.9%        3.0%
                                                    ------   ------     -----        ---------   ---------
                                                    ------   ------     -----        ---------   ---------

- ------------------------
(1) During fiscal 1995, Maxim incurred a non-recurring charge of $500,000 (0.7% of total revenues) related to the merger with GCO.

   THREE MONTHS ENDED APRIL 30, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31,
   1995

    TOTAL REVENUES. Total revenues for the quarter ended April 30, 1996 (the first quarter of fiscal 1997) increased 36% to $33,654,858, from $24,786,282 reported for the quarter ended March 31, 1995. The growth in revenues largely reflects the impact of the acquisitions of floorcovering retailers during the year ended March 31, 1996 ("fiscal 1996"), and their associated direct sales of floorcovering products. Revenues from the direct sale of floorcovering products through company-owned stores and to franchisees, increased 30% to $27,129,116 for the first quarter of fiscal 1997 from $20,811,855 for the quarter ended March 31, 1995.

    Franchise license fees and royalties for the first quarter of fiscal 1997 decreased 14% to $1,451,499 from $1,689,249 for the quarter ended March 31, 1995. The dollar decrease for the three month period includes a $504,069 decrease attributable to the CARPETMAX franchise license fees as a result of a smaller base of potential franchisees and a decrease of $30,250 in GCO franchise license fees, which was offset by a $296,569 increase in royalties collected on the revenues of GCO franchisees.

    Fees from franchise services, which includes brokering of floorcovering products and advertising, increased 130% to $4,460,160 for the first quarter of fiscal 1997 from $1,938,366 in the quarter ended March 31, 1995. The increase for the three month period is attributable to increases in buying activity generated from new CARPETMAX franchisees, growth in product demand from existing CARPETMAX franchisees, greater utilization of advertising services by CARPETMAX franchisees and an expansion of services offered by the advertising division.

    GROSS PROFIT. Gross profit for the first quarter of fiscal 1997 increased 30% to $13,643,452 from $10,504,828 in the quarter ended March 31, 1995. Gross profit as a percentage of revenue decreased to 41% in the first quarter of fiscal of 1997 from 42% in the quarter ended March 31, 1995. The slight compression in gross margins is primarily a result of the continuing change in the business mix of Maxim to a revenue base consisting principally of the net sales from company-owned stores.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling general and administrative expenses for the first quarter of fiscal 1997 increased 15% to $11,691,257 compared to $10,123,080 for the quarter ended March 31, 1995. Increases in operating expenses on an absolute basis reflects an overall growth in the size of Maxim's operations required to serve the growing retail base as well as expenses associated with the opening of new company-owned stores. During the quarter Maxim reduced certain trade and note receivable reserves totaling $400,000 reflecting the settlement of such receivables and certain other reserves totaling $225,000 for the resolution of certain claims. These adjustments favorably affected selling, general, and administrative expenses by approximately $625,000 for the quarter ended April 30, 1996 and the first quarter's net income by approximately $375,000.

    OTHER INCOME (EXPENSE), NET. Interest expense for the first quarter of fiscal 1997 increased to $588,101 from $457,134 for the quarter ended March 31, 1995 due to increased borrowings under Maxim's revolving credit facility, principally to fund acquisitions and working capital.

    INCOME TAX. Maxim's income tax expense for the first quarter of fiscal 1997 increased to $671,177 from $34,106 for the quarter ended March 31, 1995 due an increase in earnings as well as March 31, 1995 quarter recording a deduction for the donation of certain inventory to a not-for-profit organization.

    NET EARNINGS. Net earnings and earnings per share for the first quarter of fiscal 1997 increased to $1,006,766 and $.14, respectively, from $223,694 and $.03, respectively, for the quarter ended March 31, 1995.

   TEN MONTH PERIOD ENDED JANUARY 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

    In  January 1996, Maxim changed its fiscal year end from March 31 to January
31. Thus, results for the fiscal period ended January 31, 1996 consisted of only ten months of operations. The following discussion compares results of operations for the ten month period ended January 31, 1996 with results of operations for the year ended March 31, 1995.

    TOTAL REVENUES. Total revenues increased 30.5% to $99.3 million for the ten months ended January 31, 1996 (fiscal 1996) from $76.1 million in the year ended March 31, 1995 (fiscal 1995). The growth in Maxim's revenues during fiscal 1996 largely reflected increases in direct sales of floorcovering products through its retail stores, where retail sales increased 40.9% to $80.8 million for fiscal 1996 from $57.3 million in fiscal 1995.

    Fees from franchise services, which includes brokering of floorcovering products, advertising and training, increased 4.4% to $8.7 million during fiscal 1996 from $8.3 million in fiscal 1995. The increase was attributable to increases in buying activity generated from new CARPETMAX franchisees, growth in product demand from existing CARPETMAX franchisees, and greater utilization of advertising and training services by CARPETMAX franchisees.

    Maxim opened a new distribution facility in Kennesaw, Georgia in June of 1995. The distribution division generated revenues during each of fiscal 1996 and fiscal 1995 of $3.8 million, largely representing sales to Maxim's franchisees.

    GROSS PROFIT. Gross profit increased 23% to $40.5 million during fiscal 1996 from $33.0 million in fiscal 1995. Although gross profit grew in absolute dollar terms, it decreased as a percentage of sales to

40.8% in fiscal 1996 from 43.3% in fiscal 1995. The reduction in gross margin was primarily the result of the decrease in franchise revenues of $0.8 million, due to less franchise sales resulting from the ten month fiscal period.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses in fiscal 1996 increased 45.2% to $42.0 million compared to $28.9 million in fiscal 1995. As a percentage of sales, this represented an increase in fiscal 1996 from fiscal 1995 of 4.3%. This was largely due to Maxim's recording additional reserves on accounts receivables resulting from some commercial and building contractors at risk for bankruptcy, as well as additional inventory reserves recorded in order to record inventory at new lower market prices, and costs associated with the proposed merger with Shaw, which was subsequently terminated in January 1996. In addition, Maxim incurred additional expenses resulting from the move to the Kennesaw facility as well as additional expenses associated with the opening of new stores and significant growth in personnel.

    GOODWILL IMPAIRMENT. Certain of Maxim's acquisitions have not performed as anticipated at the time of purchase. The continuing poor financial results from these operations through the end of fiscal 1996 led management to a reevaluation of operations that indicated significant strategic and operational changes would be necessary at some stores, including changes in the customer mix, changes of location, and changes in store design and merchandising. These same factors also led management to reassess Maxim's ability to realize fully the remaining unamortized portion of the goodwill which had been recorded in connection with such acquisitions. Management's reassessment of such goodwill value was prompted, in large measure, by the conclusion of a retail consultant that the acquired retail locations, store designs and merchandising with respect to certain of the acquired businesses would require significant upgrades, as well as by the loss of significant builder and contract business and changes in the relevant marketplace. Management's determination of the degree of impairment of goodwill was made by projecting each acquired entity's undiscounted future cash flows, based on certain assumptions, and comparing the unamortized goodwill balance from Maxim's acquisition of such entity to such projected cash flow (there were no significant long-lived assets involved in any of such acquisitions). The assumptions used in such projections reflected the acquired business' earnings, market and industry conditions, as well as internal operating plans. The overall results of management's assessment in this regard indicated a permanent impairment of goodwill for these acquisitions, and resulted in a write-off of the unamortized balances totaling $6.6 million.

    OTHER INCOME (EXPENSE), NET. Interest expense for fiscal 1996 increased to $1.6 million from $0.7 million in fiscal 1995 due to increased borrowings related to the acquisition and operation of Company-owned stores, funding of operating losses in certain divisions, increased borrowings resulting from moving to the new facility in Kennesaw, Georgia, as well as additions of fixed assets and leasehold improvements associated with new stores.

    INCOME TAXES. Maxim reported an income tax benefit in fiscal 1996 of $1.8 million, compared to an income tax expense in fiscal 1995 of $1.7 million. Maxim's effective tax benefit rate for fiscal 1996 was 19.5% due to the write-off of certain goodwill not deductible for tax purposes. Maxim's effective tax rate for fiscal 1995 was 42.2%.

    NET (LOSS) EARNINGS. As a result of the foregoing factors, Maxim recorded a net loss of $7.1 million in fiscal 1996 compared to net earnings of $2.4 million in fiscal 1995. The net loss for fiscal 1996 was due primarily to a charge of $6.6 million for goodwill impairment and increased competition, as well as increased costs associated with the opening of new stores and closing certain acquired stores.

   YEAR ENDED MARCH 31, 1995 COMPARED TO YEAR ENDED MARCH 31, 1994

    TOTAL REVENUES. Total revenues increased 293.6% to $76.1 million in fiscal 1995 from $19.3 million in fiscal 1994. The growth in Maxim's revenues during fiscal 1995 largely reflects the impact of the acquisitions of floorcovering retailers and the strong internal growth of the franchise operations. Revenues from the direct sale of floorcovering products increased 619.3% to $61.1 million from $8.5 million in fiscal 1994.

    Although a significant portion of Maxim's increase in revenues from the prior year period is directly related to Maxim's acquisitions of floorcovering retailers, Maxim's franchise-related revenues also experienced strong growth in fiscal 1995. Franchise license fees and royalties increased 25% to $5.6 million in fiscal 1995 from $4.5 million in fiscal 1994. The dollar increase includes $341,000 attributable to CARPETMAX and GCO franchise license fees during the period and $774,000 attributable to the net increase in royalties collected on the revenues of GCO franchisees.

    Fees from franchise services, which includes brokering of floorcovering products, advertising and training, for fiscal 1995 increased 60% to $8.3 million from $5.2 million in fiscal 1994. The increase was attributable to increases in buying activity generated from new CARPETMAX franchisees, growth in product demand from existing CARPETMAX franchisees and greater utilization of advertising and training services by CARPETMAX franchisees.

    GROSS PROFIT. Gross profit increased 173.7% to $33.0 million in fiscal 1995 from $12.1 million in fiscal 1994. Although gross profit grew in absolute dollar terms, it decreased as a percentage of revenues to 43.3% in fiscal 1995 from 62.3% in fiscal 1994. The compression in gross margins primarily resulted from the change in the business mix of Maxim, to a revenue base consisting principally of franchise fees and services to direct retail sales from the acquired and newly-opened Company-owned stores. Direct retail sales have higher associated cost of goods sold than Maxim's other revenue sources.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses in fiscal 1995 were $28.9 million compared to $8.4 million in fiscal 1994. The decrease as a percentage of revenues to 38.0% in fiscal 1995 from 43.4% in fiscal 1994 was primarily due to Maxim's ability to spread expenses over a larger revenue base and a continued emphasis on cost control. During fiscal 1995, Maxim incurred a non-recurring charge of $500,000 ($.07 per share) related to the merger with GCO.

    OTHER INCOME (EXPENSE), NET. Interest expense for fiscal 1995 increased to $0.7 million from $71,126 in fiscal 1994 due to increased borrowings related to the acquisition and operation of Company-owned stores.

    INCOME TAXES. Maxim's income tax expense in fiscal 1995 increased to $1.7 million from $1.4 million in fiscal 1994. Maxim's effective tax rate for fiscal 1995 increased to 42.2% from 36.7% in fiscal 1994 due to the nondeductibility of a portion of the goodwill amortization for tax purposes and higher effective state income tax rates.

    NET EARNINGS. Net earnings and earnings per share for fiscal 1995 decreased to $2.4 million and $.34, respectively, from $2.5 million and $.50, respectively, for fiscal 1994. Net earnings increased 16% to $2.9 million for fiscal 1995 before giving effect to the non-recurring GCO merger charge. The weighted average common and common equivalent shares outstanding increased to 7,092,000 shares from 4,958,000 shares as a result of the accounting for shares and warrants issued in the October 1993 public offering, the exercise of warrants in fiscal 1995, the issuance of shares in connection with acquisitions and the accounting for options to purchase Common Stock.

LIQUIDITY AND CAPITAL RESOURCES

    GENERAL. Maxim's primary capital requirements are for acquisitions, working capital, new store openings and other capital expenditures. Maxim historically has met its capital requirements through a combination of equity transactions, cash flow from operations, bank lines of credit and credit terms from suppliers.

    Since the beginning of fiscal 1994, Maxim has invested over $31.2 million to construct and equip its operating facilities, acquire floorcovering retailers, renovate the acquired stores and open new Company-owned stores. In addition, Maxim used approximately $3.2 million to fund operations.

Maxim has financed these investments and operations principally with net borrowings under its credit facilities and the net proceeds resulting from its initial public offering of common stock and the exercise of warrants.

    EQUITY TRANSACTIONS. In October 1993, Maxim completed an initial public offering of 911,300 units each consisting of two shares of Common Stock and one Common Stock purchase warrant. Net proceeds to Maxim totaled $7.9 million. In September 1994, Maxim called for the redemption of the outstanding warrants, resulting in the exercise of the warrants and the issuance of 907,415 shares of Common Stock and net proceeds to Maxim of $6.3 million. Other significant equity transactions included the issuance of 1,311,257 shares in fiscal 1995 and 42,857 shares in fiscal 1996 in connection with the merger with GCO and acquisitions of other floorcovering retailers. See Notes 3 and 12 to Consolidated Financial Statements of Maxim.

    CREDIT FACILITIES. Maxim has a variable rate revolving credit facility with First Union National Bank of Georgia ("First Union") allowing for borrowings up to $23.0 million. As of July 1, 1996, $21.6 million was outstanding under this revolving credit facility at an average interest rate of 7.56%. This credit facility also contains certain covenants related to Maxim's financial condition and operating results. Maxim is not permitted to: (i) incur indebtedness from others in excess of $2.0 million; (ii) consummate certain acquisitions or investments in excess of $1.5 million without the consent of First Union; or
(iii) sell or dispose of certain assets in excess of $100,000. Additionally, Maxim is required to maintain certain financial covenants relating to tangible net worth, funded debt leverage ratio, fixed charge coverage ratio and funded debt coverage ratio. At April 30, 1996, Maxim obtained waivers of violations of certain of the credit facility covenants. No assurances can be given that Maxim will be able to meet these covenants in the future or, if necessary, obtain the required waivers. See Note 8 to Consolidated Financial Statements of Maxim.

    As of July 1, 1996 Maxim also has approximately $7.0 million in principal outstanding under various term loans at interest rates ranging from 6% to 11%. See Note 8 to the Consolidated Financial Statements of Maxim.

    CASH FLOWS. During the first three months of fiscal 1997, operating activities used $495,284 compared to $1,917,459 in the quarter ended March 31, 1995. The decrease in cash used in operating activities resulted primarily from an increase in net earnings and an increase in noncash depreciation and amortization charges. During fiscal 1996, operating activities provided $1.9 million compared to a use of $3.3 million for fiscal 1995. The change is primarily a result of a combination of the impairment writedown of goodwill in fiscal 1996 in the amount of $6.6 million, as well as a decrease in deferred income taxes of $4.4 million from fiscal 1995 to fiscal 1996.

    During the first three months of fiscal 1997, investing activities used $61,068 compared to $4,740,871 in the quarter ended March 31, 1995. The decrease is primarily due to a decrease in acquisitions during the first quarter of fiscal 1997 as compared to the prior year quarter. Investing activities used $9.9 million in fiscal 1996, compared to $17.3 million in fiscal 1995. The decrease is primarily due to a decrease in acquisition expenditures during the fiscal 1996 period. Maxim used $7.3 million in fiscal 1996 for capital expenditures, compared to $4.7 million in fiscal 1995. The increase in capital expenditures in fiscal 1996 is primarily due to Maxim's move to the new facility in Kennesaw, Georgia.

    During the first three months of fiscal 1997, financing activities used cash of $1,191,274 compared to cash provided of $6,053,896 in the prior year period. This decrease is primarily due to a decrease in proceeds from the line of credit during the fiscal 1997 period. Financing activities provided cash of $9.9 million in fiscal 1996, compared to $18.8 million in fiscal 1995. The decrease is due primarily to a reduction in fiscal 1996 in proceeds from exercise of warrants.

    Maxim has received a loan commitment from First Union National Bank to provide a $125 million revolving credit facility to Maxim. The extension of this credit facility by First Union is subject, among other things, to the consummation of the Merger.

                          INFORMATION REGARDING IMAGE

INTRODUCTION

    Image, a Delaware corporation, is a leading plastic recycler and carpet manufacturer. Image has been involved in the manufacture of carpet, primarily polyester residential carpeting, since 1976. In 1990, Image began a strategy of backward integration into the extrusion of polyester fiber for its carpet products from recycled polyethylene terephthalate ("PET") obtained from post-consumer plastics, primarily discarded soda bottles. Image is vertically integrated from the purchase of curbside collected bottles through the complete manufacturing of carpet products, as well as polyester fiber and PET flake and pellet which are sold for a variety of end uses.

RECYCLING OPERATIONS

    OVERVIEW. Image purchases recycled PET plastic from a variety of sources in several forms. Currently, Image is capable of processing 150 million gross pounds of recycled PET into 120 million pounds of clean PET flake each year. From this net output, Image makes available for sale approximately 20 million pounds of PET flake. Approximately 5 million pounds of PET flake are extruded into pellet form and are available for sale as PET pellet. The remaining approximately 95 million pounds of PET flake are extruded into polyester fiber, of which approximately 55 million pounds are allocated internally for Image's carpet manufacturing operations and 40 million pounds of fiber are available for sale primarily to the home furnishings industry. Image's polyester fiber and PET flake and pellet sold externally are used for a variety of purposes, including carpet fiber and fiberfill, food and non-food containers, package strapping and plastic sheeting. A portion of Image's PET flake and pellet sold to third parties in the plastics industry, is reproduced into virgin-type resins through chemical recycling for use in new food and beverage containers.

    Over the past five years, Image has developed or acquired certain equipment and recycling techniques that it has partially customized to enhance Image's ability to utilize lower-cost and readily-available curbside plastic waste materials. Heightened environmental awareness and a desire to reduce waste going into landfills have resulted in legally mandated and voluntary initiatives around the country to reclaim waste materials for recycling, including post-consumer plastic bottles.

    AVAILABILITY OF RAW MATERIALS. The primary material used in the manufacture of plastic beverage containers is PET. PET plastic is inert and does not impart taste, color, odor or chemicals into beverages bottled in PET containers. PET has a high tensile strength (which enables it to be used for packaging material under pressure), is lightweight and shatter resistant. PET bottles have enjoyed increasing consumer acceptance since their introduction in 1978. According to statistics published by the National Association for Plastic Container Recovery ("NAPCOR"), the number of pounds of new PET bottles sold in the United States in 1995 increased 16.3% over 1994, which increased 13.3% over 1993, which increased 11.1% over 1992.

    Traditional methods of disposal have not kept pace with the increasing number of PET bottles manufactured each year. PET bottles are not biodegradable and take up a disproportionate amount of space in landfills. Groups and individuals concerned with the quality and preservation of the environment have sought to reduce the litter of plastic beverage bottles and to conserve natural resources and energy by encouraging recycling or by encouraging the adoption of reclamation legislation. Three primary methods of reclamation have developed:
(i) the adoption by several states of "bottle bill" legislation requiring bottlers and wholesalers to pay deposit refunds upon return of containers (deposit materials); (ii) legislation regulating landfill disposal, resulting in voluntary reclamation of curbside waste plastic material; and (iii) profit motivated efforts by municipal and private waste handling companies. Curbside waste bottles are sorted by the consumer and typically contain a higher non-PET content than deposit materials. According to NAPCOR, 32% of all PET containers manufactured in 1995 were collected for recycling in the U.S., constituting 622 million pounds of PET. Although this represents a percentage decrease in the recycling rate of 2% compared to 1994, it is a volume increase of approximately 55 million pounds or 10%. As a result of further legislative initiatives that promote consumer recycling programs and increasing PET consumption, management anticipates increasing availability of this raw material.

    Currently, approximately 80% of Image's PET raw material is curbside waste. The balance is predominantly deposit materials or post industrial scrap (manufacturing by-product).

    Image's recycling methods produce clean PET flake from curbside waste that is equal to the purity level attained from recycling deposit materials. During fiscal 1996, Image purchased waste PET material from approximately 293 suppliers, and no one supplier accounted for more than 12.5% of Image's supply of PET raw materials.

    During fiscal 1995, a shortage of cotton on world markets resulted in significant growth in demand for polyester fiber for textile manufacturing applications. This growth initially resulted in increases in demand for polyester textile fibers and the chemical components for the manufacture of such fibers. During the fourth quarter of fiscal 1995, competition for PET baled bottles increased dramatically as east-Asian polyester fiber producers purchased recycled PET for use in their manufacturing operations. At the end of the fourth quarter of fiscal 1995, this demand for PET bottles declined significantly. The reasons for the decline are not certain. Management believes that a number of factors were involved, including the high delivered costs of PET baled bottles transported from North America to Asia; health and safety concerns, raised by the foreign governments involved, resulting from the long transportation time; the fundamental technology barriers against using recycled plastics to manufacture fine denier fibers required for textile applications; and a lack of expertise in processing methods needed to convert PET baled bottles into usable raw materials. Prices of PET baled bottles have returned to the levels experienced prior to the period of increased demand. During and subsequent to this period of unusually high demand, Image was able to procure adequate supplies of raw materials.

    Image currently maintains PET raw materials inventories of approximately 18 to 23 million pounds, which would sustain Image's current recycling operations for a period of approximately seven to nine weeks. Management believes that these inventory levels are currently adequate to keep its recycling operations at capacity. Should the need arise, Image has additional storage space available to substantially increase its inventories of raw materials.

    RECYCLING PROCESS. Image's recycling operations, which produce clean PET flake, polyester fiber and PET pellet from post-consumer plastic bottles, include bottle sortation and granulation, washing and fiber and pellet extrusion.

    Bottle Sortation and Granulation. Image's sortation and granulation plant processes post-consumer PET bottles directly from curbside and deposit waste material. Image has developed a semi-automated, optically-actuated process which breaks down bales of post-consumer plastic bottles, separates PET bottles from non-PET bottles and sorts the PET bottles by color (clear and green). Image believes that this process is less labor-intensive and more reliable than hand sortation methods. The PET bottles are then ground into small chips (dirty flake). Image has expanded its net bottle sorting and grinding capacity to approximately 135 million annual net pounds with the addition of its fourth sortation and granulation line. This production line was completed during the fourth quarter of fiscal 1996. Image's sortation and granulation equipment is located at plants in Lyerly and Summerville, Georgia.

    Washing. Image's washing process receives the dirty flake, removes contaminants (such as labels, caps and base cups) and cleans the remaining PET flake using a multi-stage washing process. In the first quarter of fiscal 1996, Image completed the installation of its third wash line that increased net washing capacity to a total of 120 million pounds per year from 85 million pounds per year. Image's washing equipment is located at its plant in Summerville, Georgia.

    Fiber Extrusion. Image produces polyester fiber directly from clean PET flake, without requiring that the flake first be converted into PET pellet. Image's fiber extrusion process involves a number of steps. The clean PET flake is first dried to remove moisture and heated into a molten state. The molten material is then filtered to remove contaminants and pumped through spinnerettes to produce the fibers. The fibers are then drawn (lengthened) to the desired denier (size). The drawing process helps to control shrinkage and strengthens the fiber. The fibers are then crimped to provide texture and bulk. Image's extruders can produce fiber ranging in size from 6 to 18 denier and in length from 2 to 7 inches. In fiscal 1995, Image completed construction of its second fiber extruder which increased Image's total annual fiber extrusion capacity to 100 million pounds beginning in the fourth quarter of fiscal 1995. Based on current market conditions, Image expects to operate its fiber extrusion plant at approximately 95% of capacity in fiscal 1997. Image's carpet operations are expected to consume approximately 60% of its total fiber production. Image's fiber extrusion equipment is located at its plant in Summerville, Georgia.

    Pellet Extrusion. In October 1993, Image installed a PET pellet extruder. The pellet extrusion process includes a number of steps in which clean PET flake is dried, melted, filtered and extruded into strands and then cut into PET pellets. Compared to PET flake, PET pellets are purer, have higher bulk density levels and are sold to customers who cannot use PET flake or who blend PET flake with PET pellets. Image's PET pellet extrusion process has production capacity of approximately 10 million pounds per year. Image sells its PET pellet production to external customers. Image's PET pellet extruder is located at its plant in Summerville, Georgia.

    Quality Control. Image controls quality throughout its recycling process, beginning with the analysis of the raw materials for chemical properties, color and purity. During the production process, instrumentation and statistical process control methods are used to monitor product quality.

    MARKETS AND COMPETITION. Based on numerous discussions with manufacturers of plastic products, Image believes that there is a growing demand for PET resin and polyester fiber, including clean PET flake and recycled PET pellet. For many applications, including non-food containers, plastic sheeting and industrial strapping, recycled PET has a cost advantage over virgin polyester resins. In addition, plastics manufacturers are increasingly using recycled material in their manufacturing process to demonstrate to consumers that their products are environmentally responsible. Image is aware of a number of states that have enacted laws that encourage a certain percentage of recycled material in selected rigid plastic products for both food and non-food applications. The FDA has approved the use of recycled PET in food contact applications through three different methods. First, it has permitted the use in food and beverage packaging of a percentage of recycled PET that has been purified through chemical depolymerization, a process that can reproduce virgin-type resins from recycled PET. Even though this process is more expensive than using virgin resins, several major soft drink manufacturers have marketed their products in bottles containing chemically depolymerized PET. The second method involves a multilayer manufacturing process which allows recycled PET to be used directly in food bottles as long as it is encased between layers of virgin resin. In this process, as much as 50% of the bottle weight can be recycled PET. Image has sold PET flake and pellet to customers utilizing these two methods. The third method allows for the direct use of recycled PET which has been cleaned through a process proprietary to another manufacturer in food packaging applications.

    Image has implemented an aggressive marketing program to develop a customer base for its recycled PET products. During fiscal 1996, 28 companies have purchased approximately 24.4 million pounds of clean PET flake and pellet produced by Image.

    Image's clean PET flake business faces competition from other established clean PET flake manufacturers. These competitors include Wellman, Inc., Pure Tech International, Inc., St. Jude Polymer, Day Products, Inc. and Star Plastics, Inc. Image competes in its PET flake business on the basis of price, purity and uniformity of product, warranty, timeliness of delivery and other service factors. Image also competes with producers of virgin polyester resins and fibers, including Eastman Chemical Co., Shell Oil Company, ICI American Holdings, Inc., Wellman, Inc. and Hoechst-Celanese Corp.

    Image's polyester fiber is sold to independent yarn spinners for the manufacture of carpet yarn and as fiberfil to the home furnishings industry for the manufacture of furniture and pillows. Image enjoys a cost advantage through the use of recycled materials; it successfully competes in these markets on the basis of price. Three polyester carpet fiber producers (Hoechst-Celanese Corp., Wellman, Inc. and Martin Color-Fi, Inc.) produce approximately 64% of the carpet industry's polyester fiber needs. Management believes that these same fiber producers control a significant percentage of the polyester fiberfill market as well.

CARPET OPERATIONS

    OVERVIEW. Image has been involved in manufacturing carpeting since 1976 primarily for the residential market. Image's operations are vertically integrated from the production of its own fiber through carpet finishing. The principal raw materials used in Image's carpet manufacturing operations are polyester fiber, synthetic backing materials and various dyes and chemicals. Image obtains the principal raw material, polyester fiber, primarily from its recycling operations and other raw materials from several supply sources. Image has experienced no significant shortages of raw materials in recent years.

    During the last three fiscal years Image has produced carpet for its domestic and export markets as described in the following table (in approximate thousands of square yards).

                                      DOMESTIC     EXPORT
                                     -----------  ---------
Fiscal 1994........................      12,013       5,726
Fiscal 1995........................      15,538       5,138
Fiscal 1996........................      16,180       3,729

This production has consumed approximately 42.1, 41.7 and 46.8 million pounds of Image's internally produced polyester fiber in fiscal 1994, 1995 and 1996, respectively. During these periods, Image's carpet production has consumed polyester and nylon fiber, produced by other manufacturers, totaling approximately 9.7 and 2.9 million pounds in fiscal 1995 and 1996, respectively.

    On June 30, 1995, Image acquired substantially all of the assets of Pharr Yarns of Georgia, Inc., which consists of a yarn spinning facility located in Rome, Georgia. With this acquisition, Image added 20 million annual pounds to its polyester yarn spinning capacity.

    Image has excess carpet manufacturing capacity at certain stages of the production process and could increase carpet production through the utilization of this capacity and readily available subcontracting arrangements if market conditions warranted additional production.

    MANUFACTURING PROCESS.   Image's  carpet operations  include yarn  spinning,
tufting, dyeing and finishing operations, as discussed below.

    Yarn Spinning. Image's yarn spinning mills produce either spun polyester yarn or polyester/ nylon blended yarn primarily from the polyester fiber produced internally. The staple fiber is drawn until the desired size is produced, and then the ends are twisted together to create a continuous strand. After twisting, the yarn is then heat-set and wound onto cones. Image's spinning mills, including the spinning mill acquired June 30, 1995 from Pharr Yarns of Georgia, Inc., currently have a total production capacity of approximately 45 million pounds of spun yarn per year. During fiscal 1996 Image consumed approximately 49.7 million pounds of yarn, of which approximately 42.2 million pounds were produced internally. The remaining yarn consumed was produced by contract yarn spinners with an insignificant quantity of purchased package yarns. Due to the completion of its second fiber extruder, it is expected that Image will only rarely purchase finished yarn. Image's spinning mills are located in Rome, Georgia; Talladega, Alabama; and Dillon, South Carolina.

    Tufting. The process of tufting involves needling the yarn into a primary backing at the desired pile height. This process produces a large roll of greige (undyed) carpet. Image has tufting capacity of approximately 25 million square yards per year. The tufting operations are located at Image's plant located in Armuchee, Georgia.

    Dyeing. Image utilizes a sophisticated dyeing system which involves the placing of a roll of carpet in a heated, pressurized chamber containing water, chemicals and dyes. Image dyes carpet manufactured from both clear and green polyester fiber into a wide variety of colors. Image currently has dyeing capacity of approximately 25 million square yards per year. The dyeing plant is located in Rome, Georgia.

    Finishing. After dyeing, the carpet is ready for the final processes required to convert tufted and dyed rolls into a finished product. The rolls receive an application of adhesive, a sturdy secondary backing, and are dried or "cured" through the circulation of heated air in the finishing oven. A small amount of fiber is then sheared from the top of the carpet, and the rolls receive a final inspection. Image has finishing capacity of approximately 30 million square yards per year. The finishing operations are located at Image's plant located in Armuchee, Georgia.

    CARPET MARKETING AND SALES. Image manufactures high quality polyester carpeting primarily for the residential market. Currently Image designs, manufactures and markets 58 carpet styles and maintains approximately 1,663 SKUs consisting of a range of colors, densities and textures. Image has positioned its products in the medium price range for carpets sold in the United States and emphasizes quality, style and service.

    The Carpet and Rug Institute ("CRI") estimates that polyester carpet comprised approximately 7.8% of the total carpet market in calendar year 1995, down from 8.6% in 1994, 9.5% in 1993 and 10.0% in 1992. CRI also estimates that nylon carpet made up approximately 60% of the total carpet market in 1995, down from 65.1% of the total carpet market in 1994, 65.5% in 1993, and 68.1% in 1992. While the overall polyester carpet market has declined in recent years, Image's domestic carpet sales have increased each year, as its polyester carpet products compete directly with nylon carpeting. Management believes that the overall market decline in polyester carpet sales is due in part to dramatic fluctuations in the price of polyester staple fiber.

    Image markets its carpets domestically and internationally through a direct sales force of 54 full-time sales representatives and 15 independent sales agents. Image's carpets are sold under the Classique-Registered Trademark-, Enviro-Tech-Registered Trademark- and Image-TM- trade style names through over 6,000 retailers and distributors. The Enviro-Tech-Registered Trademark- product line, initiated in fiscal 1991, emphasizes the 100% recycled fiber content of the carpet and has experienced solid customer acceptance. Sales of the Enviro-Tech-Registered Trademark- line were approximately $18.5 million in fiscal 1996 and $16.6 million in fiscal 1995. Carpets wholesaled to distributors are typically then sold under private label.

    COMPETITION. The carpet manufacturing industry has one dominant competitor, Shaw Industries, Inc. ("Shaw"), whose 1995 sales were estimated to represent approximately 30% of the total industry sales. In addition, carpet sales by Mohawk Industries, Inc. in 1995 were estimated to represent 15% of the total industry sales. Carpet manufacturers also face competition from the hard surface floorcovering industry.

    The principal methods of competition within the carpet industry are price, style, quality and service. In both the residential and commercial markets, price competition and market coverage are particularly important because of the relatively small differentiation perceived among competing product lines. Image's recent investment in polyester fiber extrusion equipment, its modern carpet manufacturing equipment and its marketing strategy contribute to its ability to compete on the basis of price, style, quality and service. Image has not historically advertised its products directly to retail customers, although many of its competitors devote significant resources to promoting their products.

    During the 1980s and continuing into the 1990s, there has been a significant trend toward consolidation and attrition in the carpet industry, which has reduced the number of domestic carpet manufacturers.

BACKLOG

    Carpet orders are generally filled within 30 days and, as a result, backlog is not significant.

EMPLOYEES

    As of June 15, 1996, Image employed approximately 1,434 persons, of whom approximately 98 employees are in management and administration, 54 in carpet sales, 328 in recycling operations and the balance in carpet manufacturing. None of Image's employees is covered by a collective bargaining agreement. Image believes it has a good relationship with its employees.

PATENTS

    Image's PET recycling processes and carpet manufacturing operations do not involve licenses or ownership of any patents.

TRADEMARKS

    Image uses several trademarks in the marketing of its polyester fiber and carpeting, including Wearlon-Registered Trademark-, Duratron-Registered Trademark-, Duratron Gold-TM-, Image Resist-Gard-Registered Trademark-, Resistron-Registered Trademark-, Ecolon-Registered Trademark-, Permalon-TM-, Enviro-Tech-Registered Trademark-, Image-TM- and Classique-Registered Trademark-. Image's registered trademarks are of perpetual duration, subject to periodic renewal and continued use.

ENVIRONMENTAL MATTERS

    Image's operations are subject to numerous existing and proposed laws and regulations designed to protect the environment from wastes and emissions of hazardous substances. Management believes it is either in material compliance with all currently applicable laws and regulations or is acting in accordance with the appropriate variances or similar arrangements. Image believes that compliance with current laws and regulations will not require significant capital expenditures or have a material adverse effect on its operations.

PROPERTIES

    Image's executive offices are located in Armuchee, Georgia, and operates recycling and manufacturing plants in Georgia, Alabama and South Carolina. The following is a summary of the plants and other properties owned or leased by
Image:

                                                                                                      APPROXIMATE
                                                                                                     ENCLOSED AREA
IMAGE LOCATIONS                                                   PRIMARY USE                        (SQUARE FEET)
- ------------------------------------------  -------------------------------------------------------  -------------
Armuchee, Georgia (1).....................  Executive office, carpet tufting and finishing, storage       232,000
                                             and shipping

Calhoun, Georgia (2)......................  PET storage                                                    53,000
                                            PET storage                                                   116,000
                                            PET storage                                                    50,000

Kensington, Georgia (2)(3)................  PET storage                                                   136,000

Lyerly, Georgia (2).......................  PET sortation and granulation, PET storage                     54,000

Rome, Georgia (1).........................  Carpet dyeing, finished carpet storage                        216,000

Rome, Georgia (2).........................  Finished carpet and fiber storage                             140,000
                                            Finished carpet and yarn storage                               41,000

Rome, Georgia (1).........................  Yarn Spinning                                                 211,000

Summerville, Georgia (1)..................  PET sortation, granulation, washing, fiber extrusion          366,000
                                             and PET pellet extrusion, storage and shipping

Dillon, South Carolina (1)................  Yarn spinning                                                 102,000

Talladega, Alabama (1)....................  Yarn spinning                                                  82,000

Melville, New York (2)....................  PET purchasing office                                             425

Shannon, Georgia (1)(4)...................  Finished carpet storage                                       308,000

- ------------------------
(1) These plants are owned by Image, with the exception that Image's plant in Summerville, Georgia is leased by Image pursuant to a capital lease from the Development Authority of the City of Summerville. Image has the option to purchase the Summerville plant, which includes 14 acres, for $100 upon expiration of the lease in 2003. These plants include owned approximate acreages as follows: 168 acres at Armuchee, Georgia; 20 acres at Rome, Georgia (carpet dyeing); 48 acres at Rome (yarn spinning); 10 acres at Talladega, Alabama; 12 acres at Dillon, South Carolina; 8 acres at Summerville, Georgia; and 35 acres at Shannon, Georgia.

(2) These facilities are leased by Image under leases which expire within the next three years. Management believes that these leases can be renewed on substantially the same terms and conditions as the existing leases.

(3) On May 1, 1995, Image entered into a second amendment to the lease for this facility. On July 24, 1995, a fire destroyed a portion of the space covered by the second amendment. Image's remaining leased space for this facility includes approximately 136,000 square feet.

(4) On May 29, 1996, Image purchased approximately 35 acres of land and has begun construction of its new distribution center which is expected to be completed by mid-1997.

    Image believes that its properties are in good condition and sufficient to meet its requirements. Management monitors the condition of its properties to ensure they remain sufficient to meet production plans and long-term sales goals. Management expects that all of Image's leases that expire in the next three years can be renewed on substantially the same terms and conditions as those currently in effect.

LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which Image is a party or of which any of its properties are subject; nor are there material proceedings known to Image to be contemplated by any governmental authority; nor are there material proceedings known to Image, pending or contemplated, in which any director, officer or affiliate or any principal security holder of Image, or any associate of any of the foregoing is a party or has an interest adverse to Image.

                                     IMAGE
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS OF IMAGE (INCLUDING THE NOTES THERETO) CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

GENERAL

    Image has been involved in the manufacture and sale of carpet, primarily for the residential market, since 1976. In 1990, Image began implementing a strategy of lowering its production costs and diversifying its product mix through the backward integration of its operations to include the production of polyester fiber, PET flake and pellet, primarily from recycled post-consumer soda bottles. Image completed its initial public offering (the "Initial Public Offering") on August 18, 1993, and used the net proceeds to prepay and refinance its debt. Since that time, Image has expanded all areas of its manufacturing capacity.

RESULTS OF OPERATIONS

NINE MONTHS ENDED MARCH 30, 1996 COMPARED TO NINE MONTHS ENDED APRIL 1, 1995

    The following table sets forth sales data with respect to total sales (sales dollars in thousands):

                                                                   THREE MONTHS   NINE MONTHS
                                                                       ENDED         ENDED
                                                                   -------------  ------------
April 1, 1995....................................................   $    34,489    $   99,617
March 30, 1996...................................................        37,573       117,473
                                                                   -------------  ------------
Change...........................................................   $     3,084    $   17,856
                                                                   -------------  ------------
                                                                   -------------  ------------
Percentage.......................................................          8.9%         17.9%

    CARPET MANUFACTURING.    Image sells  its  carpet products  in  two  primary
markets described below.

    Domestic  Carpet  Sales.   The following  table sets  forth sales  data with
respect to domestic carpet (sales dollars and square yards in thousands):

                                               THREE MONTHS ENDED                      NINE MONTHS ENDED
                                     --------------------------------------  -------------------------------------
                                                                  AVERAGE                                AVERAGE
                                                     SQUARE       SELLING                   SQUARE       SELLING
                                        SALES         YARDS        PRICE        SALES        YARDS        PRICE
                                     ------------  -----------  -----------  -----------  -----------  -----------
April 1, 1995......................  $   23,875        3,884     $    6.15   $  69,598       11,392     $    6.11
March 30, 1996.....................      23,396        3,765     $    6.21      74,438       11,764     $    6.33
                                     ------------      -----                 -----------  -----------
Change.............................  $     (479)        (119)                $   4,840          372
                                     ------------      -----                 -----------  -----------
                                     ------------      -----                 -----------  -----------
Percentage.........................        (2.0)%       (3.1)%                     7.0%         3.3%

    Unit sales volumes decreased modestly for the third quarter of fiscal 1996 as a result of the inclement weather conditions in the northern part of the United States during the winter months, most particularly during the month of
January. For the nine months ended March 30, 1996, however, sales are significantly ahead of amounts reported for the nine months ended April 1, 1995 as a result of steady market penetration. Sales of Image's Enviro-Tech-Registered Trademark- product line increased from approximately $4.1 million in the third quarter of fiscal 1995 to $4.5 million in the third quarter of fiscal 1996 and from approximately $11.5 million in the nine month period ended April 1, 1995 to $13.7 million in the nine month period ended March 30,
1996. Domestic carpet sales have tended to follow a seasonal pattern. Historically, domestic carpet sales increase in the fourth quarter as compared to the third quarter.

    Export Carpet Sales. The following table sets forth sales data with respect to export carpet (sales dollars and square yards in thousands):

                                              THREE MONTHS ENDED                      NINE MONTHS ENDED
                                    --------------------------------------  --------------------------------------
                                                                 AVERAGE                                 AVERAGE
                                                    SQUARE       SELLING                    SQUARE       SELLING
                                       SALES         YARDS        PRICE        SALES         YARDS        PRICE
                                    ------------  -----------  -----------  ------------  -----------  -----------
April 1, 1995.....................  $    6,136        1,347     $    4.56   $   19,014        4,208     $    4.52
March 30, 1996....................       3,917          820     $    4.78       15,467        3,170     $    4.88
                                    ------------      -----                 ------------  -----------
Change............................  $   (2,219)        (527)                $   (3,547)      (1,038)
                                    ------------      -----                 ------------  -----------
                                    ------------      -----                 ------------  -----------
Percentage........................       (36.2)%      (39.1)%                    (18.7)%      (24.7)%

    Since fiscal 1994, Image has steadily pursued a strategy to shift carpet sales away from the highly competitive Middle Eastern market. As a result of this strategy, export sales have declined as a percentage of all carpet sales. Management expects that export carpet sales to the Middle Eastern market will continue to decline in the foreseeable future.

    PLASTICS RECYCLING. Polyester fiber and the PET resin from which it is made are used in an ever-growing variety of products. During the third and fourth quarters of fiscal 1995, demand for PET and polyester fiber increased dramatically due to a shortage of cotton in world markets. PET resin demand also increased in response to high prices for competitive packaging materials such as aluminum and glass. The combined increase in demand resulted in significant increases in selling prices for all of Image's recycled plastic products as compared to the first and second quarters of fiscal 1995.

    During the third quarter of fiscal 1996, the market price of polyester fiber and PET resin fell significantly. This resulted in a decline in selling prices of Image's recycled plastics products during the third quarter of fiscal 1996.

    Image sells its recycled plastics products in three primary markets as described below.

    Polyester Fiber  Sales.   The following  table sets  forth sales  data  with
respect to polyester fiber (sales dollars and pounds in thousands):

                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                        -------------------------------------  -------------------------------------
                                                                    AVERAGE                                AVERAGE
                                                                    SELLING                                SELLING
                                           SALES       POUNDS        PRICE        SALES       POUNDS        PRICE
                                        -----------  -----------  -----------  -----------  -----------  -----------
April 1, 1995.........................  $   1,227        2,265     $    0.54   $   3,075        5,909     $    0.52
March 30, 1996........................      6,031        9,125     $    0.66      14,962       22,135     $    0.68
                                        -----------      -----                 -----------  -----------
Change................................  $   4,804        6,860                 $  11,887       16,226
                                        -----------      -----                 -----------  -----------
                                        -----------      -----                 -----------  -----------
Percentage............................      391.5%       302.9%                    386.6%       274.6%

    Unit volume continued to show significant increases in both the quarter and nine months ending March 30, 1996. However, as discussed above, selling prices have started to fall in response to increasing worldwide polyester fiber production. Image's growth in fiber sales resulted from the production of additional quantities of fiber from Image's second polyester fiber extrusion line which became fully operational in the fourth quarter of fiscal 1995. Polyester fiber sales are expected to continue to improve but at a slower rate than during the first nine months of fiscal 1996. Management is investigating ways to increase fiber production within the framework of existing facilities.

    PET Flake Sales. The following table sets forth sales data with respect to PET flake (sales dollars and pounds in thousands):

                                                  THREE MONTHS ENDED                      NINE MONTHS ENDED
                                         -------------------------------------  -------------------------------------
                                                                     AVERAGE                                AVERAGE
                                                                     SELLING                                SELLING
                                            SALES       POUNDS        PRICE        SALES       POUNDS        PRICE
                                         -----------  -----------  -----------  -----------  -----------  -----------
April 1, 1995..........................  $   2,017        5,007     $    0.40   $   4,797       13,280     $    0.36
March 30, 1996.........................      2,677        5,411     $    0.49       7,842       14,613     $    0.54
                                         -----------      -----                 -----------  -----------
Change.................................  $     660          404                 $   3,045        1,333
                                         -----------      -----                 -----------  -----------
                                         -----------      -----                 -----------  -----------
Percentage.............................       32.7%         8.1%                     63.5%        10.0%

    Increased PET flake sales have resulted from higher average selling prices and significant growth in unit volume. However, as discussed above, selling prices have begun to decline. This trend is expected to continue during the fourth quarter of fiscal 1996 as well. The unit volume increases are chiefly attributable to the completion of Image's third PET flake washline during the first quarter of fiscal 1996.

    PET Pellet Sales. The following table sets forth sales data with respect to PET Pellet (sales dollars and pounds in thousands):

                                               THREE MONTHS ENDED                      NINE MONTHS ENDED
                                      -------------------------------------  -------------------------------------
                                                                  AVERAGE                                AVERAGE
                                                                  SELLING                                SELLING
                                         SALES       POUNDS        PRICE        SALES       POUNDS        PRICE
                                      -----------  -----------  -----------  -----------  -----------  -----------
April 1, 1995.......................  $   1,032        2,069     $    0.50   $   2,711        5,701     $    0.48
March 30, 1996......................        865        1,439     $    0.60       2,500        3,821     $    0.65
                                      -----------      -----                 -----------  -----------
Change..............................  $    (167)        (630)                $   (211)       (1,880)
                                      -----------      -----                 -----------  -----------
                                      -----------      -----                 -----------  -----------
Percentage..........................      (16.2)%      (30.4)%                   (7.8)%       (33.0)%

    The market for Image's PET pellet is heavily influenced by the market for virgin PET resin, which is also sold in pellet form. As a result of the dramatic increase in the cost of Image's recycled PET raw materials during the third and fourth quarters of fiscal 1995 and the first quarter of fiscal 1996, the prices of Image's PET pellet products were not competitive with virgin PET resin, resulting in decreases in sales volumes. Management does not expect significant improvement in PET pellet sales for the remainder of fiscal 1996.

    By-Product Sales. Image has begun selling certain goods which are essentially by-products of the recycling process. As Image has increased the production capacities of its recycled PET products, greater quantities of by-products have been produced in the normal course of business, most notably waste polyester fiber, polyvinyl chloride and high density polyethylene. The net sales for these by-products during the third quarter of fiscal 1996 was approximately $0.5 million. Sales in prior periods were not significant.

    Image does not expect seasonality to play an important role in the quarterly sales of its plastic recycling products.

    STATEMENT  OF  OPERATIONS  DATA.   The  following table  sets  forth certain
statement of operations data for the periods ended April 1, 1995 and March 30, 1996, expressed as a percentage of net sales:

                                                                  THREE MONTHS                NINE MONTHS
                                                                      ENDED                      ENDED
                                                            -------------------------  -------------------------
                                                             APRIL 1,     MARCH 30,     APRIL 1,     MARCH 30,
                                                               1995          1996         1995          1996
                                                            -----------  ------------  -----------  ------------
Net sales.................................................      100.0%        100.0%       100.0%        100.0%
Cost of sales.............................................       77.3          83.9         75.9          82.7
                                                                -----         -----        -----         -----
Gross margin..............................................       22.7          16.1         24.1          17.3
Selling, general and administrative expenses..............       14.3          13.0         14.5          12.7
                                                                -----         -----        -----         -----
Operating income..........................................        8.4           3.1          9.6           4.6
                                                                -----         -----        -----         -----
                                                                -----         -----        -----         -----

    Gross Margin. In the third quarter of fiscal 1996, gross margin decreased by 6.6% from the comparable quarter of fiscal 1995. In the nine month period ended March 30, 1996, gross margin decreased by 6.8% from the comparable period in fiscal 1995. High raw materials prices during the third and fourth quarters of fiscal 1995, and the first quarter and part of the second quarter of fiscal 1996, have had a negative impact on gross margin during the third quarter of fiscal 1996 and the nine months ended March 30, 1996. Current pricing of recycled PET raw materials has fallen approximately 60% since September 1995.

    During the fourth quarter of fiscal 1995 and the first three quarters of fiscal 1996, management has taken several steps to reduce unit operating costs. The first of these was the acquisition of Image's third carpet yarn spinning mill located in Rome, Georgia. The acquisition of this plant significantly reduced the cost of yarn conversion on approximately 22 million annual pounds of Image's carpet yarn needs. Management's second action was the construction of Image's third and fourth recycled plastic sortation and granulation lines, which allowed Image to shift its raw material supply more toward less expensive whole bottles and away from pre-ground PET flake. Finally, Image completed construction of its third PET flake washing line which improves the production efficiency and yield of this important process. Management expects that these improvements and reduced raw materials costs, taken as a whole, should result in improved gross margins beginning in the fourth quarter of fiscal 1996.

    Gross margin for Image's overall operations was approximately 16.1% of net sales in the third quarter of fiscal 1996 and 17.3% of net sales in the nine months ended March 30, 1996. When analyzed by segment, the results are somewhat different. For carpet products, gross margin was approximately 18.7% for the third quarter of fiscal 1996 and 18.6% for the nine months ending March 30, 1996. For recycled plastic products, gross margin was approximately 2.7% of net sales in the third quarter of fiscal 1996 and 5.9% of net sales in the nine months ended March 30, 1996.

    Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased to 13.0% of net sales in the third quarter of fiscal 1996 compared to 14.3% of net sales in the same period in fiscal 1995. Selling, general and administrative expenses decreased to 12.7% of net sales in the nine months ended March 30, 1996 compared to 14.5% in the same period in fiscal 1995. These percentage decreases are due primarily to the increased sales of polyester fiber, PET flake and PET pellet.

    Marketing carpet products to floor covering retailers requires significant expenditures for product sampling, commission sales personnel, sales promotions and administrative support. Management expects that due to strong response to new carpet product introductions during the fourth quarter of fiscal 1996, selling, general and administrative expenses, principally sampling costs, will exceed historical averages which may adversely affect the results of operations for the fourth quarter of fiscal 1996. Recycled plastic products are sold in a commodity marketplace that does not require the same commitment of administration and marketing resources as do carpet products.

    In the three months and nine months ended March 30, 1996, selling, general and administrative expenses attributable to all carpet products were approximately $3.4 million and $10.4 million, respectively, representing 12.5% and 11.5% of all carpet sales for each of the periods. In the three months and nine months ended March 30, 1996, selling, general and administrative expenses attributable to all recycled plastic products were less than $0.1 million and $0.2 million respectively, representing 0.5% and 0.7% of recycled plastic sales for each of the periods. Administrative costs of approximately $1.4 million in the third quarter of fiscal 1996 and $4.4 million in the nine months ended March 30, 1996 were general in nature and not directly attributable to either sales segment in fiscal 1996.

    Interest Expense. The increase in interest expense in the third quarter of fiscal 1996 and the nine months ended March 30, 1996 over the comparable periods in fiscal 1995 was due primarily to the debt incurred to acquire the assets of Pharr Yarns of Georgia, Inc. on June 30, 1995. Significant capital expenditures in fiscal 1995 and Image's increased working capital requirements also contributed to higher debt levels and interest expense. At March 30, 1996, approximately $3.7 million of the amounts owed under Image's credit facility incurred interest at the prime rate (8.25% at March 30, 1996). The remaining $55.0 million owed under the credit facility incurred interest at the Eurodollar rate plus 1%, or approximately 6.72% at March 30, 1996. Image has capitalized approximately $0.1 million in interest costs in the nine months ending March 30, 1996.

    Income Taxes. In the nine months ended March 30, 1996, Image has recognized a net provision of $0.7 million. This net provision includes a current benefit of $0.5 million and a deferred provision of $1.3 million. The net provision also includes a $0.1 million in current benefit resulting from adjustments determined upon the completion and filing of Image's 1995 tax returns during the third quarter of fiscal 1996.

    In the nine months ended April 1, 1995, Image recognized a net provision of $3.2 million. This net provision included a current liability $2.8 million and a deferred provision of $0.5 million. The net provision in the nine months ended April 1, 1995 also included a current benefit resulting from adjustments determined upon the completion and filing of Image's 1994 tax returns during the third quarter of fiscal 1995.

FISCAL YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JULY 3, 1993

    The following table sets forth sales data with respect to total sales (dollars in thousands):

                                                        PERCENTAGE
YEAR ENDED                                   SALES        CHANGE
- ----------------------------------------  -----------  ------------
July 3, 1993............................  $    95,935
July 2, 1994............................  $   103,889        8.29%
July 1, 1995............................  $   135,182       30.12%

    The following discussions present an analysis of sales by segment:

    CARPET MANUFACTURING.    Image sells  its  carpet products  in  two  primary
markets described below.

    Domestic  Carpet  Sales.   The following  table sets  forth sales  data with
respect to domestic carpet (sales dollars and square yards in thousands):

                                                                             PERCENTAGE CHANGE
                                                                          ------------------------
                                                 SQUARE    AVERAGE UNIT                  SQUARE
YEAR ENDED                             SALES      YARDS    SELLING PRICE     SALES        YARDS
- -----------------------------------  ---------  ---------  -------------  -----------  -----------
July 3, 1993.......................  $  66,585     11,848    $    5.62
July 2, 1994.......................  $  70,933     12,013    $    5.90         6.53%        1.39%
July 1, 1995.......................  $  95,477     15,538    $    6.14        34.60%       29.34%

    During the past three years, Image has pursued a program to expand its domestic carpet business by marketing its carpet products in new territories. During that time, the sales force has grown from 19 sales employees and 17 independent agents at the beginning of fiscal 1993 to 46 sales employees and 13 independent agents at the end of fiscal 1995. Image has successfully focused its efforts toward retailers of mid- to high-end carpet products in the residential replacement market. Sales of the Company's
Enviro-Tech-Registered Trademark- product line, which focuses consumer attention on the recycled content of Image's carpet products, increased to $16.6 million in fiscal 1995 from approximately $9.5 million in fiscal 1994 and from approximately $7.5 million in fiscal 1993.

    Export Carpet Sales. The following table sets forth sales data with respect to export carpet (sales dollar and square yards in thousands):

                                                                           PERCENTAGE CHANGE
                                                                        ------------------------
                                               SQUARE    AVERAGE UNIT                  SQUARE
YEAR ENDED                           SALES      YARDS    SELLING PRICE     SALES        YARDS
- ---------------------------------  ---------  ---------  -------------  -----------  -----------
July 3, 1993.....................  $  25,110      5,313    $    4.73
July 2, 1994.....................  $  26,309      5,726    $    4.59        4.78%        7.77%
July 1, 1995.....................  $  23,444      5,138    $    4.56       (10.89)%     (10.27)%

    Due to continued strong demand in domestic carpet markets, Image has pursued a program to shift gradually away from export sales, especially the highly price-sensitive Middle Eastern markets. As this trend continues, Image expects that export carpet sales will continue to decline.

    PLASTICS RECYCLING.   Image  sells its  recycled plastic  products in  three
primary markets described below.

    Polyester  Fiber  Sales.   The following  table sets  forth sales  data with
respect to polyester fiber (sales dollars and pounds in thousands):

                                                                                  PERCENTAGE CHANGE
                                                                AVERAGE UNIT   ------------------------
YEAR ENDED                                SALES      POUNDS     SELLING PRICE     SALES       POUNDS
- --------------------------------------  ---------  -----------  -------------  -----------  -----------
July 3, 1993..........................  $   2,887       5,167     $    0.56
July 2, 1994..........................  $   3,064       5,676     $    0.54         6.13%        9.85%
July 1, 1995..........................  $   5,011       8,892     $    0.56        63.54%       56.66%

    A small additional quantity of fiber, from Image's recently completed second polyester fiber extrusion line, was available for sale in the fourth quarter of fiscal 1995, accounting for the increase in sales volume. Image sells its fiber to customers in the carpet and home furnishings industries. Prices of the various types of fiber sold to these industries depend upon quality and color. While overall selling prices of Image's fibers have increased steadily, changes in the mix of products sold have resulted in only a small increase in the average selling price. In response to demand for Image's fiber products, and as production efficiency improves on the second polyester fiber extrusion line, Image expects that fiber sales will continue to improve.

    PET Flake Sales. The following tables sets forth sales data with respect to PET flake (sales dollars and pounds in thousands):

                                                                            PERCENTAGE CHANGE
                                                          AVERAGE UNIT   ------------------------
YEAR ENDED                            SALES     POUNDS    SELLING PRICE     SALES       POUNDS
- ----------------------------------  ---------  ---------  -------------  -----------  -----------
July 3, 1993......................  $     999      3,122    $    0.32
July 2, 1994......................  $   2,888     10,157    $    0.28       189.09%      225.34%
July 1, 1995......................  $   6,737     16,487    $    0.41       133.28%       62.32%

    In many applications, recycled PET flake can be used as a direct substitute for virgin PET resin. Image has experienced steady volume growth and quality acceptance from manufacturers in the consumer product packaging, beverage bottling and industrial strapping markets. This acceptance has significantly improved average selling prices.

    PET Pellet Sales. The following table sets forth sales data with respect to PET pellet (sales dollars and pounds in thousands):

                                                                                      AVERAGE UNIT
YEAR ENDED                                                      SALES      POUNDS     SELLING PRICE
- ------------------------------------------------------------  ---------  -----------  -------------
July 2, 1994................................................  $     486       1,109     $    0.44
July 1, 1995................................................  $   3,844       7,507     $    0.51

    PET pellet is used for the same purposes as PET flake discussed above. Image began selling PET pellet in the second quarter of fiscal 1994. Prices have improved compared to fiscal 1994 primarily due to quality acceptance.

    STATEMENT  OF  OPERATIONS  DATA.   The  following table  sets  forth certain
statement of operations data for the years ended July 3, 1993, July 2, 1994 and July 1, 1995, expressed as a percentage of net sales:

                                                                        YEAR ENDED
                                                        -------------------------------------------
                                                        JULY 3, 1993   JULY 2, 1994   JULY 1, 1995
                                                        -------------  -------------  -------------
Net sales.............................................       100.0%         100.0%         100.0%
Cost of sales.........................................        77.1           75.5           75.8
                                                             -----          -----          -----
Gross margin..........................................        22.9           24.5           24.2
Selling, general and administrative expenses..........        14.3           14.7           14.6
Special charge -- replacement stock options...........       --              10.0          --
                                                             -----          -----          -----
Operating income (loss)...............................         8.6          (0.2)            9.6

    Gross Margin. In addition to consistently improving selling prices, as discussed in the preceding analysis of sales, several factors have contributed to Image's strong gross margin performance. Backward integration into recycling has reduced Image's costs of manufacturing its carpet products, created profitable new products and further lowered the manufacturing costs of Image's recycled products.

    Image has contended with two factors that have increased costs during 1995. First, the unprecedented increase in domestic carpet sales temporarily required the purchase of polyester carpet yarn on the open market at prices that exceeded Image's internal costs. These costs affected gross margin in the third and fourth quarters of fiscal 1995, but are not expected to affect future operations. Second, strong demand for polyester (PET) resin on the world market caused a sharp increase in the cost of Image's primary raw material, post-consumer PET soda bottles, during the fourth quarter of fiscal 1995. Management believes that demand for these materials has subsided and prices should continue to decline slowly throughout fiscal 1996. The current high-cost inventory will, however, result in diminished gross margin performance for the next two or three fiscal quarters, depending on Image's rate of consumption and realization of declines in future costs.

    Gross margin for Image's overall operations was approximately 24.2% of net sales in fiscal 1995. When analyzed by segment, the results are somewhat different. For carpet-related sales, gross margin represented approximately 25.2% of net sales. For recycled plastics products, gross margin was approximately 15.5% of net sales. Due to the developmental nature of the Company's recycled products, it was not practical to determine the allocation of costs between the two business segments in prior years.

    Selling, General and Administrative Expenses. As a percentage of net sales, selling, general and administrative expenses have remained consistent during the last three years.

    The marketing of carpet products to floor covering retailers requires significant commitments in the areas of product sampling, commission sales personnel, sales promotions and administrative support. Since recycled polyester fiber and recycled PET flake and pellet are sold primarily in a commodity marketplace, these products require fewer selling, general and administrative expenses.

    Due to the developmental nature of Image's recycled products, it is not practical to determine the allocation of selling, general and administrative expenses between Image's two business segments in prior years. In fiscal 1995, selling, general and administrative expenses attributable to all carpet products were approximately $13.5 million, representing 11.4% of all carpet sales. Selling, general and administrative expenses attributable to recycled products were approximately $0.3 million in fiscal 1995, representing 2.0% of all recycled product sales. Approximately $5.9 million in administrative costs were general in nature and not directly attributable to either sales segment in fiscal 1995.

    Special Charge -- Replacement Stock Options. Effective as of August 10, 1993, and in connection with its initial public offering, Image granted fully-vested stock options (the "Replacement Stock Options") to acquire 1,133,856 shares of Common Stock, exercisable at $0.01 per share, to certain management officials, employees and consultants of Image in replacement of a like number of unvested stock appreciation units and vested and unvested stock options, also with an initial basis value or exercise price of $0.01 per share. As a result of this exchange, Image recognized in the first quarter of fiscal 1994 a noncash, nonrecurring charge of approximately $10.4 million and a related deferred tax benefit of approximately $3.9 million, resulting in a net charge of approximately $6.5 million, which is equivalent to approximately $1.16 per share based on 5.6 million equivalent shares outstanding. Although this noncash charge had no net effect on Image's total stockholders' equity, the charge caused Image to report a loss for all of fiscal 1994.

    Image did not receive any current tax deductions upon the granting of the Replacement Stock Options; however, Image has realized a $1.2 million tax deduction in fiscal 1995 and a $.5 million tax deduction in fiscal 1996 related to the exercise of a portion of the Replacement Stock Options and expects to realize additional income tax deductions for compensation expense upon exercise of each of the remaining Replacement Stock Options in an amount equal to the fair market value of the Common Stock at the date of exercise minus the $0.01 per share exercise price. Image's future income tax deductions would be allowable in its fiscal year which includes the last day of the calendar year in which the holder of the Replacement Stock Options recognizes the corresponding income. As of July 1, 1995 and 1996, approximately 970,000 and 934,000 Replacement Stock Options, respectively, remained and are exercisable until March 30, 2006, at the sole discretion of the holders. Image is therefore unable to project the precise amount or timing of any future tax benefits related to the exercise of the Replacement Stock Options. Any required adjustments to deferred tax assets relating to stock options could increase or decrease additional paid-in capital or future net earnings, depending upon the circumstances.

    Interest Expense. The increase in interest expense in fiscal 1995 over fiscal 1994 and fiscal 1993 was due primarily to the overall increase in interest rates, the significant capital expenditures made to expand Image's recycled polyester fiber production, PET sortation, granulation and washing capacities, carpet yarn spinning capacity and Image's increased working capital requirements. At July 1, 1995, approximately $18.0 million of Image's restated credit facility was incurring interest at the prime interest rate (9.0% at July 1, 1995). The remaining $35.0 million incurs interest at the Eurodollar rate plus 1%, or approximately 6.8% at July 1, 1995. As a result of the capital projects undertaken during fiscal 1994 and fiscal 1995, Image has capitalized approximately $0.5 million in interest costs during fiscal 1995. Most of the projects requiring this capitalization were completed by the end of the third quarter of fiscal 1995.

    Income Taxes. In fiscal 1993, Image's tax provision was $1.6 million under the provisions of APB 11. This provision was largely offset by the utilization of net operating loss carryforwards ("NOLs") described below under "Extraordinary Items". In fiscal 1994, Image recognized a net income tax benefit of $0.5 million, principally resulting from the future tax deductions associated with the replacement stock option charge under the provisions of SFAS 109.

    In fiscal 1995, Image recognized a tax provision of approximately $4.2 million. As of July 1, 1995, Image had approximately $3.6 million of NOLs. Approximately $1.8 million of NOLs should be available to reduce current taxable income in each of the next two fiscal years.

    EXTRAORDINARY ITEMS. In fiscal 1993, Image realized, as an extraordinary item, a tax benefit resulting from the utilization of NOLs in the amount of $1.5 million. In fiscal 1994, Image realized a $0.8 million noncash extraordinary gain on the extinguishment of long-term debt owed to two stockholders, which was partially offset by the write-off of the $0.5 million remaining balance of deferred loan costs on debts prepaid with proceeds of the Initial Public Offering. The net gain was reduced by $0.1 million in related income taxes.

LIQUIDITY AND CAPITAL RESOURCES

    GENERAL. In the nine months ended March 30, 1996, operating activities resulted in a net use of cash totaling $1.4 million. All components of working capital increased in accordance with significantly higher sales recorded in the first nine months of fiscal 1996. Net working capital increased $9.2 million between July 1, 1995 and March 30, 1996, representing a growth of approximately 28.6% during the period.

    At June 30, 1996 Image had long-term debt and capital lease obligations of approximately $61.3 million. At July 1, 1995 Image had long-term debt and capital lease obligations of approximately $54.0 million. This increase is primarily attributable to capital expenditures and increased working capital requirements.

    On November 3, 1995, Image amended its credit facility with The First National Bank of Boston, First Union National Bank of Georgia and Wachovia Bank of Georgia, NA. The amended credit facility increased Image's line of credit from $60.0 million to $70.0 million. Image's borrowings under the amended credit facility are secured by a first priority lien on all assets. The credit facility contains numerous covenants relating to restrictions on certain types of indebtedness, minimum earnings levels and tangible net worth. Management believes that the net cash provided by operations and borrowings available under the credit facility are sufficient to meet Image's anticipated liquidity and capital expansion needs.

    CAPITAL EXPENDITURES. In the third quarter of fiscal 1996, capital expenditures were $1.6 million. Capital expenditures for the nine months ended March 30, 1996 were $6.1 million. In the third quarter of fiscal 1995, capital expenditures were $4.1 million. Capital expenditures for the first nine months of fiscal 1995 were $15.3 million. Capital expenditures for the first nine months of fiscal 1996 primarily related to the purchase of additional yarn spinning, carpet tufting and dyeing equipment as well as continued additions to PET bottle sortation and granulation machinery and PET flake washing capacity. Capital expenditures in the first nine months of fiscal 1995 primarily related to Image's second bottle sortation and granulation production line and Image's second recycled polyester fiber extrusion line and related facilities. Expenditures were financed by funds borrowed under Image's credit facility. Projects which are currently in the early stages of construction include a new 308,000 square foot distribution center which will ultimately replace all existing shipping facilities for Image's carpet-related products. This new facility is expected to be operational during the fourth quarter of fiscal 1997. Capital expenditures during fiscal 1997, including the completion of projects in process, are expected to be approximately $15 million. As of July 22, 1996, Image had approximately $6.9 million of obligations under contract.

    In fiscal 1993, 1994 and 1995, capital expenditures were $5.7 million, $13.4 million and $34.3 million respectively. Capital expenditures in 1993 were primarily related to Image's PET pellet extrusion line and plant expansion, including expansions of Image's washing, sortation and granulation capacities. During fiscal 1994 and 1995, Image undertook the construction of its second recycled polyester fiber extruder and related plant expansions. During these years, Image also completed other expansions of its PET washing, sortation and granulation capacities.

    On June 30, 1995, Image completed the acquisition of a carpet yarn spinning facility under the Asset Purchase Agreement between Image, Pharr Yarns of Georgia, Inc. and Stowe-Pharr Mills, Inc. This expenditure was financed by internally generated funds and funds borrowed under the restated credit facility as well as the issuance of an additional 400,000 shares of Image's common stock to Pharr Yarns of Georgia, Inc.

    In previous years, as Image expanded its recycling capabilities, the plastics recycling segment of business accounted for the majority of Image's capital expenditures and working capital growth. Due to the acquisition of additional carpet yarn spinning plant and equipment in fiscal 1995, the two segments' use of liquidity and capital resources was approximately equal. In fiscal 1996, the two segments' use of liquidity and capital resources is expected to remain approximately equal.

    LONG-TERM DEBT. Image's long-term revolving credit facility allows for borrowings of up to $70.0 million which incurs interest, at Image's option, at the prime interest rate (8.25% at June 30, 1996) or Eurodollar rate plus 1.0% (approximately 6.5% at June 30, 1996). Refer to Image's discussion in "Liquidity and Capital Resources" for further discussion.

    As of March 31, 1996 Image was in compliance with all covenants and restrictions contained in the New Credit Facility.

    INFLATION.   See  Image's discussion  under "Plastics  Recycling" and "Gross
Margin" for the effects of inflation on Image's operations.

                          MAXIM ANNUAL MEETING MATTERS

PROPOSAL TO APPROVE COMMON STOCK AMENDMENT

    A condition precedent to the consummation  of the Merger is an amendment  to
Article IV of Maxim's Certificate of Incorporation to increase the number of authorized shares of Common Stock of Maxim to provide for the issuance of shares of Maxim Common Stock (or options covering such shares, as applicable) to the shareholders and option holders of Image as contemplated in the Merger Agreement (the "Common Stock Amendment"). The Common Stock Amendment amends Article IV of the Maxim Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 25,000,000 shares.

    Because Maxim may not have sufficient uncommitted authorized but unissued shares of Common Stock to consummate the Merger without approval of the proposed increase in the number of authorized shares of Common Stock, such proposed increase is a condition precedent to consummation of the Merger, which the Maxim Board believes is in the best interests of Maxim shareholders. See "BACKGROUND OF AND REASONS FOR THE MERGER" and "TERMS OF THE MERGER." In addition, Maxim's Board of Directors believes that the proposed increase in the number of authorized shares of Maxim Common Stock will provide flexibility needed to meet corporate objectives and to implement Maxim's strategic plan and is in the best interests of Maxim and its shareholders.

    The Board of Directors recommends that shareholders approve the Common Stock Amendment because it considers the proposal to be in the best long-term and short-term interests of Maxim, its shareholders and its other constituencies. The proposed increase in the number of shares of authorized Common Stock will ensure that sufficient shares of Common Stock are available subsequent to the issuance of shares of Common Stock pursuant to the terms of the Merger Agreement and will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. In addition, the proposed increase in the number of authorized shares of Common Stock will ensure that sufficient shares are available for grant pursuant to Maxim's 1993 Stock Option Plan. See "-- Proposal to Amend 1993 Stock Option Plan."

    The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which Maxim's securities may then be listed) will be beneficial to Maxim by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable Maxim to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

    Although Maxim may require additional capital or other financing to fund its operations and continued growth, other than the shares of Common Stock to be issued in connection with the Merger and the 1993 Stock Option Plan, Maxim does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposal to increase the number of authorized shares.

    On July 15, 1996, 7,205,995 shares of Maxim Common Stock were issued and outstanding. Upon consummation of the Merger, 12,472,280 shares of Common Stock will be issued and outstanding (14,651,527 shares assuming the exercise of all outstanding stock options of Maxim and Image).

    It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of Maxim Common Stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of Maxim, its shareholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of Maxim Common Stock and thereby dilute the interest of parties attempting to obtain control of Maxim. In connection with any issuance of shares of Maxim Common Stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of Maxim, its shareholders and its other constituencies.

    The approval of the holders of a majority of the issued and outstanding shares of Common Stock of Maxim is required for the adoption of the Common Stock Amendment. THE BOARD OF DIRECTORS RECOMMENDS THAT MAXIM'S SHAREHOLDERS APPROVE THE COMMON STOCK AMENDMENT.

PROPOSAL TO APPROVE OTHER MAXIM CHARTER AMENDMENTS

    GENERAL. The Board of Directors of Maxim has determined that, in addition to the Common Stock Amendment, certain other amendments to Maxim's Certificate of Incorporation are advisable and has recommended that Maxim's shareholders approve such amendments. The proposed amendments to the Maxim Certificate of Incorporation would:

        (a) Adopt a new Article XI to fix the size of the Board at not less than three (3) nor more than fifteen (15) directors (the exact number of directors to be determined from time to time by resolutions adopted by a majority of the Board); provide for the classification of the Board at the Maxim Annual Meeting into three classes, as nearly equal in number as possible, each class of which, after the election to initial terms of one, two and three years, will serve for a term of three years, with one class being elected each year; to provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of 75% of the total number of votes entitled to be cast by the holders of all shares of capital stock then entitled to vote generally in the election of directors of Maxim ("Maxim Voting Stock"); to provide that any director selected by the Board of Directors to fill a vacancy or newly created directorship will serve until the expiration of the term of the class of directors in which such vacancy or newly created directorship occurs; and to provide that those provisions cannot be subsequently amended or repealed without the affirmative vote of the holders of not less than 75% of the total number of votes entitled to be cast by the holders of Maxim Voting Stock;

        (b) Adopt a new Article XII to provide that special meetings of the shareholders may only be called by a resolution of a majority of the Board and that the shareholders of Maxim may not take action by written consent; and provide that this provision cannot subsequently be amended or repealed without the affirmative vote of the holders of not less than 75% of the total number of votes entitled to be cast by the holders of Maxim Voting Stock; and

        (c) Adopt a new Article XIII to permit amendment of the Maxim By-laws by the Board of Directors without action by shareholders; and to provide that this provision cannot subsequently be amended or replaced without the affirmative vote of the holders of not less than 75% of the total number of votes entitled to be cast by the holders of Maxim Voting Stock.

    The proposed amendments to the Maxim Certificate of Incorporation, including
the   Common  Stock  Amendment,  are  referred  herein  as  the  "Maxim  Charter
Amendments."

    Because approval of the Common Stock Amendment is a condition precedent to the consummation of the Merger, it will be voted on separately by the shareholders of Maxim at the Maxim Annual Meeting. The other Maxim Charter Amendments are being presented to shareholders of Maxim for approval as a single proposal. The Maxim Charter Amendments, when taken together with the present ability of the Board to issue additional shares of capital stock from Maxim's presently authorized but unissued shares of capital stock, including one or more series of preferred stock having rights and privileges and preferences determined by the Board, the existing provisions of Maxim's Certificate of Incorporation which require super-majority approval of certain transactions with interested shareholders, and the provisions of Section 203 ("Section 203") of the General Corporation Law of the State of Delaware (the "Delaware Law") relating to mergers or business combinations involving certain large shareholders discussed below in this Proxy Statement/Prospectus, would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in control of Maxim's Board without the consent or support of the incumbent Board and would help to assure fair treatment of all shareholders in the event of an attempt to take over Maxim.

    Adoption of the Maxim Charter Amendments may have significant effects on the ability of shareholders of Maxim to change the composition of the incumbent Board of Maxim and to benefit from certain transactions which are opposed by the incumbent Board. Accordingly, shareholders are urged to read carefully this Proxy Statement/Prospectus which describes the Maxim Charter Amendments and their purposes and effects, and to study carefully the Maxim Charter Amendments, the full texts of which are set forth in Appendix D, which is attached to this Proxy Statement/Prospectus and incorporated herein by this reference.

    The Maxim Charter Amendments are permitted under Delaware law and are consistent with the rules of The Nasdaq National Market through whose facilities the Common Stock of Maxim are traded. The Nasdaq National Market is not required, however, to review, approve or otherwise pass upon the Maxim Charter Amendments. The Maxim Charter Amendments are not the result of any specific efforts of which Maxim is aware to accumulate Maxim's Common Stock or to obtain control of Maxim. The Board, which unanimously approved the Maxim Charter Amendments and recommends that the shareholders approve such amendments, does not presently contemplate recommending the adoption of any further amendments to the Certificate of Incorporation of Maxim, or taking any additional measures, other than those described herein, which would affect the ability of third parties to take over or change control of Maxim.

    In considering adoption of the Maxim Charter Amendments, shareholders should note that Maxim is already subject to Section 203 of the Delaware Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

    Section 203 of the Delaware Law was adopted by the State of Delaware with respect to corporations incorporated under its laws in response to certain tactics involved in takeovers (such as "two-tier pricing") that can result in dissimilar treatment of a corporation's shareholders. At the time Section 203 was adopted, a number of corporations had been subject to tender offers for, or other acquisitions of, more than 10% but less than 85% of their outstanding stock. In many cases, such purchases were followed by business combinations in which the tender offeror or other purchasers paid a lower price for the remaining outstanding shares than the price it paid in acquiring its original interest in the corporation or paid a less desirable form of consideration. Federal securities law and regulations applicable to business combinations govern the disclosure required to be made to minority shareholders in order to consummate such a transaction, but do not assure shareholders that the terms of the business combination will be fair to them or that they can effectively prevent its consummation. Moreover, the statutory right of the remaining shareholders of the corporation to dissent in connection with certain business combinations and receive the "fair value" of their shares in cash may involve significant expense to dissenting shareholders and may not be meaningful in all cases. Ordinarily, in the second phase of a two-step business combination involving a merger, the shareholders of the corporation would be entitled under Delaware law to dissent and receive the appraised fair value of their shares. The statutory right to dissent is unavailable under Delaware law, however, to the holders of shares of any class of capital stock of the corporation which is listed on a national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for any vote required for a business combination. Accordingly, so long as Maxim's Common Stock remains designated as a national market system security on The Nasdaq National Market, as is presently the case, the holders of Maxim Common Stock will not be entitled to the statutory right to dissent under Delaware law. In addition, in the case of some business combinations, such as a sale of assets or a reclassification or recapitalization of Maxim's capital stock, the statutory right of dissent is not available at all, regardless of whether the Maxim Common Stock is so listed or designated. Section 203 of the Delaware Law was intended to meet partially these gaps in federal and state law and to prevent certain of the potential inequities of business combinations.

    REASONS FOR AND CERTAIN EFFECTS OF THE MAXIM CHARTER AMENDMENTS. The Board is asking the shareholders of Maxim to consider and adopt the Maxim Charter Amendments in order to further discourage certain types of transactions which would involve an actual or threatened change of control of Maxim and to make it more difficult and time-consuming to change majority control of the Board, thus reducing the vulnerability of Maxim to an unsolicited proposal for the takeover of Maxim, particularly a proposal that does not contemplate the acquisition of substantially all of Maxim's outstanding capital stock. The Board believes that such takeover proposals and tactics generally are not in the best interests of Maxim and its shareholders.

    In recent years, third parties often have accumulated substantial stock positions in public companies as a prelude to proposing a takeover or a restructuring or sale of all or part of a corporation's assets or other similar extraordinary corporate actions. Such actions are often undertaken by the third party without advance notice to or consultation with management of a corporation, and in many cases, the third party seeks representation on the corporation's board of directors in order to increase the likelihood that its proposal will be implemented by the corporation. If the corporation resists the efforts of the third party to obtain representation on the board of directors, the third party may commence a proxy contest to have its nominees elected to the board of directors in place of management's nominees. In some cases, the third party may use the threat of a proxy fight or a bid to acquire the corporation as a means of attempting to force the corporation to repurchase the securities owned by the third party at a substantial premium over market price.

    The Board believes that the threat of removal of Maxim's management in situations of the type described above would severely impede management's ability to negotiate effectively with potential purchasers. The Maxim Charter Amendments are intended to discourage the use of the tactics described above or unilateral attempts by persons to acquire control of Maxim or to effect a change in management of Maxim. One purpose of the Maxim Charter Amendments is to enhance management continuity and to encourage any person seeking to gain control of Maxim to act through the Board in proposing any transaction with Maxim. Although it is not the purpose of the Maxim Charter Amendments to ensure that Maxim remains independent, the amendments, if adopted, could increase the likelihood that Maxim would remain independent in the event the Board were to consider an offer for Maxim to be inadequate or not in the best interests of Maxim and its shareholders. The Board recognizes that unilateral attempts to acquire or gain control of Maxim may not, in all instances, necessarily be detrimental to Maxim or its shareholders. However, the Board believes that adoption of the Maxim Charter Amendments, in concert with the provisions of Maxim's Certificate of Incorporation and Section 203 of the Delaware Law already applicable to Maxim, will encourage prior consultation and negotiation with the Board, will permit the Board to evaluate the proposal of any third party or purchaser and to study alternative proposals and will permit the Board to negotiate more effectively with any proposed purchaser of Maxim, by, among other things, limiting or precluding the ability of the third party or purchaser to effect a business combination with Maxim promptly following acquiring a majority or significant percentage of the Maxim Voting Stock without the cooperation of the Board in calling a meeting of shareholders to consider such business combination and the ability of such third party or purchaser to effect promptly a change in the composition of the Board in the event such cooperation is not forthcoming. The Board believes that the benefits of seeking to protect its ability to negotiate more effectively with proponents of an unfriendly or unsolicited proposal to take over or restructure Maxim outweigh the disadvantages of discouraging such proposals.

    The Maxim Charter Amendments, if they are adopted, could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Maxim, even though such an attempt might be beneficial to Maxim and its shareholders.

    The Maxim Charter Amendments are not being recommended in response to any specific effort to obtain control of Maxim, but rather are being recommended in order to ensure that Maxim is prepared for future exigencies and to ensure that shareholders of Maxim are treated fairly in the event of any future takeover effort. The Board does not presently have any intention of soliciting a vote of the shareholders for any additional proposals or amendments designed to deter a possible takeover of Maxim.

    The Certificate of Incorporation of Maxim requires super-majority approval of certain transactions with interested shareholders. See "TERMS OF THE MERGER
- -- Description of Maxim Capital Stock." In addition, under Maxim's Certificate of Incorporation, Maxim has authorized but not outstanding or reserved for issuance 1,000,000 shares of Preferred Stock. Shares of authorized, unissued and unreserved Preferred Stock of Maxim, within the limits imposed by and subject to the requirements of applicable law and the rules of The Nasdaq National Market, could be issued under circumstances where a shareholder would obtain sufficient voting power to ensure that any proposal to remove directors or to alter, amend, change or repeal any of the provisions that will be added to the Certificate of Incorporation by the Maxim Charter Amendments would not receive the 75% vote required therefor by the Maxim Charter Amendments and that any proposal to effect a transaction subject to the provisions of Section 203 of the Delaware Law or in other transactions which could have the effect of discouraging or making more difficult a tender offer or other attempt to obtain control of Maxim, even though such an attempt might be beneficial to Maxim and its shareholders.

    POTENTIAL DISADVANTAGES OF THE MAXIM CHARTER AMENDMENTS. Adoption of the Maxim Charter Amendments may have several potential disadvantages for shareholders of Maxim. First, the Maxim Charter Amendments, if adopted, could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Maxim, even though such an attempt might be beneficial to Maxim and its shareholders, because of the restrictions under Delaware law on such third party's ability to effect a business combination without the concurrence of Maxim's incumbent Board and the limitations on the ability of the shareholders to effect a prompt change in the Board should the views of the shareholders be at variance with those of the Board. Second, apart from the effect on the ability of a third party to attempt to obtain control of Maxim, the Maxim Charter Amendments limit the ability of the shareholders (i) to effect a prompt change in the composition of the Board by requiring at least two meetings of the shareholders to elect a majority of the members of the Board, (ii) to remove a director, even for cause, by requiring a 75% vote of shareholders to remove a director, which may be done only for cause, and (iii) to fill vacancies on the Board, which vacancies, except under certain limited circumstances prescribed by Delaware law, will be permitted to be filled only by the remaining members of the Board. Third, by eliminating the ability of shareholders to call special meetings of shareholders or to take action by written consent, the Maxim Charter Amendments will limit the ability of the shareholders to bring matters up for consideration by shareholders other than at annual meetings of the shareholders unless the majority of the members of the Board agree such matters should be considered by the shareholders. Finally, should the shareholders desire to amend or repeal any portion of the Maxim Charter Amendments (other than the Common Stock Amendment), the present directors and executive officers of Maxim, were they to exercise their options to acquire Common Stock exercisable within sixty days of June 15, 1996, would be able to veto any proposal to amend or repeal the Maxim Charter Amendments.

    SIZE OF BOARD OF DIRECTORS, CLASSIFICATION OF THE BOARD OF DIRECTORS, REMOVAL OF DIRECTORS AND RELATED MATTERS. The Maxim Charter Amendments add a new Article XI to the Maxim Certificate of Incorporation which would (i) fix the size of the Board at not less than three (3) nor more than fifteen (15) directors, the exact number of such directors to be determined from time to time by resolution adopted by a majority of the Board, (ii) classify the Board into three classes, as nearly equal in number as possible, each of which, after initial terms of one, two and three years, will serve for three years, with one class being elected each year, (iii) provide that directors may be removed only for cause and only upon the affirmative vote of the holders of not less than 75% of the total number of votes entitled to be cast by the holders of all shares of Maxim Voting Stock, and (iv) increase the vote required to alter, amend, change or repeal the foregoing provisions, or to adopt any provision inconsistent therewith, to an affirmative vote of not less than 75% of the total number of votes entitled to be cast by the holders of all shares of Maxim Voting Stock.

    The Maxim Certificate of Incorporation does not presently deal with the election of directors. The By-laws of Maxim now provide that all directors are to be elected to Maxim's Board annually for a term ending at the next annual meeting of shareholders of Maxim, and the By-laws provide that the number of directors shall be determined by resolution of the Board but shall be not less than three (3) nor more than ten (10). Proposed Article XI of the Certificate of Incorporation provides that the Board may establish the number of directors at not less than three (3) nor more than fifteen (15) persons and provides that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If the Maxim Charter Amendments are adopted, Maxim's directors will be divided into three classes and at the Maxim Annual Meeting, three directors will be elected for a term expiring at the Annual Meeting of Shareholders of Maxim to be held in 1997, two directors will be elected for a term expiring at the Annual Meeting of Shareholders of Maxim to be held in 1998, and three directors will be elected for a term expiring at the Annual Meeting of

Shareholders of Maxim to be held in 1999 (in each case, until their respective successors are duly elected and qualified). See "-- Election of Directors." Starting with the 1997 Annual Meeting of Shareholders, one class of directors will be elected each year for a three year term.

    The classification of directors will have the effect of making it more difficult to change the composition of the Board. At least two meetings of the shareholders, instead of one, will be required to effect a change in he control of the Board unless a shareholder controls 75% or more of the total number of votes entitled to be cast by the holders of all shares of Maxim Voting Stock. Although there have been no problems with respect to continuity or stability of the Board in the past, the Board believes that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of Maxim's management and policies in the future since a majority of the directors, at any given time, will have prior experience as directors of Maxim. It also should be noted that the classification provision will apply to every election of directors, whether or not a change in the Board would be beneficial to Maxim and its shareholders and whether or not a majority of Maxim's shareholders believes that such a change could be desirable. At the same time, the Maxim Charter Amendments will ensure that the Board will have an opportunity to evaluate properly any proposal that might result in a change in the control of the Board, to consider appropriate alternatives to such proposal and to respond in a manner that the Board believes is in the best interest of Maxim and its shareholders.

    Under Delaware law, directors may be removed with or without cause by a vote of the holders of a majority of the shares of capital stock then entitled to vote in the election of directors unless the board of directors is classified, in which case directors may only be removed for cause. In addition, under Delaware law, an amendment to the certificate of incorporation requires the approval of the holders of a majority of the outstanding capital stock entitled to vote on the amendment and the approval of the holders of a majority of the outstanding capital stock of each class entitled to vote on the amendment as a class. Delaware law also permits provisions in certificates of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. As permitted by these provisions of Delaware law, the Maxim Charter Amendments would permit directors to be removed only for cause and only if such removal is approved by an affirmative vote of the holders of not less than 75% of the total number of votes entitled to be cast by the holders of all shares of Maxim Voting Stock and would require the affirmative vote of at least 75% of the total number of votes entitled to be cast by the holders of all shares of Maxim Voting Stock to alter, amend, change or repeal, or adopt any provision inconsistent with, the Maxim Charter Amendment discussed above. The requirement of an increased shareholder vote is designed to prevent a shareholder with a majority of the total number of votes entitled to be cast by the holders of all shares of Maxim Voting Stock from avoiding the requirements of the Maxim Charter Amendments by simply removing a majority of the directors or repealing such amendments.

    In addition, as of the date of this Proxy Statement/Prospectus, the By-laws of Maxim provide that a vacancy on the Board, including a vacancy created by an increase in the number of directors, may be filled by the majority of the remaining directors, though less than a quorum, or by a sole remaining director. The Maxim Charter Amendments retain the provision that a vacancy on the Board during the course of the year, including a vacancy created by an increase in the number of directors, may be filled by the remaining directors, but does not permit shareholders to fill such vacancies. In addition, the Maxim Charter Amendments provide that any new director elected to fill a vacancy on the Board will serve for the remainder of the full term of the class in which the vacancy occurred rather than until the next annual meeting of shareholders.

    The Delaware Law, however, provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery of Delaware may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares then outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office to fill such vacancy or newly created directorships, which election is to be governed by the provisions of the Delaware Law. The Maxim Charter Amendments will have no effect on this provision of the Delaware Law.

    The provisions of the Maxim Charter Amendments relating to the removal of directors and the filling of vacancies on the Board will preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by removal with his own nominees.

    As indicated above, the Maxim Charter Amendments would have the effect of requiring at least two meetings of shareholders, instead of one meeting of shareholders, to change control of the Board even though the shareholders of Maxim desiring to change control of the Board might hold a majority of the outstanding Maxim Voting Stock. The Maxim Charter Amendments will also reduce the power of shareholders, even those with a majority interest in Maxim, to remove incumbent directors and fill vacancies on the Board. Under the Maxim Charter Amendments, shareholders will have the power to remove directors for cause with a 75% vote, but, except as set forth above, only the directors will have the power to fill vacancies created by such removal. Moreover, the Board's appointees will serve for the remainder of the removed directors' full terms. Accordingly, the Maxim Charter Amendments could have the effect of discouraging an investor from making a tender offer or otherwise attempting to obtain control of the Board, even though either course of conduct might be beneficial to Maxim and its shareholders, because an investor proposing, or wishing to effect, a transaction resulting in a change of control of the ownership of the Maxim Voting Stock of Maxim could not be assured of promptly effecting a change in the majority of the members of the Board which might be necessary in order to obtain Board approval of a transaction proposed or desired by such investor, thereby delaying the ability to implement policies and actions desired by such investor and making such transaction less desirable to such investor.

    As more fully discussed above, the Board believes the Maxim Charter Amendments would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of Maxim's Board without the support of the incumbent Board. Adoption of the Maxim Charter Amendments, however, may have significant effects on the ability of shareholders of Maxim to change the composition of the incumbent Board and to benefit from certain transactions that are opposed by the incumbent Board.

    PROHIBITION AGAINST SHAREHOLDER ACTION BY WRITTEN CONSENT. Pursuant to the Delaware Law, unless otherwise provided in the Maxim Certificate of Incorporation, any action required or permitted to be taken by the shareholders of Maxim may be taken without a meeting and without a shareholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted. The Maxim Charter Amendments add a new Article XII to the Certificate of Incorporation, which would require that shareholder action be taken at an annual or special meeting of shareholders called by the Board pursuant to a resolution adopted by a majority of the entire Board and would prohibit shareholder action by consent. Shareholders would not be permitted to call a special meeting of shareholders or to require that the Board call such a special meeting.

    The provisions of the Maxim Charter Amendments prohibiting shareholder action by consent would give all the shareholders of Maxim the opportunity to participate in determining any proposed action and would prevent the holder of a majority of the voting power of Maxim from using the written consent procedure to take shareholder action. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the Board by calling a special meeting of shareholders prior to such time as the Board believes such consideration to be appropriate.

    The provisions of the Maxim Charter Amendments prohibiting shareholder action by consent and the calling by shareholders of special meetings of shareholders would permit the Board to prevent consideration or adoption by the shareholders of any proposal, including a proposal respecting a business combination or the removal of directors, until the next scheduled annual meeting of shareholders, even though such proposal were favored by shareholders owning a sufficient number of shares to adopt such proposal.

    AUTHORIZATION OF BOARD OF DIRECTORS TO AMEND BY-LAWS. Under the Delaware Law, the power to adopt, amend or repeal by-laws shall be in the shareholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the right to adopt, amend or repeal by-laws upon the directors. To provide the directors of Maxim with greater flexibility with respect to matters regarding corporate governance, the Maxim Charter Amendments add a new Article XIII to the Maxim Certificate of Incorporation, which would otherwise authorize the Board to amend or repeal any provision of the Maxim By-laws or adopt any new By-law, unless the shareholders have adopted, amended or repealed a particular By-law provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor. The Board may adopt, amend, alter or repeal the By-laws only by the vote of a majority of the entire Board; provided, however, that the affirmative vote of not less than two-thirds (66 2/3%) of the entire Board is required to amend those provisions of the By-laws relating to the call of special shareholder and director meetings, notice of shareholder and director meetings, establishment of a quorum for shareholder and directors meetings, action by shareholder consent, director nominations, number, tenure and qualifications of directors, director vacancies, removal of directors, and amendment of by-laws.

    Except as may otherwise specifically be required by law, the affirmative vote of the holders of not less than 75% of the combined voting power of the then outstanding shares of Maxim Voting Stock, voting together as a single class, shall be required for the shareholders to adopt, amend, alter or repeal any provision of the By-laws.

    The ability of the Board to amend the Maxim By-laws without shareholder action will provide the Board with greater flexibility in responding to, among other things, attempts by third parties to take over or change control of Maxim.

    If the Maxim Charter Amendments are approved, the Board proposes to amend the By-laws to provide that nominations for election to the Board may be made by the Board, any nominating committee thereof or by any holder of any outstanding class of capital stock of Maxim entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of Maxim not later than the later of
(i) the close of business on the seventh (7th) calendar day following the date on which notice of the meeting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders) and
(ii) a date ninety (90) days prior to the date of the meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of Maxim entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of Maxim if so elected.

    This proposed amendment to the Maxim By-laws will provide a framework for the uniform treatment of nominations to the Board of Directors of Maxim. The Maxim By-laws do not currently provide a procedure for director nominations.

    The Board will also adopt amendments to the By-laws of Maxim which are similar to the Maxim Charter Amendments. Reference is made to Appendix E, which is attached to this Proxy Statement/ Prospectus and incorporated herein by this reference, for the full text of the proposed amendments to the Maxim By-laws. These By-law amendments will become effective immediately upon approval of the Maxim Charter Amendments by the shareholders of Maxim.

    INCREASED SHAREHOLDER VOTE FOR AMENDMENT, REPEAL, ETC., OF MAXIM CHARTER AMENDMENTS. Under Delaware law, amendments of the Maxim Certificate of
Incorporation require the approval of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon and of a majority of the outstanding stock of each class entitled to vote thereon as a class. Delaware law also permits provisions in the Certificate of Incorporation which require a greater vote than the vote otherwise required by law for any corporate action. With respect to such super-majority provisions, Delaware law requires that any amendment or modification thereof, whether direct or indirect, be approved by an equally large shareholder vote. The Maxim Charter Amendments (other than the Common Stock Amendment) would require the concurrence of the holders of at least 75% of the total number of votes entitled to be cast by the holders of all shares of Maxim Voting Stock for the amendment or repeal of, or the adoption of any provision inconsistent with, such Maxim Charter Amendments.

    The requirement of an increased shareholder vote is designed to prevent a shareholder holding shares entitled to cast a majority of the votes entitled to be cast by the holders of all shares of Maxim Voting Stock from avoiding the requirements of the Maxim Charter Amendments by simply amending all of the provisions again. With respect to the provision requiring a vote of 75% of the votes entitled to be cast by the holders of all shares of Maxim Voting Stock to remove directors, the increased shareholder vote is intended to confirm the Delaware law provision requiring an equally large shareholder vote for any direct or indirect amendment or modification thereof.

    Shareholders should note that, as described below under the caption "-- Security Ownership of Certain Beneficial Owners and Management of Maxim," the directors and executive officers of Maxim as a group, own approximately 39% of the outstanding shares of Maxim Common Stock. Accordingly, if the Maxim Charter Amendments, which include adoption of the new Article XI, XII and XIII, is adopted, such persons would be able to veto any proposal to amend or repeal the Maxim Charter Amendments. In addition, no director could be removed even for cause, were such persons, as a group, to oppose such removal.

    The approval of the holders of a majority of the issued and outstanding shares of Common Stock of Maxim is required for the adoption of the Maxim Charter Amendments. THE BOARD OF DIRECTORS RECOMMENDS THAT MAXIM'S SHAREHOLDERS APPROVE THE MAXIM CHARTER AMENDMENTS.

ELECTION OF DIRECTORS

    The Board of Directors of Maxim consists of eight directors. Maxim's By-Laws provide that the Board of Directors shall consist of not less than three nor more than ten members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at eight by the Board. The Board of Directors recommends the election of the eight nominees listed below.

    Each of the nominees has consented to being named in this Proxy Statement/Prospectus and to serve as a director of Maxim if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than eight nominees. The affirmative vote of a majority of all votes cast at the meeting by the holders of Maxim Common Stock is required for the election of the eight nominees standing for election. Management of Maxim has no reason to believe that any nominee will not serve if elected.

    If the Maxim Charter Amendments under the caption "-- Proposal to Approve Maxim Charter Amendments" are approved, a classified Board will be elected as set forth below. If the Maxim Charter Amendments are not approved, those persons elected will serve until the next annual meeting of shareholders of Maxim and until their successors shall have been duly elected and qualified.

    Each of the following persons has been nominated by management for election to the Board of Directors of Maxim:

                                                                   SERVED AS
        NAME          AGE      POSITION(S) WITH THE COMPANY      DIRECTOR SINCE
- --------------------  ----  -----------------------------------  --------------
                      NOMINEES FOR TERMS EXPIRING IN 1997
Dicky W. McAdams       60   Director                                   1994
Herb Wolk              64   Director                                   1989
J. Michael Nixon       50   Director                                   1996

                      NOMINEES FOR TERMS EXPIRING IN 1998
James W. Inglis        52   Senior Executive Vice President and        1996
                             Director
Ronald McSwain         53   Director                                   1991

                      NOMINEES FOR TERMS EXPIRING IN 1999
Richard A. Kaplan      50   Director                                   1989
A.J. Nassar            40   President, Chief Executive Officer         1990
                             and Director
M.B. Seretean          72   Director                                   1993

    JAMES W.  INGLIS has  served as  Senior Executive  Vice President  and as  a director of Maxim since May 1996. From 1983 to 1996, Mr. Inglis served in various capacities with The Home Depot, Inc., a home improvement retailer, including most recently as its Executive Vice President of Strategic Development.

    RICHARD A. KAPLAN has served as Chairman Emeritus of Maxim since February 1995 and served as Chairman of the Board of Maxim from 1989 to February 1994. Mr. Kaplan founded Maxim in 1989. Mr. Kaplan has also served as Chairman of the Board of Richland Industries Corp., a retail floorcovering chain based in Rochester, New York, since 1972. Mr. Kaplan also served as Chairman of the Board of Resnick Media Associates, Inc., Rochester, New York, an advertising, marketing and production company from 1984 until its merger into Maxim in 1992. Mr. Kaplan is active in community activities and charities and serves on the executive board of the Fair Business Council of Rochester, New York.

    DICKY W. MCADAMS has served as a Director of Maxim since October 1994. Mr. McAdams has been Chairman of the Board of Directors of GCO since it was incorporated in April 1988 and served as its President from April 1988 to October 1995. He has also been Chairman of the Board and CEO of McAdams Commercial Flooring and Furnishings, Inc., a full service residential and commercial floorcovering business, and its predecessor McAdams Carpets, Inc., since 1958. Mr. McAdams served as Chairman of the Retail Floorcovering Institute (now the American Floorcovering Association) from 1987 to 1988 and as its President from 1986 to 1987. From 1990 to 1991 he was Chairman of the Board of Directors of the Floorcovering Consumer Credit Association.

    RONALD MCSWAIN has served as a Director of Maxim since 1991. Since 1968, Mr. McSwain has served as the President and owner of McSwain's Carpets, a retail floorcovering business with 15 stores in the Cincinnati, Dayton, Columbus and Toledo, Ohio areas. In 1988, Mr. McSwain was the recipient of the Cincinnati Chamber of Commerce Small Businessman of the Year Award. Mr. McSwain serves as a director of Johnson Investment Mutual Fund Trust, an investment company.

    A.J. NASSAR has served as President, Chief Executive Officer and a Director of Maxim since December 1990. From 1986 to 1990, Mr. Nassar served as Vice President and Chief Operating Officer of Kenny Carpet and Linoleum, Inc., a multistore retail carpet chain in western New York. He was previously employed in the carpet manufacturing industry by Trend Carpet Mills and Queen Carpet Mills, where he was responsible for sales of floorcovering products to floorcovering retailers and for cultivating new customer relationships in the northeastern United States.

    J. MICHAEL NIXON has served as a Director of Maxim since February 1996. Mr. Nixon has served as the President and co-owner of Q.I. Corporation, a building materials contractor, since 1967.

    M.B. SERETEAN has served as a director of Maxim since September 1993 and as its Chairman of the Board since February 1995. Mr. Seretean was a founder of Coronet Industries, Inc. in 1956 and served as its President and Chairman of the Board until his retirement in 1987. Coronet Industries, Inc. is a major carpet manufacturer. He is a former director of RCA Corporation and Turner Broadcasting Corporation. He presently serves on the Board of the Atlanta Hawks and the Atlanta Braves.

    HERB WOLK has served as a Director of Maxim since 1991. Mr. Wolk is the owner and President of Cadillac Carpet Distributors and has served in various capacities with that Company since 1976. Mr. Wolk has 37 years of experience in the retail carpet industry. Mr. Wolk is the Chairman-elect of the American Floorcovering Association and is a co-founder of the Mayfield School, a national sales training school for the floorcovering industry.

    There are no family relationships between any director or executive officer and any other director or executive officer of Maxim.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a)  of  the Securities  Exchange  Act of  1934  requires  Maxim's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of Maxim, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of Maxim held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish Maxim with copies of all forms they file under this regulation. To Maxim's knowledge, based solely on a review of the copies of such reports furnished to Maxim and representations that no other reports were required, during the ten month period ended January 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except as follows: J. Michael Nixon (failed to file on a timely basis his initial report of beneficial ownership); A.J. Nassar (failed to file on a timely basis his annual statement of changes in beneficial ownership); H. Gene Harper (failed to file on a timely basis his annual statement of changes in beneficial ownership); Paul W. Gilson (failed to file on a timely basis his annual statement of changes in beneficial ownership); and M.B. Seretean (failed to file on a timely basis one report relating to one transaction).

    Although it is not Maxim's obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, Maxim has adopted a policy requiring all
Section 16 reporting persons to report monthly to the Chief Financial Officer of Maxim as to whether any transactions in Maxim's Common Stock occurred during the previous month.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors of Maxim held 11 meetings during the ten months ended January 31, 1996. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. Maxim's Board of Directors has three standing committees -- the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

    The Audit Committee presently consists of Ronald McSwain and M.B. Seretean. The Audit Committee has been assigned the principal functions of: (1) recommending the independent auditors; (ii) reviewing and approving the annual report of the independent auditors; (iii) approving the annual financial statements; and (iv) reviewing and approving summary reports of the auditor's findings and recommendations. The Audit Committee did not hold any meetings during the ten months ended January 31, 1996.

    The Compensation Committee presently consists of Ronald McSwain and M.B. Seretean. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. The Compensation Committee held one meeting during the ten months ended January 31, 1996.

    The Stock Option Committee presently consists of Richard A. Kaplan, Ronald McSwain and Herb Wolk. The Stock Option Committee has been assigned the functions of administering Maxim's 1993 Stock Option Plan and granting options thereunder. The Stock Option Committee held three meetings during the ten months ended January 31, 1996.

PROPOSAL TO AMEND 1993 STOCK OPTION PLAN

    GENERAL. On July 30, 1993, the Board of Directors of Maxim adopted a 1993 Stock Option Plan (the "1993 Plan") for eligible officers, directors and key employees of Maxim and recommends that the shareholders vote for approval of the 1993 Plan, which provides for the grant of both incentive and non-qualified stock options. The purpose of the 1993 Plan is to encourage and enable eligible directors, officers and key employees of Maxim and its subsidiaries to acquire proprietary interests in Maxim and its subsidiaries through the ownership of common stock of Maxim and to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of Maxim.

    The 1993 Plan provides for the grant of options to purchase up to an aggregate of 1,000,000 shares of Maxim Common Stock. Under the terms of the 1993 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of Common Stock to officers, directors and employees of Maxim or of a subsidiary of Maxim.

    As of June 15, 1996, Maxim had granted options to purchase shares of Common Stock pursuant to the 1993 Plan as follows: (i) each Named Executive Officer (A.J. Nassar: 350,000 shares; and Dicky W. McAdams: no shares); (ii) all current executive officers as a group: 790,000 shares; (iii) all current directors who are not executive officers as a group: 25,000 shares; (iv) each nominee for election as a director (James W. Inglis: 200,000 shares; A.J. Nassar: 350,000 shares, J. Michael Nixon: 25,000 shares; Richard A. Kaplan, Dicky W. McAdams, Ronald McSwain, M.B. Seretean and Herb Wolk: no shares) and (v) all employees, including all current officers who are not executive officers, as a group:
417,120 shares.

    DESCRIPTION OF PROPOSED AMENDMENT. On April 18, 1996, the Board of Directors of Maxim adopted an amendment to the 1993 Plan which would increase the number of shares of Maxim Common Stock available for grant thereunder to 2,000,000 from 1,000,000. As of June 15, 1996, no shares of Common Stock remained available for grant under the 1993 Plan. The proposed increase in the number of authorized shares would ensure the uninterrupted continuation of the 1993 Plan. The Board of Directors recommends that shareholders vote FOR the proposed amendment. The affirmative vote of a majority of the shares of Maxim Common Stock represented in person or by proxy at the Maxim Annual Meeting is necessary for the approval of the amendment to the 1993 Plan.

    DESCRIPTION OF 1993 PLAN. Effective Date. The effective date of the 1993 Plan is July 30,1993. The 1993 Plan shall remain in effect until all shares subject to or which may become subject to the 1993 Plan shall have been purchased pursuant to options granted under the 1993 Plan, provided that options under the 1993 Plan must be granted within ten (10) years from the effective date.

    Shares Subject to the 1993 Plan. The shares of Maxim's common stock available for issuance under the 1993 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1993 Plan shall be 1,000,000 (2,000,000 shares if the amendment to the 1993 Plan is approved by Maxim shareholders at the Maxim Annual Meeting). Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1993 Plan.

    Persons  Eligible to  Participate in  the 1993 Plan.   Under  the 1993 Plan,
options may be granted only to officers, directors and key employees of Maxim or its subsidiaries.

    Administration of the 1993 Plan. The 1993 Plan shall be administered by the Board of Directors or by a committee comprised of no fewer than two (2) members appointed by the Board of Directors of Maxim from among its members (the "Committee"). Members of the Committee shall be "disinterested persons" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 1993 Plan, the Board of Directors or the Committee has the authority to determine the employees to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

    Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the 1993 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

    The exercise price of options granted under the 1993 Plan will be determined by the Committee, but in no event shall be less than 100% of the Average Market Price of the common stock on the date of the grant of the option. The term Average Market Price is defined in the 1993 Plan to be the average of the high bid and low ask prices as of the close of business for Maxim's shares of common stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System (or other national quotation service). If Maxim's common stock is registered on a national securities exchange, then Average Market Price shall mean the closing price of Maxim's common stock on such national securities exchange. If Maxim's Common Stock is not traded in the organized markets, then the price shall be the fair market value of the common stock as determined in good faith by the Board of Directors or the Committee, but in no case less than the par value of such stock.

    Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1993 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of Maxim or a subsidiary may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares shall be paid in cash or shares of common stock of Maxim, or a combination of both. Upon payment, Maxim will deliver stock certificates for such shares to the optionee.

    Termination of Service. In the event that a holder of an option granted under the 1993 Plan ceases to be a director or employee of Maxim or any subsidiary of Maxim for any reason other than his death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination. Any options which are not exercisable on the date of such termination shall immediately terminate.

    Upon the death or total and permanent disability of the holder of an option, any option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any options which were not exercisable on the date of such death or disability shall be immediately exercisable for a period of one year.

    Options granted under the 1993 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1993 Plan are non-transferable except by will or under the laws of descent and distribution.

    Reorganization and Recapitalization. In case Maxim is merged or consolidated with another corporation and Maxim is not the survivor, or in case Maxim is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of Maxim, the Board of Directors of Maxim shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of Maxim or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Common Stock of Maxim, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

    In the event that dividends are payable in Common Stock of Maxim or in the event there are splits, subdivisions or combinations of shares of Common Stock of Maxim, the number of shares available under the 1993 Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

    Limitation on Number of Shares That May be Purchased. For options granted under the 1993 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

    Amendment and Termination of the 1993 Plan. With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the 1993 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the shareholders of Maxim to: (i) increase the maximum number of shares for which options may be granted under the 1993 Plan; (ii) reduce the option price or waiting period; (iii) extend the period during which options may be granted or exercised; (iv) change the class of employees eligible for incentive stock options; (v) otherwise materially modify the requirements as to eligibility for participation in the 1993 Plan; or (vi) otherwise materially increase the benefits accruing to participants under the 1993 Plan.

    With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 1993 Plan.

    FEDERAL INCOME TAX CONSEQUENCES. Incentive Stock Options. All incentive stock options granted or to be granted under the 1993 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor Maxim will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

        (a) gain on the sale or other disposition; or

        (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

    The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for Maxim.

    The 1993 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to Maxim other shares of Maxim's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to Maxim shares of Maxim's common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

    Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

    Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

    At present, the maximum tax rate on capital gains is 28%, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

    In general, an option granted under the 1993 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

    Non-Qualified Stock Options. All options granted or to be granted under the 1993 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

    A participant in the 1993 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1993 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of Maxim are actively traded on an established market. Maxim presently has no such actively traded options.

    Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. Maxim is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. Maxim generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

    The 1993 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to Maxim other shares of Maxim's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

    General.   The 1993 Plan  is not qualified under  Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

    The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement/Prospectus, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1993 Plan and does not purport to be a complete description of all federal income tax aspects of the 1993 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1993 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1993 Plan.

    The approval of the holders of a majority of the shares of Maxim Common Stock present and voting at the Maxim Annual Meeting is necessary to approve the proposed amendment to the 1993 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT MAXIM'S SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE 1993 PLAN.

MAXIM EXECUTIVE COMPENSATION

    The following table provides certain summary information for the ten month transition period ended January 31, 1996 and for fiscal years ended March 31, 1995 and 1994 concerning compensation paid or accrued by Maxim to or on behalf of Maxim's Chief Executive Officer and the other executive officers of Maxim whose total annual salary and bonus exceeded $100,000 during the ten month transition period ended January 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                                                       COMPENSATION
                                                               ANNUAL COMPENSATION                    --------------
                                             -------------------------------------------------------    NUMBER OF
NAME AND                                                                             OTHER ANNUAL        OPTIONS
PRINCIPAL POSITION                               YEAR        SALARY       BONUS    COMPENSATION (1)      AWARDED
- -------------------------------------------  ------------  -----------  ---------  -----------------  --------------
A.J. Nassar................................       1996(2)  $   165,456  $  25,000      $   6,618          142,400(3)
 President and Chief Executive                    1995         205,750     --              1,653          110,000(4)
 Officer                                          1994         184,667     52,971         --                --

Dicky W. McAdams (5).......................       1996(2)  $   144,231  $  42,096      $   2,295            --
 President of GCO                                 1995         197,550     --             --                --
                                                  1994         187,925      9,000         --                --

- ------------------------
(1) Represents Maxim's matching contribution under its 401(k) plan.

(2) Represents compensation for the ten-month period ended January 31, 1996, which period was the result of a change in the fiscal year end of Maxim from March 31 to January 31.

(3) Includes options to purchase 40,000 shares of common stock which were subsequently cancelled. Options to purchase an additional 200,000 shares of common stock were granted to Mr. Massar in fiscal 1997.

(4) Includes options to purchase 62,400 shares of common stock which were subsequently cancelled.

(5) Amounts indicated have been paid to Mr. McAdams by GCO and include periods prior to the acquisition of GCO by Maxim in September 1994. Mr. McAdams retired as President of GCO in October 1995.

EMPLOYMENT AGREEMENTS

    Maxim has entered into an Employment Agreement with A.J. Nassar, pursuant to which Mr. Nassar will serve as President and Chief Executive Officer of Maxim. The Employment Agreement is for a term of three years, expiring on July 30, 1996, and provided for an initial annual base salary of $225,000. In fiscal 1994, fiscal 1995 and in fiscal 1996, Mr. Nassar elected not to receive the full amount of his base salary. Mr. Nassar's current annual base salary is $300,000. The Employment Agreement provides for certain severance payments to be paid to Mr. Nassar in the event of a change in control of Maxim. In the event of a change in control, Mr. Nassar will be entitled, for a period of one year thereafter, to terminate his employment with Maxim and to receive a lump sum cash payment equal to 18 months' salary, as well as 12 months' provision of employee benefits. In addition, in the event Mr. Nassar is terminated by Maxim without cause, he will receive during the balance of his term of employment, the annual base salary which would otherwise be payable to Mr. Nassar had he remained in the employ of Maxim. In addition, all unvested stock options shall become immediately exercisable. The Employment Agreement contains noncompete and non-solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of one year thereafter.

    In October 1995, Mr. McAdams retired as the President and Chief Executive Officer of GCO. Prior to his resignation, Mr. McAdams was employed pursuant to a three-year Employment Agreement expiring on September 28, 1997. The Employment Agreement provided for an annual base salary of

$200,000 plus incentive bonus payments. The Employment Agreement contained noncompete and non-solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of one year thereafter.

COMPENSATION OF DIRECTORS

    Directors of Maxim who are compensated as officers of Maxim serve without compensation for their services as directors. Each director of Maxim who is not a compensated officer of Maxim is to be paid a fee of $500 per board meeting attended, which fees shall not exceed $3,000 during any fiscal year. In addition, from time to time, certain of Maxim's outside directors assist in conducting workshops and orientation sessions for Maxim's franchisees, for which they customarily have been paid consulting fees of $10,000 annually. All directors of Maxim are to be reimbursed by Maxim for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and of any committees of the Board of Directors.

    In addition, during fiscal 1996, Maxim granted to M.B. Seretean, one of Maxim's outside directors, an option to purchase 100,000 shares of Common Stock at an exercise price of $9.00 per share, exercisable for a period of ten years from date of grant. During fiscal 1997, Maxim granted to J. Michael Nixon and Dicky W. McAdams, outside directors of Maxim, options to purchase 25,000 shares and 10,000 shares, respectively, of Common Stock at an exercise price of $11.25 per share and $14.38 per share, respectively, exercisable for a period of ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following persons served as members of the Compensation Committee of the Board of Directors during the ten month transition period ended January 31, 1996: Ronald McSwain and M.B. Seretean. None of the members of the Compensation Committee has been an officer or employee of Maxim or any of its subsidiaries. Except as set forth under "-- Certain Relationships and Related Transactions," there were no material transactions between Maxim and any of the members of the Compensation Committee during the ten month transition period ended January 31, 1996.

STOCK OPTION PLAN

    Maxim has adopted a 1993 Stock Option Plan (the "1993 Plan") for employees who are contributing significantly to the management or operation of the business of Maxim or its subsidiaries as determined by Maxim's Board of Directors or the committee administering the 1993 Plan. The 1993 Plan provides for the grant of options to purchase up to 1,000,000 shares of Common Stock (2,000,000 shares if the proposed amendment to the 1993 Plan is approved at the Maxim Annual Meeting) at the discretion of the Board of Directors of Maxim or a committee designated by the Board of Directors to administer the 1993 Plan. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the Common Stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the 1993 Plan. Stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that an incentive stock option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of Maxim or any subsidiary of Maxim. See "-- Proposal to Amend 1993 Stock Option Plan."

    The following table provides certain information concerning individual grants of stock options under the 1993 Plan made during the ten month transition period ended January 31, 1996 to the Named Executive Officers:

                                                                                                           POTENTIAL REALIZABLE
                                                              OPTION GRANTS IN LAST FISCAL YEAR                  VALUE AT
                                                                      INDIVIDUAL GRANTS                    ASSUMED ANNUAL RATES
                                                    -----------------------------------------------------           OF
                                                                   % OF TOTAL                                  STOCK PRICE
                                                                    OPTIONS      EXERCISE OR                   APPRECIATION
                                                                   GRANTED TO    BASE PRICE                FOR OPTION TERM (1)
                                                      OPTIONS     EMPLOYEES IN     ($ PER      EXPIRATION  --------------------
NAME                                                GRANTED (#)   FISCAL YEAR      SHARE)         DATE        5%        10%
- --------------------------------------------------  -----------   ------------   -----------   ----------  --------  ----------
A.J. Nassar.......................................   40,000(2)       10.1%         $10.25         (2)        N/A        N/A
                                                    102,400(3)       25.9%         $ 9.00       1/24/06    $579,589  $1,468,793

Dicky W. McAdams..................................    --            --              --             --         --         --

- ------------------------
(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of Maxim's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of Maxim's Common Stock.

(2) Options were cancelled by Maxim in January 1996.

(3) Options are immediately exercisable.

    The following table provides certain information concerning the value of unexercised options held by the Named Executive Officers under the 1993 Plan as of January 31, 1996. No stock options were exercised during fiscal 1996 by the Named Executive Officers.

                                                              NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                 FISCAL YEAR END           FISCAL YEAR-END (1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------------------------------------  -----------  -------------  -----------  -------------
A.J. Nassar...............................................     121,440        28,560     $  38,400     $  --

Dicky W. McAdams..........................................      --            --            N/A           N/A

- ------------------------
(1) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at January 31, 1996 ($9.375 per share) and the exercise price of the options.

    On January 24, 1996, Maxim granted to A.J. Nassar, its President and Chief Executive Officer, an option to purchase 102,400 shares of Common Stock of Maxim. In connection therewith, Mr. Nassar forfeited previously granted options to purchase a like number of shares of Common Stock. See "-- Report of
Compensation and Stock Option Committees on Executive Compensation" for an explanation of this transaction. The following table provides certain information concerning all such repricings of options held by any executive officer of Maxim since the inception of Maxim:

                             OPTION/SAR REPRICINGS

                                                                                                             LENGTH OF
                                                NUMBER OF                                                     ORIGINAL
                                               SECURITIES     MARKET PRICE                                  OPTION TERM
                                               UNDERLYING      OF STOCK AT    EXERCISE PRICE                REMAINING AT
                                              OPTIONS/SARS       TIME OF        AT TIME OF         NEW        DATE OF
                                               REPRICED OR    REPRICING OR     REPRICING OR     EXERCISE    REPRICING OR
NAME                                 DATE      AMENDED (#)    AMENDMENT ($)    AMENDMENT ($)    PRICE ($)    AMENDMENT
- ---------------------------------  ---------  -------------  ---------------  ---------------  -----------  ------------
A.J. Nassar......................    1/24/96       62,400       $    9.00        $   10.50      $    9.00      8.5 years
 President and CEO                   1/24/96       40,000       $    9.00        $   10.25      $    9.00      9.5 years

EMPLOYEE RETIREMENT SAVINGS PLAN

    Maxim has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed one year of service with Maxim. Under the 401(k) Plan, eligible employees may contribute up to 20% of their gross salary to the 401(k) Plan or $9,240, whichever is less. Each participating employee is fully vested in contributions made by such employee. Maxim presently matches 25% of the amount contributed by an employee up to 6% of the employee's salary, but Maxim's policy regarding matching contributions may be changed annually in the discretion of the Board of Directors. All amounts contributed under the 401(k) Plan are invested in one or more investment accounts administered by an independent plan administrator.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

    During the ten months ended January 31, 1996, the Compensation Committee of the Board of Directors was comprised of two non-employee members of the Board and the Stock Option Committee of the Board of Directors was comprised of three non-employee members of the Board. The Compensation Committee is responsible for: (i) setting Maxim's compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of Maxim; and (iii) initiation of all compensation actions for the Chief Executive Officer of Maxim. The Stock Option Committee is responsible for setting the terms and administering Maxim's 1993 Stock Option Plan.

    Maxim's compensation policies have been designed to align the financial interests of Maxim's management with those of its shareholders, and reflect the nature of Maxim by taking into account Maxim's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of Maxim's executive officers consists of a base salary, an annual discretionary bonus and stock options. Maxim does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to Maxim's 401(k) Plan.

    The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of Maxim (through grants of stock options), while maintaining other elements of Maxim's compensation program at conservative levels, will enable Maxim to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to Maxim's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

    At least annually, the Compensation Committee reviews salary recommendations for Maxim's executives (other than the Chief Executive Officer) and then approves such recommendations, with any modifications it has deemed appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading Maxim.

    The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in Maxim's revenue, net income, net income per share and market penetration, as well as the executive's contribution to Maxim's performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

    Stock options represent a substantial portion of compensation for Maxim's executive officers, including the Chief Executive Officer. Stock options are granted at the prevailing market price on the date of grant, and will only have value if Maxim's stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by Maxim at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with Maxim and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of Maxim's shareholders, since the ultimate value of such compensation is linked directly to stock price.

    The Chief Executive Officer's employment agreement provides for an annual base salary of $300,000. The base salary paid to the Chief Executive Officer is reviewed annually by the Compensation Committee and may be adjusted based on competitive compensation data, the Chief Executive Officer's overall compensation package and the Compensation Committee's assessment of his past experience and its expectation as to his future contributions in leading Maxim and its businesses. In April 1995, the Compensation Committee reviewed the compensation of Maxim's executive officers and increased the annual base salary of the Chief Executive Officer from $265,000 to $300,000. The Compensation Committee did not increase the salary of any other executive officer.

    During the ten months ended January 31, 1996, the Stock Option Committee granted the Chief Executive Officer options to purchase 142,400 shares of Maxim's Common Stock (of which options to purchase 40,000 shares were subsequently cancelled, as discussed below). These stock option awards were based upon an evaluation of individual performance criteria and is consistent with the philosophy of providing incentives based on Maxim's future performance. On January 24, 1996, Maxim granted to the Chief Executive Officer of Maxim options to purchase 102,400 shares of Common Stock of Maxim. In connection therewith, Mr. Nassar forfeited previously granted options to purchase a like number of shares of Common Stock. These options were repriced at fair market value on the date of the regrant in consideration of Mr. Nassar's exemplary performance as chief executive officer of Maxim.

    The Compensation Committee continually evaluates Maxim's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of Maxim's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

STOCK OPTION COMMITTEE                    COMPENSATION COMMITTEE
Richard A. Kaplan                         Ronald McSwain
Ronald McSwain                            M.B. Seretean
Herb Wolk

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF MAXIM'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT/PROSPECTUS, IN WHOLE OR IN PART, THE FOREGOING REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION AND THE STOCKHOLDER RETURN PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

STOCKHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Maxim's Common Stock against the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Retail Stock Index for the period commencing on September 30, 1993 (the date of Maxim's initial public offering of Common Stock) and ending January 31, 1996. The graph assumes that the value of the investment in Maxim's Common Stock and each index was $100 on September 30, 1993. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. Maxim has not paid any cash dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              THE MAXIM GROUP, INC., NASDAQ STOCK MARKET INDEX AND
                           NASDAQ RETAIL STOCK INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             THE MAXIM GROUP, INC.         NASDAQ STOCK MARKET INDEX          NASDAQ RETAIL STOCK INDEX
9/30/93                           100                                 100                               100
3/31/94                           229                                  98                                94
3/31/95                           235                                 109                                92
1/31/96                           179                                 142                               101

* On January 13, 1996, Maxim changed its fiscal year end from March 31 to January 31.

      ASSUMES $100 INVESTED ON SEPTEMBER 30, 1993 IN THE MAXIM GROUP, INC.
                  COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                           NASDAQ RETAIL STOCK INDEX

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In August 1995, Maxim loaned $820,987 to Kevodrew Realty, Inc. ("Kevodrew") a company controlled by A.J. Nassar, the President and Chief Executive Officer of Maxim, which loan bears interest at an annual rate of prime. These funds were loaned to Kevodrew to provide interim financing for the purchase by Kevodrew of a retail shopping center in Louisville, Kentucky. This loan was repaid in May 1996. A primary tenant in the shopping center is a company-owned store, which has entered into a five-year lease agreement with Kevodrew providing for annual lease payments of $89,155. In addition to the foregoing, Maxim loaned to Mr. Nassar an additional $119,266, $141,650 and $300,000 during fiscal 1994, 1995 and 1996, respectively. As of June 15, 1996, a total of $563,415 was owed to Maxim by Mr. Nassar, which amount bears interest at an annual rate of 8%. Maxim may in the future make loans to officers and employees in furtherance of proper corporate purposes.

    GCO leases two facilities in Montgomery, Alabama and an airplane from  Dicky
W. McAdams, a director of Maxim and the Chairman of GCO. One of these facilities and the airplane is owned directly by Mr. McAdams and the other facility is owned by a partnership in which Mr. McAdams has a 50% interest. Lease payments to Mr. McAdams and the partnership totaled $162,887 in fiscal 1996.

    Mr. McAdams provided consulting services to GCO in fiscal 1996 subsequent to his resignation as President and Chief Executive Officer of GCO. Payments for these services totaled $50,000 in fiscal 1996.

    Richard A. Kaplan, Ronald McSwain and Herb Wolk, directors of Maxim, are also owners of floorcovering retailers which are franchisees of Maxim. The following table sets forth for the periods indicated, the amounts paid to Maxim by the franchisees controlled by these directors and rebates received by these franchisees. Rebate payments to these franchisees by Maxim represent a pass through of volume rebates paid by various floorcovering manufacturers to Maxim.

                                         FISCAL 1994                 FISCAL 1995                 FISCAL 1996
                                  --------------------------  --------------------------  --------------------------
                                  AMOUNTS PAID                AMOUNTS PAID                AMOUNTS PAID
NAME                               TO COMPANY      REBATES     TO COMPANY      REBATES     TO COMPANY      REBATES
- --------------------------------  -------------  -----------  -------------  -----------  -------------  -----------
Richard A. Kaplan...............   $   158,278   $   113,912   $   106,682   $    74,118   $    55,187   $    35,909
Ronald McSwain..................       433,202       374,274       323,175       274,550       242,550       206,453
Herb Wolk.......................        63,460        56,588        72,134        48,328        47,604        26,863
                                  -------------  -----------  -------------  -----------  -------------  -----------
  Total.........................   $   654,940   $   544,774   $   501,991   $   396,996   $   345,341   $   269,225
                                  -------------  -----------  -------------  -----------  -------------  -----------
                                  -------------  -----------  -------------  -----------  -------------  -----------

    Although there has not been any independent determination of the fairness and reasonableness of the terms and conditions of the transactions between Maxim and its affiliates, Maxim believes that these transactions are on terms no less favorable than those which could have been obtained from parties not affiliated with Maxim or other franchisees. As with any contractual arrangement, the terms of these transactions are subject to adjustment should the parties so desire. Maxim, however, has no present intention of adjusting the terms of these transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MAXIM

    The following table sets forth information regarding the beneficial ownership of the Common Stock of Maxim as of June 15, 1996, with respect to (i) each person known by Maxim to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of Maxim's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                                 NUMBER OF SHARES
                              NAME AND ADDRESS                                  BENEFICIALLY OWNED    PERCENTAGE OF
                             OF BENEFICIAL OWNER                                       (1)                TOTAL
- -----------------------------------------------------------------------------  --------------------  ---------------
Richard A. Kaplan............................................................           915,000             12.7%
 7 Far View Hill
 Rochester, New York 14620

A.J. Nassar (2)..............................................................           709,440              9.7
 210 TownPark Drive
 Kennesaw, Georgia 30144

Ronald McSwain (3)...........................................................           424,500              5.9
 765 Hedgerow Lane
 Cincinnati, Ohio 45246

M.B. Seretean (4)............................................................           502,000              6.7
 19700 Oakbrook Circle
 Boca Raton, Florida 33434

Herb Wolk....................................................................           319,000              4.4

Dicky W. McAdams (5).........................................................           220,294              3.1

J. Michael Nixon (6).........................................................            75,000              1.0

James W. Inglis (7)..........................................................           150,000              2.1

The Kaufmann Fund, Inc. (8)..................................................           750,000             10.4
 140 E. 45th Street, 43rd Floor
 New York, New York 10017

All directors and executive officers as a group (13 persons).................         3,449,494             44.0

- ------------------------
(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 7,204,795 shares outstanding, except for certain parties who hold presently exercisable warrants or options to purchase shares. The percentages for those parties who hold presently exercisable warrants or options are based upon the sum of 7,204,795 shares plus the number of shares subject to presently exercisable warrants or options held by them, as indicated in the following notes.

(2) Includes 121,440 shares of Common Stock subject to presently exercisable stock options and 70,000 shares of Common Stock held by a partnership in which Mr. Nassar serves as a general partner.

(3) Includes 30,500 shares owned by a foundation and a trust with respect to which Mr. McSwain serves as trustee.

(4) Includes 250,000 shares of Common Stock subject to presently exercisable stock options.

(5) Includes 10,000 shares of Common Stock subject to presently exercisable stock options.

(6) Includes 25,000 shares of Common Stock subject to presently exercisable stock options.

(7) Includes 100,000 shares of Common Stock subject to presently exercisable stock options.

(8) Based on a Schedule 13G dated April 30, 1996 filed by The Kaufmann Fund. Maxim makes no representation as to the accuracy or completeness of the information reported.

                         TRANSITION REPORT ON FORM 10-K

    Maxim's Transition Report on Form 10-K for the ten months ended January 31, 1996, as filed with the Commission, is available to shareholders who make written request therefor to Maxim at 210 TownPark Drive, Kennesaw, Georgia 30144. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                                 LEGAL MATTERS

    The legality of the Maxim Common Stock to be issued in connection with the Merger is being passed upon for Maxim by Smith, Gambrell & Russell, Atlanta, Georgia. Certain legal matters relating to the Merger will be passed upon for Image by Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia. Attorneys at Womble Carlyle Sandridge & Rice, PLLC owned 5,500 shares of Image Common Stock as of July 16, 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    On September 11, 1995, Maxim dismissed its independent auditors, KPMG Peat Marwick LLP, and on the same date engaged the firm of Arthur Andersen LLP as its independent public accountants for the ten month period ended January 31, 1996. Each of these actions was approved by the Board of Directors of Maxim.

    The reports of KPMG Peat Marwick LLP on the financial statements of Maxim for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of Maxim's financial statements for each of the two fiscal years ended March 31, 1995 and 1994, and in the subsequent interim period prior to the dismissal of KPMG Peat Marwick LLP, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused it to make reference to the subject matter of the disagreement in its report.

    Arthur Andersen LLP has served as independent auditors of Maxim for the ten months ended January 31, 1996 and has been selected by the Board of Directors to serve as independent auditors of Maxim for the fiscal year ending January 31, 1997. Representatives of Arthur Anderson LLP are expected to be present at the Maxim Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                    EXPERTS

    The consolidated financial statements of Maxim as of and for the ten months ended January 31, 1996, included herein and incorporated by reference in Maxim's Transition Report (Form 10-K), have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Maxim as of March 31, 1995 and for each of the years in the two-year period ended March 31, 1995, have been included and incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Image as of July 1, 1995 and July 2, 1994 and for each of the years in the three year period ended July 1, 1995, have been included and incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Pharr Yarns of Georgia, Inc. as of March 25, 1995, included and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included and incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of Pharr Yarns of Georgia, Inc. as of March 26, 1994, included and incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto, and is included and incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                        PROPOSALS BY MAXIM SHAREHOLDERS

    Any proposal to be presented at Maxim's 1997 Annual Meeting of Shareholders must be received at the principal executive offices of Maxim not later than January 15, 1997, directed to the attention of H. Gene Harper, Secretary, for consideration for inclusion in Maxim's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Commission.

                        PROPOSALS BY IMAGE SHAREHOLDERS

    If the Merger is not consummated, management of Image expects that the 1996 Annual Meeting of Shareholders of Image would be held in December 1996. As stated in Image's Proxy Statement for its 1995 Annual Meeting of Shareholders, proposals of Image shareholders intended to be presented at such meeting must have been received by Image on or before June 7, 1996 to be considered for inclusion in Image's proxy statement and form of proxy relating to that meeting. Image has received no such shareholder proposals.

                                 OTHER MATTERS

    The Boards of Directors of Maxim and Image are not aware of any matter to be presented for action at the Maxim Annual Meeting or the Image Special Meeting other than the approval and adoption of the Merger and, with respect to Maxim, the Maxim Annual Meeting Proposals. If any other matter comes before the Maxim Annual Meeting or the Image Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment unless authority therefor is withheld on the enclosed proxy card. Such discretionary matters may include motions to adjourn the meeting for the purpose of further soliciting proxies in favor of the Merger and, with respect to Maxim, the Maxim Annual Meeting Proposals.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                  PAGE
                                                                                  ----
THE MAXIM GROUP, INC.
Report of Independent Public Accountants........................................   F-2
Independent Auditors' Report....................................................   F-3
Consolidated Balance Sheets -- March 31, 1995, January 31, 1996 and April 30,
 1996 (unaudited)...............................................................   F-4
Consolidated Statements of Operations -- Years ended March 31, 1994 and 1995, ten months ended January 31, 1996 and three months ended March 31, 1995 and
 April 30, 1996 (unaudited).....................................................   F-6
Consolidated Statements of Stockholders' Equity -- Years ended March 31, 1994 and 1995, ten months ended January 31, 1996 and three months ended April 30,
 1996 (unaudited)...............................................................   F-7
Consolidated Statements of Cash Flows -- Years ended March 31, 1994 and 1995, ten months ended January 31, 1996 and three months ended March 31, 1995 and
 April 30, 1996 (unaudited).....................................................   F-8
Notes to Consolidated Financial Statements......................................   F-9

IMAGE INDUSTRIES, INC.
Independent Auditors' Report....................................................  F-22
Balance Sheets -- July 1, 1995, July 2, 1994 and March 30, 1996 (unaudited).....  F-23
Statements of Operations -- Years ended July 1, 1995, July 2, 1994 and July 3,
 1993 and nine months ended March 30, 1996 and April 1, 1995 (unaudited)........  F-24
Statements of Stockholders' Equity -- Years ended July 1, 1995, July 2, 1994 and
 July 3, 1993 and nine months ended March 30, 1996 (unaudited)..................  F-25
Statements of Cash Flows -- Years ended July 1, 1995, July 2, 1994 and July 3,
 1993 and nine months ended March 30, 1996 and April 1, 1995 (unaudited)........  F-26
Notes to Financial Statements...................................................  F-27

PHARR YARNS OF GEORGIA , INC.
Report of Independent Public Accountants........................................  F-36
Independent Auditors' Report....................................................  F-37
Balance Sheets -- March 25, 1995 and March 26, 1994.............................  F-38
Statements of Income and Retained Earnings -- Years ended March 25, 1995 and
 March 26, 1994.................................................................  F-39
Statements of Cash Flows -- Years ended March 25, 1995 and March 26, 1994.......  F-40
Notes to Financial Statements...................................................  F-41

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of The Maxim Group, Inc.:

    We have audited the accompanying consolidated balance sheet of THE MAXIM GROUP, INC. (a Delaware corporation) AND SUBSIDIARIES as of January 31, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the ten months ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying financial statements of The Maxim Group, Inc. and subsidiaries as of March 31, 1995 and for each of the two years in the period ended March 31, 1995 were audited by other auditors whose report thereon dated June 9, 1995 expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Maxim Group, Inc. and subsidiaries as of January 31, 1996 and the results of their operations and their cash flows for the ten months ended January 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
April 19, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
The Maxim Group, Inc.:

    We have audited the accompanying consolidated balance sheet of The Maxim Group, Inc. and subsidiaries as of March 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 1995. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule for the two-year period ended March 31, 1995. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Maxim Group, Inc. and subsidiaries as of March 31, 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended March 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                          KPMG PEAT MARWICK LLP

Atlanta, Georgia
June 9, 1995

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
              MARCH 31, 1995, JANUARY 31, 1996, AND APRIL 30, 1996

                                     ASSETS

                                                                     MARCH 31,      JANUARY 31,      APRIL 30,
                                                                        1995            1996            1996
                                                                   --------------  --------------  --------------
                                                                                                    (UNAUDITED)
CURRENT ASSETS:
Cash and cash equivalents, including restricted cash of $195,038 and $1,027,607 at March 31, 1995 and January 31, 1996,
 respectively....................................................  $    2,238,486  $    4,161,866  $    2,414,240
Current portion of franchise license fees receivable, net of allowance for doubtful accounts of $103,521 and $175,041 at
 March 31, 1995 and January 31, 1996, respectively...............       1,787,114       1,893,949       2,235,072
Trade accounts receivable, net of allowance for doubtful accounts of $733,553 and $1,475,432 at March 31, 1995 and January 31,
 1996, respectively..............................................      11,646,449      12,801,523      13,694,938
Accounts receivable from officers and employees (Note 5).........         411,711         614,230         522,211
Current portion of notes receivable from franchisees and related parties, net of allowance for doubtful accounts of $0 and
 $383,333 at March 31, 1995 and January 31, 1996, respectively
 (Note 6)........................................................         557,274       1,008,455       1,215,349
Inventories......................................................      14,003,970      14,862,142      14,464,854
Refundable income taxes (Note 10)................................       1,058,614       2,176,348       1,324,780
Deferred income taxes (Note 10)..................................               0       1,319,963       1,342,301
Prepaid expenses.................................................       1,014,788       1,039,317         952,942
                                                                   --------------  --------------  --------------
    Total current assets.........................................      32,718,406      39,877,793      38,166,687
PROPERTY AND EQUIPMENT, net (Note 4).............................      12,053,486      17,858,534      17,376,072
FRANCHISE LICENSE FEES RECEIVABLE, less current portion, net of allowance for doubtful accounts of $210,000 and $210,000 at
 March 31, 1995 and January 31, 1996, respectively...............       2,106,882       2,091,361       1,847,662
NOTES RECEIVABLE FROM FRANCHISEES, less current portion..........         450,000               0          73,632
DEFERRED LICENSE FEE, net of accumulated amortization (Note 7)...         879,533         340,553         130,553
DEFERRED INCOME TAXES (Note 10)..................................               0         611,973         611,973
INTANGIBLE ASSETS, net of accumulated amortization of $443,283 and $698,694 at March 31, 1995 and January 31, 1996,
 respectively (Note 2)...........................................      13,418,648       8,859,611       8,782,315
OTHER ASSETS.....................................................         295,878         331,413         451,914
                                                                   --------------  --------------  --------------
                                                                   $   61,922,833  $   69,971,238  $   67,440,808
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
              MARCH 31, 1995, JANUARY 31, 1996, AND APRIL 30, 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                     MARCH 31,      JANUARY 31,      APRIL 30,
                                                                        1995            1996            1996
                                                                   --------------  --------------  --------------
                                                                                                    (UNAUDITED)
CURRENT LIABILITIES:
  Current portion of long-term debt..............................  $      884,469  $      903,382  $      812,281
  Current portion of capital lease obligations (Note 9)..........         326,898         356,876         357,888
  Rebates payable to franchisees.................................       1,752,056       3,672,783       2,414,268
  Accounts payable...............................................       6,508,214       6,919,836       6,444,077
  Accrued expenses...............................................       1,676,885       5,029,277       3,771,683
  Deferred revenue...............................................         441,000       1,284,254       1,577,972
  Deposits.......................................................       2,198,641       2,075,988       2,428,216
                                                                   --------------  --------------  --------------
    Total current liabilities....................................      13,788,163      20,242,396      17,806,385
LONG-TERM DEBT, less current portion (Note 8)....................      18,169,673      28,159,336      27,477,488
CAPITAL LEASE OBLIGATIONS, less current portion (Note 9).........       2,169,007       1,908,843       1,824,206
DEFERRED INCOME TAXES (Note 10)..................................       1,457,315               0               0
                                                                   --------------  --------------  --------------
    Total liabilities............................................      35,584,158      50,310,575      47,108,079
                                                                   --------------  --------------  --------------
COMMITMENTS AND CONTINGENCIES (Notes 3, 9, 13 and 15)
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; 1,000,000 shares authorized, no
 shares issued or outstanding....................................               0               0               0
Common stock, $.001 par value; authorized 15,000,000 shares,
 7,059,772 and 7,129,895 shares issued and outstanding in 1995
 and 1996, respectively..........................................           7,060           7,130           7,130
Additional paid-in capital.......................................      19,996,121      20,591,591      20,592,891
Retained earnings (accumulated deficit)..........................       6,335,494        (938,058)         68,708
Treasury stock, at cost; 28,000 shares...........................               0               0        (336,000)
                                                                   --------------  --------------  --------------
    Total stockholders' equity...................................      26,338,675      19,660,663      20,332,729
                                                                   --------------  --------------  --------------
                                                                   $   61,922,833  $   69,971,238  $   67,440,808
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE YEARS ENDED MARCH 31, 1994 AND 1995, THE TEN MONTHS ENDED JANUARY 31,
                                     1996,
          AND THE THREE MONTHS ENDED MARCH 31, 1995 AND APRIL 30, 1996

                                                                                       TEN MONTHS
                                                                                         ENDED             THREE MONTHS ENDED
                                                          YEARS ENDED MARCH 31        JANUARY 31,    ------------------------------
                                                     ------------------------------  --------------    MARCH 31,       APRIL 30,
                                                          1994            1995            1996            1995            1996
                                                     --------------  --------------  --------------  --------------  --------------
REVENUES:
  Sales of floor covering products (Note 11).......  $    8,492,834  $   61,089,121  $   84,525,692  $   20,811,855  $   27,129,116
  Franchise license fees and royalties.............       4,470,047       5,585,445       4,778,232       1,689,249       1,451,499
  Fees from brokering floor covering products (Note
   11).............................................       2,015,553       4,760,091       4,673,286       1,291,106       1,972,203
  Advertising fees, net of direct costs (Note
   11).............................................       3,202,375       3,531,210       3,980,466         647,260       2,487,957
  Other (Note 11)..................................       1,153,039       1,125,270       1,332,734         346,812         614,083
                                                     --------------  --------------  --------------  --------------  --------------
      Total revenues...............................      19,333,848      76,091,137      99,290,410      24,786,282      33,654,858
COST OF SALES......................................       7,282,206      43,109,094      58,808,023      14,281,454      20,011,406
                                                     --------------  --------------  --------------  --------------  --------------
    Gross profit...................................      12,051,642      32,982,043      40,482,387      10,504,828      13,643,452
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES......       8,395,544      28,906,173      41,967,375      10,123,080      11,691,257
GOODWILL IMPAIRMENT CHARGE (Note 2)................               0               0      (6,569,345)              0               0
                                                     --------------  --------------  --------------  --------------  --------------
  Operating (loss) income..........................       3,656,098       4,075,870      (8,054,333)        381,748       1,952,195
                                                     --------------  --------------  --------------  --------------  --------------
OTHER INCOME (EXPENSE):
  Interest income..................................         306,590         397,130         415,286         108,489         132,836
  Interest expense.................................         (71,126)       (707,174)     (1,588,088)       (457,134)       (588,101)
  Other............................................               0         364,366         193,583         224,697         181,013
                                                     --------------  --------------  --------------  --------------  --------------
                                                            235,464          54,322        (979,219)       (123,948)       (274,252)
                                                     --------------  --------------  --------------  --------------  --------------
      (Loss) earnings before income taxes..........       3,891,562       4,130,192      (9,033,552)        257,800       1,677,943
INCOME TAX (BENEFIT) EXPENSE (Note 10).............       1,426,323       1,745,000      (1,760,000)         34,106         671,177
                                                     --------------  --------------  --------------  --------------  --------------
Net (LOSS) EARNINGS................................  $    2,465,239  $    2,385,192  $   (7,273,552) $      223,694  $    1,006,766
                                                     --------------  --------------  --------------  --------------  --------------
                                                     --------------  --------------  --------------  --------------  --------------
(LOSS) EARNINGS PER COMMON AND COMMON EQUIVALENT
 SHARE.............................................  $         0.50  $         0.34  $        (1.02) $          .03  $          .14
                                                     --------------  --------------  --------------  --------------  --------------
                                                     --------------  --------------  --------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING.....................       4,957,869       7,091,541       7,102,242       7,370,633       7,406,445
                                                     --------------  --------------  --------------  --------------  --------------
                                                     --------------  --------------  --------------  --------------  --------------

 The accompanying notes are an integral part of these consolidated statements.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 FOR THE YEARS ENDED MARCH 31, 1994 AND 1995, AND THE TEN MONTHS ENDED JANUARY
                                    31, 1996
                   AND THE THREE MONTHS ENDED APRIL 30, 1996

                                                                  RETAINED
                                  COMMON STOCK     ADDITIONAL     EARNINGS
                                -----------------    PAID-IN    (ACCUMULATED  TREASURY
                                 SHARES    AMOUNT    CAPITAL      DEFICIT)      STOCK      TOTAL
                                ---------  ------  -----------  ------------  ---------  ----------
BALANCE, March 31, 1993.......  3,968,821  $3,969  $   223,749  $  1,485,063  $       0  $1,712,781
  Redemption and cancellation
   of 178,218 shares of common
   stock (Note 12)............   (178,218)   (178)    (106,822)            0          0    (107,000)
  Sale of common stock, less
   underwriting and issuance
   costs of $1,603,453 (Note
   12)........................  1,822,600   1,823    7,963,374             0          0   7,965,197
  Exercise of redeemable
   common stock purchase
   warrants (Note 12).........     26,898      26      188,260             0          0     188,286
  Net earnings for the year...          0       0            0     2,465,239          0   2,465,239
                                ---------  ------  -----------  ------------  ---------  ----------
BALANCE, March 31, 1994.......  5,640,101   5,640    8,268,561     3,950,302          0  12,224,503
  Exercise of redeemable
   common stock purchase
   warrants, net of $46,084 in
   redemption costs (Note
   12)........................    880,517     881    6,123,654             0          0   6,124,535
  Issuance of stock...........    520,654     521    7,009,954             0          0   7,010,475
  Stock options exercised.....     18,500      18       97,152             0          0      97,170
  Cancellation of
   underwriter's warrants
   (Note 12)..................          0       0   (1,503,200)            0          0  (1,503,200)
  Net earnings for the year...          0       0            0     2,385,192          0   2,385,192
                                ---------  ------  -----------  ------------  ---------  ----------
BALANCE, March 31, 1995.......  7,059,772   7,060   19,996,121     6,335,494          0  26,338,675
  Issuance of stock...........     42,857      43      449,955             0          0     449,998
  Stock options exercised.....     27,266      27      145,515             0          0     145,542
  Net loss for the ten months
   ended January 31, 1996.....          0       0            0    (7,273,552)         0  (7,273,552)
                                ---------  ------  -----------  ------------  ---------  ----------
BALANCE, January 31, 1996.....  7,129,895   7,130   20,591,591      (938,058)         0  19,660,663
  Retirement of treasury
   shares.....................          0       0            0             0   (336,000)   (336,000)
  Stock options exercised.....          0       0        1,300             0          0       1,300
  Net earnings for the three
   months ended April 30,
   1996.......................          0       0            0     1,006,766          0   1,006,766
                                ---------  ------  -----------  ------------  ---------  ----------
BALANCE, April 30, 1996
 (unaudited)..................  7,129,895  $7,130  $20,592,891  $     68,708  $(336,000) $20,332,729
                                ---------  ------  -----------  ------------  ---------  ----------
                                ---------  ------  -----------  ------------  ---------  ----------

 The accompanying notes are an integral part of these consolidated statements.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED MARCH 31, 1994 AND 1995, THE TEN MONTHS ENDED JANUARY 31,
                                     1996,
          AND THE THREE MONTHS ENDED MARCH 31, 1995 AND APRIL 30, 1996

                                                                              TEN MONTHS      THREE MONTHS ENDED
                                                      YEARS ENDED MARCH 31       ENDED     ------------------------
                                                    ------------------------  JANUARY 31,   MARCH 31,    APRIL 30,
                                                       1994         1995         1996         1995         1996
                                                    -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) earnings.............................  $ 2,465,239  $ 2,385,192  $(7,273,552) $   223,694  $ 1,006,766
                                                    -----------  -----------  -----------  -----------  -----------
  Adjustments to reconcile net (loss) earnings to
   net cash provided by (used in) operating
   activities:
    Impairment writedown of goodwill..............            0            0    6,569,345            0            0
    Depreciation and amortization.................      257,318    1,202,784    3,150,386      217,072      830,826
    Bad debt provision............................      107,550      515,149    1,348,755      150,000     (150,000)
    Deferred income taxes.........................      160,434    1,051,328   (3,389,251)   1,198,002      (22,338)
    Changes in assets and liabilities:
      Increase in receivables.....................   (3,963,880)  (4,869,409)  (2,002,005)  (1,645,201)  (1,029,346)
      Decrease (increase) in inventories..........   (1,564,860)  (3,160,467)      77,397     (715,782)     397,288
      Increase in refundable income taxes.........            0   (1,058,614)  (1,117,734)  (1,058,614)     851,568
      Decrease (increase) in prepaid expenses and
       other assets...............................     (200,130)     117,765      372,259      861,407      (34,126)
      Increase (decrease) in accounts payable,
       rebates payable, accrued expenses, and
       deposits and deferred revenue..............    1,454,890      492,056    4,155,204   (1,148,037)  (2,345,922)
                                                    -----------  -----------  -----------  -----------  -----------
        Total adjustments.........................   (3,748,678)  (5,709,408)   9,164,356   (2,141,153)  (1,502,050)
                                                    -----------  -----------  -----------  -----------  -----------
        Net cash provided by (used in) operating
         activities...............................   (1,283,439)  (3,324,216)   1,890,804   (1,917,459)    (495,284)
                                                    -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................   (2,946,746)  (4,675,921)  (7,314,759)  (1,817,432)     (61,068)
  Acquisitions, net of cash acquired..............            0  (12,634,587)  (2,576,597)  (2,923,439)           0
  Deferred license fee payments...................   (1,035,000)           0            0            0            0
                                                    -----------  -----------  -----------  -----------  -----------
        Net cash used in investing activities.....   (3,981,746) (17,310,508)  (9,891,356)  (4,740,871)     (61,068)
                                                    -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock, net.....    7,965,197            0            0            0            0
  Proceeds from exercise of warrants and options,
   net............................................      188,286    6,221,705      145,542      126,714        1,300
  Purchase of underwriter's warrants..............            0   (1,503,200)           0   (1,503,200)           0
  Purchase of treasury stock......................     (107,000)           0            0            0     (336,000)
  Proceeds from issuance of debt..................    1,895,000   17,231,656   10,962,591            0            0
  Principal payments on debt......................   (1,323,679)  (2,829,359)    (954,015)   7,566,409     (772,949)
  Principal payments on capital lease
   obligations....................................       (8,035)    (347,856)    (230,186)    (136,027)     (83,625)
                                                    -----------  -----------  -----------  -----------  -----------
        Net cash provided by (used in) financing
         activities...............................    8,609,769   18,772,946    9,923,932    6,053,896   (1,191,274)
                                                    -----------  -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH...................    3,344,584   (1,861,778)   1,923,380     (604,434)  (1,747,626)
CASH, beginning of period.........................      755,680    4,100,264    2,238,486    2,842,920    4,161,866
                                                    -----------  -----------  -----------  -----------  -----------
CASH, end of period...............................  $ 4,100,264  $ 2,238,486  $ 4,161,866  $ 2,238,486  $ 2,414,240
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest......................................  $    96,029  $   786,539  $ 1,434,015  $   552,497  $   537,042
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
    Income taxes..................................  $ 1,260,972  $ 1,827,890  $ 2,344,000  $   525,000  $    50,000
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
  Common stock issued in connection with
   acquisitions...................................  $         0  $ 7,010,475  $   449,998  $   670,110  $         0
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The Maxim Group, Inc. and subsidiaries (the "Company" or "Maxim") is engaged in retail and commercial sales of floor covering products. The Company is also engaged in the sale of franchise licensing agreements for the retail floor covering industry and other related products and services to its franchisees. At January 31, 1996, the Company had 377 franchisees under contract. The Company does not have a concentration of revenues or accounts receivable with a single customer or small number of customers. Management does not believe that the Company is dependent upon any one vendor for product purchases and the loss of any single vendor would not have a significant adverse effect.

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of The Maxim Group, Inc. and all wholly owned subsidiaries. Upon consolidation, all intercompany accounts, transactions, and profits are eliminated. The financial statements give retroactive effect to the merger of the Company and GCO, Inc. ("GCO") on September 28, 1994, which was accounted for as a pooling of interests, as described in Note 3 to the consolidated financial statements.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates depending upon certain risks and uncertainties. Potential risks and uncertainties include such factors as the financial strength of the retail industry, the level of consumer spending for floor covering products, the amount of sales of the Company's floor covering products, the competitive pricing environment, and the success of planned advertising, marketing, and promotional campaigns.

    FISCAL YEAR

    The Company changed its year-end from March 31 to January 31. As a result, the fiscal year ended January 31, 1996 contains ten months. The fiscal years ended March 31, 1994 and 1995 each contain 12 months.

    The consolidated Statement of Operations (unaudited) for the ten months ended January 31, 1995 is as follows:

                                                                                           TEN MONTHS
                                                                                          ENDED JANUARY
                                                                                            31, 1995
                                                                                           (UNAUDITED)
                                                                                         ---------------
Revenues...............................................................................   $  59,047,329
Cost of sales..........................................................................      33,534,200
                                                                                         ---------------
Gross profit...........................................................................      25,513,129
Selling, general and administrative expenses...........................................      21,715,281
                                                                                         ---------------
Operating income.......................................................................       3,797,848
Other expense..........................................................................         361,132
Income taxes...........................................................................       1,666,496
                                                                                         ---------------
Net earnings...........................................................................   $   1,770,220
                                                                                         ---------------
                                                                                         ---------------
Earnings per common and common equivalent share........................................   $         .25
                                                                                         ---------------
                                                                                         ---------------

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CASH AND CASH EQUIVALENTS

    Cash   balances  include   short-term  interest-bearing   deposits,  net  of
outstanding checks.

    ACCOUNTS RECEIVABLE AND REVENUE RECOGNITION

    The Company recognizes the entire franchise license fee as income on the date the franchise agreement is signed, at which time the Company has performed substantially all of its obligations under the franchise agreement. Some franchise agreements contain provisions which, under defined circumstances, would require the Company to refund a portion or all of the franchise license fee. Franchise revenues associated with these contracts, which are not material at March 31, 1995 or January 31, 1996, have been deferred until these obligations are fulfilled.

    The Company finances a portion of the sale of franchises over a term of four years, generally at 10% interest. An allowance for doubtful accounts is provided based on the Company's collection experience and periodic reviews of the accounts.

    Revenue from retail and commercial sales is recognized upon completion of the installation of floor coverings or at the time of delivery for floor coverings not installed by the Company or its authorized installers.

    FEES FROM BROKERING FLOOR COVERING PRODUCTS AND ADVERTISING FEES

    The Company negotiates volume rebates with various floor covering manufacturers on behalf of its franchisees. In exchange for this service, the Company earns a portion of the rebates as the shipments are made to its franchisees. The rebates are paid directly to the Company by the manufacturers throughout the year. The franchisees typically receive their portions of the rebates semiannually in February and July. Accordingly, the Company has recorded revenue, restricted cash owed to franchisees, receivables from manufacturers, and rebates payable to franchisees related to these rebates.

    Advertising production fees, excluding direct mail, are considered earned once the ad is produced, and the related media commission fees, if applicable, are considered earned once the commercial is aired. Direct mail commissions are earned on the date of the franchisee's promotion or sale.

    INVENTORIES

    Inventories, consisting of goods held for resale, are recorded at the lower of cost or market. Cost is determined on a specific identification basis which approximates the first-in, first-out method.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. When retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized, is reflected in the statements of operations.

    Depreciation is calculated using the straight-line method over the estimated remaining useful lives of the respective assets.

    DEFERRED LICENSE FEE

    A deferred license fee is being amortized over the three-year contract period using the straight-line method.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill. Goodwill arises in connection with business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over 20 years. Amortization of approximately $327,000 and $668,000 was charged to earnings in 1995 and 1996, respectively. The Company periodically evaluates the carrying value of goodwill in relation to the operating performance and future undiscounted cash flows of the underlying businesses. The Company adjusts the carrying amount of the goodwill if the unamortized balance exceeds the estimate of future cash flows (Note 2).

    Organizational costs have been deferred and are being amortized using the straight-line method over 60 months.

    INCOME TAXES

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

    EARNINGS PER SHARE

    Earnings per common share are computed on the basis of the weighted average shares of common stock outstanding plus common stock equivalents, if dilutive, arising from the effect of common shares contingently issuable, primarily from stock options and warrants.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, and long-term debt. The carrying amounts of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term maturity of such instruments. The carrying amount of long-term debt approximates its fair value, because interest rates on debt are periodically adjusted and approximate current market rates.

    CONCENTRATIONS OF CREDIT RISK

    Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets for which the Company's products and services are provided, as well as their dispersion across many different geographic areas. As a result, as of January 31, 1996, the Company does not consider itself to have any significant concentrations of credit risk.

    RECLASSIFICATIONS

    Certain prior year financial statement balances have been reclassified to conform with the current period presentation.

    INTERIM UNAUDITED DATA FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND APRIL 30, 1996

    In the opinion of management, the unaudited financial statements contain all the normal and recurring adjustments necessary to present fairly the financial position of the Company as of April 30, 1996 and the results of the Company's operations and its cash flows for the three months ended March 31, 1995 and April 30, 1996 in conformity with generally accepted accounting principles. The results of operations for the three month period ended April 30, 1996 are not necessarily indicative of the results to be expected for the year.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

2.  GOODWILL IMPAIRMENT
    Certain of the Company's acquisitions have not performed as anticipated at the time of purchase. Several acquired stores have closed, management has been replaced, and there has been a loss of revenues from building contractors in certain locations. The continuing poor financial results of these stores through the end of fiscal 1996 led management to a reevaluation of operations that indicated significant strategic and operational changes would be necessary at some stores, including changes in the customer mix, location, and store design and merchandising. These factors also caused management to assess the realizability of the goodwill recorded for these units.

    The determination of impairment was made by comparing the unamortized goodwill balance for each acquisition to the estimate of the related entity's undiscounted future cash flows, including interest. There were no significant long-lived assets acquired with these companies. The assumptions used reflected the earnings, market and industry conditions, as well as current operating plans. The assessment indicated a permanent impairment of goodwill related to certain of the Company's acquisitions and resulted in a write-off totaling $6,569,345.

    The Company will adopt Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", in the first quarter of fiscal 1997. The adoption will not materially affect the Company's statement of financial position or operating results.

3.  ACQUISITIONS
    On May 2, 1994, the Company acquired Kinnaird & Francke Interiors, Inc. ("KFI"), a ten-store retail carpet chain based in Louisville, Kentucky. The acquisition has been reflected on the purchase basis of accounting at a price of $5,673,462, consisting of a cash payment of $1,750,000, the issuance of 270,000 shares of the Company's common stock, valued at $3,611,250, and an additional $312,212 in acquisition costs. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of the fair values at the date of acquisition, resulting in goodwill of $2,777,479, which is being amortized over a 20-year period.

    On September 7, 1994, the Company acquired Steve Peterson Interiors & Associates, Inc. and National Carpet Brokers, Inc., which are engaged in the retail sale and installation of floor coverings and related items from a total of three stores located around Salt Lake City, Utah. The acquisition has been reflected on the purchase basis of accounting at a purchase price of $2,623,668, consisting of a cash payment of $440,000, the issuance of 155,254 shares of the Company's common stock, valued at $2,057,115, and an additional $126,553 in acquisition costs. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values at the date of acquisition, resulting in goodwill of $1,805,747, which is being amortized over a 20-year period.

    On September 14, 1994, the Company acquired RNA Enterprises, Inc. ("RNA"), Bay Area Carpets, Inc. ("BAC"), and Carpet World, Inc. ("CW"), which are engaged in the retail sale and installation of floor coverings and related items from a total of six stores based in Tampa, Florida. The acquisition has been reflected on the purchase basis of accounting at a price of $612,782, consisting of a cash payment of $200,000, the issuance of 16,760 shares of the Company's common stock, valued for the purpose of the acquisition at $234,640, and an additional $178,142 in acquisition costs. In addition to the consideration received at closing, the shareholders of RNA, BAC, and CW may receive additional shares of common stock of the Company and cash based on the profitability of the acquired companies during the two years following the closing date of the acquisitions. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values at the date of acquisition, resulting in goodwill of $1,513,190, which is being amortized over a 20-year period.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

3.  ACQUISITIONS (CONTINUED)
    On September 28, 1994, the Company acquired all of the common stock of GCO in exchange for 790,603 shares of the Company's common stock. GCO is engaged in the business of operating and franchising others to operate discount floor covering establishments. The acquisition of GCO has been accounted for under the pooling-of-interests method of accounting, and accordingly, the Company's historical financial statements have been restated to include the accounts and results of operations of GCO.

    The results of operations previously reported by the separate companies above and the combined amounts for the year ended March 31, 1994 are presented below:

Net revenues:
  The Maxim Group, Inc................................  $10,051,009
  GCO.................................................    9,282,839
                                                        -----------
    Total.............................................  $19,333,848
                                                        -----------
                                                        -----------
Net earnings:
  The Maxim Group, Inc................................  $ 1,822,945
  GCO.................................................      642,294
                                                        -----------
    Total.............................................  $ 2,465,239
                                                        -----------
                                                        -----------

    On November 4, 1994, the Company acquired substantially all of the assets of Carpetime Floor Covering, Inc., which is engaged in the retail sale and installation of floor coverings and related items from five stores based in Phoenix, Arizona. The acquisition has been reflected on a purchase basis of accounting at a price of $3,064,337, consisting of a cash payment of $2,985,673 and an additional $78,664 in acquisition costs. The purchase price has been allocated to the assets acquired based on estimates of the fair values at the date of acquisition, resulting in goodwill of $2,938,689, which is being amortized over a 20-year period.

    On November 15, 1994, the Company acquired DuBose Carpet & Floors, Inc. ("DuBose") and Carpet Wholesalers, Inc. ("CWI"), which are engaged in the retail sale and installation of floor coverings and related items from a total of five stores based in San Antonio, Texas. The acquisition has been reflected on a purchase basis of accounting at a purchase price of $1,144,492, consisting of a cash payment of $600,000, the issuance of 32,000 shares of the Company's common stock, valued for the purpose of the acquisition at $472,000, and an additional $72,492 in acquisition costs. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values at the date of acquisition, resulting in goodwill of $1,304,014 which is being amortized over a 20-year period.

    On December 1, 1994, the Company acquired Rugs-N-Remnants, Inc., which is engaged in the retail sale and installation of floor coverings and related items from a total of three stores based in San Antonio, Texas. The acquisition has been reflected on a purchase basis of accounting at a purchase price of $2,912,521, consisting of a cash payment of $2,850,000 and an additional $62,521 in acquisition costs. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of the fair values at the date of acquisition, resulting in goodwill of $2,176,980, which is being amortized over a 20-year period.

    On January 18, 1995, the Company acquired Losantville Carpet Outlet, Inc. ("LCO"), which is engaged in the retail sale and installation of floor coverings and related items from two stores in Indiana. The acquisition has been reflected on the purchase basis of accounting at a price of $948,367,

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

3.  ACQUISITIONS (CONTINUED)
consisting of a cash payment of $889,786 and an additional $58,581 in acquisition costs. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values at the date of acquisition, resulting in goodwill of $426,670, which is being amortized over a 20-year period. In connection with the purchase, the Company entered into a 20-year lease agreement with respect to certain real property owned by the seller of LCO ("Shareholder") and the Company paid to the Shareholder prepaid rent for the 20-year term in the amount of $200,000 in cash. LCO will operate as a wholly owned subsidiary of KFI.

    On February 9, 1995, the Company purchased certain assets of Carpet Gallery, Inc. in Birmingham, Alabama. The acquisition has been reflected on the purchase basis of accounting at a price of $389,280, consisting of a cash payment of $270,000 and an additional $119,280 in acquisition costs. The purchase price has been allocated to the assets acquired based on estimates of the fair values at the date of acquisition, resulting in goodwill of $562,378, which is being amortized over a 20-year period.

    On February 17, 1995, the Company acquired American Carpet and Interiors, Inc. and Todd and Harold, Inc., which are engaged in the retail sale and installation of floor coverings and related items from three stores based in North Carolina. The acquisition has been reflected on the purchase basis of accounting at a price of $1,270,688, consisting of a cash payment of $567,086, the issuance of 46,640 shares of the Company's common stock, valued for the purpose of the acquisition at $635,470, and an additional $68,132 in acquisition costs. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values at the date of acquisition resulting in goodwill of $1,300,425, which is being amortized over 20 years.

    On August 17, 1995, the Company acquired certain assets of Carpet Country, Inc. ("CCI"), which is engaged in the retail sale and installation of floor coverings and related items from five stores in Iowa. The acquisition has been reflected on the purchase basis of accounting at a price of $1,860,507, consisting of a cash payment of $1,272,029, the issuance of 42,857 shares of the Company's common stock valued at $449,998 and an additional $138,480 in acquisition costs. In addition to the consideration received at closing, the shareholders of CCI may receive cash or additional shares of common stock of the Company based on the profitability of the acquired company during the twelve month period ending July 31, 1996. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values at the date of acquisition resulting in goodwill of $1,535,465 which is being amortized over a 20 year period. The allocation has been based on preliminary estimates which may be revised at a later date. The operating results for CCI are included in the Company's consolidated statements of operations from August 1, 1995.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

4.  PROPERTY AND EQUIPMENT
    Property and equipment at March 31, 1995 and January 31, 1996 are summarized as follows:

                                                                              1995            1996
                                                                         --------------  --------------
Land...................................................................  $    1,446,543  $    1,446,543
Buildings and leasehold improvements...................................       7,236,767      11,664,561
Machinery and equipment................................................       2,164,714       4,690,073
Furniture and fixtures.................................................       1,830,370       1,645,972
Transportation equipment...............................................         862,295       1,841,867
                                                                         --------------  --------------
                                                                             13,540,689      21,289,016
Less accumulated depreciation and amortization.........................       1,487,203       3,430,482
                                                                         --------------  --------------
                                                                         $   12,053,486  $   17,858,534
                                                                         --------------  --------------
                                                                         --------------  --------------

5.  ACCOUNTS RECEIVABLE FROM OFFICERS AND EMPLOYEES
    The Company has made loans to certain officers and employees with terms of one to two years and with interest rates ranging from up to 8%.

6.  NOTES RECEIVABLE FROM FRANCHISEES AND RELATED PARTIES
    The Company has made loans to certain franchisees totaling $950,000 and $501,682 at March 31, 1995 and January 31, 1996, respectively, with principal payments due in monthly installments beginning October 1, 1995 through October 1, 2000 and interest payable monthly at the prime rate on the outstanding balance, secured by the franchisees' accounts receivable and/or inventory and equipment and personal guarantees.

    In addition, the Company has made unsecured loans to franchisees and outside directors at interest rates ranging from 0% to 7% and totaling $57,274 and $81,571 at March 31, 1995 and January 31, 1996, respectively (Note 11).

7.  DEFERRED LICENSE FEE
    In March 1994, the Company entered into an agreement with a manufacturer which provides the Company's franchisees with the opportunity to become licensed dealers of certain brand-name products. The agreement is effective for a three-year period beginning April 1, 1994. The Company paid an initial fee of $1,035,000, which is being amortized over the life of the agreement. Accumulated amortization totaled $155,467 and $694,447 as of March 31, 1995 and January 31, 1996, respectively.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

8.  LONG-TERM DEBT
    Long-term debt at March 31, 1995 and January 31, 1996 is summarized as follows:

                                                                                        1995            1996
                                                                                   --------------  --------------
Revolving line of credit, due March 1998.........................................  $   15,225,000  $   22,185,000
Note payable to bank, secured by land and building, interest payable in monthly installments of $21,953, including interest at 8.34% with final payment due
 October 9, 2005.................................................................       1,106,656       3,952,062
Note payable to bank, secured by land and building, payable in monthly installments of $11,686, including interest at 7.125%, with final payment due
 February 1, 2004................................................................         919,524         856,659
Note payable to bank, secured by satellite equipment, in monthly installments of
 $17,370, including interest at 9.46%, with final payment due March 1, 2000......         900,000         791,062
Note payable to bank, secured by transportation equipment, in monthly installments of $9,352, including interest at 8% with final payment due November
 1, 2000.........................................................................               0         589,536
Other debt with interest ranging from approximately 6% to 11%; a portion secured
 by vehicles and other property and maturing at various dates through 2000.......         902,962         688,399
                                                                                   --------------  --------------
                                                                                       19,054,142      29,062,718
Less current portion.............................................................         884,469         903,382
                                                                                   --------------  --------------
Long-term debt, less current portion.............................................  $   18,169,673  $   28,159,336
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    The aggregate annual maturities of long-term debt subsequent to January 31, 1996 are as follows:

Year ending January 31:
  1997........................................  $   903,382
  1998........................................      819,511
  1999........................................   22,825,318
  2000........................................      673,772
  2001........................................      721,901
  2002 and thereafter.........................    3,118,834
                                                -----------
                                                $29,062,718
                                                -----------
                                                -----------

    The revolving credit agreement was amended during fiscal 1996 to provide borrowings of up to $23 million. The interest rate charged will vary from LIBOR plus 1.125%, to LIBOR plus 2.125% based on the financial leverage of the Company as measured by the ratio of adjusted funded debt to total capitalization, as defined by the revolving credit agreement. Interest-only payments are due monthly for the first three years. The weighted average interest rate for the ten months ended January 31, 1996 was 7.72%.

    The revolving credit agreement contains financial and other covenants, including requirements for minimum tangible net worth, debt coverage and leverage ratios, each as defined. The Company was not in compliance with its financial covenants as of January 31, 1996. However, the bank granted a waiver of such noncompliance and amended the covenant requirements. The Company must pay an

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

8.  LONG-TERM DEBT (CONTINUED)
annual facility fee ranging from .00125% to .0035% of the total credit commitment, depending upon the Company's performance measured against specific coverage ratios, as defined by revolving the credit agreement.

9.  LEASES
    The Company is a party to noncancelable lease agreements involving property and equipment, which extend for varying periods up to 20 years. Certain of these leases have options to renew at varying terms.

    Rental expense for operating leases amounted to $521,000 $1,704,000 and $2,759,000, for the years ended March 31, 1994 and 1995 and the ten months ended January 31, 1996, respectively, including $110,000 in 1994, $462,000 in 1995, and $333,700 in 1996 paid to related parties.

    Included in property and equipment are the following assets held under capital leases:

                                                                         RELATED-PARTY     OTHER         TOTAL
                                                                         -------------  -----------  -------------
March 31, 1995:
  Buildings and improvements...........................................  $   2,760,486  $         0  $   2,760,486
  Machinery and equipment..............................................          7,500       63,635         71,135
                                                                         -------------  -----------  -------------
  Assets under capital leases..........................................      2,767,986       63,635      2,831,621
  Less accumulated amortization........................................        331,673       32,846        364,519
                                                                         -------------  -----------  -------------
  Assets under capital leases, net.....................................  $   2,436,313  $    30,789  $   2,467,102
                                                                         -------------  -----------  -------------
                                                                         -------------  -----------  -------------
January 31, 1996:
  Buildings and improvements...........................................  $   2,760,486  $         0  $   2,760,486
  Machinery and equipment..............................................              0      106,406        106,406
                                                                         -------------  -----------  -------------
  Assets under capital leases..........................................      2,760,486      106,406      2,866,892
  Less accumulated amortization........................................        628,741       19,454        648,195
                                                                         -------------  -----------  -------------
  Assets under capital leases, net.....................................  $   2,131,745  $    86,952  $   2,218,697
                                                                         -------------  -----------  -------------
                                                                         -------------  -----------  -------------

    Minimum future lease obligations on long-term noncancelable leases in effect at January 31, 1996 are summarized as follows:

                                                                     CAPITAL LEASES
                                                         ---------------------------------------    OPERATING
                                                         RELATED-PARTY    OTHER        TOTAL          LEASES
                                                         -------------  ---------  -------------  --------------
Year ending January 31:
  1997.................................................  $     465,180  $  39,172  $     504,352  $    3,443,670
  1998.................................................        465,180     24,991        490,171       3,012,564
  1999.................................................        465,180     16,062        481,242       2,543,997
  2000.................................................        465,180      6,977        472,157       2,146,915
  2001.................................................        465,180      1,955        467,135       1,394,477
  2002 and thereafter..................................        599,783          0        599,783       3,511,514
                                                         -------------  ---------  -------------  --------------
    Total minimum lease payments.......................      2,925,683     89,157      3,014,840  $   16,053,137
                                                                                                  --------------
                                                                                                  --------------
  Less amounts representing interest...................        755,327     12,693        768,020
  Less current portion.................................        320,000     17,977        337,977
                                                         -------------  ---------  -------------
                                                         $   1,850,356  $  58,487  $   1,908,843
                                                         -------------  ---------  -------------
                                                         -------------  ---------  -------------

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

10. INCOME TAXES
    Income tax expense (benefit) consists of the following:

                                                                        CURRENT        DEFERRED         TOTAL
                                                                     -------------  --------------  --------------
Year ended March 31, 1994:
  U.S. Federal.....................................................  $   1,131,178  $      140,821  $    1,271,999
  State and local..................................................        134,710          19,614         154,324
                                                                     -------------  --------------  --------------
                                                                     $   1,265,888  $      160,435  $    1,426,323
                                                                     -------------  --------------  --------------
                                                                     -------------  --------------  --------------
Year ended March 31, 1995:
  U.S. Federal.....................................................  $     455,000  $    1,031,000  $    1,486,000
  State and local..................................................         80,000         179,000         259,000
                                                                     -------------  --------------  --------------
                                                                     $     535,000  $    1,210,000  $    1,745,000
                                                                     -------------  --------------  --------------
                                                                     -------------  --------------  --------------
Ten months ended January 31, 1996:
  U.S. Federal.....................................................  $     275,000  $   (1,795,000) $   (1,520,000)
  State and local..................................................         50,000        (290,000)       (240,000)
                                                                     -------------  --------------  --------------
                                                                     $     325,000  $   (2,085,000) $   (1,760,000)
                                                                     -------------  --------------  --------------
                                                                     -------------  --------------  --------------

    Income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax (loss) earnings as a result of the following:

                                                                               MARCH 31,
                                                                      ----------------------------   JANUARY 31,
                                                                          1994           1995            1996
                                                                      -------------  -------------  --------------
Computed "expected" tax (benefit) expense...........................  $   1,323,131  $   1,404,265  $   (3,071,141)
Increase in income taxes resulting from:
  Goodwill impairment charge........................................              0              0       1,110,000
  Nondeductible expenses............................................         21,692        177,783         199,058
  State and local income taxes, net of federal income tax benefit...        101,854        170,940        (158,400)
  Other, net........................................................        (20,354)        (7,988)        160,483
                                                                      -------------  -------------  --------------
                                                                      $   1,426,323  $   1,745,000  $   (1,760,000)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

10. INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets (liabilities) at March 31, 1995 and January 31, 1996 are presented below:

                                                                                         1995            1996
                                                                                    --------------  --------------
Deferred tax assets:
  Goodwill impairment.............................................................  $            0  $    1,243,545
  Accounts receivable, principally due to allowance for doubtful accounts.........         374,094         684,488
  Inventory valuation.............................................................         269,369         482,449
  Accrued expenses................................................................         286,704         720,634
  Other, net......................................................................               0          18,946
                                                                                    --------------  --------------
    Total gross deferred tax assets...............................................         930,167       3,150,062
  Less valuation allowance........................................................               0               0
                                                                                    --------------  --------------
Net deferred tax assets...........................................................         930,167       3,150,062
                                                                                    --------------  --------------
Deferred tax liabilities:
  Deferred franchise and other revenue............................................      (2,146,191)     (1,111,373)
  Amortization of intangible assets...............................................         (75,730)       (106,753)
  Other, net......................................................................        (165,561)              0
                                                                                    --------------  --------------
    Total gross deferred tax liabilities..........................................      (2,387,482)     (1,218,126)
                                                                                    --------------  --------------
Net deferred tax assets (liabilities).............................................  $   (1,457,315) $    1,931,936
                                                                                    --------------  --------------
                                                                                    --------------  --------------

11. RELATED-PARTY TRANSACTIONS
    Certain of the directors also own franchises which utilize the services of the Company. Trade accounts receivable at March 31, 1995 and January 31, 1996 include amounts due from these affiliated companies of $126,192 and $85,344, respectively. In addition, rebates payable to franchisees at March 31, 1995 and January 31, 1996 include amounts due to stockholder-owned franchises of $72,167 and $25,975, respectively.

    Included in fees from brokering floor covering products for the years ended March 31, 1994 and 1995 and the ten months ended January 31, 1996 are $110,166, $104,995, and, $76,116, respectively, earned from services provided to these franchises. Included in advertising revenue for the years ended March 31, 1994 and 1995 and the ten months ended January 31, 1996 and are $517,867, $317,907, and $106,075, respectively, from services purchased by affiliated franchises.

    Included in carpet sales for the years ended March 31, 1994 and 1995 and the ten months ended January 31, 1996 are $54,620, $175,579, and $216,387, respectively, for carpet purchased by affiliated franchises.

    Included in other revenues for the years ended March 31, 1994 and 1995 and the ten months ended January 31, 1996 are $51,900, $18,290, and $8,787, respectively, for purchases by affiliated franchises.

    Included in interest expense for the years ended March 31, 1994 and 1995 and the ten months ended January 31, 1996 are approximately $20,000, $0, and $0, respectively, of interest on notes payable to stockholders.

    In August 1995, the Company loaned $820,987 to Kevodrew Realty, Inc. ("Kevodrew"), a company controlled by A. J. Nassar, the President and Chief Executive Officer of the Company, which loan

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

11. RELATED-PARTY TRANSACTIONS (CONTINUED) bears interest at an annual rate of prime. These funds were loaned to Kevodrew to provide interim financing for the purchase by Kevodrew of a retail shopping center in Louisville, Kentucky. This loan is due May 31, 1996 and will be repaid from the proceeds of permanent financing for which a commitment has been received by Kevodrew. A primary tenant in the shopping center will be a Company-owned store, which has entered into a five-year lease agreement with Kevodrew providing for annual lease payments of $89,155.

12. STOCKHOLDERS' EQUITY
    On July 30, 1993, the Company's board of directors approved a 1-for-3.3666667 reverse stock split and reduced the number of authorized shares to 15,000,000. All share data have been restated to give effect to this reverse stock split.

    The Company completed an initial public offering ("IPO") for 1,822,600 shares of common stock and 911,300 redeemable common stock purchase warrants ("warrants") under Regulation S-B of the Securities and Exchange Commission in October 1993. The warrants were subject to redemption by the Company at $.05 per warrant, on 30 days, prior written notice, with either (1) the prior written consent of Thomas James Associates, Inc. ("Thomas James") (the IPO underwriter) or (2) provided that the average of the closing bid price of the common stock for a period of 20 consecutive trading days, ending within 15 days prior to the notice of redemption, exceeds $13.125 per share. On July 27, 1994, the board of directors of the Company called for the redemption of all the issued and outstanding warrants. The warrants were exercisable at a price of $7 per share until September 1, 1994. In total, warrants for 907,415 shares of stock were exercised and the Company received $6,358,905.

    Effective January 4, 1995, the Company reached an agreement with Thomas James, the underwriter of the Company's initial public offering in 1993, to cancel and surrender the remaining underwriter's warrants issued by the Company to Thomas James in connection with the IPO. In consideration of the cancellation and surrender of the underwriter's warrants, which entitled Thomas James to purchase up to 240,000 shares of the Company's common stock, the Company paid $1,503,200, consisting of $5,200 in legal costs and $1,498,000, or the equivalent of $14 per common share, to Thomas James.

    The Company adopted a stock option plan in fiscal 1994 which provides for the granting of incentive and nonqualified stock options for up to 1,000,000 shares of common stock to key employees and directors at an exercise price of at least 100% of fair market value at the date of grant. Information relating to stock options is summarized as of March 31, 1995 and January 31, 1996 as follows:

                                                                                      1995             1996
                                                                                ----------------  ---------------
Options outstanding at beginning of year......................................           394,500          634,210
  Options granted.............................................................           321,410          395,400
  Options canceled............................................................           (63,200)        (181,036)
  Options exercised...........................................................           (18,500)         (27,266)
                                                                                ----------------  ---------------
  Options outstanding at end of year..........................................           634,210          821,308
                                                                                ----------------  ---------------
                                                                                ----------------  ---------------
Option prices per share:
  Options granted during the year.............................................     $10.50-$15.50     $9.00-$11.75
  Options canceled............................................................        5.25-14.50       5.26-15.50
  Options exercised...........................................................         5.25-6.50       5.25-10.50
  Options outstanding at end of year..........................................        5.25-15.50       5.25-14.50

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  MARCH 31, 1994 AND 1995 AND JANUARY 31, 1996

12. STOCKHOLDERS' EQUITY (CONTINUED)
    The employee options become exercisable in increments ranging from 20% to 33 1/3% per year beginning on September 30, 1994 and ending on January 10, 2000. In addition, the Company has granted options to purchase 250,000 shares of common stock to one of its outside directors at an exercise price of $5.25 to $10.25 per share, of which 166,666 are currently exercisable and 33,334 of which will become exercisable at September 30, 1996.

13. EMPLOYMENT AGREEMENTS
    The Company has entered into separate three-year employment agreements with its president and certain key officers. These contracts provide for aggregate base salaries of approximately $1,615,600, certain severance provisions, and additional bonuses at the discretion of the board of directors.

14. EMPLOYEE BENEFIT PLAN
    Effective April 1, 1994, the Company instituted a 401(k) retirement savings plan (the "Plan"), which is open to all employees who have completed one year of service. The Company's matching contribution is 25% of the first 6% of contributions made by the employees. The Company's matching contribution vests to the employees over six years. Employee and employer contributions to the Plan were $211,172 and $24,410, respectively, for the year ended March 31, 1995 and $124,939 and $21,488 for the ten months ended January 31, 1996, respectively.

15. CONTINGENCIES
    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

16. SUBSEQUENT EVENTS
    On April 2, 1996 the Company issued a nonbinding letter of intent to acquire the four store operations of Manasota Carpet, Inc. based in Bradenton, Florida, for a purchase price of $3 million to be allocated between cash and the Company's common stock.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Image Industries, Inc.:

    We have audited the accompanying balance sheets of Image Industries, Inc., as of July 1, 1995 and July 2, 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended July 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Industries, Inc., as of July 1, 1995 and July 2, 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended July 1, 1995, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Atlanta, Georgia
August 25, 1995

                             IMAGE INDUSTRIES, INC.

                                 BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                                    JULY 2,     JULY 1,     MARCH 30,
                                                                                     1994        1995          1996
                                                                                   ---------  -----------  ------------
                                                                                                           (UNAUDITED)
Current assets:
  Cash...........................................................................  $      14  $       186   $      125
  Trade accounts receivable, less allowance of $193, $176 and $103 at July 2,
   1994, July 1, 1995 and March 30, 1996, respectively (notes 4 and 7)...........     12,792       17,994       21,681
  Other receivables..............................................................         61          384          413
  Inventories (notes 3 and 4)....................................................     16,287       31,549       31,981
  Prepaid expenses and other current assets......................................        212          134        1,960
  Deferred income tax benefit....................................................        760          760          760
                                                                                   ---------  -----------  ------------
    Total current assets.........................................................     30,126       51,007       56,920
                                                                                   ---------  -----------  ------------
  Net property, plant and equipment (notes 3, 4 and 5)...........................     44,663       74,591       75,645
                                                                                   ---------  -----------  ------------
Deferred income tax benefit (note 6).............................................      6,584        5,474        5,119
Deferred loan costs, less accumulated amortization of $7, $30 and $147 at July 2,
 1994, July 1, 1995 and March 30, 1996 respectively (note 9).....................         69          271          154
Deposits.........................................................................         22           44           41
Goodwill.........................................................................     --               96          102
                                                                                   ---------  -----------  ------------
    Total other assets...........................................................      6,675        5,885        5,416
                                                                                   ---------  -----------  ------------
                                                                                   $  81,464  $   131,483   $  137,981
                                                                                   ---------  -----------  ------------
                                                                                   ---------  -----------  ------------

                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long term debt and capital lease obligations (notes 4
   and 5)........................................................................  $     218  $       227   $      219
  Trade accounts payable.........................................................      9,568       14,072       10,831
  Accrued compensation and benefits..............................................      1,284        1,592        1,415
  Accrued returns and allowances.................................................        770        1,073          687
  Other accrued expenses.........................................................      1,431        1,851        2,518
  Income taxes payable (note 6)..................................................        427          105       --
                                                                                   ---------  -----------  ------------
    Total current liabilities....................................................     13,698       18,920       15,671
                                                                                   ---------  -----------  ------------
  Long term debt and capital lease obligations, excluding current installments
   (notes 4, 5 and 9)............................................................     20,722       53,822       61,218
  Deferred income tax liability (note 6).........................................      7,499        7,585        8,524
                                                                                   ---------  -----------  ------------
    Total liabilities............................................................     41,919       80,327       85,413
                                                                                   ---------  -----------  ------------
Stockholder's equity (notes 8 and 11)
  Preferred stock, $.01 par value per share, authorized 10,000 shares; none
   issued and outstanding........................................................     --          --            --
  Common stock, $.01 par value per share, authorized 20,000 shares; issued and outstanding 4,770, 5,227 and 5,248 shares at July 2, 1994, July 1, 1995 and
   March 30, 1996 respectively...................................................         48           52           52
  Additional paid-in capital.....................................................     35,358       39,773       39,761
  Retained earnings..............................................................      4,139       11,331       12,755
                                                                                   ---------  -----------  ------------
    Total stockholders' equity...................................................     39,545       51,156       52,568
                                                                                   ---------  -----------  ------------
                                                                                   $  81,464  $   131,483   $  137,981
                                                                                   ---------  -----------  ------------
                                                                                   ---------  -----------  ------------

                 See accompanying notes to financial statements

                             IMAGE INDUSTRIES INC.

                            STATEMENT OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               YEAR ENDED                  NINE MONTHS ENDED
                                                   -----------------------------------  ------------------------
                                                    JULY 3,     JULY 2,      JULY 1,     APRIL 1,     MARCH 30,
                                                     1993        1994         1995         1995         1996
                                                   ---------  -----------  -----------  -----------  -----------
                                                                                        (UNAUDITED)  (UNAUDITED)
Net sales (note 7)...............................  $  95,935  $   103,889  $   135,182   $  99,617    $ 117,473
Cost of sales....................................     73,994       78,403      102,448      75,605       97,130
                                                   ---------  -----------  -----------  -----------  -----------
    Gross profit.................................     21,941       25,486       32,734      24,012       20,343
Selling, general and administrative expenses.....     13,724       15,327       19,765      14,420       14,992
Special charge replacement stock options (note
 8)..............................................     --           10,388      --           --           --
                                                   ---------  -----------  -----------  -----------  -----------
    Operating income (loss)......................      8,217         (229)      12,969       9,592        5,351
                                                   ---------  -----------  -----------  -----------  -----------
Other expense (income)
  Interest expense -- stockholders and related
   parties.......................................      3,542          507      --           --           --
  Interest expense -- other......................        122          617        1,600         943        3,083
  Other expense (income), net....................        332           79          (18)        (26)         117
                                                   ---------  -----------  -----------  -----------  -----------
                                                       3,996        1,203        1,582         917        3,200
                                                   ---------  -----------  -----------  -----------  -----------
  Earnings (loss) before income taxes and
   extraordinary items...........................      4,221       (1,432)      11,387       8,675        2,151
Income tax provision (benefit) (note 6)..........      1,620         (530)       4,195       3,158          727
                                                   ---------  -----------  -----------  -----------  -----------
  Earnings (loss) before extraordinary items.....      2,601         (902)       7,192       5,517        1,424
Extraordinary items:
  Gain on extinguishment of debt, less related
   income taxes of $117 (note 9).................     --              190      --           --           --
  Tax benefit resulting from utilization of
   operating loss carryforwards (note 6).........      1,520      --           --           --           --
                                                   ---------  -----------  -----------  -----------  -----------
    Net earnings (loss)..........................  $   4,121  $      (712) $     7,192   $   5,517    $   1,424
                                                   ---------  -----------  -----------  -----------  -----------
                                                   ---------  -----------  -----------  -----------  -----------
Pro forma earnings per share information:
  Earnings (loss) before extraordinary items.....  $    0.71  $     (0.16) $      1.24   $    0.95    $    0.23
  Extraordinary items............................       0.41         0.03      --           --           --
                                                   ---------  -----------  -----------  -----------  -----------
    Net earnings (loss)..........................  $    1.12  $     (0.13) $      1.24   $    0.95    $    0.23
                                                   ---------  -----------  -----------  -----------  -----------
                                                   ---------  -----------  -----------  -----------  -----------
Weighted average number of common and common
 equivalent shares outstanding...................      3,671        5,609        5,809       5,807        6,205
                                                   ---------  -----------  -----------  -----------  -----------
                                                   ---------  -----------  -----------  -----------  -----------

                 See accompanying notes to financial statements

                             IMAGE INDUSTRIES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                            PREFERRED
                                           COMMON STOCK       STOCK       ADDITIONAL                TOTAL
                                          --------------  --------------   PAID-IN    RETAINED  STOCKHOLDERS'
                                          SHARES  AMOUNT  SHARES  AMOUNT   CAPITAL    EARNINGS     EQUITY
                                          ------  ------  ------  ------  ----------  --------  -------------
Balances at June 27, 1992...............   2,059  $  21    --      --     $   2,979   $    730  $      3,730
Issuance of common stock................     807      8    --      --         6,310      --            6,318
Net earnings............................    --     --      --      --        --          4,121         4,121
                                          ------  ------  ------  ------  ----------  --------  -------------
Balances at July 3, 1993................   2,866     29    --      --         9,289      4,851        14,169
Issuance of common stock (note 11)......   1,904     19    --      --        15,681      --           15,700
Issuance of replacement stock options
 (note 11)..............................    --     --      --      --        10,388      --           10,388
Net loss................................    --     --      --      --        --           (712)         (712 )
                                          ------  ------  ------  ------  ----------  --------  -------------
Balances at July 2, 1994................   4,770     48    --      --        35,358      4,139        39,545
Issuance of common stock (notes 11 and
 12)....................................     457      4    --      --         4,396      --            4,400
Gain on exercise of replacement stock
 options (note 11)......................    --     --      --      --            19      --               19
Net earnings............................    --     --      --      --        --          7,192         7,192
                                          ------  ------  ------  ------  ----------  --------  -------------
Balances at July 1, 1995................   5,227     52    --      --        39,773     11,331        51,156
Issuance of common stock................      21   --      --      --        --          --          --
Gain on exercise of replacement stock
 options (note 11)......................    --     --      --      --             8      --                8
Registration of shares to Pharr Yarns of
 GA, Inc................................    --     --      --      --           (20 )    --              (20 )
Net earnings............................    --     --      --      --        --          1,424         1,424
                                          ------  ------  ------  ------  ----------  --------  -------------
Balance at March 30, 1996 (Unaudited)...   5,248  $  52    --      --     $  39,761   $ 12,755  $     52,568
                                          ------  ------  ------  ------  ----------  --------  -------------
                                          ------  ------  ------  ------  ----------  --------  -------------

                 See accompanying notes to financial statements

                             IMAGE INDUSTRIES, INC.

                            STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                           YEAR ENDED              NINE MONTHS ENDED
                                                    -------------------------  -------------------------
                                                    JULY 3,  JULY 2,  JULY 1,   APRIL 1,      MARCH 30,
                                                     1993     1994     1995       1995          1996
                                                    -------  -------  -------  -----------   -----------
                                                                               (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Earnings (loss) before extraordinary items......  $ 2,601  $  (902) $ 7,192  $  5,517      $  1,424
  Extraordinary items:
    Gain on extinguishment of debt................    --         190    --        --            --
    Tax benefit resulting from utilization of
     operating loss carryforwards.................    1,520    --       --        --            --
                                                    -------  -------  -------  -----------   -----------
        Net earnings (loss).......................    4,121     (712)   7,192     5,517         1,424
  Adjustments to reconcile net earnings (loss) to
   net cash provided by (used in) operating
   activities:
    Extraordinary gain -- extinguishment of
     debt.........................................    --        (190)   --        --            --
    Special charge -- replacement stock options
     (note 4).....................................    --      10,388    --        --            --
    Deferred income taxes.........................    --      (2,731)   1,215     1,101         1,302
    Depreciation and amortization.................    3,048    3,656    4,187     3,059         4,874
    Amortization of deferred loan costs...........      236       27       23        10           117
    (Gain) loss on disposal of equipment..........      173      137        8        (9)          126
    Changes in operating assets and liabilities
      Receivables.................................   (2,623)    (530)  (5,525)   (5,383)       (3,715)
      Inventories.................................   (1,409)    (588) (15,262)   (7,845)         (432)
      Prepaid expenses............................   (1,088)     893       78       283          (794)
      Deposits and other..........................       73       (2)    (118)     (506)       (1,033)
      Trade accounts payable......................    2,628    1,257    4,504     3,423        (3,241)
      Accrued expenses............................     (195)     393    1,031     1,087           105
      Income taxes payable........................    --         427     (322)     (428)         (106)
                                                    -------  -------  -------  -----------   -----------
        Net cash provided by (used in) operating
         activities...............................    4,964   12,425   (2,989)      308        (1,373)
                                                    -------  -------  -------  -----------   -----------
Cash flows from investing activities:
  Capital expenditures............................   (5,673) (13,356) (18,407)  (15,290)       (6,060)
  Acquisition of net assets -- Pharr Yarns of
   Georgia, Inc...................................    --       --     (11,298)    --            --
  Proceeds from sales of equipment................       13       81      135       124            23
                                                    -------  -------  -------  -----------   -----------
        Net cash used in investing activities.....   (5,660) (13,275) (29,570)  (15,166)       (6,037)
                                                    -------  -------  -------  -----------   -----------
Cash flows from financing activities:
  Net borrowings under line of credit agreement...    6,083    2,529   33,148    15,104         7,534
  Proceeds from issuance of long term debt........       48       32       26
  Principal payments on long term debt and capital
   lease obligations..............................   (5,432) (17,333)    (218)     (160)         (165)
  Proceeds from issuance of common stock..........    --      15,700    --        --            --
  Deferred loan costs.............................    --         (79)    (225)       26         --
  Cost of issuance and registration of shares.....    --       --       --        --              (20)
                                                    -------  -------  -------  -----------   -----------
        Net cash provided by financing
         activities...............................      699      849   32,731    14,970         7,349
                                                    -------  -------  -------  -----------   -----------
        Net increase (decrease) in cash...........        3       (1)     172       112           (61)
Cash at beginning of period.......................       12       15       14        14           186
                                                    -------  -------  -------  -----------   -----------
Cash at end of period.............................  $    15  $    14  $   186  $    126      $    125
                                                    -------  -------  -------  -----------   -----------
                                                    -------  -------  -------  -----------   -----------
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
  Interest paid to stockholders and related
   parties........................................  $ 3,697  $   645    --        --            --
                                                    -------  -------  -------  -----------   -----------
                                                    -------  -------  -------  -----------   -----------
  Interest paid to others.........................  $   125  $   730  $ 2,029  $  1,219      $  2,873
                                                    -------  -------  -------  -----------   -----------
                                                    -------  -------  -------  -----------   -----------
  Income taxes....................................  $   196  $ 1,672  $ 3,025  $  2,712      $    565
                                                    -------  -------  -------  -----------   -----------
                                                    -------  -------  -------  -----------   -----------
Supplemental disclosures of noncash investing and
 financing activities:
Conversion of subordinated note and accrued
 interest to equity...............................  $ 6,318    --       --        --            --
                                                    -------  -------  -------  -----------   -----------
                                                    -------  -------  -------  -----------   -----------
  Incurrence of capital lease obligations for
   equipment......................................  $    46  $ --     $   153     --         $     19
                                                    -------  -------  -------  -----------   -----------
                                                    -------  -------  -------  -----------   -----------
Image purchased substantially all the operating
 assets of Pharr Yarns of Georgia, Inc. in the
 year ended July 1, 1995, in conjunction with this
 acquisition the company issued 400,000 shares in
 common stock as follows:
  Fair value of assets acquired...................                    $15,698
  Cash paid for assets acquired...................                     11,298
                                                                      -------
  Common stock issued.............................                    $ 4,400
                                                                      -------
                                                                      -------

                 See accompanying notes to financial statements

                             IMAGE INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
    Image Industries, Inc. is a recycler of PET (Polyethylene Terepthalate) post-consumer plastics, which it converts into PET flake, PET pellet, and polyester fiber, most of which is consumed internally to produce carpet for the residential market.

    Information with respect to the March 30, 1996 and the nine months then ended is unaudited; however, in the opinion of management, such information reflects all adjustments, consisting of all normal recurring accruals, necessary to present fairly the financial position at March 30, 1996 and the results from operations and cash flows for the nine months then ended. Results of operations for interim periods are not necessarily indicative of results for the entire year.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

    Sales are recognized at the time related goods are shipped. An allowance for loss on doubtful receivables is provided based on management's estimates of potential credit losses. Receivables are written off against the allowance account when deemed to be uncollectible.

    (B) INVENTORIES

    Inventories are stated at the lower of cost or market (net realizable value). The cost of inventory is determined using standard cost methods which approximate the first-in, first-out method (FIFO).

    (C) PROPERTY, PLANT, AND EQUIPMENT

    Property, plant and equipment is recorded at cost and includes interest on funds borrowed to finance construction. Depreciation is provided over the estimated useful lives of the assets on the straight-line basis (generally 12 years for equipment and 31 years for buildings).

    (D) DEFERRED LOAN COSTS

    Deferred loan costs represent fees and expenses incurred to obtain long-term debt. The deferred loan costs are being amortized over the lives of the applicable loans.

    (E) EXCESS OF COST OVER NET ASSETS ACQUIRED

    The excess of cost over net assets acquired ("goodwill") resulted from the Pharr Yarns of Georgia, Inc. asset purchase (Note 12) which occurred during 1995 and is being amortized to income on a straight-line basis over 15 years.

    (F) INCOME TAXES

    Effective July 4, 1993, the Company adopted Statement of Financial Accounting Standards No.109 "Accounting for Income Taxes" (Statement 109). The cumulative effect of that change in the method of accounting for income taxes was not material. The Company elected not to restate prior year financial statements. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Pursuant to the deferred method under APB Opinion 11, which was applied in fiscal 1993 and prior years, deferred income taxes were recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes were not adjusted for subsequent changes in tax rates.

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (G) FISCAL YEAR

    The Company's 52- or 53- week fiscal year ends on the Saturday closest to the end of June. The results of operations for fiscal years 1994 and 1995 reflect 52-week periods, and 1993 reflects a 53-week period.

    (H) COMMON STOCK AND EARNINGS PER SHARE

    All share and per share data have been adjusted to give retroactive effect to the stock split described in note 11. Earnings per common share is calculated based upon weighted average number of common shares and their equivalents outstanding in the respective periods.

    Because of the significant effect of the issuance of the fully vested Replacement Stock Options for 1,133,856 shares, pro forma earnings per share data are presented for the years ended July 3, 1993 and July 2, 1994. Pro forma weighted average common and common equivalent shares include the dilutive effect of the 1,133,856 Replacement Stock Options. Earnings per share data for year ended July 1, 1995 are presented on a historical basis.

    (I) RECLASSIFICATIONS

    Certain reclassifications were made to the 1993 and 1994 amounts in order to conform to the 1995 classifications.

(3) INVENTORIES AND PROPERTY, PLANT AND EQUIPMENT
    Inventories consisted of (in thousands):

                                                            JULY 2,    JULY 1,    MARCH 30,
                                                             1994       1995        1996
                                                           ---------  ---------  -----------
                                                                                 (UNAUDITED)
Raw materials............................................  $   7,032  $  13,761   $  15,796
Work in process..........................................      1,597      1,890       2,254
Finished goods...........................................      7,658     15,898      13,931
                                                           ---------  ---------  -----------
                                                           $  16,287  $  31,549   $  31,981
                                                           ---------  ---------  -----------
                                                           ---------  ---------  -----------

    Property, plant and equipment consisted of (in thousands):

                                                                           1994       1995
                                                                         ---------  ---------
Land and improvements..................................................  $   1,320  $   2,149
Buildings..............................................................     12,368     20,867
Machinery and equipment................................................     40,879     69,402
Furniture and fixtures.................................................        342        375
Vehicles...............................................................        385        481
Construction in progress...............................................      6,631      2,567
                                                                         ---------  ---------
                                                                            61,925     95,841
Less accumulated depreciation and amortization.........................     17,262     21,250
                                                                         ---------  ---------
Net property, plant and equipment......................................  $  44,663  $  74,591
                                                                         ---------  ---------
                                                                         ---------  ---------

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(4) LONG-TERM DEBT
    Long-term debt is summarized as follows (in thousands):

                                                                                               1994       1995
                                                                                             ---------  ---------
Note payable to bank under revolving credit agreement......................................  $  19,901  $  53,049
Equipment notes at 6.5% to 10.6%, due in monthly installments, including interest, through
 December, 1996............................................................................         46         40
                                                                                             ---------  ---------
                                                                                                19,947     53,089
Less current installments..................................................................         28         23
                                                                                             ---------  ---------
  Total long-term debt, excluding current installments.....................................  $  19,919  $  53,066
                                                                                             ---------  ---------
                                                                                             ---------  ---------

    The note payable to bank at July 2, 1994 was under a revolving line of credit agreement, expiring June 30, 1999, bearing interest payable quarterly at the prime interest rate or Eurodollar rate plus 1.25%. On December 5, 1994, the Company negotiated a reduction in the rate applicable to Eurodollar loans to the Eurodollar rate plus 1.00%. Effective on June 20, 1995, the Company renegotiated its credit agreement with its primary lender and two other financial institutions. The restated credit facility allows the Company to borrow up to $60 million with interest payable quarterly at prime rate (on July 1, 1995, prime rate was 9.00%) or Eurodollar rate (approximately 5.81% at July 1, 1995) plus 1.00%. The borrowings under the agreement are secured by a first priority lien on all assets. The facility contains numerous covenants including, but not limited to, restrictions on the assumption of certain types of indebtedness, minimum earnings levels, interest coverage, and tangible net worth. On July 1, 1995, the Company was in compliance with all such covenants. The maximum amounts borrowed during the fiscal years 1993, 1994 and 1995 were $17,371,000, $19,901,000 and $53,049,000 respectively. At July 1. 1995 availability under the Company's credit facility was approximately $6,951,000.

    The aggregate maturities of long-term debt as of July 1, 1995 were as follows (in thousands):

FISCAL YEAR
- -------------------------------------------------------------------------
1996.....................................................................  $      23
1997.....................................................................         14
1998.....................................................................          3
1999.....................................................................     --
2000 and beyond..........................................................     53,049
                                                                           ---------
Total....................................................................  $  53,089
                                                                           ---------
                                                                           ---------

(5) COMMITMENTS AND CONTINGENCIES
    The Company is obligated under various capital leases for buildings and certain machinery and equipment that expire at various dates during the next eight years. At July 2, 1994, and July 1, 1995, the gross amount of buildings and equipment and related accumulated amortization recorded under capital leases were as follows (in thousands):

                                                                             1994       1995
                                                                           ---------  ---------
Buildings................................................................  $   1,080  $   1,080
Machinery and equipment..................................................        282        435
                                                                           ---------  ---------
                                                                               1,362      1,515
less accumulated depreciation............................................        381        467
                                                                           ---------  ---------
  Net assets under capital leases........................................  $     981  $   1,048
                                                                           ---------  ---------
                                                                           ---------  ---------

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(5) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Amortization  of  assets  held  under   capital  leases  is  included   with
depreciation expense.

    Future minimum lease payments under noncancellable operating leases and the present value of future minimum capital lease payments as of July 1, 1995 are approximately (in thousands):

                                                                                     CAPITAL    OPERATING
FISCAL YEAR                                                                          LEASES      LEASES
- ----------------------------------------------------------------------------------  ---------  -----------
1996..............................................................................  $     267   $     515
1997..............................................................................        226         110
1998..............................................................................        178          17
1999..............................................................................        169      --
2000..............................................................................        152      --
Later years.......................................................................        181      --
                                                                                    ---------       -----
Total minimum lease payments......................................................  $   1,173   $     642
                                                                                                    -----
                                                                                                    -----
Less amounts representing interest (at approximate rates ranging from 6% to
 14%).............................................................................        213
Present value of minimum capital lease payments...................................        960
Less current installments of obligations under capital leases.....................        204
Obligations under capital leases, excluding current installments..................  $     756

    Rent expense under operating leases was approximately $241,000, $580,000 and $736,000 for fiscal years 1993, 1994 and 1995 respectively.

    Effective August 10, 1993, the Company entered into three-year employment agreements with four of its executive officers. The contracts obligate the Company for compensation, severance, bonus, and other employment related matters. These agreements provide for aggregate base compensation levels totaling $796,000 per year. On that date, the Company also entered into agreements indemnifying certain officers and key employees against personal liability for actions taken in the course of their employment and obligating the Company for costs to defend those officers and employees.

(6) INCOME TAXES
    The components of the income tax provision (benefit) are as follows (in thousands):

                                                                           CURRENT   DEFERRED     TOTAL
                                                                          ---------  ---------  ---------
Year ended July 3, 1993:
  Federal...............................................................  $   1,106  $     251  $   1,357
  State.................................................................        193         70        263
                                                                          ---------  ---------  ---------
    Total...............................................................  $   1,299  $     321  $   1,620
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------
Year ended July 2, 1994:
  Federal...............................................................  $   1,946  $  (2,420) $    (474)
  State.................................................................        255       (311)       (56)
                                                                          ---------  ---------  ---------
    Total...............................................................  $   2,201  $  (2,731) $    (530)
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------
Year ended July 1, 1995:
  Federal...............................................................  $   2,771  $   1,116  $   3,887
  State.................................................................        209         99        308
                                                                          ---------  ---------  ---------
    Total...............................................................  $   2,980  $   1,215  $   4,195
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(6) INCOME TAXES (CONTINUED)
    The income tax provision (benefit) differed from the amounts computed by applying the U.S. Federal income tax rate of 34% for the years ended July 3, 1993 and July 2, 1994 and of 35% for the year ended July 1, 1995 to earnings
(loss) before income taxes as a result of the following (in thousands):

                                                                                        1993       1994       1995
                                                                                      ---------  ---------  ---------
Computed "expected" tax provision (benefit).........................................  $   1,435  $    (487) $   3,985
Increase (reduction) in income taxes resulting from:
  State income taxes, net of Federal income tax effect..............................        174        (37)       200
  Alternative minimum tax...........................................................         80     --         --
  Other, net........................................................................        (69)        (6)        10
                                                                                      ---------  ---------  ---------
    Actual income tax provision (benefit)...........................................  $   1,620  $    (530) $   4,195
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    The significant components of deferred income tax expense (benefit) for the year ended July 2, 1994 and July 1, 1995 are as follows (in thousands):

                                                                                       1994       1995
                                                                                     ---------  ---------
Special charge -- replacement stock options........................................  $  (3,900) $  --
Tax benefit from exercise of stock options.........................................     --            397
Utilization of net operating loss carryovers and tax credits.......................        932        682
Inventory adjustments..............................................................     --           (417)
Depreciation.......................................................................     --            293
Changes in other tax assets and liabilities........................................        237        260
                                                                                     ---------  ---------
  Total............................................................................  $  (2,731) $   1,215
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    For the fiscal year 1993, no net deferred income tax expense was recognized. Deferred income taxes result from timing differences in the recognition of income and expenses for income tax and financial reporting purposes. The sources and effects of those timing differences are presented below (in thousands):

Plant and equipment, principally due to differences in depreciation.........  $     333
Accounts receivable, principally due to returns and allowances reserves.....        185
Gain on sale of assets......................................................        (67)
Benefit of net operating loss carryforward..................................       (440)
Other, net..................................................................        (11)
                                                                              ---------
  Net deferred income tax liability.........................................  $  --
                                                                              ---------
                                                                              ---------

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(6) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at July 2, 1994 and July 1, 1995 are (in thousands):

                                                                                       1994       1995
                                                                                     ---------  ---------
Deferred tax assets:
  Accounts receivable, principally due to allowance for doubtful accounts and
   accrued returns and allowances..................................................  $     366  $     480
  Inventories, principally due to additional costs inventoried for tax purposes....        582        827
  Compensated absences and employee benefits, principally due to accrual for
   financial reporting purposes....................................................        219        178
  Special charge -- replacement stock options......................................      3,900      3,420
  Net operating loss carryforwards.................................................      2,217      1,315
  Other............................................................................         60         14
                                                                                     ---------  ---------
      Total gross deferred income tax assets.......................................      7,344      6,234
  Valuation allowance..............................................................     --         --
      Net deferred tax assets......................................................      7,344      6,234
                                                                                     ---------  ---------
Deferred tax liabilities:
    Plant and equipment, principally due to differences in depreciation............      7,196      7,299
    Other..........................................................................        303        286
                                                                                     ---------  ---------
      Total gross deferred tax liabilities.........................................      7,499      7,585
                                                                                     ---------  ---------
      Net deferred tax liabilities.................................................  $     155  $   1,351
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    No valuation allowance was recorded against deferred tax assets at July 2, 1994 or July 1, 1995. The Company's management believes the existing net deductible temporary differences comprising total deferred tax assets will reverse during periods in which the Company generates sufficient net taxable income.

    For the year ended July 3, 1993, income tax expense was offset by the utilization of net operating loss carryforwards of $1,520,000. As of July 2, 1994 and July 1, 1995, the Company had net operating loss carryforwards of approximately $5,833,000 and $3,555,000, respectively, available for use through 2005. Due to the change in ownership resulting from the initial public offering (see note 11), the future utilization of net operating loss carryforwards for income tax purposes, if any, may be limited on an annual basis. In addition, utilization of net operating loss carryforwards may be limited by the alternative minimum tax provisions.

(7) BUSINESS AND CREDIT CONCENTRATION
    In fiscal years 1993, 1994 and 1995, export sales accounted for approximately 26%, 25% and 17%, respectively, of the Company's net sales. Export sales are principally to customers in the Middle East, Europe and Canada. Sales to Middle Eastern customers totaled 20%, 21% and 13% of net sales in fiscal years 1993, 1994 and 1995. Sales to European and Canadian customers totaled 5%, 3% and 3% of net sales in fiscal years 1993, 1994 and 1995, respectively.

    In 1993, 1994 and 1995, one customer accounted for approximately 20%, 21% and 13% of the Company's net sales, respectively.

(8) STOCK OPTION PLANS
    Effective August 10, 1993, the Company adopted a Plan and Agreement of Conversion in which all previously outstanding vested and unvested stock options and unvested stock appreciation units were

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(8) STOCK OPTION PLANS (CONTINUED)
canceled and a like number of fully vested replacement stock options were issued. These options have an exercise price of $.01 per share and expire March 30, 2006. In connection with the grant of the replacement stock options, the Company recognized a noncash, nonrecurring charge of approximately $10,388,000 (pre-tax) in the fiscal year ending July 2, 1994. In connection with the Plan, the Company has granted the option holders certain protections against possible tax consequences associated with the grant of the options. At July 1, 1995 approximately 970,000 replacement stock options were outstanding.

    The Company also adopted a stock option plan which provides for the grant of stock options to selected participants, including officers and key employees of the Company. A total of 350,000 shares of common stock has been reserved for issuance under the stock option plan which is administered by the compensation committee of the Board of Directors. The compensation committee selects the participants and determines the terms of all options. On August 10, 1993, the Company granted 41,318 fully vested incentive options to the Company's chief executive officer at $10.00 per share, exercisable over a three-year period. On May 9, 1995, the Company granted an additional 3,294 fully vested incentive options to other Company employees at $12.38 per share.

(9) GAIN ON EXTINGUISHMENT OF DEBT
    During the fiscal year ended July 2, 1994, the Company recognized an extraordinary gain of approximately $764,000 on the extinguishment of long-term debt owed to two shareholders, which was partially offset by the write-off of approximately $457,000 of deferred loan costs on debt prepaid with the proceeds of the Initial Public Offering.

(10) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                       FIRST     SECOND      THIRD     FOURTH
                                                                      QUARTER    QUARTER    QUARTER    QUARTER
                                                                     ---------  ---------  ---------  ---------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Year ended July 2, 1994:
  Net sales........................................................  $  25,186  $  24,794  $  26,276  $  27,633
  Gross profit.....................................................      6,054      6,493      6,114      6,825
  Earnings (loss) before extraordinary item........................     (5,543)     1,746      1,155      1,740
  Net earnings (loss)..............................................     (5,353)     1,746      1,155      1,740
  Earnings (loss) per share before extraordinary item..............      (1.10)      0.30       0.20       0.30
  Net earnings (loss) per share....................................      (1.06)      0.30       0.20       0.30
Year ended July 1, 1995:
  Net sales........................................................  $  30,513  $  34,615  $  34,489  $  35,565
  Gross profit.....................................................      7,389      8,806      7,817      8,722
  Net earnings.....................................................      1,702      2,154      1,661      1,675
  Net earnings per share...........................................       0.29       0.37       0.29       0.29

(11) STOCKHOLDERS' EQUITY
    On August 18, 1993, 2,500,000 shares of the Company's common stock were sold to the public, of which 1,800,000 were sold by the Company at $10.00 per share in the Company's initial public offering. On August 26, 1993, an overallotment option for an additional 375,000 shares was exercised by the underwriters on behalf of the selling stockholders. In connection with the offering, the options and stock appreciation units (see note 8) then outstanding were converted into an equal number of fully vested replacement stock options having an exercise price of $.01 per share. As a result of this exchange, the Company recognized a noncash, nonrecurring charge of approximately $10,388,000. The number of authorized common shares was increased to 20,000,000 shares, the Class A and Class B common stock was converted on a one-to-one basis to ordinary common stock, and the common shares

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(11) STOCKHOLDERS' EQUITY (CONTINUED)
plus all options, warrants, and stock appreciation units were split on the basis of approximately 3.294 to 1. The Company also authorized 10,000,000 shares of preferred stock, of which no shares were outstanding as of July 1, 1995.

(12) ACQUISITIONS
    Effective April 5, 1995, the Company entered into an asset purchase agreement with Pharr Yarns of Georgia, Inc. and Stowe-Pharr Mills, Inc. to purchase substantially all of the operating assets of Pharr Yarns of Georgia, Inc., including the property, plant and equipment as well as certain inventory items and supplies. The transaction was consummated on June 30, 1995. The purchase price payable by Image at the transaction's closing was 400,000 shares of stock ,valued at $4,400,000, and cash of approximately $11,298,000.

    The above acquisition was accounted for as a purchase, and accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values as of the acquisition date. The net excess of the cost over the estimated fair value of the acquired assets as a result of this acquisition has been allocated to goodwill in the approximate amount of $96,000 and will be amortized over fifteen years. Since the acquisition occurred on the day before the Company's year end, the acquisition had no effect on operating results for fiscal 1995.

    The following unaudited pro forma data summarizes the results of operations for the periods indicated as if the transaction had taken place at the beginning of the periods presented and do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future (in thousands except per share data).

                                                                                YEAR ENDED   YEAR ENDED
                                                                                  JULY 2,      JULY 1,
                                                                                   1994         1995
                                                                                -----------  -----------
Net sales.....................................................................   $ 103,889    $ 135,182
                                                                                -----------  -----------
                                                                                -----------  -----------
Earnings before extraordinary items...........................................   $     461    $   8,511
                                                                                -----------  -----------
                                                                                -----------  -----------
Pro forma earnings per share before extraordinary items.......................   $    0.08    $    1.37
                                                                                -----------  -----------
                                                                                -----------  -----------

(13) SEGMENT REPORTING
    The Company's operations consist of two functional areas, carpet manufacturing and plastics recycling. Income from operations by segment is total sales to unaffiliated customers less expenses which are deemed to be related to the operation of that functional area. The information below does not incorporate approximately $355,000, in net sales, $5,911,000, in general and administrative expenses or approximately $130,000, in net property, plant and equipment for the year ended and as of July 1, 1995; approximately $2,264,000, in net sales, $4,450,000, in general and administrative

                             IMAGE INDUSTRIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(13) SEGMENT REPORTING (CONTINUED)
expenses or approximately $102,000, in net property, plant and equipment for the nine month period ended and as of March 30, 1996 all of which are not directly allocable to either segment. Financial information for these identified segments is summarized in the following table (in thousands):

                                                                                   NINE MONTHS ENDED
                                                               JULY 1, 1995          MARCH 30, 1996
                                                          ----------------------  --------------------
                                                            CARPET     RECYCLING   CARPET    RECYCLING
                                                          -----------  ---------  ---------  ---------
                                                                                      (UNAUDITED)
Sales to unaffiliated customers.........................  $   118,921  $  15,906  $  89,905  $  25,304
Operating income........................................       16,390      2,135      6,403      1,314
Identifiable assets:
  Trade receivables.....................................       14,552      3,826     15,573      6,129
  Inventory.............................................       20,384     11,165     18,862     13,119
  Property, plant and equipment.........................       53,021     42,540     54,546     46,820
  Accumulated depreciation..............................       14,701      6,399     17,474      8,349
  Capital expenditures..................................       19,667     14,438      4,377      1,683

(14) SUBSEQUENT EVENTS
    On July 24, 1995, a fire destroyed approximately 4.9 million pounds of raw material and work-in-process inventory which was stored in a warehouse leased from an unrelated third party. The value of the loss has not yet been fully determined. However, management believes that the Company has sufficient property and casualty insurance coverage to compensate for the loss upon its final determination. No material unfavorable impact on financial position or results of operations is expected as a result of this incident.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pharr Yarns of Georgia, Inc.:

    We have audited the accompanying balance sheet of Pharr Yarns of Georgia, Inc. (a Georgia corporation) as of March 25, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharr Yarns of Georgia, Inc. as of March 25, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
April 28, 1995

                          INDEPENDENT AUDITORS' REPORT

Pharr Yarns of Georgia, Inc.:

    We have audited the accompanying balance sheet of Pharr Yarns of Georgia, Inc. as of March 26, 1994, and the related statements of income and retained earnings and of cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Pharr Yarns of Georgia, Inc. as of March 26, 1994, and the results of its operations and its cash flows for the fiscal year then ended in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

May 20, 1994

                          PHARR YARNS OF GEORGIA, INC.

                                 BALANCE SHEETS

                       MARCH 25, 1995, AND MARCH 26, 1994

                                     ASSETS

                                                                                      1995             1994
                                                                                 ---------------  ---------------
Current assets:
  Cash and cash equivalents....................................................  $     1,617,172  $     5,729,844
                                                                                 ---------------  ---------------
  Investments..................................................................        5,119,819        4,151,347
                                                                                 ---------------  ---------------
  Accounts receivable (Note 2) --
    Trade......................................................................          718,478          688,179
    Factors....................................................................        1,429,738        1,743,825
    Other......................................................................           76,702           32,574
                                                                                 ---------------  ---------------
      Total accounts receivable................................................        2,224,918        2,464,578
                                                                                 ---------------  ---------------
  Notes receivable -- Parent company (Note 7)..................................       13,000,000        1,000,000
                                                                                 ---------------  ---------------
  Inventories (Note 3).........................................................        1,012,929        1,178,881
                                                                                 ---------------  ---------------
  Prepaid expenses.............................................................            9,266            3,180
                                                                                 ---------------  ---------------
  Deferred income taxes (Note 5)...............................................           23,679           63,182
                                                                                 ---------------  ---------------
      Total current assets.....................................................       23,007,783       14,591,012
                                                                                 ---------------  ---------------
Notes receivable -- Parent company (Note 7)....................................                0        1,000,000
                                                                                 ---------------  ---------------
Property (Note 4)..............................................................       13,528,050       13,478,773
  Less -- Accumulated depreciation.............................................      (10,788,054)     (10,288,243)
                                                                                 ---------------  ---------------
      Property, net............................................................        2,739,996        3,190,530
                                                                                 ---------------  ---------------
                                                                                 $    25,747,779  $    18,781,542
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable (Note 6)........................................................  $     6,000,000  $             0
  Accounts payable --
    Trade......................................................................          727,222        1,536,674
    Parent company (Note 7)....................................................          736,923          245,370
  Accrued liabilities --
    Profit sharing.............................................................          322,672          306,046
    Payroll....................................................................          141,412          154,300
    Income taxes (Notes 5 and 7)...............................................          284,395            2,515
    Property taxes.............................................................           31,800           33,000
    Other......................................................................           42,919           47,781
                                                                                 ---------------  ---------------
      Total current liabilities................................................        8,287,343        2,325,686
                                                                                 ---------------  ---------------
Deferred income taxes (Note 5).................................................          261,454          313,540
                                                                                 ---------------  ---------------
Commitments and contingencies (Note 8)
Stockholders' equity:
  Common stock -- $2 par (100,000 shares authorized; 84,900 outstanding).......          169,800          169,800
  Retained earnings............................................................       17,029,182       15,972,516
                                                                                 ---------------  ---------------
      Total stockholders' equity...............................................       17,198,982       16,142,316
                                                                                 ---------------  ---------------
                                                                                 $    25,747,779  $    18,781,542
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                          PHARR YARNS OF GEORGIA, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

  FOR THE FISCAL YEARS ENDED MARCH 25, 1995 (1995), AND MARCH 26, 1994 (1994)

                                                                                        1995            1994
                                                                                   --------------  --------------
Net sales (Note 7)...............................................................  $   26,318,289  $   28,765,861
Cost of sales (Note 7)...........................................................      22,606,464      25,161,038
                                                                                   --------------  --------------
Gross margin on sales............................................................       3,711,825       3,604,823
Selling, administrative and general expenses.....................................         967,373         970,788
                                                                                   --------------  --------------
Income from operations...........................................................       2,744,452       2,634,035
                                                                                   --------------  --------------
Other income (expenses):
  Interest income (Note 2).......................................................         671,426         487,747
  Interest expense...............................................................          (7,970)        (19,484)
  Other, net.....................................................................         (54,915)        (60,623)
                                                                                   --------------  --------------
      Total other income (expense)...............................................         608,541         407,640
                                                                                   --------------  --------------
Income before income taxes.......................................................       3,352,993       3,041,675
                                                                                   --------------  --------------
Provision (benefit) for income taxes (Note 5):
  Current........................................................................       1,176,910       1,118,551
  Deferred.......................................................................         (12,583)         32,337
                                                                                   --------------  --------------
      Total provision for income taxes...........................................       1,164,327       1,150,888
                                                                                   --------------  --------------
Net income.......................................................................       2,188,666       1,890,787
Retained earnings, beginning of fiscal year......................................      15,972,516      15,215,062
Deduct -- Cash dividends (1995 -- $13.333 per share; 1994 -- $13.349 per
 share)..........................................................................       1,132,000       1,133,333
                                                                                   --------------  --------------
Retained earnings, end of fiscal year............................................  $   17,029,182  $   15,972,516
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          PHARR YARNS OF GEORGIA, INC.

                            STATEMENTS OF CASH FLOWS

  FOR THE FISCAL YEARS ENDED MARCH 25, 1995 (1995), AND MARCH 26, 1994 (1994)

                                                                                        1995             1994
                                                                                   ---------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................  $     2,188,666  $    1,890,787
  Adjustments to reconcile net income to net cash provided by operating activities --
    Depreciation.................................................................          533,442         704,026
    Provision (benefit) for deferred income taxes................................          (12,583)         32,337
    Decrease in accounts receivable..............................................          239,660          26,942
    Decrease in inventories......................................................          165,952       1,177,857
    Decrease (increase) in prepaid expenses......................................           (6,086)         44,634
    Decrease in accounts payable.................................................         (317,899)     (1,034,742)
    Increase in accrued liabilities..............................................          279,556         219,459
                                                                                   ---------------  --------------
      Net cash provided by operating activities..................................        3,070,708       3,061,300
                                                                                   ---------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property...........................................................          (82,908)       (222,666)
  Purchases of investments.......................................................       (1,850,392)     (1,369,890)
  Proceeds from maturity of investments..........................................          881,920         404,619
                                                                                   ---------------  --------------
      Net cash used in investing activities......................................       (1,051,380)     (1,187,937)
                                                                                   ---------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid.................................................................       (1,132,000)     (1,133,333)
  Repayment (issuance) of loan to parent.........................................      (11,000,000)      1,000,000
  Proceeds of loan from bank.....................................................        6,000,000               0
                                                                                   ---------------  --------------
      Net cash used in financing activities......................................       (6,132,000)       (133,333)
                                                                                   ---------------  --------------
Net (decrease) increase in cash and cash equivalents.............................       (4,112,672)      1,740,030
Cash and cash equivalents, beginning of fiscal year..............................        5,729,844       3,989,814
                                                                                   ---------------  --------------
Cash and cash equivalents, end of fiscal year....................................  $     1,617,172  $    5,729,844
                                                                                   ---------------  --------------
                                                                                   ---------------  --------------
Supplemental disclosure of cash flow information -- Cash paid during the year for
 interest........................................................................  $         7,970  $       19,484
                                                                                   ---------------  --------------
                                                                                   ---------------  --------------

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          PHARR YARNS OF GEORGIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       MARCH 25, 1995, AND MARCH 26, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF OPERATIONS

    Pharr Yarns of Georgia, Inc. (the Company), majority owned by Stowe-Pharr Mills, Inc., doing business as Pharr Yarns, Inc. (Pharr), is engaged in the manufacturing and selling of synthetic yarns used in the production of carpet. The plant is located in Rome, Georgia.

    SALES

    The Company includes in sales and cost of sales the cost of raw materials provided by certain customers under agreements similar to commission finishing type arrangements. The Company is responsible for waste occurring during processing and therefore, records the raw material inventory value in sales and costs of sales. The amount of raw material costs included in sales and costs of sales in 1995 and 1994 for these transactions was approximately $7,400,000 and $10,600,000, respectively. Materials on hand from these customers at year-end are included in the Company's inventories as reported on the accompanying balance sheets, with an offsetting amount included in the Company's accounts payable.

    The Company also performs commission manufacturing for certain other customers for which the Company is not responsible for waste occurring during processing. Accordingly, the Company does not include raw material costs in sales or cost of sales for these transactions, nor does the Company report amounts in its inventories or accounts payable for materials on hand from these customers at year-end.

    INVESTMENTS

    Investments consist primarily of municipal bonds. The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS No. 115), at the beginning of fiscal year 1995. The effect of implementation of SFAS No. 115 was not significant. In accordance with the requirements of SFAS No. 115, the Company's investments at March 25, 1995, are designated as held-to-maturity and are recorded at amortized cost, which approximates market value. The Company's investments at March 26, 1994, were valued at cost, which approximated market value.

    INVENTORIES

    Inventories of finished yarn, yarn in process and raw materials are stated at the lower of cost, determined on the last-in, first-out (LIFO) dollar value method, or market.

    Supplies are stated at first-in, first-out cost, not in excess of market. Waste is stated at net realizable value.

    PROPERTY

    Property is stated at cost. Depreciation is provided using the declining balance and straight-line methods over the estimated useful lives of the property.

    INCOME TAXES

    Deferred income taxes have been recorded for temporary differences in the recognition for tax and financial reporting purposes of certain expense items, principally depreciation.

    EMPLOYEE BENEFIT PLANS

    The Company has a profit sharing retirement plan covering substantially all of its employees. Contributions to the plan are determined by the Board of Directors, limited in any one year to the maximum amount deductible for income tax purposes. Profit sharing expense for fiscal years 1995 and 1994 was $323,000 and $206,000, respectively.

                          PHARR YARNS OF GEORGIA, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       MARCH 25, 1995, AND MARCH 26, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company also provides health care and accident benefits to participating employees. These benefits are funded by contributions from the Company and participating employees. Company contributions for the fiscal years 1995 and 1994 were $612,000 and $600,000, respectively.

    CASH EQUIVALENTS

    The Company considers matured factor receivables and highly liquid unrestricted investments with original maturities of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates their fair value.

2. MAJOR CUSTOMERS, CONCENTRATION OF CREDIT RISK, ACCOUNTS RECEIVABLE AND INTEREST INCOME
    During fiscal year 1995, sales to the Company's top four customers were 30%, 21%, 17% and 8% of total net sales, respectively. Sales to the same four customers in the prior fiscal year represented 5%, 36%, 10% and 13% of total net sales, respectively.

    Certain trade receivables are sold under factoring agreements, without recourse to the Company except in the event of dispute or claim as to price, terms, quality, material, workmanship, quantity or delivery of merchandise and absence of prior approval of the customer by the factor. The Company generally does not require collateral on its nonfactored trade accounts receivable. Prior to extending credit, the Company reviews a customer's credit history.

    The Company earns interest income on the proceeds from matured factor receivables that remain on deposit with the factor. Interest income for fiscal years 1995 and 1994 consisted of the following:

                                                                                   1995         1994
                                                                                -----------  -----------
Interest income from factors..................................................  $   409,265  $   218,714
Other interest income.........................................................      262,161      269,033
                                                                                -----------  -----------
    Total interest income.....................................................  $   671,426  $   487,747
                                                                                -----------  -----------
                                                                                -----------  -----------

3.  INVENTORIES
    Inventories at March 25, 1995, and March 26, 1994, are summarized as follows:

                                                                                1995           1994
                                                                            -------------  -------------
At first-in, first-out cost --
  Finished yarn...........................................................  $     337,890  $     493,890
  Yarn in process.........................................................        458,094        602,823
  Raw materials...........................................................        543,087        519,584
Less -- Allowance to adjust to a LIFO basis...............................       (533,083)      (644,030)
                                                                            -------------  -------------
    Total.................................................................        805,988        972,267
Supplies and waste........................................................        206,941        206,614
                                                                            -------------  -------------
                                                                            $   1,012,929  $   1,178,881
                                                                            -------------  -------------
                                                                            -------------  -------------

    During fiscal years 1995 and 1994, the Company reduced certain inventory quantities which were valued at lower LIFO costs prevailing in prior years. The effect of this reduction was to increase net income by approximately $69,000 for fiscal year 1995 and $65,800 for fiscal year 1994.

                          PHARR YARNS OF GEORGIA, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       MARCH 25, 1995, AND MARCH 26, 1994

4.  PROPERTY
    Property at March 25, 1995, and March 26, 1994, is summarized as follows:

                                                                                          DEPRECIABLE
                                                               1995            1994          LIVES
                                                          --------------  --------------  ------------
Land and land improvements..............................  $      292,093  $      292,093    7-20 years
Buildings and components................................       3,722,225       3,701,930    5-30 years
Machinery and equipment.................................       9,385,952       9,348,565    3-20 years
Furniture and fixtures..................................         127,780         136,185    5-10 years
                                                          --------------  --------------
                                                          $   13,528,050  $   13,478,773
                                                          --------------  --------------
                                                          --------------  --------------

5.  INCOME TAXES
    The Company, together with its parent company and Pharr's other domestic subsidiaries, files a consolidated federal income tax return. In accordance with Pharr's established policy, the provision for federal income taxes is allocated to the Company based on its taxable income on a separate return basis.

    The Company recognizes income taxes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted statutory tax rate. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period.

    The following summarizes the components of the income tax provisions:

                                                                                1995           1994
                                                                            -------------  -------------
Current provision --
  Federal.................................................................  $   1,015,130  $     942,864
  State...................................................................        161,780        175,687
                                                                            -------------  -------------
                                                                                1,176,910      1,118,551
Deferred provision (benefit)..............................................        (12,583)        32,337
                                                                            -------------  -------------
    Total provision.......................................................  $   1,164,327  $   1,150,888
                                                                            -------------  -------------
                                                                            -------------  -------------

    The provision for income taxes for 1995 and 1994 differs from the amounts computed by applying federal statutory rates due to the following:

                                                                                1995           1994
                                                                            -------------  -------------
Income tax provision computed at the federal statutory rate of 34%........  $   1,140,018  $   1,034,170
State income taxes, net of federal benefit................................        106,775        115,954
Tax exempt interest income................................................        (77,250)       (34,565)
Other, net................................................................         (5,216)        35,329
                                                                            -------------  -------------
                                                                            $   1,164,327  $   1,150,888
                                                                            -------------  -------------
                                                                            -------------  -------------

                          PHARR YARNS OF GEORGIA, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       MARCH 25, 1995, AND MARCH 26, 1994

5.  INCOME TAXES (CONTINUED)
    The tax effect of temporary differences giving rise to the Company's deferred taxes at March 25, 1995, and March 26, 1994, are as follows:

                                                                                  1995          1994
                                                                              ------------  ------------
Current deferred taxes --
  Reserves not currently deductible.........................................  $     24,092  $     61,544
  Other, net................................................................          (413)        1,638
                                                                              ------------  ------------
    Total current deferred asset............................................  $     23,679  $     63,182
                                                                              ------------  ------------
                                                                              ------------  ------------
Noncurrent deferred taxes-
  Accelerated depreciation..................................................  $   (290,896) $   (318,935)
  Unrealized loss on investments............................................        29,442         5,395
                                                                              ------------  ------------
    Total noncurrent deferred liability.....................................  $   (261,454) $   (313,540)
                                                                              ------------  ------------
                                                                              ------------  ------------

    No valuation allowance against deferred tax assets has been recorded in the accompanying balance sheets.

    The Company made net income tax payments during fiscal years 1995 and 1994, including payments to Pharr, totaling $871,347 and $1,153,278, respectively.

6.  NOTE PAYABLE
    The Company entered into a note payable with a bank for $6,000,000 on March 24, 1995. The note was repaid with interest at an annual rate of 6.88% on April 7, 1995.

7.  RELATED-PARTY TRANSACTIONS
    Transactions with Pharr for fiscal years 1995 and 1994 and net account balances as of March 25, 1995, and March 26, 1994, are summarized as follows:

                                                                                1995           1994
                                                                           --------------  -------------
Accounts payable (net of $23,583 receivable relating to federal income
 taxes at March 26, 1994)................................................  $      736,923  $     245,370
                                                                           --------------  -------------
                                                                           --------------  -------------
Notes receivable.........................................................  $   13,000,000  $   2,000,000
                                                                           --------------  -------------
                                                                           --------------  -------------
Raw material purchases...................................................  $    3,535,284  $   1,929,057
                                                                           --------------  -------------
                                                                           --------------  -------------
Interest income..........................................................  $      102,714  $     104,409
                                                                           --------------  -------------
                                                                           --------------  -------------
Income tax payments......................................................  $      722,347  $     616,000
                                                                           --------------  -------------
                                                                           --------------  -------------
Accrued federal income taxes.............................................  $      269,200  $           0
                                                                           --------------  -------------
                                                                           --------------  -------------

    The notes receivable are due on demand and are uncollateralized. Interest on the notes is at the monthly federal interest rates as published by the Internal Revenue Service (7% at March 25, 1995). The Company expects the notes to be repaid upon the sale of substantially all of the Company's property assets (see
Note 9).

8.  COMMITMENTS AND CONTINGENCIES
    In March 1993, the Company began leasing certain equipment under an agreement classified as an operating lease. Rental expense for the years ended March 25, 1995, and March 26, 1994, relating to these leases was $58,000 and $71,000 respectively. On March 31, 1995, the Company purchased the equipment that was being leased under this agreement at a cost of approximately $241,000.

                          PHARR YARNS OF GEORGIA, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       MARCH 25, 1995, AND MARCH 26, 1994

8.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    In the normal course of business, the Company is party to certain legal and environmental matters, none of which individually or in the aggregate, in the opinion of management, is expected to have a material adverse affect on the financial position or future operations of the Company.

9.  SUBSEQUENT EVENT
    On April 5, 1995, the Company entered into an agreement to sell substantially all of its property assets to Image Industries, Inc. (Image) for a purchase price of $16,000,000. Image is the Company's largest customer. The purchase price is to be paid in a combination of cash of $11,300,000 and 400,000 shares of common stock of Image. The Company plans to cease its manufacturing operations in connection with the consummation of the sale of the property to Image, which is expected to occur on or before June 30, 1995. In addition, Image is to pay the Company for the costs incurred for inventories on hand at the closing date. The Company will retain all other assets and all liabilities.

                                                                      APPENDIX A
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF MAY 31, 1996
                                    BETWEEN
                             THE MAXIM GROUP, INC.,
                              TMG-II MERGER, INC.
                                      AND
                             IMAGE INDUSTRIES, INC.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE I

The Merger..............................................................................   A-1
    SECTION 1.1   The Merger............................................................   A-1
    SECTION 1.2   Effective Time of the Merger..........................................   A-1
    SECTION 1.3   Effect of Merger......................................................   A-1

                                          ARTICLE II

Certificate of Incorporation and Bylaws of the Surviving................................   A-1
    SECTION 2.1   Certificate of Incorporation, Bylaws..................................   A-1

                                         ARTICLE III

Conversion of Shares....................................................................   A-2
    SECTION 3.1   Exchange Ratio........................................................   A-2
    SECTION 3.2   Maxim to Make Certificates Available..................................   A-3
    SECTION 3.3   Dividends.............................................................   A-3
    SECTION 3.4   Closing of Image Transfer Book........................................   A-4

                                          ARTICLE IV

Representations, Warranties and Certain Covenants of Maxim..............................   A-4
    SECTION 4.1   Organization and Qualification........................................   A-4
    SECTION 4.2   Capitalization........................................................   A-4
    SECTION 4.3   Authorization.........................................................   A-5
    SECTION 4.4   No Violation..........................................................   A-5
    SECTION 4.5   Governmental Authorities..............................................   A-5
    SECTION 4.6   Reports and Financial Statements......................................   A-5
    SECTION 4.7   Absence of Certain Changes or Events..................................   A-6
    SECTION 4.8   Registration Statement; Proxy Statement...............................   A-6
    SECTION 4.9   Brokers and Finders...................................................   A-6
    SECTION 4.10  Compliance with Law...................................................   A-7
    SECTION 4.11  Litigation............................................................   A-7
    SECTION 4.12  Properties............................................................   A-7
    SECTION 4.13  Intellectual Property Rights..........................................   A-7
    SECTION 4.14  Taxes.................................................................   A-8
    SECTION 4.15  Executive Compensation and Benefits...................................   A-8
    SECTION 4.16  Compliance with ERISA.................................................   A-8
    SECTION 4.17  Environmental Matters.................................................   A-8
    SECTION 4.18  Absence of Undisclosed Liabilities....................................  A-10
    SECTION 4.19  Fairness Opinion......................................................  A-10
    SECTION 4.20  Statutory Provisions; Appraisal Rights................................  A-10
    SECTION 4.21  Vote..................................................................  A-10
    SECTION 4.22  Contracts.............................................................  A-10

                                          ARTICLE V

Representations, Warranties and Certain Covenants of Image..............................  A-11
    SECTION 5.1   Organization and Qualification........................................  A-11
    SECTION 5.2   Capitalization........................................................  A-11
    SECTION 5.3   Subsidiaries..........................................................  A-11
    SECTION 5.4   Authorization.........................................................  A-11

                                                                                          PAGE
                                                                                          ----
    SECTION 5.5   No Violation..........................................................  A-11
    SECTION 5.6   Governmental Authorities..............................................  A-12
    SECTION 5.7   Reports and Financial Statements......................................  A-12
    SECTION 5.8   Absence of Certain Changes or Events..................................  A-12
    SECTION 5.9   Registration Statement; Proxy Statement...............................  A-12
    SECTION 5.10  Brokers and Finders...................................................  A-13
    SECTION 5.11  Compliance with Law...................................................  A-13
    SECTION 5.12  Properties............................................................  A-13
    SECTION 5.13  Intellectual Property Rights..........................................  A-13
    SECTION 5.14  Litigation............................................................  A-14
    SECTION 5.15  Taxes.................................................................  A-14
    SECTION 5.16  Executive Compensation and Benefits...................................  A-14
    SECTION 5.17  Compliance with ERISA.................................................  A-14
    SECTION 5.18  Environmental Matters.................................................  A-15
    SECTION 5.19  Absence of Undisclosed Liabilities....................................  A-16
    SECTION 5.20  Fairness Opinion......................................................  A-16
    SECTION 5.21  Statutory Provisions; Appraisal Rights................................  A-16
    SECTION 5.22  Vote..................................................................  A-16
    SECTION 5.23  Capital Expenditure Plan..............................................  A-16
    SECTION 5.24  Contracts.............................................................  A-16

                                          ARTICLE VI

Representations and Warranties Regarding the Subsidiary.................................  A-17
    SECTION 6.1   Organization..........................................................  A-17
    SECTION 6.2   Capitalization........................................................  A-17
    SECTION 6.3   Authority Relative to this Agreement..................................  A-17

                                         ARTICLE VII

Covenants...............................................................................  A-17
    SECTION 7.1   Covenants of Image....................................................  A-17
    SECTION 7.2   Covenants of Maxim....................................................  A-19

                                         ARTICLE VIII

Additional Agreements...................................................................  A-20
    SECTION 8.1   Confidentiality; Standstill...........................................  A-20
    SECTION 8.2   Registration Statement................................................  A-22
    SECTION 8.3   Approval of Stockholders..............................................  A-22
    SECTION 8.4   No Solicitation.......................................................  A-23
    SECTION 8.5   Identification of Affiliates..........................................  A-24
    SECTION 8.6   Issuance of Shares....................................................  A-24
    SECTION 8.7   Expenses; Termination Fee.............................................  A-24
    SECTION 8.8   Hart-Scott-Rodino Filing..............................................  A-25
    SECTION 8.9   Stockholder Communication.............................................  A-25
    SECTION 8.10  Rule 144 Considerations...............................................  A-25
    SECTION 8.11  Stock Options.........................................................  A-25
    SECTION 8.12  Post Effectiveness Management Matters.................................  A-25
    SECTION 8.13  Amendments to Maxim Certificate of Incorporation......................  A-26
    SECTION 8.14  Tax Treatment: Accounting Treatment...................................  A-26
    SECTION 8.15  Registration of Option Shares.........................................  A-27
    SECTION 8.16  Additional Agreements.................................................  A-27

                                                                                          PAGE
                                                                                          ----
    SECTION 8.17  Closing Conditions....................................................  A-27

                                          ARTICLE IX

Conditions..............................................................................  A-27
    SECTION 9.1   Conditions to Obligations of Maxim and the Subsidiary to Proceed with the Merger...........................................................  A-27
    SECTION 9.2   Conditions to Obligations of Image to Proceed with the Merger.........  A-30

                                          ARTICLE X

Termination, Amendment and Waiver.......................................................  A-32
    SECTION 10.1  Termination...........................................................  A-32
    SECTION 10.2  Effect of Termination.................................................  A-33
    SECTION 10.3  Amendment.............................................................  A-33
    SECTION 10.4  Waiver................................................................  A-33

                                          ARTICLE XI

General Provisions......................................................................  A-33
    SECTION 11.1  Survival of Representations, Warranties and Agreements................  A-33
    SECTION 11.2  Closing...............................................................  A-34
    SECTION 11.3  Notices...............................................................  A-34
    SECTION 11.4  Interpretation........................................................  A-35
    SECTION 11.5  Severability..........................................................  A-35
    SECTION 11.6  Miscellaneous.........................................................  A-35
    SECTION 11.7  Schedules and Exhibits................................................  A-35

                                                                        EXHIBIT
                                                                        --------
EXHIBITS
Certificate of Merger.................................................        A
Certificate of Incorporation of Subsidiary............................        B
Bylaws of Subsidiary..................................................        C
Opinion of Parker, Johnson, Cook & Dunlevie, Counsel to Image.........        D
Accountant's Letter of KPMG Peat Marwick LLP, Independent Accountants
 for Image............................................................        E
Opinion of Smith, Gambrell & Russell, Counsel to Maxim................        F
Accountant's Letter of Arthur Andersen LLP, Independent Accountants
 for Maxim............................................................        G
Form of Employment Agreement for Larry M. Miller......................        H
Form of Employment Agreement for H. Stanley Padgett...................        I
Form of Indemnity Agreement for Image Indemnitees.....................        J

DISCLOSURE SCHEDULES

   4.2   Capitalization
   4.7   Certain Maxim Changes or Events
   4.9   Maxim Financial Advisor Engagement
   4.10  Maxim Compliance With Law
   4.11  Maxim Litigation
   4.14  Maxim Tax Matters
   4.15  Maxim Executive Compensation and Benefits
   4.16  Maxim ERISA Compliance
   4.17  Maxim Environmental Matters
   4.18  Absence of Undisclosed Liabilities
   4.22  Maxim Contracts
   5.2   Image Options, Warrants and Other Stock Rights
   5.3   Subsidiaries
   5.5   No Violation
   5.8   Absence of Certain Changes or Events
   5.10  Image Financial Advisor Engagement
   5.11  Image Compliance with Law
   5.14  Image Litigation
   5.15  Image Taxes
   5.16  Image Employee Compensation and Benefits
   5.17  Image Compliance with ERISA
   5.18  Image Environmental Matters
   5.19  Absence of Undisclosed Liabilities
   5.24  Image Contracts
   8.14  Actions Affecting Pooling of Interests

                      AGREEMENT AND PLAN OF REORGANIZATION

    AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of May 31, 1996, among The Maxim Group, Inc., a Delaware corporation ("Maxim"), TMG-II Merger, Inc., a Delaware corporation (the "Subsidiary"), and Image Industries, Inc., a Delaware corporation ("Image").

    This Agreement provides for the merger of the Subsidiary, a wholly-owned subsidiary of Maxim, with and into Image (the "Merger") in accordance with the applicable statutes of the State of Delaware. This Agreement is intended to constitute a plan of reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), the Subsidiary shall be merged with and into Image in accordance with the applicable provisions of the Delaware General Corporation Law and the separate existence of the Subsidiary shall thereupon cease. The name of Image, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger remain "Image Industries, Inc." Subject to the terms and conditions hereof, the parties hereto shall take all reasonable action necessary in accordance with applicable law and their respective charters and bylaws to cause the Merger to be consummated as soon as is reasonably practicable.

    SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time when the properly executed Certificate of Merger under the Delaware General Corporation Law is duly filed with the Secretary of State of Delaware. The Certificate of Merger shall be filed on the date of the closing (as set forth in Section 11.2 hereof) in the form attached hereto as Exhibit A. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such action is completed.

    SECTION 1.3 EFFECT OF MERGER. The Merger shall have the effects set forth in Section 259 of the Delaware Corporate Code, and immediately after the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of each of Image and the Subsidiary, and all property and other interests due or belonging to Image and the Subsidiary shall be vested in the Surviving Corporation.

                                   ARTICLE II
                        CERTIFICATE OF INCORPORATION AND
                      BYLAWS OF THE SURVIVING CORPORATION

    SECTION 2.1 CERTIFICATE OF INCORPORATION, BYLAWS. The Certificate of Incorporation of the Subsidiary as in effect as of the Effective Time, a copy of which is attached hereto as Exhibit B, shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed. The Bylaws of the Subsidiary as in effect as of the Effective Time, a copy of which is attached hereto as Exhibit C, shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.

                                  ARTICLE III
                              CONVERSION OF SHARES

    SECTION 3.1 EXCHANGE RATIO. As of the Effective Time, by virtue of the Merger and without any action on the part of any record holder thereof:

        (a) Each share of Common Stock, $0.01 par value, of Image (the "Image Common Stock") that is held by Image as treasury stock (the "Image Treasury Stock"), shall be canceled.

        (b) Each share of capital stock of the Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of the $1.00 par value common stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares shall evidence ownership of the same number of shares of Common Stock of the Surviving Corporation.

        (c) Each share of Image Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, $0.001 par value, of Maxim (the "Maxim Common Stock") subject, however, to the other provisions of this Article III (the number of shares of Maxim Common Stock so issuable for each share of Image Common Stock hereinafter referred to as the "Conversion Ratio"). No fractional shares of Maxim Common Stock shall be issued in respect of the conversion of shares of Image Common Stock pursuant hereto, but instead, a holder of Image Common Stock otherwise entitled to receive a fractional share of Maxim Common Stock shall instead receive cash in accordance with the provisions of Section 3.2(a) hereof.

        (d) The number of shares of Maxim Common Stock to be issued pursuant to this Section 3.1 shall be adjusted for any stock dividend, split or any combination or reclassification in respect of Maxim Common Stock occurring after the date hereof.

        (e) At the Effective Time, each holder of then outstanding stock options, warrants, or other rights to acquire shares of Common Stock of Image heretofore granted under any employee or non-employee compensation plan or arrangement of Image, shall either have exercised such options, warrants or rights in accordance with their terms, or to the extent not so exercised:

           (i) if such options are tax-qualified incentive stock options ("ISOs") issued pursuant to the Image 1993 Stock Option Plan, shall be deemed to have surrendered such options at the Effective Time to Maxim in exchange for a corresponding tax qualified option to purchase shares of Maxim Common Stock issued under the Maxim 1993 Stock Option Plan having the same aggregate exercise price, terms, duration and vesting schedule, but exercisable for a number of shares of Maxim Common Stock equal to the Conversion Ratio for each share of Image Common Stock covered by the ISO so deemed to be exchanged in accordance with the terms of this Agreement; and

           (ii) if such options are not ISO's, shall be deemed to have surrendered such options at the Effective Time to Maxim in exchange for a corresponding option (the "Corresponding Nonqualified Option") to purchase shares of Maxim Common Stock having the same aggregate exercise price, terms, duration and vesting schedule, but exercisable for a number of shares of Maxim Common Stock equal to the Conversion Ratio to each share of Image Common Stock covered by the option so deemed to be exchanged in accordance with the terms of this Agreement PROVIDED that with respect to options issued pursuant to that certain Plan and Agreement of Conversion, dated July 30, 1993, among Image and certain optionholders thereof (the "Conversion Agreement"), Maxim shall also simultaneously assume the obligations of Image under the Conversion Agreement to the optionholders parties to such Conversion Agreement.

    SECTION 3.2 MAXIM TO MAKE CERTIFICATES AVAILABLE. (a) Maxim shall authorize one or more bank or trust companies to act as Exchange Agent hereunder (the "Exchange Agent"). Immediately following the Effective Time, Maxim shall make available, and each holder of record of Image Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Image Common Stock for cancellation, certificates representing the number of whole shares of Maxim Common Stock into which such shares of Image Common Stock are convertible in the Merger. Neither certificates nor scrip for fractional shares of Maxim Common Stock will be issued, but each such holder otherwise entitled to receive a fractional share shall have the right to receive cash in lieu thereof in an amount equal to the proportional fractional share interest of one (1) share of Maxim Common Stock to which he is entitled multiplied by the Maxim Share Value (the "fractional share payment"). As used herein, the term "Maxim Share Value" shall mean the average of the closing prices as reported on The Nasdaq National Market of one share of Maxim Common Stock for the five trading days immediately preceding the date on which the meeting of Image stockholders is held for the purpose of approving this Agreement and the Merger. Maxim Common Stock into which Image Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

    (b) Immediately following the Effective Time, the Exchange Agent shall mail or otherwise deliver to each holder of record (other than Maxim, the Subsidiary, any other Maxim subsidiary, Image or any wholly-owned subsidiary of Image) of a certificate or certificates that immediately prior to the Effective Time represented outstanding Image Common Stock (the "Certificates") (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Maxim Common Stock, such letter and instructions to be in a form reasonably acceptable to the chief executive officer of Image. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Maxim, together with such letter of transmittal, duly executed, the holder of record of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Maxim Common Stock into which the shares of Image Common Stock theretofore represented by the Certificate so surrendered shall have been converted pursuant to the provisions of this Article III and a check for such holder's fractional share payment, if any, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Image Common Stock that is not registered on the transfer records of Image, certificates representing the proper number of shares of Maxim Common Stock may be issued to a transferee if the Certificate representing such Image Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

    (c) All Maxim Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Image Common Stock.

    SECTION 3.3 DIVIDENDS. No dividends or other distributions that are declared after the Effective Time with respect to Maxim Common Stock and payable to holders of record thereof after the Effective Time shall be paid to Image stockholders entitled to receive certificates representing Maxim Common Stock until such stockholders surrender their Certificates. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Maxim Common Stock shall be issued any dividends which shall have become payable with respect to such Maxim Common Stock between the Effective Time and the time of such surrender. After such surrender, there shall also be paid to the stockholder in whose name the certificates representing such Maxim Common Stock shall be issued any dividend on such Maxim Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender, and such payment shall be made on the payment date. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends. All dividends or other distributions declared after the Effective Time with respect to Maxim Common Stock and payable to the holders of record thereof after the Effective Time that are payable to the holders of Certificates not theretofore surrendered and exchanged for certificates representing Maxim Common Stock pursuant to this
Section 3.3 shall be paid or delivered by Maxim to the Exchange Agent for the benefit of such holders. Any dividends or other distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one (1) year from the Effective Time shall be repaid or redelivered by the Exchange Agent to Maxim, after which time any holder of Certificates who has not theretofore surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Maxim for payment or delivery of such dividends or distributions, as the case may be. Notwithstanding the foregoing, none of Maxim, the Subsidiary, the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to a holder of Image Common Stock for any Maxim Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat or unclaimed fund laws.

    SECTION 3.4 CLOSING OF IMAGE TRANSFER BOOKS. At the Effective Time, the stock transfer books of Image shall be closed, and no transfer of Image Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Maxim Common Stock as provided in this Article III.

                                   ARTICLE IV
           REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF MAXIM

    Maxim represents, warrants and covenants to Image as follows:

    SECTION 4.1    ORGANIZATION  AND  QUALIFICATION.   Maxim  and  each  of  its
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and has the requisite corporate power to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the failure to be so qualified would have a material adverse effect on Maxim and its subsidiaries taken as a whole; and has heretofore delivered to Image complete and correct copies of its Certificate of Incorporation and Bylaws, as currently in effect.

    SECTION 4.2 CAPITALIZATION. The authorized capital stock of Maxim consists of 15,000,000 shares of Maxim Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value ("Maxim Preferred Stock"). As of May 29, 1996, 7,102,095 shares of Maxim Common Stock, and no shares of Maxim Preferred Stock were validly issued and outstanding, fully paid and nonassessable, and 28,000 shares of Maxim Common Stock were validly issued and held by Maxim as treasury shares. Except as set forth on Disclosure Schedule 4.2 attached hereto, there are no options, warrants, or other rights, contracts, commitments, understandings or arrangements outstanding or contemplated as of the date of this Agreement obligating Maxim to issue shares of its capital stock. As of the date of this Agreement, and at the Effective Time, there are not and will not be any agreements for the purchase or acquisition by Maxim or any of its subsidiaries of any shares of its capital stock or any obligation to pay dividends on such shares or to redeem or retire such shares. All outstanding stock, options, warrants, convertible notes and other securities of Maxim and its subsidiaries have been issued in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of states of the United States and of any other applicable securities laws. Disclosure Schedule 4.2 sets forth a list of the subsidiaries of Maxim, and Maxim owns all the issued and outstanding capital stock of each such subsidiary. Except as set forth on Disclosure Schedule 4.2, Maxim has no subsidiaries, nor does it own, directly or indirectly, any of the outstanding capital stock or securities convertible into capital stock of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business enterprise. Except as set forth in Disclosure Schedule 4.2, neither Maxim nor any of its subsidiaries has granted or agreed to grant any registration rights, including piggy-back rights, with respect to its capital stock to any person or entity. Neither Maxim nor any of its subsidiaries, nor to the knowledge of Maxim any shareholder of Maxim or any subsidiary, has entered into any agreements concerning the voting of any shares of its capital stock, or any agreements with respect to the election of directors. The Maxim Common Stock to be issued to holders of Image Common Stock at the Effective Time will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any Maxim stockholders, and will be registered with the Commission pursuant to an effective Registration Statement.

    SECTION 4.3 AUTHORIZATION. Maxim has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Maxim's Board of Directors has duly authorized the execution and delivery of this Agreement and, subject to obtaining the necessary approval of stockholders of Maxim, the consummation of the transactions contemplated hereby. Except for the approval of its stockholders, no other corporate proceedings on the part of Maxim are necessary to authorize this Agreement and the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly executed and delivered, and constitutes the valid and binding agreement of Maxim.

    SECTION 4.4  NO VIOLATION.  Subject  to the exceptions set forth in  Section
4.5 hereof, neither the execution, delivery and performance of this Agreement by Maxim and the Subsidiary nor the consummation of the transactions contemplated hereby will constitute a breach or violation of (i) Maxim's or the Subsidiary's Certificate of Incorporation or Bylaws, each as amended to date, or (ii) any material agreement, instrument, license, franchise or permit to which Maxim or the Subsidiary is subject or by which Maxim or the Subsidiary is bound, other than any breaches or violations that, either singly or in the aggregate, will not have a material adverse effect on Maxim and its subsidiaries, taken as a whole, or (iii) any order, writ, injunction or decree to which Maxim or the Subsidiary is subject or by which Maxim or the Subsidiary is bound, other than any breaches or violations that, either singly or in the aggregate, will not have a material adverse effect on Maxim and its subsidiaries taken as a whole. Maxim is not, and the Subsidiary will not be, subject to any law, rule or regulation of any governmental authority that would be violated by the execution, delivery or performance by Maxim and the Subsidiary of this Agreement and the consummation of the transactions contemplated hereby.

    SECTION 4.5 GOVERNMENTAL AUTHORITIES. Except as referred to herein, or in connection or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart Scott-Rodino Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules of The Nasdaq National Market ("Nasdaq-NMS"), the corporation laws and state securities (or "blue sky") laws of the various states, and the filing and recordation of appropriate merger documents as required by the laws of the State of Delaware, Maxim is not, and the Subsidiary will not be, required to obtain the consent of, register with or submit any notice, report or other filing with any governmental authority in connection with the execution and delivery by Maxim and the Subsidiary of this Agreement or the consummation of the transactions contemplated hereby, other than those that are not material to Maxim and its subsidiaries taken as a whole.

    SECTION 4.6 REPORTS AND FINANCIAL STATEMENTS. Maxim has previously furnished, or (to the extent not yet due under the terms of the federal securities laws and the regulations thereunder) will furnish, Image with a true and complete copy of Maxim's (i) Transition Report on Form 10-K for the 10-month period ended January 31, 1996 and Annual Reports on Form 10-KSB for each of the two (2) fiscal years in the period ended March 31, 1995, as filed with the Securities and Exchange Commission (the "Commission"), (ii) proxy statement and Annual Report to Stockholders relating to its Annual Meeting of Stockholders on September 20, 1995 and any proxy statements relating to any other meetings of its stockholders during 1994, 1995 and 1996, (iii) any Quarterly Reports on Form 10-Q filed with the Commission subsequent to the date hereof and prior to the Effective Time, (iv) Form S-3 Registration Statement and related Prospectus, dated November 21, 1995, as filed with the Commission and (v) all other reports or registration statements filed by Maxim with the Commission during or with respect to Maxim's previous three (3) fiscal years or transition period (as applicable). As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 31, 1996, there have been no material changes in the business of Maxim as described in the Maxim Transition Report on Form 10-K for the ten months ended January 31, 1996, filed with the Commission. The consolidated financial statements of Maxim included in such reports and separately furnished to Image by Maxim were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Maxim as at the dates thereof and the results of its operations and changes in cash flow for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

    SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Disclosure Schedule 4.7 or otherwise contemplated by this Agreement, or as described in the reports and financial statements provided as of the date of this Agreement pursuant to Section 4.6, since January 31, 1996 there has not been (a) any change in the business, results of operations, assets, financial condition or prospects or in the manner of conducting the business of Maxim and its subsidiaries considered as a whole which individually or in the aggregate has had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries considered as a whole and, other than changes occurring after the date hereof, none of which individually or in the aggregate at the Effective Time will have had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries taken as a whole; (b) any damage to, or destruction or loss of, the properties of Maxim or its subsidiaries, whether covered by insurance or not, which has had or will have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries considered as a whole; (c) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) in respect of the capital stock of Maxim or any redemption or other acquisition of such stock by Maxim.

    SECTION 4.8 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information to be supplied by Maxim or the Subsidiary for inclusion in (i) the Registration Statement to be filed with the Commission by Maxim for the purpose of registering the Maxim Common Stock to be issued in the Merger (the "Registration Statement"), or (ii) the joint proxy statement to be distributed in connection with the meeting of Image's stockholders and the meeting of Maxim shareholders, respectively, to vote upon this Agreement and the Merger (the "Proxy Statement") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the meeting of Image stockholders to be held in connection with this Agreement and the Merger, and at the Effective Time, or, in the case of the Registration Statement, at the time it becomes effective, at the time of the meeting of Image stockholders, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the applicable rules and regulations promulgated thereunder, as well as any applicable  blue  sky  laws  (except that  Maxim  makes  no  representations and warranties about information, including, but not limited to financial information, contained in the Registration Statement and in the Proxy Statement which has been supplied by Image).

    SECTION 4.9 BROKERS AND FINDERS. Except for Prudential Securities Incorporated ("Prudential") which is to receive a fee payable by Maxim for financial advisory services related to the Merger, neither Maxim, nor any of its affiliates, associates, officers, directors or employees has employed any broker or finder or agreed to pay any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. A true and complete copy of the engagement letter between Maxim and Prudential with respect to the Merger (and if contained in a separate document, the fee arrangement with respect thereto) is attached as Disclosure Schedule 4.9.

    SECTION  4.10   COMPLIANCE  WITH LAW.    Except as  set forth  on Disclosure
Schedule 4.10, (a) the business of Maxim and its subsidiaries has not been and is not being conducted in violation of any statute, law, ordinance, rule or regulation of any governmental entity applicable to it or its business, properties or assets or by which it is bound, including, without limitation, any law, ordinance, or regulation relating to the protection of the environment or occupational health and safety, the noncompliance with which would have a material adverse effect on the business of Maxim and its subsidiaries, taken as a whole; (b) Maxim and its subsidiaries have all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business; (c) all such permits, licenses, orders, approvals, concessions and franchises are in full force and effect, and no proceeding is pending, or overtly threatened to revoke or limit any of them;
(d) neither Maxim nor its subsidiaries is in violation of, or in default under, any term or provision of any judgment, order, writ, injunction or decree of any court or any federal, state, territorial, municipal or other commission, board or other administrative or government agency or authority to which it is subject or by which it is bound; and (e) as of the date hereof, no investigation or review by any governmental entity with respect to Maxim or its subsidiaries is pending or overtly threatened, nor has any governmental entity indicated to Maxim an intention to conduct the same.

    SECTION 4.11 LITIGATION. (a) There is no suit, charge of infringement, action or proceeding pending or, to the knowledge of Maxim, threatened against or affecting Maxim which seeks to prevent the consummation of the Merger or the transactions contemplated hereby; (b) there is no suit, charge of infringement, action or proceeding (including those relating to environmental matters) pending or, to the knowledge of Maxim, threatened against or affecting Maxim or any of its subsidiaries, which, in the opinion of Maxim, is reasonably likely to result in a judgment or decree having a material adverse effect on the business, results of operations, assets, financial condition or prospects of Maxim and its subsidiaries taken as a whole and which has not been disclosed in the periodic reports filed by Maxim with the Commission, (copies of which reports have heretofore been provided to Image for its review); and (c) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Maxim or any of its subsidiaries which has any such effect and which has not been disclosed in the periodic reports filed by Maxim with the Commission. Disclosure
Schedule 4.11 summarizes all actions, suits and proceedings of Maxim or its subsidiaries pending or, to the knowledge of Maxim, threatened, as of the date hereof.

    SECTION 4.12 PROPERTIES. Maxim or its applicable subsidiaries have good and marketable title to all the properties and assets reflected as owned in Maxim's January 31, 1996 audited financial statements, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property by Maxim and its subsidiaries. Maxim or its applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of Maxim and its subsidiaries taken as a whole. Maxim and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted.

    SECTION 4.13 INTELLECTUAL PROPERTY RIGHTS. Maxim and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the business, results of operations or financial condition of Maxim and its subsidiaries taken as a whole; and Maxim has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against Maxim or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the business, results of operations or financial condition of Maxim and its subsidiaries.

    SECTION 4.14 TAXES. Except as set forth in Disclosure Schedule 4.14, Maxim has timely filed with the appropriate taxing authorities all returns required to be filed in respect of all taxes of Maxim and its subsidiaries, and has paid all such taxes, including interest, penalties and additions in connection therewith shown to have become due on such returns or for which a notice of assessment or demand for payment has been received. Since January 31, 1996, no material tax liability has been assessed, proposed to be assessed or accrued other than in the ordinary course of business, and no material tax issues have been raised by the Internal Revenue Service in connection with any of the tax returns referred to above, and no waivers of statutes of limitations or extensions of time within which to file any tax return or with respect to tax assessment or deficiency have been given or requested with respect to Maxim or any of its subsidiaries.

    SECTION 4.15 EXECUTIVE COMPENSATION AND BENEFITS. Except as set forth on Disclosure Schedule 4.15, Maxim's Transition Report on Form 10-K for the ten-month period ended January 31, 1996 accurately describes all material employment or consulting contracts or other arrangements for the provision of benefits or compensation having a value in excess of $60,000 per year for executive officers or former executive officers of Maxim and its subsidiaries, and neither Maxim nor its subsidiaries have any commitment to create any additional such contracts or arrangements or to amend any such plans, contracts or arrangements so as to increase benefits thereunder. True and complete copies of all such plans, contracts or arrangements have been delivered to Image. Since January 31, 1996, there has not been any increase in the compensation payable or to become payable by Maxim to its directors, officers, key employees or consultants, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any directors, officers, employees, or consultants except increases occurring in the ordinary course of business or except as set forth in this Section 4.15 and on Disclosure Schedule 4.15.

    SECTION 4.16 COMPLIANCE WITH ERISA. All employee benefit plans (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by Maxim or its subsidiaries, and to the best of Maxim's knowledge those to which it contributes, comply with the applicable provisions of ERISA in all material respects and have so complied during all prior periods during which such provisions were applicable; and Maxim has complied in all material respects with the provisions of ERISA applicable to it as an employer, plan sponsor, plan administrator or fiduciary of any such employee benefit plan. Except as set forth on Disclosure Schedule 4.16, Maxim does not maintain any pension or profit sharing plans or other benefit plans (within the meaning of Section 3(3) of ERISA) and does not maintain any unfunded post-retirement medical or other employee benefit plans. With respect to its employee benefit plans, Maxim has made all contributions required of it by any law (including, without limitation, ERISA) or contract. Maxim has maintained sufficient funding to meet its obligations for all claims of current employees and retired or inactive employees that may be filed for benefits under such plans up to and including the Effective Time. The only employee benefit plans (as such term is defined in Section 3(3) of ERISA) maintained by Maxim or to which Maxim has contributed since August of 1993 are disclosed on Disclosure
Schedule 4.16, and each such employee benefit plan has made a timely filing of Form 5500 for each year that such plan has been in existence. Maxim has not incurred any liability under Title IV of ERISA.

    SECTION  4.17   ENVIRONMENTAL MATTERS.   Except  as set  forth on Disclosure
Schedule 4.17:

    (a) (i) Maxim and each of its subsidiaries holds and is in substantial compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Environmental Permits") required under all laws, rules and regulations in connection with their respective businesses and all such Environmental Permits are currently in effect, and (ii) Maxim has substantially complied with all, and is not in violation of any, applicable environmental statutes, rules, regulations, ordinances and orders of any governmental entity, including those relating to Hazardous Substances as defined below.

    (b) Maxim has made timely applications for renewals of all such Environmental Permits that are scheduled to expire by December 31, 1996, except for such Environmental Permits for which by their terms or by operation of law, application for renewal need not be made more than 90 days before their expiration.

    (c) Maxim has received no notice that any notice, citation, summons, order or consent decree has been issued, complaint filed, penalty assessed, or that any investigation or review is pending or, to the best of Maxim's knowledge, has been threatened by any governmental or other entity (i) with respect to any alleged violation by Maxim or its subsidiaries of any environmental statute, ordinance, rule, regulation or other of any governmental entity, (ii) with respect to any alleged failure by Maxim or its subsidiaries to have any Environmental Permit, certificate, license, approval registration or authorization required in connection with their respective businesses, or (iii) with respect to any generation, use, possession, treatment, storage, recycling, transportation or disposal (collectively "management" and as sued in verb form, "manage") of any hazardous or toxic substance or waste, including petroleum products and radioactive materials ("Hazardous Substances") by Maxim or its subsidiaries.

    (d) Maxim has not received any request for information, notice of claim, demand or notification that it or any of its subsidiaries is or may be potentially responsible under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any similar law of any governmental entity with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

    (e) Except as set forth on Disclosure Schedule 4.17, to the best of Maxim's knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are or have been present at any property now or previously owned, operated or leased by Maxim or its subsidiaries. Except as set forth on Disclosure Schedule 4.17, there are no underground storage tanks, active or abandoned, or above-ground storage tanks or lagoons or surface impoundments at any property now owned by Maxim or its subsidiaries, or to the knowledge of Maxim, at any property now operated or leased by Maxim or its subsidiaries.

    (f) To the best of Maxim's knowledge, no Hazardous Substance managed by Maxim or its subsidiaries has come to be located at any site which is listed or proposed for listing under CERCLA, CERCLIS or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Maxim for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

    (g) There are no environmental liens on any properties owned by Maxim or its subsidiaries or to the knowledge of Maxim, on any property leased by Maxim or its subsidiaries, and no government actions have been taken or are in the process or pending which would subject any of such properties to such liens.

    (h) Except as listed on Disclosure Schedule 4.17 and heretofore provided to Image, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property or business now or previously owned, operated, or leased by Maxim or its subsidiaries.

    (i)  There  are  no  actions,  suits,  claims,  arbitration  proceedings, or complaints pending or, to the knowledge of Maxim, threatened or under consideration by any governmental entity, community, citizen or other entity against Image or any of its subsidiaries relating to environmental protection with respect to or affecting its or their properties or assets, nor does Maxim have reason to believe that any such actions, suits, claims, or complaints will be brought against it.

    SECTION 4.18 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the January 31, 1996 audited consolidated balance sheet of Maxim, at January 31, 1996, Maxim did not have any material liability or obligation, whether accrued, absolute, known or unknown, contingent or otherwise. Except as set forth on Disclosure Schedule 4.18, since January 31, 1996, Maxim has not incurred any liability except in the ordinary course of its business and except in connection with the transactions contemplated hereby; and no such liability incurred by Maxim in the ordinary course of its business has been or will prove to be materially adverse to the business, financial condition, results of operations or prospects of Maxim and its subsidiaries considered as a whole.

    SECTION 4.19 FAIRNESS OPINION. Maxim has received from Prudential oral advice as of the date hereof, and expects to receive from Prudential a written opinion, satisfactory to Maxim, dated no later than five business days following the date of execution of this Agreement by Image and Maxim, to the effect that the consideration to be paid by Maxim hereunder is fair to the stockholders of Maxim as well as Prudential's consent to the inclusion of such opinion in the Registration Statement and Proxy Statement (and will provide a true and complete copy of such opinion and consent to Image).

    SECTION 4.20 STATUTORY PROVISIONS; APPRAISAL RIGHTS. None of the provisions of Sections 144 or 203 of the Delaware General Corporation Law apply to this Agreement, the Certificate of Merger, the Merger or to the transactions contemplated hereby. The entry into and performance by Maxim of this Agreement and consummation of the transactions contemplated hereby will not give rise to appraisal rights or dissenters rights in favor of any holder of shares of Maxim Common Stock (or any holder of any option, warrant or other right to acquire shares of Maxim Common Stock), whether pursuant to the terms of Section 262 of the Delaware General Corporation Law or pursuant to the terms of the Certificate of Incorporation or By-Laws of Maxim or of any shareholders agreement or other contract, agreement or instrument to which Image is a party or by which it is bound.

    SECTION 4.21 VOTE. The affirmative vote of a majority of the votes that holders of the outstanding shares of Maxim Common Stock are entitled to cast is the only vote the holders of Maxim's capital stock necessary to approve this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby.

    SECTION 4.22 CONTRACTS. (a) Except as set forth in Disclosure Schedule 4.22, neither Maxim nor any of its subsidiaries is a party to or bound by any written contract, commitment or arrangement (i) for the employment of any executive officer of Maxim; (ii) with any labor union; (iii) for the purchase of materials, supplies or equipment in excess of its requirements for normal operating inventories; (iv) except to the extent so provided in its standard franchise agreements with its franchisees, in the nature of a confidentiality agreement, royalty or license or an agreement for the acquisition of intangible property rights that is material to the conduct of the business of Maxim and its subsidiaries; (v) with a governmental agency (or subcontractor) other than agreements for the sale of standard products; (vi) for the purchase of products from a single-source supplier; (vii) in the nature of a non-competition agreement which in any way restricts the right of Maxim and its subsidiaries to conduct business; (viii) in the nature of a management agreement; (ix) except to the extent so provided in its standard franchise agreements with its franchisees, for any quantity discount, volume purchase, rebate or bill back sales arrangement that will continue after the Effective Time and is material to the conduct of the business of Maxim and its subsidiaries; (x) except to the extent so provided in its standard franchise agreements with its franchisees, which is not in the ordinary course of business and cannot be performed within one (1) calendar year; (xi) which is not in the ordinary course of business and provides for future aggregate annual payments by Maxim and its subsidiaries or a fixed price to be paid by Maxim and its subsidiaries of more than $100,000;
(xii) except to the extent so provided in its standard franchise agreements with its franchisees, which provides for the sale of Maxim products at a sale price aggregating more than $100,000; (xiii) except to the extent so provided in its standard franchise agreements with its franchisees, which provides for the distribution or sale of Maxim products by a distributor, dealer or sales representatives; or (xiv) not the ordinary course of business.

    (b) Neither Maxim nor any of its subsidiaries is in violation of, or in default under, any term or provision of (i) its Certificate of Incorporation or its Bylaws; (ii) any loan agreement or other debt instrument; or (iii) in any material respect, any other material contract, agreement or instrument to which it is a party or by which it is bound. No other party to any material contract with Maxim or its subsidiaries is known by Maxim to be in default or breach thereof in any material respect.

                                   ARTICLE V
           REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF IMAGE

    Image represents, warrants and covenants to Maxim as follows:

    SECTION 5.1 ORGANIZATION AND QUALIFICATION. Image is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the failure to be so qualified would have a material adverse effect on Image; and has heretofore delivered to Maxim complete and correct copies of its Certificate of Incorporation and Bylaws, as currently in effect.

    SECTION 5.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Image consists of 20,000,000 shares of Image Common Stock and 10,000,000 shares of $0.01 par value Preferred Stock ("Image Preferred Stock"). As of May 30, 1996, 5,249,697 shares of Image Common Stock were issued and outstanding, no shares of Image Preferred Stock were issued and outstanding, and no shares were held in treasury. All issued and outstanding shares of Image Common Stock are validly issued, fully paid and nonassessable. Except as disclosed on Disclosure Schedule 5.2 hereof, there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which Image is bound to issue any additional shares of its capital stock. As of the date of this Agreement, and at the Effective Time, there are not, and will not be any agreements for the purchase or acquisition by Image of any shares of its capital stock or any obligation to pay dividends on such shares or to redeem or retire such shares. Except as set forth on Disclosure Schedule 5.2, Image has not granted nor agreed to grant any registration rights, including piggy-back rights with respect to its capital stock to any person or entity. Neither Image, nor to the knowledge of Image any shareholder of Image, has entered into any agreements concerning the voting of any shares of its capital stock or any agreements with respect to election of directors.

    SECTION 5.3 SUBSIDIARIES. Except as set forth on Disclosure Schedule 5.3, Image has no subsidiaries, nor does it own, directly or indirectly, any of the outstanding capital stock or securities convertible into capital stock of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business enterprise.

    SECTION 5.4 AUTHORIZATION. Image has full corporate power and authority to enter into this Agreement and, subject to obtaining the necessary approval of stockholders of Image, to carry out the transactions contemplated hereby. Image's Board of Directors has duly authorized the execution and delivery of this Agreement and, subject to obtaining the necessary approval of stockholders of Image, the consummation of the transactions contemplated hereby. Except for the approval of its stockholders, no other corporate proceedings on the part of Image are necessary to authorize this Agreement and the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly executed and delivered, and constitutes the valid and binding agreement of Image.

    SECTION 5.5 NO VIOLATION. Except as set forth on Disclosure Schedule 5.5, subject to the exceptions set forth in Section 5.6 hereof, neither the execution, delivery and performance of this Agreement by Image nor the consummation of the transactions contemplated hereby will constitute a breach or violation of (i) Image's Certificate of Incorporation or Bylaws, or (ii) any material agreement, instrument, license, franchise or permit to which Image is subject or by which Image is bound, or (iii) any order, writ, injunction or decree to which Image is subject or by which Image is bound, other than any breaches or violations that, either singly or in the aggregate, will not have a material adverse effect on Image. To the best of Image's knowledge, Image is not subject to any law, rule or regulation of any governmental authority that would be violated by the execution, delivery or performance by Image of this Agreement and the consummation of the transactions contemplated hereby.

    SECTION 5.6 GOVERNMENTAL AUTHORITIES. Except as referred to herein, or in connection or in compliance with the Hart-Scott-Rodino Act, the Securities Act, the Exchange Act, the rules of the NASDAQ-NMS, the corporation laws and state securities or blue sky laws of the various states and the filing and recordation of appropriate merger documents as required by the laws of the State of Delaware, Image is not required to submit any notice, report or other filing to any governmental authority in connection with the execution and delivery by Image of this Agreement or the consummation of the transactions contemplated hereby, other than those that are not material to Image.

    SECTION 5.7    REPORTS  AND  FINANCIAL STATEMENTS.    Image  has  previously
furnished, or (to the extent not yet due under the terms of the federal securities laws and the regulations thereunder as of the date hereof) will furnish Maxim with true and complete copies of Image's (i) Annual Reports on Form 10-K for each of the two fiscal years in the period ended July 1, 1995, as filed with the Commission, (ii) proxy statements relating to all meetings of its stockholders (whether annual or special) during fiscal years 1994, 1995 and 1996, (iii) Quarterly Reports on Form 10-Q for each of the first three quarters in the fiscal year ending June 29, 1996, as filed with the Commission, and any subsequent Quarterly Reports on Form 10-Q filed by Image prior to the Effective Time, and (iv) all other reports or registration statements filed by Image with the Commission during or with respect to Image's previous three (3) fiscal years. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since July 1, 1995, there have been no material changes in the business of Image as described in the Image Annual Report on Form 10-K for the fiscal year ended July 1, 1995, filed with the Commission, other than as disclosed in the Image Quarterly Reports on Form 10-Q for the first three quarters in the fiscal year ending June 29, 1996, as filed with the Commission. The financial statements of Image included in such reports and separately furnished to Maxim by Image have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Image as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

    SECTION 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated or permitted by this Agreement, or as set forth on Disclosure Schedule 5.8, or as described in the reports and financial statements provided as of the date of this Agreement pursuant to Section 5.7, since March 30, 1996, there has not been
(a) any change in the business, results of operations, assets, financial condition or prospects or in the manner of conducting the business of Image other than changes in the ordinary course of business, none of which individually or in the aggregate have had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image and other than changes occurring after the date hereof, none of which individually or in the aggregate at the Effective Time will have had or is reasonably likely to have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image; (b) any damage to, or destruction or loss of, the properties of Image, whether covered by insurance or not, which has had or will have a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image; or (c) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) in respect of the capital stock of Image or any redemption or other acquisition of Image Common Stock by Image.

    SECTION 5.9 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied by Image for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the meeting of the

Image stockholders to be held in connection with the Merger, and at the Effective Time, or, in the case of the Registration Statement, at the time it becomes effective, at the time of the meeting of Image stockholders, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, as well as any applicable blue sky laws (except that Image makes no representations and warranties about information, including, but not limited to, financial information contained in the Registration Statement and in the Proxy Statement which has been supplied by Maxim).

    SECTION 5.10 BROKERS AND FINDERS. Except with respect to the fees and expenses to The Robinson-Humphrey Company, Inc. (the "Financial Advisor") paid for financial advisory services related to the Merger, neither Image, any subsidiary of Image nor any of their officers or directors has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commissions in connection with the transactions contemplated herein. A true and complete copy of the engagement letter between Image and the Financial Advisor with respect to the Merger (and if contained in a separate document, the fee arrangement with respect thereto) is attached as Disclosure
Schedule 5.10.

    SECTION 5.11   COMPLIANCE  WITH LAW.    Except as  set forth  on  Disclosure
Schedule 5.11, (a) the business of Image has not been and is not being conducted in violation of any statute, law, ordinance, rule or regulation of any governmental entity applicable to it or its business, properties or assets or by which it is bound, including, without limitation, any law, ordinance, or regulation relating to the protection of the environment or occupational health and safety, the noncompliance with which would have a material adverse effect on the business of Image; (b) Image has all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business; (c) all such permits, licenses, orders, approvals, concessions and franchises are in full force and effect, and no proceeding is pending, or overtly threatened to revoke or limit any of them; (d) Image is not in violation of, or in default under, any term or provision of any judgment, order, writ, injunction or decree of any court or any federal, state, territorial, municipal or other commission, board or other administrative or government agency or authority to which it is subject or by which it is bound; and (e) as of the date hereof, no investigation or review by any governmental entity with respect to Image is pending or overtly threatened, nor has any governmental entity indicated to Image an intention to conduct the same.

    SECTION 5.12 PROPERTIES. Image has good and marketable title to all the properties and assets reflected as owned in the March 31, 1996 unaudited balance sheet of Image, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or
(ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property by Image. Image holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of Image. Image owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

    SECTION 5.13 INTELLECTUAL PROPERTY RIGHTS. Image has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the business, results of operations or financial condition of Image and Image has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against Image regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the business, results of operations or financial condition of Image.

    SECTION 5.14 LITIGATION. (a) There is no suit, charge of infringement, action or proceeding pending or, to the knowledge of Image, threatened against or affecting Image which seeks to prevent the consummation of the Merger or the transactions contemplated hereby; (b) there is no suit, charge of infringement, action or proceeding (including those relating to environmental matters) pending or, to the knowledge of Image, threatened against or affecting Image, which, in the opinion of Image, is reasonably likely to result in a judgment or decree having a material adverse effect on the business, results of operations, assets, financial condition or prospects of Image and which has not been disclosed in the periodic reports filed by Image with the Commission, (copies of which reports have heretofore been made available to Maxim for its review); and (c) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Image which has any such effect. Disclosure Schedule 5.14 summarizes all actions, suits and proceedings of Image pending, or to the knowledge of Image threatened, as of the date hereof.

    SECTION 5.15 TAXES. Except as set forth in Disclosure Schedule 5.15, Image has timely filed with the appropriate taxing authorities all returns required to be filed in respect of all taxes of Image and its subsidiaries, and has paid all such taxes, including interest, penalties and additions in connection therewith shown to have become due on such returns or for which a notice of assessment or demand for payment has been received. Since March 30, 1996, no material tax liability has been assessed, proposed to be assessed or accrued other than in the ordinary course of business, and no material tax issues have been raised by the Internal Revenue Service in connection with any of the tax returns referred to above, and no waivers of statutes of limitations or extensions of time within which to file any tax return or with respect to a tax assessment or deficiency have been given or requested with respect to Image or any of its subsidiaries.

    SECTION 5.16 EXECUTIVE COMPENSATION AND BENEFITS. Except as set forth on Disclosure Schedule 5.16, Image's Proxy Statement for the 1995 Annual Meeting of Shareholders of Image held on November 15, 1995 accurately describes all material employment or consulting contracts or other arrangements as of such date for the provision of benefits or compensation having a value in excess of $60,000 per year for executive officers or former executive officers of Image and its subsidiaries, and neither Image nor its subsidiaries have any commitment to create any additional such contracts or arrangements or to amend any such plans, contracts or arrangements so as to increase benefits thereunder. True and complete copies of all such plans, contracts or arrangements have been delivered to Maxim. Since July 1, 1995, there has not been any increase in the compensation payable or to become payable by Image to its directors, officers, key employees or consultants, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any directors, officers, employees, or consultants except increases occurring in the ordinary course of business or except as set forth in this Section 5.16 and on Disclosure Schedule 5.16.

    SECTION 5.17 COMPLIANCE WITH ERISA. All employee benefit plans (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by Image or its subsidiaries, and to the best of Image's knowledge those to which it contributes, comply with the applicable provisions of ERISA in all material respects and have so complied during all prior periods during which such provisions were applicable; and Image has complied in all material respects with the provisions of ERISA applicable to it as an employer, plan sponsor, plan administrator or fiduciary of any such employee benefit plan. Except as set forth on Disclosure Schedule 5.17, Image does not maintain any pension or profit sharing plans or other benefit plans (within the meaning of Section 3(3) of ERISA) and does not maintain any unfunded post-retirement medical or other employee benefit plans. With respect to its employee benefit plans, Image has made all contributions required of it by any law (including, without limitation, ERISA) or contract. Image has maintained sufficient funding to meet its obligations for all claims of current employees and retired or inactive employees that may be filed for benefits under such plans up to and including the Effective Time. The only employee benefit plans (as such term is defined in Section 3(3) of ERISA) maintained by Image or to which Image has contributed since August of 1993 are disclosed on Disclosure Schedule 5.17, and each such employee benefit plan has made a timely filing of Form 5500 for each year that such plan has been in existence. Image has not incurred any liability under Title IV of ERISA.

    SECTION  5.18   ENVIRONMENTAL MATTERS.   Except  as set  forth on Disclosure
Schedule 5.18:

    (a) (i) Image and each of its subsidiaries holds and is in substantial compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Environmental Permits") required under all laws, rules and regulations in connection with their respective businesses and all of such Environmental Permits are currently in effect, and (ii) Image has substantially complied with all, and is not in violation of any, applicable environmental statutes, rules, regulations, ordinances and orders of any governmental entity, including those relating to Hazardous Substances.

    (b) Image has made timely applications for renewals of all such Environmental Permits that are scheduled to expire by December 31, 1996, except for such Environmental Permits for which by their terms or by operation of law, application for renewal need not be made more than 90 days before their expiration.

    (c) Image has received no notice that any notice, citation, summons, order or consent decree has been issued, complaint filed, penalty assessed, or that any investigation or review is pending or, to the best of Image's knowledge, has been threatened by any governmental or other entity (i) with respect to any alleged violation by Image or its subsidiaries of any environmental statute, ordinance, rule, regulation or order of any governmental entity, (ii) with respect to any alleged failure by Image or its subsidiaries to have any Environmental Permit, certificate, license, approval, registration or authorization required in connection with their respective businesses, or (iii) with respect to any generation, use, possession, treatment, storage, recycling, transportation or disposal (collectively "management" and as used in verb form, "manage") of any Hazardous Substances by Image or its subsidiaries.

    (d) Image has not received any request for information, notice of claim, demand or notification that it or any of its subsidiaries is or may be potentially responsible under CERCLA, or any similar law of any governmental entity with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

    (e) Except as set forth on Disclosure Schedule 5.18, to the best of Image's knowledge, no PCBs or asbestos-containing materials are or have been present at any property now or previously owned, operated or leased by Image or its subsidiaries. Except as set forth on Disclosure Schedule 5.18, there are no underground storage tanks, active or abandoned, or above-ground storage tanks or lagoons or surface impoundments at any property now owned by Image or to the knowledge of Image at any property now leased or operated by Image.

    (f) To the best of Image's knowledge, no Hazardous Substance managed by Image or its subsidiaries has come to be located at any site which is listed or proposed for listing under CERCLA, CERCLIS or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Image or the Surviving Corporation for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

    (g) There are no environmental liens on any properties owned by Image or to the knowledge of Image on any property leased by Image, and no government actions have been taken or are in the process or pending which would subject any of such properties to such liens.

    (h) Except as listed on Disclosure Schedule 5.18 and heretofore provided to Maxim, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property or business now or previously owned, operated, or leased by Image or its subsidiaries.

    (i)  There  are  no  actions,  suits,  claims,  arbitration  proceedings, or complaints pending or, to the knowledge of Image, threatened or under consideration by any governmental entity, community, citizen or other entity against Image or any of its subsidiaries relating to environmental protection with respect to or affecting its or their properties or assets, nor does Image have reason to believe that any such actions, suits, claims, or complaints will be brought against it.

    SECTION 5.19 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the March 30, 1996 unaudited balance sheet of Image, and subject to such year-end adjustments as would be appropriate if such date were the end of Image's fiscal year, at March 30, 1996, Image did not have any material liability or obligation, whether accrued, absolute, known or unknown, contingent or otherwise. Except as set forth on Disclosure Schedule 5.19, since March 30, 1996, Image has not incurred any liability except in the ordinary course of its business and except in connection with the transactions contemplated hereby; and no such liability incurred by Image in the ordinary course of its business has been or will be materially adverse to the business or financial condition of Image.

    SECTION 5.20 FAIRNESS OPINION. Image has received from the Financial Advisor oral advice as of the date hereof, and expects to receive from the Financial Advisor a written opinion, satisfactory to Image, dated no later than five business days following the date of execution of this Agreement by Image and Maxim, to the effect that the consideration to be received by the stockholders of Image hereunder is fair to the stockholders of Image as well as the Financial Advisor's consent to the inclusion of such opinion in the Proxy Statement (and will provide a true and complete copy of such opinion and consent to Maxim).

    SECTION 5.21 STATUTORY PROVISIONS; APPRAISAL RIGHTS. None of the provisions of Sections 144 or 203 of the Delaware General Corporation Law apply to this Agreement, the Certificate of Merger, the Merger or to the transactions contemplated hereby. The entry into and performance by Image of this Agreement and consummation of the transactions contemplated hereby will not give rise to appraisal rights or dissenters rights in favor of any holder of shares of Image Common Stock (or any holder of any option, warrant or other right to acquire shares of Image Common Stock), whether pursuant to the terms of Section 262 of the Delaware General Corporation Law or pursuant to the terms of the Certificate of Incorporation or By-Laws of Image or of any shareholders agreement or other contract, agreement or instrument to which Image is a party or by which it is bound.

    SECTION 5.22 VOTE. The affirmative vote of a majority of the votes that holders of the outstanding shares of Image Common Stock are entitled to cast is the only vote the holders of Image's capital stock necessary to approve this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby.

    SECTION 5.23 CAPITAL EXPENDITURE PLAN. Image has previously delivered to Maxim a true, complete and correct copy, certified as such by the chief executive officer of Image, of Image's 1997 Capital Expenditure Plan (the "Capital Expenditure Plan") as adopted by the Board of Directors of Image and as presently implemented and in effect, as well as all additional financial data and other information necessary to explain the manner, extent and degree of Image's implementation of such Capital Expenditure Plan to the date hereof, as well as the anticipated implementation of such plan to the anticipated date of, and subsequent to, the Effective Time.

    SECTION 5.24 CONTRACTS. (a) Except as set forth in Disclosure Schedule 5.24, Image is not a party to or bound by any written contract, commitment or arrangement (i) for the employment of any executive officer; (ii) with any labor union; (iii) for the purchase of materials, supplies or equipment in excess of its requirements for normal operating inventories; (iv) in the nature of a confidentiality agreement, royalty or license or an agreement for the acquisition of intangible property rights that is material to the conduct of the business of Image; (v) with a governmental agency (or subcontractor) other than agreements for the sale of standard products; (vi) for the purchase of products from a single-source supplier; (vii) in the nature of a non-competition agreement which in any way restricts the right of Image to conduct business;
(viii) in the nature of a management agreement; (ix) for any quantity discount, volume purchase, rebate or bill back sales arrangement that will continue after the Effective Time and is material to the conduct of the business of Image; (x) which is not in the ordinary course of business and cannot be performed within one (1) calendar year; (xi) which is not in the ordinary course of business and provides for future aggregate annual payments by Image or a fixed price to be paid by Image of more than $100,000; (xii) which provides for the sale of Image products at a sale price aggregating more than $100,000; (xiii) which provides for the distribution or sale of Image products by a distributor, dealer or sales representatives; or
(xiv) not the ordinary course of business.

    (b) Image is not in violation of, or in default under, any term or provision of (i) its Certificate of Incorporation or its Bylaws; (ii) any loan agreement or other debt instrument; or (iii) in any material respect, any other material contract, agreement or instrument to which it is a party or by which it is bound. No other party to any material contract with Image is known by Image to be in default or breach thereof in any material respect.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES REGARDING THE SUBSIDIARY

    Maxim and the Subsidiary represent and warrant to Image as follows:

    SECTION 6.1 ORGANIZATION. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly owned subsidiary of Maxim. Subsidiary has not and, at the Effective Time, the Subsidiary will not have engaged directly or through any predecessor or subsidiary in any business or activities of any type or kind whatever or entered into any agreements or arrangements with any person or entity and will not be subject to or bound by any obligation or undertaking which is not contemplated by this Agreement or referred to in the Proxy Statement.

    SECTION 6.2 CAPITALIZATION. The authorized capital stock of the Subsidiary will consist of 100 shares of Common Stock, $.01 par value, all of which have been validly issued and outstanding, fully paid and nonassessable and are owned by Maxim free and clear of all liens, claims and encumbrances.

    SECTION 6.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Subsidiary has full corporate power and authority to carry out the transactions contemplated hereby. The consummation of the transactions contemplated hereby have been duly authorized by Subsidiary's Board of Directors and approved by Maxim as its sole stockholder, and no other corporate proceedings on the part of the Subsidiary are necessary to authorize the transactions contemplated hereby.

                                  ARTICLE VII
                                   COVENANTS

    SECTION 7.1 COVENANTS OF IMAGE. During the period commencing on the date hereof and continuing until the Effective Time, Image agrees (except as expressly contemplated by this Agreement or to the extent that Maxim shall otherwise consent in writing) that:

        (a) Image will carry on its businesses in, and only in, the regular and ordinary course in substantially the same manner as heretofore conducted, use its best efforts to preserve and protect the businesses, rights, properties and assets of Image and, to the extent consistent with such businesses, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Image agrees that from and after the date hereof, through the Effective Time, Image will not, without the prior consent of Maxim, (i) amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement, (ii) terminate or amend in any manner which would directly or indirectly materially change the benefits under any employee benefit plan, fund or arrangement, (iii) mortgage, pledge or subject to lien, restriction or other encumbrance any of the material property, business or assets, tangible or intangible, of Image, except in the ordinary course of its business as presently conducted, (iv) sell, transfer, lease or otherwise dispose of assets, except in the ordinary course of its business as presently conducted, or (v) make any change in accounting method or annual accounting period.

        (b) Image will use its best efforts to comply promptly with all requirements that federal or state law may impose on Image with respect to the Merger and promptly cooperate with and furnish information to Maxim in connection with any such requirements imposed upon Maxim or on the Subsidiary in connection with the Merger.

        (c) Image will use its best efforts to obtain (and cooperate with Maxim in obtaining) at the earliest practicable date and prior to the Effective Time, any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or material third party, required to be obtained or made by Image (or by Maxim) in connection with the Merger or the taking of any action necessary to the transactions contemplated hereby or thereby.

        (d) Image will afford to Maxim and to Maxim's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of its properties, books, contracts, commitments and records (including, with the consent of such auditors, which consent Image shall use its best efforts to obtain, the working papers of the independent auditors in connection with their audits or other services performed for Image) and, during such period, Image shall furnish promptly to Maxim (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws; and (ii) all other information concerning its business, properties and personnel as Maxim may reasonably request. Such investigation shall not affect the representations and warranties of Image contained or provided for herein.

        (e) Image will promptly advise Maxim orally and in writing of any change in the business, results of operations, financial condition, assets, liabilities or prospects of Image that is or may be materially adverse to Image. Image will promptly advise Maxim if, at any time before the
    Registration Statement becomes effective or the Effective Time, the Registration Statement or the Proxy Statement, as the same relate to Image, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Image will promptly provide Maxim with the information needed to correct such misstatement or omission.

        (f) If any action, suit, proceeding or investigation of the nature specified in Sections 9.1(c) and 9.2(c) hereof is commenced before the Effective Time, Image agrees to cooperate with Maxim and the Subsidiary and to use its best efforts to defend against the same and respond thereto, unless the Board of Directors of Image has made the determination, pursuant to Section 9.2(c) hereof, in its good faith judgment, that it is not in the best interests of the shareholders of Image to contest such action, in which event prompt written notice of such determination shall be delivered to Maxim.

        (g) Except as set forth in Section 5.2, there will be no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which Image is bound to issue additional shares of its capital stock.

        (h) Image will not take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties of Image herein to fail to be true and correct in all respects as of the date of such action or omission as though made at and as of the date of such action or omission, except as otherwise specifically contemplated by this Agreement.

        (i) Image will timely file all reports required to be filed by it with the Commission during such period pursuant to the reporting requirements to the Exchange Act and the rules and regulations thereunder.

        (j) Image will fund any obligations to its employee stock ownership or stock purchase plans, if any, required by ERISA or the terms of such plans.

    SECTION 7.2 COVENANTS OF MAXIM. During the period commencing on the date hereof and continuing until the Effective Time, Maxim agrees (except as expressly contemplated by this Agreement or to the extent that Image shall otherwise consent in writing) that:

        (a) Maxim will carry on its businesses in, and only in, the regular and ordinary course in substantially the same manner as heretofore conducted, use its best efforts to preserve and protect the businesses, rights, properties and assets of Maxim and, to the extent consistent with such businesses, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Maxim agrees that from and after the date hereof, through the Effective Time, Maxim will not, without the prior consent of Image, (i) amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement, (ii) terminate or amend in any manner which would directly or indirectly materially change the benefits under any employee benefit plan, fund or arrangement, (iii) mortgage, pledge or subject to lien, restriction or other encumbrance property, business or assets, tangible or intangible, of Maxim or its subsidiaries, except in the ordinary course of their respective businesses, as presently conducted, (iv) sell, transfer, lease or otherwise dispose of assets except in the ordinary course of their respective businesses, as presently conducted, or (v) make any change in accounting method or annual accounting period.

        (b) If any action, suit, proceeding or investigation of the nature specified in Sections 9.1(c) and 9.2(c) hereof is commenced before the Effective Time, Maxim agrees to cooperate with Image, and use its best efforts to defend against the same and respond thereto, unless the Board of Directors of Maxim has made the determination, pursuant to Section 9.1(c) hereof, in its good faith judgment, that it is not in the best interest of the shareholders of Maxim to contest such action, in which event prompt written notice of such determination shall be delivered to Image.

        (c) Maxim will use its best efforts to comply promptly with all requirements which federal or state law may impose on it with respect to the Merger and will promptly cooperate with and furnish information to Image in connection with any such requirements imposed upon Image in connection with the Merger.

        (d) Maxim will use its best efforts to obtain (and to cooperate with Image in obtaining) at the earliest practicable date and prior to the Effective Time, any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by Maxim (or by Image) in connection with the Merger or the taking of any action necessary to the transactions contemplated hereby or thereby.

        (e) Maxim will afford to Image and to Image's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of its properties, books, contracts, commitments and records (including, with the consent of such auditors, which consent Maxim will use its best efforts to obtain, the working papers of the independent auditors in connection with their audits or other services performed for Maxim) and, during such period, Maxim shall furnish promptly to Image (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws; and (ii) all other information concerning its business, properties and personnel as Image may reasonably request. Such investigation shall not affect the representations and warranties of Maxim contained or provided for herein.

        (f) Maxim will promptly advise Image orally and in writing of any change in the business, results of operations, financial condition, assets, liabilities or prospects of Maxim which is or may be materially adverse to Maxim and its subsidiaries taken as a whole. Maxim will promptly advise Image if, at any time before the Registration Statement becomes effective or the Effective Time, the Registration Statement or the Proxy Statement, as the same relate to Maxim and the Subsidiary, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

        In such event or in the event Maxim receives supplemental information from Image pursuant to Section 7.1(e) hereof, Maxim will prepare a supplement or amendment to the Registration Statement and the Proxy Statement which corrects any misstatements or omissions contained therein and furnish to Image such number of copies of such supplements or amendments as may be required for distribution to Image's stockholders.

        (g) Maxim will not take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties of Maxim herein to fail to be true and correct in all respects as of the date of such action or omission as though made at and as of the date of such action or omission, except as otherwise specifically contemplated by this Agreement.

        (h) Maxim will timely file all reports required to be filed by it with the Commission during such period pursuant to the reporting requirements of the Exchange Act and the rules and regulations thereunder.

        (i) Maxim will use its best efforts to obtain a commitment from a bank lender or consortium thereof (collectively, the "Lender") to extend to Maxim, following the effectuation of the Merger, a credit facility in principal amount not less than $120,000,000 (the "Credit Facility"), a permitted use of the proceeds of which is the payment in full of the indebtedness of Image to its bank lenders under its currently outstanding line of credit.

        (j) Except as set forth in Section 4.2, there will be no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which Maxim is bound to issue additional shares of its capital stock.

        (k) Maxim will fund any obligations to its employee stock ownership or stock purchase plans, if any, required by ERISA or the terms of such plans.

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

    SECTION 8.1 CONFIDENTIALITY; STANDSTILL. (a) As a condition to each party hereto furnishing to the other party hereto or to their directors, officers, employees, lenders, agents and advisors (collectively, "Representatives") financial and other information that has not heretofore been made generally available on a nonconfidential basis, each party hereto agrees to treat such information furnished to it (both orally and in writing) before or after the date hereof by or on behalf of the other party or its Representatives and all notes, analyses, compilations, studies, interpretations and other material prepared by it or its Representatives containing or based in whole or in part on any such information furnished by or on behalf of the other party or any of its Representatives (collectively, the "Evaluation Material"), as follows:

        (1) Each party hereto recognizes and acknowledges the competitive value and confidential nature of the Evaluation Material and the damage that could result to the other party if information contained therein is disclosed to any third party.

        (2) Each party hereto agrees that the Evaluation Material will be used solely for the purpose of evaluating the transaction contemplated hereby. Each party hereto agrees that it will not disclose any of the Evaluation Material to any third party without the prior written consent of the other party hereto; provided, however, that any such information may be disclosed to its Representatives who need to know such information for the purpose of evaluating the transaction contemplated herein and who agree to keep such information confidential and to be bound by the provisions of this Section 8.1(a) to the same extent as if they were parties hereto.

        (3) In the event that a party hereto or its Representatives are requested in any proceeding to disclose any Evaluation Material, it will give the other party hereto prompt notice of such request so that the other party hereto make seek an appropriate protective order. If, in the absence of a protective order, the party or its Representatives are nonetheless compelled by law to disclose such Evaluation Material, it or its Representatives, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that it gives the other party hereto written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the request of the other party and at its expense, use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

        (4) In the event that the transaction contemplated by this Agreement is not consummated, each party will promptly redeliver to the other party all copies of all Evaluation Material furnished to it or its Representatives and will destroy all analyses, compilations, studies and other material based in whole or in part on such material prepared by or on behalf of such party.

        (5) Each party and its Representatives shall have no obligation hereunder with respect to any information in the Evaluation Material furnished by the other party or its Representatives to the extent that such information (a) has been made public other than by the acts of the recipient party or acts of its Representatives in violation of this Agreement or (b) becomes available to the recipient party on a nonconfidential basis from a source that is entitled to disclose it on a nonconfidential basis.

        (6) Each party hereto agrees that money damages would not be a sufficient remedy for any breach of the agreements set forth in this Section 8.1(a) by it or its Representatives, and that, in addition to all other remedies, the other party hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each party hereto further agrees to waive, and to use its best efforts to cause its Representatives to waive, any requirements for the securing or posting of any bond in connection with such remedy. Each party hereto agrees to be responsible for any breach of its agreement set forth in this Section 8.1(a) by any of its Representatives.

    (b) In the event of termination of this Agreement, for any reason, prior to the Effective Time, then until the expiration of eighteen (18) months from the date of such termination, none of Maxim, its affiliates (as defined in Rule 405 of the Securities Act of 1933, hereinafter "Affiliates") or those of Maxim's Representatives to whom the Evaluation Material has been disclosed or who have been made aware of the discussions between the parties concerning a possible transaction, shall, without the prior written consent of the Board of Directors of Image, (i) in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any voting securities of Image, or any rights or options to acquire such ownership, or to purchase, directly or indirectly, a material portion of the assets of Image; provided that the restriction contained in this clause (i) shall apply only to Maxim, its subsidiaries, its executive officers and the members of the Board of Directors of Maxim; (ii) propose to enter into, directly or indirectly, any merger or business combination involving Image; (iii) make, or in any way participate, directly or indirectly, in any solicitation of "proxies" (as such term is used in Regulation 14A under the Securities Exchange Act of 1934, as amended) to vote or seek to advise or influence any person with respect to the voting of any voting securities of Image; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934) with respect to any voting securities of Image; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Image; or (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

    (c) In the event of termination of this Agreement, for any reason, prior to the Effective Time, then until the expiration of eighteen (18) months from the date of such termination, none of Image, its affiliates (as defined in Rule 405 of the Securities Act of 1933, hereinafter "Affiliates") or those of Image's Representatives to whom Evaluation Material has been disclosed or who have been made aware of the discussions between the parties concerning a possible transaction, shall, without the prior written consent of the Board of Directors of Maxim, (i) in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any voting securities of Maxim, or any rights or options to acquire such ownership or to purchase, directly or indirectly, a material portion of the assets of Maxim, provided that the restriction contained in this clause (i) shall apply only to Image, its subsidiaries, its executive officers, and the members of the Board of Directors of Image; (ii) propose to enter into, directly or indirectly, any merger or business combination involving Maxim; (iii) make, or in any way participate, directly or indirectly, in any solicitation of "proxies" (as such term is used in Regulation 14A under the Securities Exchange Act of 1934, as amended) to vote or seek to advise or influence any person with respect to the voting of any voting securities of Maxim; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) with respect to any voting securities of Maxim; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Maxim; or (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

    (d) The parties agree that the covenants contained in Sections 8.1(b) and 8.1(c) shall be for the respective benefit of Image and Maxim, and each such respective party shall be entitled to enforce such respective covenant. The parties also agree that money damages would not be a sufficient remedy for any violation of the terms of such covenants, and, accordingly, that the respective enforcing party shall be entitled to equitable relief, including injunctive relief and specific performance in the event of any breach of the provisions of such covenants, in addition to all other remedies available at law or in equity.

    SECTION 8.2 REGISTRATION STATEMENT. Maxim shall prepare at its expense and file as promptly as practicable hereafter with the Commission the Registration Statement with respect to the Maxim Common Stock issuable pursuant to the Merger, which Registration Statement shall include the Proxy Statement (and which Proxy Statement, insofar as it relates to the meeting of shareholders of Image for approval of the Merger, shall be reasonably acceptable to Image in all respects), and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Maxim shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the Maxim Common Stock to be issued as set forth in this Agreement. Image shall furnish all information concerning Image and the holders of Image Common Stock as may be reasonably requested in connection with the issuance of the Maxim Common Stock to be issued as set forth in this Agreement.

    SECTION 8.3 APPROVAL OF STOCKHOLDERS. Each of Maxim and Image shall cause a meeting of its respective stockholders to be duly called and held on or before September 15, 1996, or as soon thereafter as practicable following effectiveness of the Registration Statement (and allowing a reasonable period of time to solicit proxies) for the purpose of approving the Merger, this Agreement and all actions contemplated hereby which require the approval of such corporation's respective stockholders. Image will, through its Board of Directors, consistent with their fiduciary duties, recommend to

Image's stockholders, and use its best efforts to obtain approval by the stockholders of Image of the transactions contemplated by this Agreement. Maxim will, through its Board of Directors, consistent with their fiduciary duties, recommend to Maxim's stockholders, and use its best efforts to obtain approval by the stockholders of Maxim of the transactions contemplated by this Agreement.

    SECTION 8.4 NO SOLICITATION. (a) From and after the date of this Agreement until the Effective Time, or the earlier termination of this Agreement, Image and its directors, officers and employees will not, and Image will use its best efforts to cause its representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) initiate, solicit or cooperate with submission of any inquiries, proposals or offers by any person, entity or group (other than Maxim, the Subsidiary and their affiliates, agents and representatives) relating to any Acquisition Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Image to, or afford any access to the properties, books or records of Image to, or otherwise assist, facilitate or cooperate with, or enter into any agreement or understanding with, any person, entity or group (other than Maxim, the Subsidiary and their affiliates, agents and representatives) in connection with any Acquisition Proposal. For the purposes of this Section 8.4(a), an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of (i) Image (whether by way of merger or otherwise), (ii) all or a substantial portion of the assets of Image or (iii) a substantial portion of the equity securities of Image (except by conversion or exercise of currently outstanding securities). In addition, subject to the other provisions of this Section 8.4, from and after the date of this Agreement until the Effective Time, Image and its directors, officers and employees will not, and Image will use its best efforts to cause its representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Maxim and the Subsidiary). Image will immediately cease any existing discussions, negotiations or other activities with any parties with respect to any of the foregoing.

    (b) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement, Maxim and its subsidiaries and their respective directors, officers and employees will not, and Maxim will use its best efforts to cause their respective representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) initiate, solicit or cooperate with submission of any inquiries, proposals or offers by any person, entity or group (other than Image and its affiliates, agents and representatives) relating to any Acquisition Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Maxim or any of its subsidiaries to, or afford any access to the properties, books or records of Maxim or any of its subsidiaries to, or otherwise assist, facilitate or cooperate with, or enter into any agreement or understanding with, any person, entity or group (other than Image and its affiliates, agents and representatives) in connection with any Acquisition Proposal. For the purposes of this Section 8.4(b) an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition (i) of Maxim (whether by way of merger or otherwise), (ii) of all or a substantial portion of the assets of Maxim or (iii) of a substantial portion of the equity securities of Maxim (except by conversion or exercise of currently outstanding securities) or (iv) by Maxim of substantially all the securities or assets of a business a substantial part of which is the manufacture of carpet or similar floor covering, PROVIDED THAT none of the provisions of clauses (ii),
(iii) or (iv) of the sentence shall prohibit any payment of cash or issuance of securities by Maxim in a transaction not otherwise prohibited by clause (iv) and involving the acquisition of a business which, considered as if it were a subsidiary of Maxim, would not be a "significant subsidiary" or defined in Registration S-X of the Securities and Exchange Commission. In addition, subject to the other provisions of this Section 8.4, from and after the date of this Agreement until the Effective Time, Maxim and its subsidiaries and their respective directors, officers and employees will not, and Maxim will use its best efforts to cause their respective representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by and person, entity or group (other than Image). Maxim will immediately cease any existing discussions, negotiations or other activities with any parties with respect to any of the foregoing.

    (c) Notwithstanding the provisions of paragraphs (a) and (b) above, Maxim or Image, as applicable (such entity hereinafter called "Target") may, to the extent the Board of Directors of Target determined in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (d) below, furnish information to any person, entity or group after such person, entity or group shall have delivered to Target in writing an unsolicited bona fide Acquisition Proposal (as defined in subsection (a) or (b) hereof, as applicable) which is not subject to any financing contingency and which the Board of Directors of Target in its good faith reasonable judgment determines, after consultation with its principal advisors in connection with the transactions contemplated herein, would upon consummation thereof result in a transaction more favorable to the stockholders of Target than the transactions contemplated herein and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of Target (based upon the advice of its principal advisors in connection with the transactions contemplated herein), is reasonably capable of being financed by such person, entity or group and which is probable to be consummated (a "Superior Proposal"). In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal (as defined in subsection (a) or (b) hereof, as applicable), Target may refer any third party to this Section 8.4 or make a copy of this Section 8.4 available to a third party.

    (d) A Target may furnish information with respect to a Superior Proposal only if the Target (i) notifies the other party hereto (Maxim or Image, as applicable) of the information proposed to be disclosed reasonably concurrently with the disclosure thereof, (ii) first complies with the provisions of paragraph (f) below and (iii) provides such information pursuant to a confidentiality agreement at least as restrictive (but with provisions specifically permitting compliance with Section 8.4(f) hereof) as the provisions of Section 8.1(a) hereof.

    (e) In the event, a Target receives a Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of such Target from approving such Superior Proposal or recommending such Superior Proposal to its stockholders, if the Board determines reasonably and in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board may amend or withdraw its approval or recommendation of the Merger. Subject to the right of termination set forth in Section 10.1(c)(iii) or 10.1(d)(iii), as applicable, except to the extent expressly set forth in this Section 8.4, nothing shall relieve the Target from complying with all other terms of this Agreement.

    (f) A Target will (i) notify the other party hereto (Maxim or Image, as applicable) immediately if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to such other party the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

    (g) Nothing contained in this Section 8.4 shall prevent a Target or its Board of Directors from complying with the provisions of Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act.

    SECTION 8.5 IDENTIFICATION OF AFFILIATES. Image shall deliver to Maxim a letter identifying all persons who are, at the time the Merger is submitted to a vote of the stockholders of Image, "affiliates" of Image for purposes of Rule 145 under the Securities Act.

    SECTION 8.6 ISSUANCE OF SHARES. Maxim shall, as and when required by the provisions hereof, issue and deliver to the Exchange Agent certificates representing the number of shares of Maxim Common Stock to be issued to the Image stockholders in the Merger and sufficient funds to provide for the fractional share cash payments to be paid to any Image stockholders in the Merger.

    SECTION 8.7 EXPENSES; TERMINATION FEE. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    (b) If: (1) this Agreement is terminated by Maxim pursuant to Section 10.1(c)(i); or (2) this Agreement is terminated by Image pursuant to Section 10.1(d)(iii) hereof; or (3)(i) Image (or any of the persons named in such subsection acting on behalf of Image) commits a breach of Section 8.4 hereof, or
(ii) a tender or exchange offer for any shares of capital stock of Image or any business combination of the type described in Section 8.4 shall have been made or publicly proposed to be made by any person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Maxim, and either (A) the Board of Directors of Image shall have announced a position in favor of such tender or exchange offer or business combination, or (B) in the case of a tender or exchange offer, the offerer successfully acquires pursuant thereto shares representing more than 51% of the total outstanding voting stock of Image; then Image shall pay to Maxim a termination fee of $3,000,000. Such payment is intended by the parties to constitute liquidated damages and not a penalty.

    (c) If: (1) this Agreement is terminated by Image pursuant to Section 10.1(d)(i); or (2) this Agreement is terminated by Maxim, pursuant to Section 10.1(c)(iii); or if (3)(i) Maxim (or any of the persons named in such subsection acting on behalf of Maxim) commits a breach of Section 8.4 hereof, or (ii) a tender or exchange offer for any shares of capital stock of Maxim or any business combination of the type described in Section 8.4 shall have been made or publicly proposed to be made by any person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Image, and either (A) the Board of Directors of Maxim shall have announced a position in favor of such tender or exchange offer or business combination, or (B) in the case of a tender or exchange offer, the offerer successfully acquires pursuant thereto shares representing more than 51% of the total outstanding voting stock of Maxim; then Maxim shall pay to Image a termination fee of $3,000,000. Such payment is intended by the parties to constitute liquidated damages and not a penalty.

    SECTION 8.8 HART-SCOTT-RODINO FILING. Within ten (10) business days after the execution hereof, Image and Maxim shall file Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice.

    SECTION 8.9 STOCKHOLDER COMMUNICATION. From and after the date hereof, neither Image nor Maxim will, with respect to the transactions contemplated hereby, issue any press release or make any public statements or mail any communications or letters to their respective stockholders generally (except Maxim's and Image's annual and quarterly reports to stockholders) without the prior approval of the other party and its counsel, except as required by law, the rules of the Nasdaq-NMS or the rules of the National Association of Securities Dealers, Inc.

    SECTION 8.10 RULE 144 CONSIDERATIONS. Maxim shall (i) satisfy the current public information requirements set forth in paragraph (c) of Rule 144 under the Securities Act (or any rule or regulation, which may be substituted for or replace, and which is substantially similar to, such paragraph (c)); and (ii) upon request by an affiliate identified pursuant to Section 8.5 who receives Maxim Common Stock in the Merger, make promptly available to such affiliate any and all information relating to Maxim and its outstanding securities as such affiliate may require in consummating a sale pursuant to Rule 144 under the Securities Act (or any rule or regulation which may be substituted for or replace, and which is substantially similar to, Rule 144); and (iii) file such reports and take such action as may be necessary on its part to permit such affiliate to sell Maxim Common Stock under Rule 144 (or any rule or regulation which may be submitted for or replace, and which is substantially similar to, Rule 144).

    SECTION 8.11 STOCK OPTIONS. Maxim shall use its best efforts to obtain shareholder approval, to the extent required by the terms of such plan, of such increase in the number of shares of Maxim Common Stock covered by its employee stock option plans as necessary to permit issuance of such options as required by Section 3.1(e) hereof.

    SECTION 8.12 POST EFFECTIVENESS MANAGEMENT MATTERS. (a) Maxim will cause to be called and held immediately following the Effective Time a special meeting of the Board of Directors of

Maxim, at which meeting the Board of Directors of Maxim shall take all action necessary to increase the number of members of the Maxim Board of Directors by such number of members (if any) as is necessary to take the action contemplated by this Section 8.12 (a), and:

        (i)  to elect as members of such Board of Directors (x) Larry M. Miller,
    (y) H. Stanley Padgett, and (z) such additional individual, reasonably acceptable to the members of the Board of Directors voting in such election, as designated by agreement between Messrs. Miller and Padgett, PROVIDED that such third individual is not, at the time of such election, an employee of either Maxim or Image; and

        (ii) to elect each of Larry M. Miller and H. Stanley Padgett as a Senior Executive Vice President of Maxim.

    (b) Immediately following the Effective Time, Maxim shall vote its stock in the Surviving Corporation in favor of the election of a Board of Directors of the Surviving Corporation consisting of (i) Larry M. Miller, (ii) H. Stanley Padgett, (iii) one individual designated by the Chief Executive Officer of Maxim, and (iii) two other individuals designated by mutual agreement between Messrs. Miller and Padgett.

    SECTION 8.13 AMENDMENTS TO MAXIM CERTIFICATE OF INCORPORATION. If necessary, Maxim will use its best efforts to cause its shareholders to approve the amendment of, and to amend, its Certificate of Incorporation on or before the Effective Time (i) to increase the authorized number of shares of Maxim Common Stock to provide for the issuance of the shares of Maxim Common Stock (or options covering such shares, as applicable) to the stockholders and option holders of Image as contemplated herein and (ii) to authorize amendment of its By-laws by action of its Board of Directors, without shareholder approval, as necessary to permit the actions contemplated by Section 8.12(a) hereof.

    SECTION 8.14  TAX TREATMENT: ACCOUNTING TREATMENT.   (a)  Each of Image  and
Maxim agree to use their respective best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Code.

    (b) Image and Maxim agree to use their respective best efforts to cause the Merger to be accounted for as a pooling of interests and to use their respective best efforts to cause their affiliates to take such actions as shall be necessary to permit the Merger to qualify for such accounting treatment. Image and Maxim each covenant not to take, and each covenant to use its best efforts to cause its affiliates not to take, prior to the Effective Time, any action that could in any manner adversely affect such qualification other than as disclosed on Disclosure Schedule 8.14.

    (c) Image shall use its best efforts to cause each of its affiliates identified pursuant to Section 8.5, and Maxim will use its best efforts to cause each of its affiliates required pursuant to Section 9.2(s), to deliver a written undertaking, in form reasonably satisfactory to Maxim, to the effect that:

        (i)  During the period from the execution of this Agreement until thirty
    (30) days prior to the Effective Time such affiliate has not and will not transfer or otherwise dispose of any securities of Image or Maxim, as applicable, held by such affiliates, except for transfers or other dispositions by operation of law upon the death of such affiliates or by the estate of such affiliates if necessary to pay estate taxes or other transfers or dispositions that Maxim determines will not prevent Maxim from accounting for the Merger as a pooling of interests, taking into account the actions of other affiliates.

        (ii) From and after thirty (30) days prior to the Effective Time, such affiliate will not sell, transfer or otherwise dispose of any securities of Image or Maxim, including shares of Maxim Common Stock received by such affiliate in the Merger, until after such time as financial results covering at least thirty (30) days of combined operations of Image and Maxim have been published by Maxim, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations (which publication shall be effected by Maxim at the earliest reasonably practicable opportunity), except for transfers or other dispositions that Maxim determines, taking into account the actions of other affiliates, will not prevent Maxim from accounting for the Merger as a pooling of interests.

    SECTION 8.15 REGISTRATION OF OPTION SHARES. Not later than 30 days following the date of first publication of financial statements covering at least 30 days of combined operations of Maxim and the Surviving Corporation, Maxim shall cause to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-3 (or other appropriate registration form) which shall cover the resale, by the holders of such options, of the shares of Maxim Common Stock (the "Merger Option Shares") covered by the Corresponding Nonqualified Options issued at the Effective Time pursuant to Section 3.1(e) hereof, and shall use its best efforts
(i) to cause such registration statement to be declared effective at the earliest practicable time thereafter, and (ii) to maintain such registration statement as effective until the earlier of (a) the resale by the option holders to whom such shares are originally issued of all the Merger Option Shares, or
(b) June 30, 1998.

    SECTION 8.16 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or reasonably advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger and this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or reasonably desirable to carry out the purposes of this Agreement, the proper officers and directors of Maxim, the Subsidiary or Image, as the case may be, shall take all such necessary action.

    SECTION 8.17   CLOSING  CONDITIONS.   Maxim and  Image will  use their  best
efforts to cause the conditions set forth in Article IX to occur.

                                   ARTICLE IX
                                   CONDITIONS

    SECTION 9.1 CONDITIONS TO OBLIGATIONS OF MAXIM AND THE SUBSIDIARY TO PROCEED WITH THE MERGER. Notwithstanding any other provision of this Agreement, each of the following shall be a condition to the obligation of Maxim and the Subsidiary to consummate the Merger:

        (a) The representations and warranties made by Image herein shall have been true in all material respects as of the date of this Agreement and shall be true in all material respects as of the Effective Time as though made on and as of the Effective Time; and it is understood that all representations and warranties made by Image herein if specifically stated to be as of the date hereof shall be deemed to be true as of the Effective Time if true as of the date hereof;

        (b) Image shall have performed in all material respects every obligation and complied with in all material respects each agreement, covenant and condition required by this Agreement to be performed or complied with by it prior to or at the Effective Time and Image shall have delivered to Maxim a certificate dated the Effective Time and signed on its behalf by its Chairman of the Board or its President and its Secretary or Treasurer, certifying the satisfaction of the conditions set forth in this paragraph and in paragraph 9.1(a);

        (c) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Maxim, it is not in the best interests of the shareholders of Maxim to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or to compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Maxim based upon a legal opinion from an independent legal counsel, could result in the relief sought being obtained;

        (d) There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any United States federal or state government or governmental agency or instrumentality or court which would (i) prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Image's or Maxim's business or assets, as a result of the Merger, (ii) render Maxim unable to consummate the Merger, or (iii) make such consummation illegal;

        (e) No material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospects of Image, including any judgment, decree, injunction, ruling or order rendered in connection with any litigation referred to in Section 5.12 hereof, which, in the reasonable opinion of Maxim, if not successfully appealed would result in such a material adverse change;

        (f) The Merger and this Agreement (including, without limitation, such approval as required by Section 8.11 hereof) shall have been validly approved by the requisite vote of the stockholders of each of Maxim and Image.

        (g) The Certificate of Merger shall have been executed by the duly authorized officer(s) of Image;

        (h) The Registration Statement shall have become effective, and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect;

        (i) Maxim shall have received from Parker, Johnson, Cook & Dunlevie, counsel to Image, an opinion dated the Effective Time, such opinion to be to the effect set forth in Exhibit D attached hereto;

        (j) Maxim shall have received from KPMG Peat Marwick LLP, independent accountants for Image, a letter dated the effective date of the Registration Statement, a letter dated the date of each of the respective meetings of the stockholders of Image and Maxim which approves the transactions contemplated hereby and a letter dated the Effective Time, each letter to be to the effect set forth in Exhibit E attached hereto;

        (k) Maxim shall have received the following documents from Image, all of which shall be in a form and substance reasonably acceptable to Maxim and its counsel:

           (i) Certified copy of resolutions adopted by Image's Board of Directors approving this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby;

           (ii) Certified copy of resolutions adopted by Image's stockholders approving the transactions contemplated hereby;

          (iii) Certificate of incumbency executed by the Secretary of Image indicating the current officers and directors of Image;

          (iv)  Certificate of  good standing of  Image dated not  more than ten
       (10) days prior to the Effective Time from the Secretary of State of Delaware; and

           (v) Such other certificates, documents or instruments as Maxim or its counsel may reasonably require.

        (l) Maxim shall have received copies of consents of all third parties necessary for Image to execute, deliver and perform this Agreement and consents of all third parties having material business relationships with Image if consent to or approval of transactions of the nature herein contemplated is required in order to prevent a material adverse change in such business relationship, such as acceleration of indebtedness by a lender or a declaration of default by a landlord;

        (m) All applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or terminated.

        (n) The shares of Maxim Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Nasdaq-NMS, subject to official notice of issuance.

        (o) The members of the Board of Directors of Image as of the Effective Time shall have submitted their written resignations as directors of Image, effective as of the Effective Time.

        (p) The amendments to the Certificate of Incorporation of Maxim described in Section 8.13 shall have been approved by the requisite vote of the stockholders of Maxim.

        (q) Maxim shall have received an opinion from Prudential that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of Maxim, and each of Maxim and Image shall have received an originally executed counterpart of the written opinion of the Financial Advisor described in Section 5.20.

        (r) Maxim shall have received from such of the affiliates of Image (designated pursuant to Section 8.5 hereof) as it determines necessary in its sole discretion a letter of undertaking, in form satisfactory to Maxim and its counsel, acknowledging the restrictions imposed by the federal securities laws and regulations thereunder (including but not limited to SEC Rule 145) on the shares of Maxim Common Stock to be received by such persons, and agreeing to be bound by such restrictions.

        (s) Maxim shall have received from each of the affiliates of Image (designated pursuant to Section 8.5 hereof), and from each such affiliate of Maxim as Maxim determines necessary in its sole discretion, a written undertaking in form and substance contemplated in Section 8.14 hereof.

        (t) Image shall have received an opinion of its tax counsel, in form reasonably acceptable to both Image and Maxim, to the effect that the Merger will be a tax free reorganization under Code Section 368(a)(1)(A) and 368(a)(2)(E), as well as the consent of such counsel to the inclusion of such opinion in the Registration Statement and Proxy Statement.

        (u) Maxim shall have determined to its satisfaction that the Merger will be accounted for as a pooling of interests.

        (v) All employment agreements to which Image is a party at the date hereof other than the employment agreements between Image and H. Stanley Padgett and Larry M. Miller, respectively, shall have been terminated, or shall have expired in accordance with their terms without renewal, and in either case without liability of the Surviving Corporation for any payment of severance payments or severance benefits under any such agreement, and Image shall not have become a party to any other employment agreements except as consented to by Maxim.

        (w) Maxim shall have received such other certificates, documents and instruments as it shall have reasonably requested.

    SECTION 9.2 CONDITIONS TO OBLIGATIONS OF IMAGE TO PROCEED WITH THE MERGER. Notwithstanding any other provisions of this Agreement, each of the following shall be a condition to the obligation of Image to consummate the
Merger:

        (a) The representations and warranties made by Maxim herein shall have been true in all material respects as of the date of this Agreement and shall be true in all material respects as of the Effective Time as though made on and as of the Effective Time; and it is understood that all representations and warranties made by Maxim herein if specifically stated to be as of the date hereof shall be deemed to be true as of the Effective Time if true as of the date hereof;

        (b) Maxim and the Subsidiary shall each have performed in all material respects every obligation and complied with in all material respects each agreement, covenant or condition required by this Agreement to be performed or complied with by them prior to or at the Effective Time, and Maxim shall have delivered to Image a certificate dated the Effective Time and signed on its behalf by its Chairman or President and its Secretary or Treasurer certifying the satisfaction of the conditions set forth in this paragraph and in paragraph 9.2(a);

        (c) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Image, it is not in the best interests of the shareholders of Image to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger or (ii) seeking to prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or to compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Image, based on an opinion from independent legal counsel, could result in the relief sought being obtained;

        (d) There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any United States federal or state government or governmental agency or instrumentality or court which would (i) prohibit Maxim's or the Surviving Corporation's ownership or operation of all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Maxim's or Image's business or assets, or compel Maxim or the Surviving Corporation to dispose of or hold separate all or a material portion of Image's or Maxim's business or assets, as a result of the Merger, (ii)
    render Image unable to consummate the Merger, or (iii) make such consummation illegal;

        (e) No material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospects of Maxim, including any judgment, decree, injunction, ruling or order rendered in connection with any litigation referred to in Section 4.10 hereof, which, in the reasonable opinion of Image, if not successfully appealed would result in such a material adverse change;

        (f) The Merger and this Agreement (including, without limitation, such approval as required by Section 8.11 hereof) shall have been validly approved by the requisite vote of the stockholders of each of Maxim and Image;

        (g) The Agreement of Merger and Certificate of Merger shall have been executed by the duly authorized officer(s) of Subsidiary;

        (h) The Registration Statement shall have become effective and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect;

        (i) Image shall have received an opinion of Smith, Gambrell & Russell, counsel to Maxim and the Subsidiary, to the effect set forth in Exhibit F attached hereto;

        (j) Image shall have received from Arthur Andersen LLP, independent accountants for Maxim, a letter dated the date of the Proxy Statement and a letter dated the Effective Time, each letter to be to the effect set forth in Exhibit G hereto;

        (k) Image shall have received the following documents from Maxim and Subsidiary, all of which shall be in a form and substance reasonably acceptable to Image and its counsel:

           (i) Certified copy of resolutions adopted by the Boards of Directors and stockholders of Maxim and Subsidiary approving this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby, including the issuance of the Maxim Common Stock and the options (contemplated by Section 3.1(e) hereof) to be issued pursuant hereto and the amendments to the Certificate of Incorporation of Maxim contemplated hereby;

           (ii) Certified copy of resolutions adopted by Maxim as the sole stockholder of Subsidiary approving this Agreement, the Certificate of Merger and the transactions contemplated hereby;

          (iii) Certificate of incumbency executed by the Secretary or Assistant Secretary of Maxim indicating the current officers and directors of Maxim and Subsidiary;

          (iv) Certificates of good standing from the Secretary of State of Delaware for each of Maxim and Subsidiary, each dated not more than ten
       (10) days prior to the Effective Time; and

           (v) Such other certificates, documents or instruments as Image or its counsel may reasonably require.

        (l) Image shall have received copies of consents of all third parties necessary for Maxim to execute, deliver and perform this Agreement and consents of all third parties having material business relationships with Maxim if consent to or approval of transactions of the nature herein contemplated is required in order to prevent a material adverse change in such business relationship, such as acceleration of indebtedness by a lender or a declaration of default by a landlord;

        (m) All applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or terminated;

        (n) The shares of Maxim Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Nasdaq-NMS, subject to official notice of issuance.

        (o) The amendments to the Certificate of Incorporation of Maxim described in Section 8.13 shall have been approved by the requisite vote of the stockholders of Maxim.

        (p) The condition set forth in Section 9.1(t) shall have been fulfilled.

        (q) Image shall have received an opinion from the Financial Advisor that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of Image, and each of Maxim and Image shall have received an originally executed counterpart of the written opinion of Prudential described in Section 4.19.

        (r) Image shall have determined to its satisfaction that the Merger will be accounted for as a pooling of interests.

        (s) Maxim shall have received from each of the affiliates of Image (designated pursuant to Section 8.5 hereof), and from each such affiliate of Maxim as Maxim determines necessary in its sole discretion, a written undertaking in form and substance contemplated in Section 8.14 hereof.

        (t) Maxim shall have received, and delivered to Image a copy of, the Lender's commitment letter with respect to the Credit Facility, as described in Section 7.2(i), which commitment letter shall be reasonably satisfactory to Image.

        (u) The Surviving Corporation shall have entered into employment agreements with Larry M. Miller and H. Stanley Padgett in the forms attached to this Agreement as Exhibits H and I, respectively, to be effective as of the Effective Time.

        (v) Image shall have terminated each of the Indemnity Agreements to which it is a party as of the date of this Agreement with executive officers or members of its Board of Directors ("Image Indemnitees"), and shall not have entered into any additional such agreements with present or former executive officers or members of its Board of Directors, except that Image may, immediately prior to the Effective Time, enter into a substitute indemnity agreement, in the form attached hereto as Exhibit J, with any person who is, as of the date hereof, an Image Indemnitee.

        (w) The Board of Directors of Maxim shall have adopted a resolution authorizing the Surviving Corporation, in the discretion of executive management of such corporation, to proceed with completion of implementation of the Capital Expenditure Plan following the Effective Time, on the terms and within the time contemplated by the Capital Expenditure Plan, with such modifications or amendments as shall be agreed to by the chief executive officer of the Surviving Corporation.

        (x) Image shall have received, and delivered to Maxim, such consent to the Merger and the transactions contemplated hereby as shall be required, under the terms of such loan agreements, in order for Image's entry into and performance of the Merger and the transactions contemplated by this Agreement not to constitute an event of termination or default under the terms of Image's loan agreements with its current lenders, The First National Bank of Boston, First Union National Bank of Georgia and Wachovia Bank of Georgia, N.A.

        (y) Image shall have received such other certificates, documents and instruments as it shall have reasonably requested.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 10.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Image or Maxim:

        (a) by mutual consent of Maxim and Image; or

        (b) by either Maxim or Image if (i) the Merger shall not have been consummated on or before December 31, 1996 (the "Termination Date"), (ii) the requisite vote of the shareholders of Image or Maxim to approve this Agreement and the transactions contemplated hereby shall not be obtained at the respective meeting of the shareholders of such corporation called for such purpose or any adjournment thereof, or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such terminating party determines in good faith that the pendency of such order, judgment or decree renders the consummation of the Merger impracticable; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

        (c) by Maxim (i) if the Board of Directors of Image shall have withdrawn or modified in a manner adverse to Maxim its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, or shall have resolved to do any of the foregoing, or (ii) there has been (x) a material breach of any covenant, or agreement on the part of Image or failure of a condition in Section 9.1 hereof which has not been cured or adequate assurance (acceptable to Maxim in its sole discretion) of cure given, in either case within 15 business days following receipt of notice of such breach, or (y) a breach of a representation or warranty of Image herein which by its nature cannot be cured prior to the Termination Date; or (iii) if the Board of Directors of Maxim, pursuant to actions permitted by Section 8.4(e) hereof, shall have authorized Maxim to enter into an agreement with any third party with respect to, or shall have approved or recommended to the shareholders of Maxim for approval, a Superior Proposal; or

        (d) by Image (i) if the Board of Directors of Maxim shall have withdrawn or modified in a manner adverse to Image its approval or recommendation of the Merger, this Agreement or the Transactions contemplated hereby, or shall have resolved to do any of the foregoing, or (ii) there has been (x) a material breach of any covenant, or agreement on the part of Maxim or failure of a condition in Section 9.2 hereof which has not been cured or adequate assurance (acceptable to Image in its sole discretion) of cure given, in either case within 15 business days following receipt of notice of such breach or (y) a breach of a representation or warranty of Maxim herein which by its nature cannot be cured prior to the Termination Date; or (iii) if the Board of Directors of Image, pursuant to the actions permitted by
    Section 8.4(e) hereof, shall have authorized Image to enter into an agreement with any third party with respect to, or shall have approved or recommended to the shareholders of Image for approval, a Superior Proposal; or

        (e) by either Maxim or Image if, as of any date prior to the Effective Time, the Maxim Market Value is equal to or less than $11.00 (as used herein, the term "Maxim Market Value" shall mean the average of the closing prices as reported on the NASDAQ National Market of one share of Maxim Common Stock for the five (5) trading days immediately preceding the date for which such determination is made).

    SECTION 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Maxim or Image as provided above, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Maxim or Image or their respective officers or directors except for willful breach and except that the agreements with respect to confidentiality contained in Section 8.1, and the agreements with respect to fees, expenses and liquidated damages contained in Section 8.7 hereof, shall survive the termination hereof.

    SECTION 10.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval hereby of the stockholders of Image to the extent permitted by law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 10.4 WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements of the other parties or satisfaction of any of the conditions to its obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

    SECTION 11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The parties agree that the representations, warranties and agreements in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall not survive the

Effective Time, with the exception of the agreements contained in Sections 8.1, 8.7, 8.10, 8.11, 8.12 and 8.15 hereof. In the event that a fact or matter is discovered which the discovering party determines to be a breach of a representation or warranty, it shall promptly notify the other parties hereto in writing.

    SECTION 11.2 CLOSING. The closing of the transactions contemplated by this Agreement shall take place (i) at the offices of Smith, Gambrell & Russell, Suite 1800, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, on the same business day as, and immediately following the later to occur of, the Image stockholder meeting or the Maxim stockholder meeting, provided that each of the conditions set forth in Article IX is fulfilled or waived; or (ii) at such other time and place as Maxim and Image shall agree.

    SECTION 11.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, transmitted by confirmed facsimile transmission to the fax number set forth below (or such other fax number for a party as shall be specified in a notice to all other parties meeting the requirements of this section), or when mailed by registered or certified mail (return receipt requested and postage prepaid) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that the absence of a return receipt shall not constitute irrebuttable evidence that the notice or communication was not so mailed:

    (a) if to Maxim, to:

       The Maxim Group, Inc.
       210 TownPark Drive
       Kennesaw, Georgia 30144
       Fax No.: 770/590-7709

       Attention: A.J. Nassar, President and Chief Executive Officer

        with a copy to:

       Smith, Gambrell & Russell
       Suite 1800
       3343 Peachtree Road, N.E.
       Atlanta, Georgia 30326
       Fax No.: 404/264-2652

       Attention: A. Jay Schwartz, Esquire

    (b) if to Image, to:

       Image Industries, Inc.
       1112 Georgia Highway 140
       Armuchee, Georgia 30105
       Fax No.: 706/235-0386

       Attention: H. Stanley Padgett, President and Chief Executive Officer

        with a copy to:

       Parker, Johnson, Cook & Dunlevie
       Suite 700
       1275 Peachtree Street, N.E.
       Atlanta, Georgia 30309
       Fax No.: 404/888-7490

       Attention: G. Donald Johnson, Esquire

    SECTION 11.4 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of Maxim, the Subsidiary or Image, the word "subsidiaries" means any corporation more than 50% of the outstanding voting securities of which are directly or indirectly owned by Maxim, the Subsidiary or Image, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 11.5 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    SECTION 11.6 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any third parties any rights or remedies hereunder,
(c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia (except for the Articles of Merger attached hereto as Exhibit A, which shall be governed by the laws of the State of Delaware). This Agreement may be executed in counterparts which together shall constitute a single agreement.

    SECTION 11.7 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached hereto are incorporated herein by reference. Each Disclosure Schedule shall be deemed to be a representation and warranty of the party preparing such schedule. No item shall be deemed disclosed for any schedule or representation, unless specifically referenced on said schedule, and reference on one schedule shall not be deemed disclosure for any other purpose.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first-above written.

                                THE MAXIM GROUP, INC.

                                By:                /s/ A.J. NASSAR
                                     ------------------------------------------
                                Its: President and Chief Executive Officer

                                IMAGE INDUSTRIES, INC.

                                By:            /s/ H. STANLEY PADGETT
                                     ------------------------------------------
                                Its: President and Chief Executive Officer

                                TMG-II MERGER, INC.
                                By:                /s/ A.J. NASSAR
                                     ------------------------------------------
                                Its: President and Chief Executive Officer

                                  [LETTERHEAD]

                                                                      APPENDIX B

                                                                    May 31, 1996

Board of Directors
The Maxim Group, Inc.
210 Town Park Drive
Kennesaw, Georgia 30144

Gentlemen:

We understand that The Maxim Group, Inc. ("Maxim" or the "Company"), TMG-II Merger, Inc. ("TMG", a wholly-owned subsidiary of Maxim), and Image Industries, Inc. ("Image"), each a Delaware corporation, have entered into an Agreement and Plan of Reorganization dated May 31, 1996 (the "Merger Agreement") pursuant to which, as more fully described therein: (i) TMG shall merge with and into Image (the "Merger") and Image shall continue as the surviving corporation and a wholly-owned subsidiary of Maxim. In the Merger, holders of shares of Image's common stock, par value $0.01 per share (the "Image Common Stock"), shall receive one share (the "Merger Consideration") of the common stock of Maxim, par value $0.001 per share (the "Maxim Common Stock").

You have asked us to render an opinion with respect to the fairness as of the date hereof, from a financial point of view, to the Company of the Merger Consideration to be paid pursuant to the Merger.

In conducting our analysis and arriving at the opinion stated herein, we have reviewed such information and considered such financial data and other factors as we deemed appropriate under the circumstances, including the following: (i) Image's historical financial data and other publicly available information regarding Image for the three year period ended July 1, 1995, and certain financial data for the nine months ended March 30, 1996; (ii) the Company's historical financial data and other publicly available information regarding the Company for the three year period ended March 31, 1995, and for the ten month period ended January 31, 1996; (iii) certain information, including financial projections prepared by the management of Image, relating to the net revenues, earnings, cash flow, assets and prospects for Image's business; (iv) certain information, including financial projections prepared by management of the Company, relating to the net revenues, earnings, cash flow, assets and prospects for the Company's business; (v) pro forma operating data, income statements, balance sheets and cash flow data for the fiscal years ended January 1997, 1998 and 1999 prepared by Image and Maxim; (vi) industry data relating to Image's and the Company's businesses; (vii) the financial terms of the Merger and the financial terms of certain other transactions we deemed relevant; (viii) the trading history of the shares of the Image Common Stock and of the Maxim Common Stock; (ix) publicly available information concerning certain other companies that we deemed to be reasonably similar to Image, and to the Company, and the trading history of the common stock of each such company; (x) the Merger Agreement. We have met with senior officers of Image and the Company to discuss the financial condition and prospects of Image and the Company, respectively, and such other matters as we deemed relevant to our opinion. Our opinion is necessarily based on economic, financial and market conditions as they exist and can be evaluated on the date hereof.

In connection with our review and analysis, we have relied without independent verification upon the accuracy and completeness of the financial data and other information reviewed by us that was provided to us by Image and the Company, or is publicly available. With respect to the financial projections and pro forma financial and operating information prepared by the managements of Image and the Company, we have assumed that they represent the best currently available estimates

Board of Directors
The Maxim Group, Inc.
May 31, 1996
Page 2

and judgments of the respective managements of Image and the Company as to the future financial performance of their respective companies. We have neither made nor obtained any independent appraisals of the properties, facilities or other assets of Image or the Company. In addition, we have assumed that all the transactions contemplated by the Merger Agreement will be consummated on the basis of the terms and provisions of the Merger Agreement.

Prudential Securities acts as a market maker for the Image Common Stock and the Maxim Common Stock and follows Image in equity research, and in the ordinary course of business may trade such shares for our own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such shares. Prudential Securities Incorporated also acted as a co-manager in Image's Initial Common Stock offering in 1993. As you know, we are to receive a fee from Maxim upon consummation of the Merger.

This letter and the opinion stated herein is for the use of the Board of Directors, and except as set forth in our engagement letter with the Company, dated May 24, 1996, may not be reproduced, summarized, excerpted from or otherwise publicly referred to in any manner, nor our opinion stated herein publicly disclosed, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid pursuant to the Merger is fair to the Company from a financial point of view.

Very truly yours,

/s/ Prudential Securities Incorporated

PRUDENTIAL SECURITIES INCORPORATED

                                  [LETTERHEAD]

                                                                      APPENDIX C

                                  June 7, 1996

Board of Directors
Image Industries, Inc.
1112 Georgia Highway 140
Armuchee, Georgia 30105

To the Members of the Board:

    We understand that Image Industries, Inc. (the "Company") is considering a proposed merger (the "Proposed Transaction") between the Company and an affiliate of the Maxim Group, Inc. ("Maxim"). We understand that under the Proposed Transaction, the affiliate will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Maxim. We further understand that each of the issued and outstanding shares of Common Stock of the Company (the "Company Common Stock") shall be converted into one share of common stock of Maxim (the "Maxim Common Stock"), as described in the Agreement and Plan of Reorganization dated May 31, 1996 between Maxim and the Company (the "Agreement").

    We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received by the Company's stockholders in the Proposed Transaction.

    In arriving at our opinion, we reviewed: (1) the Agreement, (2) publicly available information concerning the Company and Maxim which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company and Maxim furnished to us by the Company and Maxim, (4) a trading history of the Company Common Stock and the Maxim Common Stock, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions which we deemed relevant, and (7) certain historical data relating to percentage premiums paid in acquisitions of publicly traded companies. In addition, we held discussions with the management of the Company and Maxim concerning their businesses and operations, assets, present conditions and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

    We have relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification and have assumed and relied upon the representations and warranties of the Company and Maxim contained in the Agreement. With respect to the financial forecasts and other data reviewed by us, we have assumed with your permission that such forecasts and other data have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and Maxim as to the future financial performance of the merging parties and the strategic and operating benefits anticipated from the Proposed Transaction. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company. We have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. We have assumed with your

Board of Directors
Image Industries, Inc.
June 7, 1996
Page 2

permission that the Proposed Transaction will be treated as a tax-free reorganization for federal income tax purposes and will be accounted for as a "pooling of interests". In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or part of the Company's business. We are not expressing any opinion as to what the value of the Maxim Common Stock actually will be, or the prices at which such Maxim Common Stock will trade, subsequent to the Proposed Transaction. We did not participate in negotiating the terms of the Agreement, and our opinion does not in any manner address the Company's underlying business decision to effect the Proposed Transaction. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of the rendering of our opinion to the Board of Directors of the Company on May 31, 1996.

    We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the past, we have performed certain investment banking services for Maxim and have received customary fees for such services. In the ordinary course of our business, we and our affiliates actively trade in the Common Stock of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is for the information of the Board of Directors of the Company only in connection with its consideration of the Proposed Transaction and may not be relied upon by any other person, nor does our opinion constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without our prior written consent.

    Based upon and subject to the foregoing, we are of the opinion that, as of May 31, 1996, from a financial point of view, the consideration to be received by the Company's stockholders in the Proposed Transaction is fair to the stockholders of the Company.

                                          Very truly yours,

                                          /s/ The Robinson-Humphrey Company,
                                          Inc.

                                          THE ROBINSON-HUMPHREY COMPANY, INC.

                                                                      APPENDIX D

                            MAXIM CHARTER AMENDMENTS

    1. ARTICLE I OF THE CERTIFICATE OF INCORPORATION OF MAXIM SHALL BE AMENDED BY DELETING THE FIRST TWO PARAGRAPHS THEREOF IN THEIR ENTIRETY AND REPLACING THEM AS FOLLOWS:

        The Corporation shall have authority to issue 26,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

           A. COMMON STOCK. One class shall consist of 25,000,000 shares of common stock having a par value of $.001 per share, designated "Common Stock." Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to elect all of the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

    2. THE CERTIFICATE OF INCORPORATION OF MAXIM SHALL BE AMENDED BY ADDING THERETO A NEW ARTICLE, TO BE DESIGNATED AS ARTICLE XI, AS FOLLOWS:

                                      XI.

        (a) NUMBER, ELECTION AND TERMS. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors which, except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. At the annual meeting of stockholders of the Corporation held in 1996, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1997, the term of office of the second class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1998, and the term of office of the third class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1999. At each annual meeting of the stockholders of the Corporation following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election.

        (b) VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the board of directors, or by the sole remaining director. A director so chosen shall hold office until the annual meeting of stockholders of the Corporation at which the term of the class of directors for which he has been chosen expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        (c)   CONTINUANCES IN OFFICE.   Notwithstanding the foregoing provisions
    of this Article XI, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

        (d) REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

        (e) AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the By-laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate inconsistent with, this Article XI. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

    3. THE CERTIFICATE OF INCORPORATION OF MAXIM SHALL BE AMENDED BY ADDING THERETO A NEW ARTICLE, TO BE DESIGNATED AS ARTICLE XII, AS FOLLOWS:

                                      XII.

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the board of directors pursuant to a resolution approved by a majority of the entire board of directors, upon not less than ten nor more than sixty days' written notice. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the By-laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of the capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision as part of this Certificate inconsistent with, this Article XII. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

    4. THE CERTIFICATE OF INCORPORATION OF MAXIM SHALL BE AMENDED BY ADDING THERETO A NEW ARTICLE, TO BE DESIGNATED AS ARTICLE XIII, AS FOLLOWS:

                                     XIII.

        (a) AMENDMENT OF BY-LAWS BY BOARD OF DIRECTORS. Except as otherwise provided in this Certificate or by applicable law, the board of directors, pursuant to the terms of this Article XIII, may amend or repeal any provision of the By-Laws of the Corporation or adopt any new By-Law, unless the shareholders have adopted, amended or repealed a particular By-Law provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor. The board of directors may adopt, amend, alter or repeal the By-Laws of the Corporation only by the vote of a majority of the entire Board.

        (b) SUPERMAJORITY REQUIRED FOR AMENDMENT BY SHAREHOLDERS. The stockholders of the Corporation have the right, in accordance with the voting requirements set forth in this Article XIII(b), to amend or repeal any provision of the By-Laws of the Corporation, or to adopt new By-Law provisions, even though such provisions may also be adopted, amended or repealed by the Board. Except as may otherwise specifically be required by law, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required for the stockholders to adopt, amend, alter or repeal any provision of the By-Laws of the Corporation.

        (c) AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the By-laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate inconsistent with, this Article XIII. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

                                                                      APPENDIX E

                            MAXIM BY-LAW AMENDMENTS

    1. SECTION 3.02 OF THE BY-LAWS OF MAXIM SHALL BE AMENDED BY DELETING THE TEXT THEREOF IN ITS ENTIRETY AND SUBSTITUTING THE FOLLOWING IN LIEU THEREOF:

        "Section 3.02. SPECIAL MEETING. A special meeting of the shareholders of the Company may be called only by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies, upon not less than ten nor more than sixty days' written notice. Any special meeting of the shareholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting."

    2. SECTION 3.12 OF THE BY-LAWS OF MAXIM SHALL BE AMENDED BY DELETING THE TEXT THEREOF IN ITS ENTIRETY AND SUBSTITUTING THE FOLLOWING IN LIEU THEREOF:

        "SECTION 3.12. ACTION BY SHAREHOLDER CONSENT PROHIBITED. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of shareholders of the Company and may not be effected by any consent in writing by such shareholders. Except as otherwise required by the Certificate of Incorporation or by law, special meetings of shareholders of the Company may be called only as provided in Section 3.02 of these By-Laws."

    3. THE BY-LAWS OF MAXIM SHALL BE AMENDED BY ADDING THERETO THE FOLLOWING NEW SECTION 3.14:

        "SECTION 3.14. NOMINATIONS AND NOTIFICATION OF NOMINATIONS FOR DIRECTORS. Nominations for election to the Board may be made by the Board, any nominating committee thereof or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of the Company not later than the later of
    (i) the close of business on the seventh (7th) calendar day following the date on which notice of the meting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders) and (ii) a date ninety (90) days prior to the date of the meeting of shareholders. Each such notice shall set forth:
    (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

        The notification shall be signed by the nominating shareholder and shall include or be accompanied by a signed written consent to be named as a nominee for election as a director from each proposed nominee. Purported nominations not made in compliance with these procedures may be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The Board may also refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures."

    4. SECTION 4.02 OF THE BY-LAWS OF MAXIM SHALL BE AMENDED BY DELETING THE TEXT THEREOF IN ITS ENTIRETY AND SUBSTITUTING THE FOLLOWING IN LIEU THEREOF:

        (a) NUMBER, ELECTION AND TERMS. The business and affairs of the Company shall be managed by or under the direction of a board of directors which, except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. At the annual meeting of shareholders of the Company held in 1996, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of shareholders of the Company to be held in 1997, the term of office of the second class of directors to expire at the annual meeting of shareholders of the Company to be held in 1998, and the term of office of the third class of directors to expire at the annual meeting of shareholders of the Company to be held in 1999. At each annual meeting of the shareholders of the Company following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Company after their election.

        (b) VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the board of directors, or by the sole remaining director. A director so chosen shall hold office until the annual meeting of shareholders of the Company at which the term of the class of directors for which he has been chosen expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        (c) CONTINUANCES IN OFFICE. Notwithstanding the foregoing provisions of this Section 4.02, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

        (d) REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

    5. ARTICLE VIII OF THE BY-LAWS OF MAXIM SHALL BE AMENDED BY DELETING THE TEXT THEREOF IN ITS ENTIRETY AND SUBSTITUTING THE FOLLOWING IN LIEU THEREOF:

                                 ARTICLE VIII.
                              AMENDMENT TO BY-LAWS

        8.01 AMENDMENT OF BY-LAWS BY BOARD OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation, by applicable law or by the provisions of this Article VIII, the board of directors may amend or repeal any provision of the By-Laws of the Company or adopt any new By-Law, unless the shareholders have adopted, amended or repealed a particular By-Law provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor. The board of directors may adopt, amend, alter or repeal the By-Laws of the Company only by the vote of a majority of the entire Board.

        8.02 SUPERMAJORITY REQUIRED FOR AMENDMENT BY SHAREHOLDERS. The shareholders of the Company have the right, in accordance with the voting requirements set forth in this Section 8.02, to amend or repeal any provision of these By-Laws, or to adopt new By-Law provisions, even though such provisions may also be adopted, amended or repealed by the Board. Except as may otherwise specifically be required by law, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors shall be required for the shareholders to adopt, amend, alter or repeal any provision of the By-Laws of the Company.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Bylaws effectively provide that the Registrant shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Registrant's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

    Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A)  EXHIBITS FILED PURSUANT TO ITEM 601 OF REGULATION S-K.

    The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from either (i) a Registration Statement on Form SB-2 under the Securities Act of 1933 for the Registrant, Registration No. 33-66926 (referred to as "SB-2"),
(ii) Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (referred to as "SB-2 Amendment No. 1"), (iii) Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (referred to as "SB-2 Amendment No. 2"), (iv) Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (referred to as ("SB-2 Post-Effective Amendment"), and
(v) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1994 ("1994 10-Q"), (vi) the Registrant's Annual Report on Form 10-KSB for the year ended March 31, 1995 (referred to as "1995 10-K"); (vii) a Registration Statement on Form S-3 under the Securities Act of 1933 for the Registrant, Registration No. 33-98762 (referred to as "S-3"), (viii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (referred to as "9/30/95 10-Q"), (ix) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 (referred to as "12/3/95 10-Q"), (x) the Registrant's Transition Report on Form 10-K for the ten month period ended January 31, 1996 (referred to as "1996 10-K"), (xi) the Registrant's Quarterly

Report on Form 10-Q for the quarter ended April 30, 1996 (referred to as "4/30/96 10-Q"), and (xii) the Registrant's Current Report on Form 8-K dated May 31, 1996 (referred to as "8-K"). The exhibit number corresponds to the exhibit number in the referenced document.

  EXHIBIT
  NUMBER                                       DESCRIPTION OF EXHIBIT
- -----------       --------------------------------------------------------------------------------
   *2.1      --   Agreement  and Plan  of Reorganization,  between The  Maxim Group,  Inc., TMG-II
                  Merger, Inc. and Image Industries, Inc., dated as of May 31, 1996 (8-K).
   *3.1      --   Certificate of Incorporation of the Company (SB-2).
   *3.2      --   By-Laws of the Company (SB-2).
   *4.1      --   Specimen Certificate of Common Stock (SB-2 Amendment No. 2).
    5.1      --   Opinion of Smith, Gambrell & Russell regarding legality of shares.
    8.1      --   Opinion of Womble Carlyle Sandridge & Rice, PLLC regarding tax matters.
  *10.1      --   1993 Stock Option Plan (SB-2).
  *10.1.1    --   Amendment No. 1 to 1993 Stock Option Plan (1995 10-K).
   10.1.2    --   Amendment No. 2 to 1993 Stock Option Plan.
  *10.2      --   Employment Agreement dated  July 30, 1993  between the Company  and A.J.  Nassar
                  (SB-2).
  *10.3      --   Form of Franchise Membership Agreement (SB-2 Amendment No. 1, Exhibit 10.3.1).
  *10.6      --   Employment  Agreement dated  September 28, 1994  between GCO, Inc.  and Dicky W.
                  McAdams (1995 10-K).
  *10.18     --   Loan Agreement between the  Company, its subsidiaries  and First Union  National
                  Bank  of Georgia,  N.A. dated February  2, 1995 regarding  $21 million revolving loan and $900,000 term loan (1994 10-Q).
  *10.18.1   --   First Amendment dated March  31, 1995 to Loan  Agreement dated February 2,  1995 between  the Company, its subsidiaries and  First Union National Bank of Georgia
                  (1995 10-K).
  *10.18.2   --   Second Amendment dated June  15, 1995 to Loan  Agreement dated February 2,  1995 between  the Company, its subsidiaries and  First Union National Bank of Georgia
                  (1995 10-K).
  *10.18.3   --   Third Amendment  and Waiver  to Loan  Agreement dated  August 17,  1995 to  Loan
                  Agreement dated February 2, 1995 between the Company, its subsidiaries and First
                  Union National Bank of Georgia (S-3).
  *10.18.4   --   Fourth  Amendment to  Loan Agreement  dated October  27, 1995  to Loan Agreement dated February 2,  1995 between the  Company, its subsidiaries  and First  Union
                  National Bank of Georgia (9/30/95 10-Q).
  *10.18.5   --   Fifth  Amendment to  Loan Agreement  dated December  15, 1995  to Loan Agreement dated February 2,  1995 between the  Company, its subsidiaries  and First  Union
                  National Bank of Georgia (12/31/95 10-Q).
   10.19     --   Revolving  Credit Note dated December  15, 1995 to First  Union National Bank of
                  Georgia, N.A. in the principal amount of up to $23 million.
  *10.20     --   Term Note dated February 2, 1995 to  First Union National Bank of Georgia,  N.A.
                  in the principal amount of $900,000 (1994 10-Q).
  *10.21     --   Construction  Loan Agreement  dated March  9, 1995  between the  Company and its subsidiaries and  First  Union National  Bank  of Georgia  regarding  $4,000,000 mortgage loan (1995 10-K).

  EXHIBIT
  NUMBER                                       DESCRIPTION OF EXHIBIT
- -----------       --------------------------------------------------------------------------------
  *10.22     --   Lease  Agreement  dated  October  30, 1995  between  Kevodrew  Realty,  Inc. and
                  Kinnaird & Francke  Interiors, Inc.  for lease  of retail  space in  Louisville,
                  Kentucky (9/30/95 10-Q).
  *11.1      --   Statement  Regarding Computation  of Per Share  Earnings (1996  10-K and 4/30/96
                  10-Q).
   21.1      --   Subsidiaries of the Registrant.
   23.1      --   Consent of Arthur Andersen LLP.
   23.2      --   Consent of KPMG Peat Marwick LLP.
   23.3      --   Consent of KPMG Peat Marwick LLP.
   23.4      --   Consent of Deloitte & Touche LLP.
   23.5      --   Consent of Arthur Andersen LLP
   23.6      --   Consent of  Smith, Gambrell  &  Russell (contained  in  their opinion  filed  as
                  Exhibit 5.1 hereto).
   23.7      --   Consent  of Womble  Carlyle Sandridge &  Rice, PLLC (contained  in their opinion filed as Exhibit 8.1 hereto).
   23.8      --   Consent of Prudential Securities Incorporated.
   23.9      --   Consent of The Robinson Humphrey Company, Inc.
   24.1      --   Powers of Attorney.
   99.1      --   Form of Proxy Card of The Maxim Group, Inc.
   99.2      --   Form of Proxy Card of Image Industries, Inc.
   99.3      --   Opinion of Prudential  Securities Incorporated  (included as Appendix  B to  the
                  Proxy Statement/Prospectus).
   99.4      --   Opinion  of The Robinson-Humphrey  Company, Inc. (included as  Appendix C to the
                  Proxy Statement/Prospectus).

    (B)  CONSOLIDATED FINANCIAL STATEMENT SCHEDULES.

    The following consolidated financial statement schedule of the Registrant, together with the report of Arthur Andersen LLP and KPMG Peat Marwick LLP thereon, is incorporated by reference to the Registrant's Transition Report on Form 10-K for the ten months ended January 31, 1996:

       Schedule II -- Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because they are not applicable or the required information is included in the Registrant's Consolidated Financial Statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement:

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (g) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

       (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 19th day of July, 1996.

                                THE MAXIM GROUP, INC.

                                By:               /s/ A. J. NASSAR
                                      -----------------------------------------
                                                    A. J. Nassar
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------


                   /s/ A. J. NASSAR                     President, Chief Executive Officer and
     -------------------------------------------         Director (principal executive officer)   July 19, 1996
                     A. J. Nassar

                 /s/ THOMAS P. LEAHEY                   Executive Vice President, Finance and
     -------------------------------------------         Treasurer (principal financial           July 19, 1996
                   Thomas P. Leahey                      officer)

                  /s/ H. GENE HARPER                    Chief Financial Officer and Secretary
     -------------------------------------------         (principal accounting officer)           July 19, 1996
                    H. Gene Harper

                                                        Senior Executive Vice President and
     -------------------------------------------         Director                                 July   , 1996
                   James W. Inglis

                          *
     -------------------------------------------        Director                                  July 19, 1996
                  Richard A. Kaplan

                          *
     -------------------------------------------        Director                                  July 19, 1996
                   Dicky W. McAdams

                          *
     -------------------------------------------        Director                                  July 19, 1996
                    Ronald McSwain

                          *
     -------------------------------------------        Director                                  July 19, 1996
                   J. Michael Nixon

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                          *
     -------------------------------------------        Chairman of the Board                     July 19, 1996
                    M.B. Seretean

                          *
     -------------------------------------------        Director                                  July 19, 1996
                      Herb Wolk

*By:                  /s/ A. J. NASSAR
           --------------------------------------
      A.J. Nassar, as attorney-in-fact pursuant to
      powers of attorney filed as exhibits to this
      Registration Statement

                                 EXHIBIT INDEX

  EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER                                      DESCRIPTION OF EXHIBITS                                      PAGE NUMBER
- -----------  -----------------------------------------------------------------------------------------  -----------------
      5.1    Opinion of Smith, Gambrell & Russell regarding legality of shares........................
      8.1    Opinion of Womble Carlyle Sandridge & Rice, PLLC regarding tax matters...................
     10.1.2  Amendment No. 2 to 1993 Stock Option Plan................................................
     10.19   Revolving Credit Note dated December 15, 1995 to First Union National Bank of Georgia,
              N.A. in the principal amount of up to $23 million.......................................
     21.1    Subsidiaries of the Registrant...........................................................
     23.1    Consent of Arthur Andersen LLP...........................................................
     23.2    Consent of KPMG Peat Marwick LLP.........................................................
     23.3    Consent of KPMG Peat Marwick LLP.........................................................
     23.4    Consent of Deloitte & Touche LLP.........................................................
     23.5    Consent of Arthur Andersen LLP...........................................................
     23.8    Consent of Prudential Securities Incorporated............................................
     23.9    Consent of The Robinson Humphrey Company, Inc............................................
     24.1    Powers of Attorney.......................................................................
     99.1    Form of Proxy Card of The Maxim Group, Inc...............................................
     99.2    Form of Proxy Card of Image Industries, Inc..............................................